As filed with the Securities and Exchange Commission on December 7, 2015

Registration No. 333-204341

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AMTRUST FINANCIAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	6331	04-3106389
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

59 Maiden Lane, 43rd Floor

New York, NY 10038

(212) 220-7120

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Stephen B. Ungar, Esq.

Senior Vice President, General Counsel and Secretary

59 Maiden Lane, 43rd Floor

New York, NY 10038

(212) 220-7120

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Matthew C. Dallett Locke Lord LLP 111 Huntington Avenue Boston, Massachusetts 02199-7613 (617) 239-0100	Karen S. Fulton ARI Mutual Insurance Company 125 Pheasant Run Newtown, Pennsylvania 18940-3428 (609) 882-7500	Sunjeet S. Gill Stevens & Lee 485 Madison Avenue, 20th Floor New York, New York 10022 (212) 319-8500

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective and the satisfaction or waiver of all other conditions under the merger agreement described in this registration statement.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether each registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this proxy statement/prospectus is not complete and may be changed. These securities may not be sold nor may offers to buy be accepted until the registration statement filed with the Securities and Exchange Commission, of which this proxy statement/prospectus is a part, is declared effective. This proxy statement/prospectus is not an offer to sell and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY — SUBJECT TO COMPLETION — DATED DECEMBER 7, 2015

ARI MUTUAL INSURANCE COMPANY — AMTRUST FINANCIAL SERVICES, INC.

Dear Member:

You were on March 17, 2015, the holder of a policy of insurance issued by ARI Mutual Insurance Company (“ARI”). As a policyholder, you are also a member of ARI, which is currently organized as a mutual company.

We are sending the enclosed proxy statement/prospectus to members of ARI for two reasons:

(1)	Those members whose ARI insurance policy was in force on March 17, 2015, whether or not it has since expired, whom we call “Eligible Members,” are asked to approve and adopt a Plan of Conversion from Mutual Insurance Company to Stock Form (the “Plan”) and amended articles of incorporation, as described in detail in the proxy statement/prospectus.

(2)	All Eligible Members are hereby offered the opportunity to subscribe up to $32,200,000 in the aggregate for shares of common stock of AmTrust Financial Services, Inc. (“AmTrust”) for cash at a discount to the market price, subject to the effectiveness of the Plan, also as described in detail in the proxy statement/prospectus.

We are also providing the proxy statement/prospectus to the directors of ARI who are not employees of ARI (whom we call “Non-Employee Directors”), who have the right to subscribe for shares of AmTrust common stock if and to the extent that Eligible Members do not subscribe for the full $32,200,000.

ARI’s board of directors has approved the proposed Plan under which ARI will convert from a Pennsylvania mutual insurance company to a Pennsylvania stock insurance company, subject to approval by the Eligible Members (the “Conversion”). ARI has also entered into a Stock Purchase Agreement with AmTrust. Upon completion of the Conversion, (i) ARI will issue all of its authorized shares of capital stock to ARI HoldCo, Inc., a Delaware corporation (“HoldCo”), and become a wholly owned subsidiary of HoldCo, (ii) HoldCo will sell all of its authorized shares of capital stock to AmTrust, and (iii) AmTrust will issue shares of its common stock to those Eligible Members and Non-Employee Directors who subscribe in accordance with this proxy statement/prospectus.

Your subscription for AmTrust shares will only be effective if the Plan is approved at the Special Meeting.

Effect Upon Member Rights of ARI Members and Contract Rights of ARI Policyholders:

Policyholders of ARI currently have member rights in ARI, including the right to vote for election of ARI’s board of directors and, possibly, the right to share in the surplus, if any, of a solvent liquidation of ARI. Upon the Conversion, all member rights in ARI, whether provided by ARI’s articles of incorporation or bylaws or by Pennsylvania law, will be extinguished. All ARI policies will remain policies issued and backed by ARI, and all rights specified in such policies will remain unchanged. For more information, see “Summary of Rights of Policyholders of ARI in Their Capacity as such and as Members of ARI” in the proxy statement/prospectus.

Consummation of the Conversion requires approval by the Insurance Commissioner of the Commonwealth of Pennsylvania and the New Jersey Commissioner of Banking and Insurance. Such approvals will be contingent upon satisfaction of certain conditions, including adoption and approval of the Plan by the Eligible Members.

The Plan will be submitted to a vote at a Special Meeting of Members of ARI entitled to vote thereon to be held on [●], 2015, which we refer to as the “Special Meeting.” All Eligible Members are entitled to vote in person or by proxy at the Special Meeting.

After considering a variety of alternatives in connection with a strategic alternatives study, ARI’s board of directors believes the Plan is reasonable, fair and equitable to ARI’s members, who are its policyholders, and in the best interests of ARI. As set forth in more detail in this proxy statement/prospectus, ARI’s board expects that the Conversion will benefit ARI and its policyholders because it will provide ARI with potential access to a significant amount of additional capital, permit ARI to avail itself of AmTrust’s “A(XIII)” rating by A.M. Best Company, permit ARI to operate as a wholly-owned subsidiary of AmTrust or one of its insurance subsidiaries and serve as a platform for AmTrust’s specialty commercial auto business, permit ARI to continue to serve its specialty commercial auto insurance customers, permit ARI to maintain its “ARI” name, headquarters in Newtown, Pennsylvania and management team and provide opportunities for career advancement to ARI’s employees.

ARI’s board of directors unanimously recommends that the Eligible Members of ARI vote for adoption and approval of the Plan and the transactions contemplated therein.

We encourage you to read this information carefully. It describes the reasons why ARI’s board of directors and management have concluded that the Plan and the transactions contemplated by the Plan serve the best interests of ARI and its members. It also describes the terms of AmTrust’s discounted offering of common stock to ARI’s members and includes an order form to return if you wish to subscribe.

Eligible Members are cordially invited to attend the Special Meeting to vote on the Plan at that time. ARI is mailing proxy cards to Eligible Members in a separate envelope. Whether or not you plan to attend, please complete, sign and return the proxy card as soon as possible. Proxy cards must be received no later than 5:00 p.m., Eastern Time, on [●], 2015, in order to be counted as part of the vote at the Special Meeting.

On behalf of the boards of directors and management of ARI and of AmTrust, we urge you to support the proposed Conversion and to vote FOR each of the proposals to be considered at the Special Meeting.

If you need assistance with your proxy vote, or if you have any questions about the Plan or the Offering of AmTrust common stock, please contact representatives of AmTrust and ARI at ARISubscriptions@ari-ins.com or (609) 323-1086.

We appreciate and respect the confidence and trust you have placed in ARI, and we look forward to continue serving your insurance needs.

Sincerely,
Karen S. Fulton, President and Chief Executive Officer	Barry D. Zyskind, President and Chief Executive Officer
ARI Mutual Insurance Company	AmTrust Financial Services, Inc.

Adoption of the Plan and consummation of the Conversion will not have any effect on your insurance policy issued by ARI, which will continue to be the issuer of your policy. Your insurance coverage under the policy will continue in accordance with its terms and provisions. The Conversion will not affect your premium or coverage and will not result in cancellation or termination of your policy.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the transaction described in the accompanying proxy statement/prospectus or the securities to be issued pursuant to the subscription offering or determined that the proxy statement/prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The accompanying proxy statement/prospectus is dated [●], 2015. The proxy statement/prospectus and a proxy card for the Special Meeting are first being mailed to Eligible Members of ARI on or about [●], 2015.

ARI MUTUAL INSURANCE COMPANY

125 Pheasant Run, Newtown, Pennsylvania 18940-3428

Notice of Special Meeting of Members

To be held on [●], 2015

TO ELIGIBLE MEMBERS OF ARI MUTUAL INSURANCE COMPANY:

NOTICE IS HEREBY GIVEN THAT a Special Meeting of Members of ARI Mutual Insurance Company (“ARI”) will be held at the offices of ARI, at 125 Pheasant Run, Newtown, Pennsylvania, on [●], 2015 at 10:00 a.m., Eastern Time (the “Special Meeting”), for the following purposes:

1.	to consider and vote upon a proposal to adopt and approve the Plan of Conversion from Mutual Insurance Company to Stock Form (the “Plan”), pursuant to which ARI will convert from a Pennsylvania mutual insurance company to a Pennsylvania stock insurance company, and the other transactions contemplated therein. The Plan is set forth as Appendix A to the accompanying proxy statement/prospectus;

2.	to consider and vote upon a proposal to adopt the Amended and Restated Articles of Incorporation of ARI in the form set forth as Appendix B to the accompanying proxy statement/prospectus;

3.	to approve the adjournment of the Special Meeting for any purpose, including to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the proposals described above; and

4.	to consider and vote upon all other matters as may properly come before the meeting.

The proxy statement/prospectus accompanying this notice contains further information about the business to be transacted at the Special Meeting.

ARI’s board of directors is not aware of any other business to be presented for action at the Special Meeting. If any other matter properly comes before the Special Meeting, the persons named in the proxy card intend to vote on it in accordance with the judgment of management. Any action may be taken on the foregoing proposals at the Special Meeting on the date specified above, or on any date or dates to which the Special Meeting may be adjourned.

Only members whose ARI Mutual Insurance Company insurance policy was in force on March 17, 2015, the Record Date, whether or not it has since expired, are entitled to vote at the Special Meeting or any adjournments thereof.

By Order of the Board of Directors

J. Tucker Ericson, Secretary

Newtown, Pennsylvania

[●], 2015

ADDITIONAL INFORMATION

Voting Methods

Eligible Members may vote using one of the following methods:

Mail. Eligible Members will receive by separate mailing a proxy card to vote at the Special Meeting. You may vote by mail by completing, signing, dating and mailing the proxy card in the envelope included with the card.

In Person. You may come to the Special Meeting and cast your vote there. ARI’s board of directors recommends that you vote by proxy even if you plan to attend the Special Meeting. For directions to attend the meeting and vote in person, please contact representatives of ARI at the telephone number provided below.

To Subscribe for AmTrust Shares in the Offering

To subscribe for shares of AmTrust common stock at a discount, you must complete, sign and return the stock order form and Form W-9 provided with this proxy statement/prospectus.

Return the stock order form, the Form W-9 and your check, bank draft, money order or wire transfer for full payment of your subscription amount to the Subscription Agent, Sabr Group, at the address shown on the form, so that it is received no later than 5:00 p.m. Eastern Time on [●], 2015.

Please Note: A subscription accompanied by an uncertified check will not be accepted if the check has not cleared, for any reason, by 4:00 Eastern time on [●], 2015. If you are paying by uncertified check, please note that it could take five or more business days for the check to clear. Therefore, you are advised to send a cashier’s (bank) check, a bank draft, a certified personal check, a money order, or a wire transfer with your subscription.

About this Proxy Statement/Prospectus

This proxy statement/prospectus, which forms part of a registration statement on Form S-4 filed with the U.S. Securities and Exchange Commission (the “SEC”) by AmTrust, constitutes a prospectus of AmTrust under Section 5 of the Securities Act of 1933, as amended, with respect to the shares of AmTrust common stock to be offered to Eligible Members and Non-Employee Directors of ARI pursuant to the offering. This proxy statement/prospectus also constitutes a proxy statement and a notice of meeting with respect to the Special Meeting.

You should rely only on the information contained in or incorporated by reference into this proxy statement/prospectus. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this proxy statement/prospectus. This proxy statement/prospectus is dated [●], 2015. You should not assume that the information contained in this proxy statement/prospectus is accurate as of any date other than that date. You should not assume that the information incorporated by reference into this proxy statement/prospectus is accurate as of any date other than the date of the incorporated document. Neither our mailing of this proxy statement/prospectus to Eligible Members and to Non-Employee Directors of ARI nor the issuance by AmTrust of shares of common stock pursuant to the offering will create any implication to the contrary.

Unless otherwise indicated or the context otherwise requires, as used in this proxy statement/prospectus:

(i)	references to “HoldCo” are to ARI HoldCo, Inc., a Delaware corporation;

(ii)	references to “ARI” are to ARI Mutual Insurance Company, a Pennsylvania mutual insurance company;

(iii)	references to “AmTrust” are to AmTrust Financial Services, Inc., a Delaware corporation;

(iv)	“we” refers to ARI and AmTrust together;

(v)	references to the “Plan of Conversion” or the “Plan” are to the Plan of Conversion from Mutual Insurance Company to Stock Form adopted by ARI’s board of directors on March 17, 2015, providing for the demutualization of ARI and the sale of its newly-authorized shares of common stock to HoldCo, which will sell all of its authorized capital stock to AmTrust pursuant to the Stock Purchase Agreement, which we refer to together as the “Conversion”;

(vi)	references to the “Stock Purchase Agreement” are to the Stock Purchase Agreement dated as of March 17, 2015, as amended November 25, 2015, between ARI and AmTrust;

(vii)	references to the “Offering” are to the offering of shares of AmTrust’s common stock described herein;

(viii)	references to “Eligible Members” are to those ARI members who held an in-force ARI policy on March 17, 2015 (the Record Date for the Special Meeting), whether or not it has since expired. Eligible Members are entitled to vote on the Plan of Conversion at the Special Meeting;

(ix)	references to “Non-Employee Directors” are to those members of ARI’s board of directors who are not ARI employees; and

(x)	references to the “Pennsylvania Order” are to the Decision and Order, dated November 6, 2015, of the Insurance Commissioner of the Commonwealth of Pennsylvania approving the Conversion and the change of control of ARI.

Copies of the Plan, the proposed Amended and Restated Articles of Incorporation of ARI (which we refer to as the “Amended Charter”), the Stock Purchase Agreement and its amendment and the Pennsylvania Order are included as Appendices A, B, C, D and F, respectively, to this proxy statement/prospectus.

AmTrust’s common stock is listed on the Nasdaq Global Select Market under the symbol “AFSI.”

Investing in AmTrust’s common stock involves risk. See “Risk Factors” beginning on page 14 of this proxy statement/prospectus.

THIS PROXY STATEMENT/PROSPECTUS INCORPORATES ADDITIONAL INFORMATION

This proxy statement/prospectus incorporates important business and financial information about AmTrust from other documents filed with the SEC that are not included in or delivered with this proxy statement/prospectus. For a listing of the documents incorporated by reference into this proxy statement/prospectus, see “Where You Can Find More Information” beginning on page 61.

You may obtain documents incorporated by reference into this proxy statement/prospectus, without charge, by requesting them in writing or by telephone from AmTrust at the following address or telephone number:

Stephen B. Ungar, Esq.

Senior Vice President, General Counsel and Secretary

AmTrust Financial Services, Inc.

59 Maiden Lane, 43rd Floor

New York, NY 10038

Telephone Number: (212) 220-7120

If you would like to request any documents, you must do so by [●], 2015 in order to receive them before the Expiration Date of the Offering.

FOR MORE INFORMATION

You can reach representatives of ARI by telephone at (609) 323-1086 or by email at ARISubscriptions@ari-ins.com with questions about the Special Meeting.

(i)

(ii)

QUESTIONS & ANSWERS ABOUT THE TRANSACTION AND THE SPECIAL MEETING

The following is intended to address briefly some questions that you may have about the transactions described in this proxy statement/prospectus or the Special Meeting. It may not address all questions that may be important to you. To better understand these matters, and for a description of the applicable legal terms, you should carefully read this entire proxy statement/prospectus, including the appendices.

Who is ARI?

ARI is a Pennsylvania mutual insurance company that is principally engaged in the specialty commercial auto insurance business in the states of New Jersey, Pennsylvania, Maryland and Virginia. ARI is also licensed to write insurance in Delaware. You may find more information about ARI in “Information about ARI” on page 55 of this proxy statement/prospectus, as well as in the sources referred to in “Where You Can Find More Information” on page 61.

Who are ARI’s members?

Because ARI is a mutual company, it does not have stockholders. ARI “members” are those persons who, at any given time, hold an in-force insurance policy issued by ARI. The rights of members, as such, are described in “Summary of Rights of Policyholders of ARI in their Capacity as Such” on page 60 of this proxy statement/prospectus.

Who is AmTrust?

AmTrust is a Delaware stock insurance holding company whose stock is publicly traded and listed on the NASDAQ Global Select Market. AmTrust underwrites and provides property and casualty insurance in the United States and internationally to niche customer groups that it believes are generally underserved within the broader insurance market.

What are the anticipated benefits of the conversion to the policyholders of ARI?

If the Conversion is consummated, ARI’s board of directors expects that ARI’s members — who are policyholders of ARI — will realize a number of benefits. In addition to the opportunity Eligible Members have to buy shares of AmTrust common stock at a discount, these benefits include, but are not limited to, remaining a policyholder of a company with:

•	the ability to further the interests of its specialty commercial auto customers by continuing to be able to offer insurance products and services sensitive to their needs;

•	a higher A.M. Best Company (“A.M. Best”) Financial Strength Rating and Financial Size Category — AmTrust has an “A(XIII)” A.M. Best rating;

•	greater diversification of overall risk due to diversification of business lines and geography;

•	potential access to a significant amount of additional capital;

•	increased size and scale; and

•	opportunity for improved earnings through cost savings.

When and where will the Special Meeting take place?

The Special Meeting will be held at the corporate headquarters of ARI located at 125 Pheasant Run, Newtown, Pennsylvania, on [●], 2015, at 10:00 a.m., Eastern Time, which we refer to as the “Special Meeting Date.”

What matters will be considered at the Special Meeting?

At the Special Meeting, the Eligible Members of ARI will be asked to consider and vote on proposals to (1) adopt and approve the Plan, a copy of which is attached as Appendix A to this proxy statement/prospectus, (2) adopt the Amended Charter, a copy of which is included as Appendix B to this proxy statement/prospectus, (3) to approve the adjournment of the Special Meeting for any purpose, including to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the proposals described above, and (4) transact such other business as may properly come before the Special Meeting. ARI’s board of directors does not intend to bring any other matters before the Special Meeting, and ARI does not know of any additional matters to be brought before the Special Meeting by others. If any other matters properly come before the Special Meeting and authorization is given on an Eligible Member’s proxy, it is the intention of the persons named in the proxy to vote such proxy in accordance with their best judgment.

What will happen to ARI as a result of the Conversion?

If all conditions set forth in the Plan and the Stock Purchase Agreement are met, including receipt of the approval by the Eligible Members at the Special Meeting, (i) ARI will convert from mutual to stock form, (ii) ARI will issue all of its authorized shares of capital stock to HoldCo and become a wholly owned subsidiary of HoldCo, and (iii) HoldCo will issue all of its authorized shares of capital stock to AmTrust for an aggregate purchase price of between $23,800,000 and $32,200,000, becoming a wholly-owned subsidiary of AmTrust. This will have no impact on the organizational functioning of ARI. If the Offering proceeds are less than $23,800,000, AmTrust expects to fund the remainder of the HoldCo Stock Purchase Price from its other resources, which may include drawing on its existing credit facility.

What will be the effect upon member rights of ARI members?

Policyholders of ARI currently have member rights in ARI, including the right to vote for election of ARI’s board of directors. Following the consummation of the Conversion, all member rights in ARI will be extinguished, including the right to vote for the election of directors of ARI, whether provided by ARI’s articles of incorporation or bylaws or Pennsylvania law.

Will the Conversion of ARI have any impact on my in-force insurance policy issued by ARI?

None. Following the Conversion, all ARI policies will remain policies issued and backed by ARI and policyholders of ARI will continue to enjoy all contract rights under their respective ARI insurance contracts. ARI will become an indirect, wholly-owned subsidiary of AmTrust, which may provide ARI additional financial support, making ARI a stronger company than it is as a standalone company. The Conversion will not result in any change in existing coverage or services provided to policyholders of ARI.

How is the per share purchase price for AmTrust shares calculated in the Offering?

AmTrust will sell the shares offered hereby at a discount to the volume-weighted average trading price of a share of its common stock, as reported on the NASDAQ Global Select Market, for the 10 trading-day period ending on the trading day before the date of the Special Meeting (the “10-day VWAP”). The size of the discount per share and the number of shares purchased in this offering will depend on the amount subscribed and the market price of AmTrust’s common stock during the relevant period. The discount per share will be fixed between approximately 12.5% and 20% of the 10-day VWAP. The aggregate discount for all shares sold will not exceed $3,750,000.

When will the per share purchase price for AmTrust shares be calculated?

The price will be calculated after the close of trading on the business day before the Special Meeting Date. Following the adjournment of the Special Meeting, AmTrust will announce the results of the Offering, including the total amount of subscriptions received, the 10-day VWAP, the discount, the purchase price per share, and the number of shares issued in the Offering.

Who is entitled to vote at the Special Meeting?

Members of ARI who held an insurance policy issued by ARI that was in force on March 17, 2015, whether or not it has since expired are entitled to notice of, and to vote at, the Special Meeting.

What constitutes a quorum for purposes of the Special Meeting?

Ten Eligible Members present in person or by valid proxy at the Special Meeting will constitute a quorum. If there are not sufficient votes at the Special Meeting to adopt the Plan and the Amended Charter, ARI expects to adjourn the Special Meeting to solicit additional proxies and intends to vote any proxies it has received at the time of the Special Meeting in favor of an adjournment.

How many votes will I have at the Special Meeting?

The voting rights of ARI members with respect to the adoption of the Plan and the Amended Charter are governed by applicable Pennsylvania law and ARI’s articles of incorporation and bylaws. Each Eligible Member is entitled, in accordance with ARI’s bylaws, to one vote even if the member owns multiple policies. Each Eligible Member will retain such voting rights regardless of any change in status of any policy between March 17, 2015 and the date of the Special Meeting.

What vote is required to adopt the Plan at the Special Meeting?

The adoption of the Plan requires the affirmative vote of not less than two-thirds of the votes cast by Eligible Members. This means that as long as a quorum is achieved, only the votes of those Eligible Members who vote will be counted to determine if the Plan is adopted. If you do not attend the meeting, or you attend and do not vote, your abstention will not have an impact on whether or not the Plan is adopted. Approval of the Amended Charter is a condition to the effectiveness of the Plan.

What vote is required to adopt the Amended Charter at the Special Meeting?

The adoption of the Amended Charter requires the affirmative vote of not less than two thirds of the votes cast by Eligible Members. This means that as long as a quorum is achieved, only the votes of those Eligible Members who vote will be counted to determine if the Amended Charter is adopted. If you do not attend the meeting, or you attend and do not vote, your abstention will not have an impact on whether or not the Amended Charter is adopted.

How does ARI’s Board of Directors recommend I vote?

ARI’s board of directors recommends that you vote “FOR” the proposal to adopt and approve the Plan and “FOR” the proposal to adopt and approve the Amended Charter.

Can I cast my votes at the Special Meeting by submitting a proxy?

Yes. An Eligible Member can participate in the Special Meeting by proxy — by filling out and returning to ARI the proxy card that is being sent to you in a separate envelope. Any properly executed proxy cards received before the Special Meeting and not duly and timely revoked will be voted at the Special Meeting in accordance with the instructions indicated on such proxies. If no instructions are given on properly executed proxies received by ARI, such proxies will be voted at the Special Meeting “FOR” the adoption of the Plan and “FOR” the approval of the Amended Charter. If conflicting instructions are given on a proxy, such proxy will not be counted as a vote cast “FOR” or “AGAINST” such approvals and adoptions.

What other ways can I vote?

You can attend the Special Meeting in person and cast your vote by ballot.

Can I change my vote or revoke my proxy after I return my proxy card?

Yes. Any proxy may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by: (i) filing with the Corporate Secretary of ARI, at or before the taking of the vote at the Special Meeting, a written notice of revocation bearing a later date than the proxy; (ii) duly executing and delivering a later dated proxy by mail (delivering it to the Corporate Secretary of ARI before the Special Meeting, or any adjournments, postponements, rescheduling or continuations thereof); or (iii) attending the Special Meeting and voting in person (attendance at the Special Meeting will not in and of itself constitute the revocation of a proxy). Any written notice of revocation or subsequent proxy must be sent to and received by ARI at 125 Pheasant Run, Newtown, PA 18940-3428, Attention: J. Tucker Ericson, Corporate Secretary, or hand delivered to the Corporate Secretary of ARI before the Special Meeting. ARI members may obtain a new proxy by submitting a request to the Corporate Secretary at the address above or by contacting representatives of ARI at the telephone number or email address provided below.

How can I find out more information about the Special Meeting and the Offering?

You can contact representatives of AmTrust and ARI by telephone at (609) 323-1086 or by email at ARISubscriptions@ari-ins.com. Representatives of ARI will respond to telephone inquiries from members regarding their vote in connection with the Special Meeting. Representatives of AmTrust will also respond to telephone inquiries from members regarding the Offering.

SUMMARY

This summary highlights selected information contained in this proxy statement/prospectus and may not contain all the information that is important to you. We urge you to read this proxy statement/prospectus carefully and in its entirety, as well as the appendices. For additional important information regarding ARI and AmTrust, see “Where You Can Find More Information” beginning on page 61.

The Companies

ARI and its Subsidiaries

ARI is a Pennsylvania mutual insurance company, which redomesticated to Pennsylvania in July 2014. Before such redomestication, ARI was a New Jersey mutual insurance company. ARI is principally engaged in the specialty commercial auto insurance business in the states of New Jersey, Pennsylvania, Maryland and Virginia, but substantially all of its policies are written in New Jersey. ARI is also licensed to write insurance in Delaware. ARI has a wholly-owned subsidiary, ARI Casualty Company, a New Jersey stock insurer (“ARI Casualty”). ARI Casualty ceased writing new insurance policies in 2011 and is inactive. ARI provides specialty commercial automobile policies, primarily to owner/operators and non-fleet customers. Business is produced through a network of approximately 265 independent agencies and brokers. See “Information about ARI” on page 55 for more information.

ARI’s principal executive office is located at 125 Pheasant Run, Newtown, Pennsylvania 18940-3428, and its telephone number at that address is (609) 882-7500.

AmTrust and its Subsidiaries

AmTrust is a Delaware stock insurance holding company whose common stock is publicly traded and listed on the NASDAQ Global Select Market. AmTrust underwrites and provides property and casualty insurance products in the United States and internationally to niche customer groups that it believes are generally underserved within the broader insurance market. AmTrust manages its operations through three segments: Small Commercial Business, Specialty Risk and Extended Warranty and Specialty Program. If the Conversion is completed, ARI will become an indirect, wholly-owned subsidiary of AmTrust and will operate within one of AmTrust’s three business segments.

AmTrust’s product mix includes, primarily, workers’ compensation, extended warranty and other commercial property/casualty insurance products. Its workers’ compensation and property/casualty insurance policyholders in the United States are generally small and middle market businesses. AmTrust’s extended warranty customers are manufacturers, distributors and retailers of commercial and consumer products. AmTrust has also built a strong and growing distribution of extended warranty and specialty risk products, including liability and other property/casualty products, in Europe. The majority of its products are sold through independent third-party brokers, agents, retailers or administrators. See “Information about AmTrust” on page 54 for more information.

AmTrust’s principal executive office is located at 59 Maiden Lane, 43rd Floor, New York, New York 10038, and its telephone number at that address is (212) 220-7120.

AmTrust Selected Historical Financial Data

The following tables set forth selected historical consolidated financial data and operating information of AmTrust for the periods ended and as of the dates indicated, which have been derived from AmTrust’s audited consolidated financial statements and interim condensed consolidated financial statements (unaudited). These historical data provide only a summary and are not necessarily indicative of results to be expected from any future period. You should read them together with the audited consolidated financial statements and notes thereto, interim condensed consolidated financial statements (unaudited) , other financial information and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in AmTrust’s Annual Report on Form 10-K for the year ended December 31, 2014 and 10-Q for the period ended September 30, 2015, and other information that AmTrust has filed with the SEC and incorporated by reference into this proxy statement/prospectus. See “Where You Can Find More Information” on page 61.

	Nine Months Ended September 30,		Year Ended December 31,
	2015	2014	2014	2013	2012	2011	2010
	(Amounts in Thousands)
Selected Income Statement Data (1)
Gross written premium	$5,190,338	$4,628,317	$6,087,965	$4,116,911	$2,749,326	$2,150,472	$1,560,822
Ceded gross written premium	(1,995,445)	(1,570,170)	(2,131,347)	(1,551,238)	(1,101,289)	(873,875)	(733,596)

Net written premium	$3,194,893	$3,058,147	$3,956,618	$2,565,673	$1,648,037	$1,276,597	$827,226
Change in unearned premium	(231,138)	(439,746)	(430,054)	(299,683)	(229,185)	(239,736)	(81,567)

Net earned premium	$2,963,755	$2,618,401	$3,526,564	$2,265,990	$1,418,852	$1,036,861	$745,659
Service and fee income	346,766	308,083	409,743	331,559	172,174	108,660	62,067
Net investment income	111,281	95,673	131,601	84,819	68,167	55,515	50,517
Net realized and unrealized gain on investments	30,693	14,431	16,423	15,527	8,981	2,768	5,953

Total revenues	$3,452,495	$3,036,588	$4,084,331	$2,697,895	$1,668,174	$1,203,804	$864,196
Loss and loss adjustment expense	1,961,362	1,755,155	2,342,619	1,517,361	922,675	678,333	471,481
Acquisition costs and other underwriting expenses (2)	728,402	620,181	856,923	533,162	356,005	271,367	157,711
Other (3)	313,487	278,672	436,350	291,617	177,709	117,090	56,403

Total expenses	$3,003,251	$2,654,008	$3,635,892	$2,342,140	$1,456,389	$1,066,790	$685,595

Income before other income (expense), income taxes and equity in earnings of unconsolidated subsidiaries	$449,244	$382,580	$448,439	$355,755	$211,785	$137,014	$178,601
Other income (expense):
Interest expense	(32,763)	(35,885)	(45,857)	(34,691)	(28,508)	(16,079)	(12,902)
Loss on extinguishment of debt	(5,271)	—	(9,831)	—	—	—	—
Gain (loss) on investment in life settlement contracts, net of profit commission	19,085	(5,180)	12,306	3,800	13,822	46,892	11,855
Foreign currency gain (loss)	17,355	25,826	60,245	(6,533)	(242)	(2,418)	684
Gain on acquisition	5,826	—	—	48,715	—	5,850	—
Gain on sale of subsidiary	—	6,631	6,631	—	—	—	—

Total other (expense) income	$4,232	$(8,608)	$23,494	$11,291	$(14,928)	$34,245	$(363)

Income before income taxes and equity in earnings of unconsolidated subsidiaries	$453,476	$373,972	$471,933	$367,046	$196,857	$171,259	$178,238
Provision (benefit) for income taxes	38,635	37,746	53,686	98,019	21,292	(15,023)	53,890

Income before equity in earnings of unconsolidated subsidiaries	414,841	336,226	418,247	269,027	175,565	186,282	124,348
Equity in earnings of unconsolidated subsidiaries-related parties	23,048	26,847	28,351	11,566	9,295	4,882	23,226

Net income	437,889	363,073	446,598	280,593	184,860	191,164	147,574
Non-controlling interest and redeemable non-controlling interest	(6,940)	7,029	416	1,633	(6,873)	(20,730)	(5,109)

Net income attributable to AmTrust Financial Services, Inc.	430,949	370,102	447,014	282,226	177,987	170,434	142,456
Dividends on preferred stock	(22,797)	(7,387)	(12,738)	(3,989)	—	—	—

Net income attributable to AmTrust common stockholders	$408,152	$362,715	$434,276	$278,237	$177,987	$170,434	$142,465

	Nine Months Ended September 30,		Year Ended December 31,
	2015	2014	2014	2013	2012	2011	2010
	(Amounts in Thousands, Except Percentages and per Share Data)
Per Share Data
Basic Income Per Share:
Net income allocated to AmTrust Financial Services, Inc. common stockholders — basic	$4.96	$4.84	$5.78	$3.75	$2.42	$2.34	$1.97

Basic weighted average common shares outstanding	82,019	74,691	74,933	74,163	73,269	72,685	72,302

Diluted Income Per Share:
Net income allocated to AmTrust Financial Services, Inc. common stockholders — diluted	$4.86	$4.57	$5.45	$3.56	$2.34	$2.29	$1.95

Diluted weighted average common shares outstanding	83,746	79,085	79,517	77,984	75,620	74,431	73,194

Dividend declared per common share	$0.80	$0.60	$0.85	$0.56	$0.39	$0.34	$0.29

Selected Insurance Ratios and Operating Information
Net loss ratio (4)	66.2%	67.0%	66.4%	67.0%	65.0%	65.4%	63.2%
Net expense ratio (5)	24.6%	23.7%	24.3%	23.5%	25.1%	26.2%	22.1%
Net combined ratio (6)	90.8%	90.7%	90.7%	90.5%	90.1%	91.6%	85.3%
Return on common equity (7)	28.1%	32.1%	28.4%	22.5%	17.5%	21.2%	22.2%

	As of September 30,	As of December 31,
	2015	2014	2013	2012	2011	2010
	(Amounts in Thousands)
Selected Balance Sheet Data (1)
Cash, cash equivalents and restricted cash	$1,167,703	$1,088,975	$930,461	$493,132	$429,951	$201,949
Investments	5,523,880	4,575,881	3,657,309	2,203,270	1,656,687	1,357,012
Reinsurance recoverable	2,951,764	2,440,627	1,929,848	1,318,395	1,098,569	775,432
Premiums receivable, net	2,322,422	1,851,682	1,593,975	1,251,262	932,992	727,561
Goodwill and intangibles assets	863,133	667,681	665,393	532,839	392,455	204,139
Total assets	16,952,439	13,847,368	11,279,126	7,436,511	5,762,419	4,205,741
Reserves for loss and loss adjustment expense	6,694,036	5,664,205	4,368,234	2,426,400	1,879,175	1,263,537
Unearned premiums	4,134,048	3,447,203	2,680,982	1,773,593	1,366,170	1,024,965
Deferred income tax liability	—	106,363	274,519	264,032	148,297	33,171
Revolving credit facility	130,000	120,000	—	—	—	—
Notes payable	250,000	250,000	250,000	—	—	6,667
2.75% Convertible senior notes due 2044	161,706	157,679	—	—	—	—
5.50% Convertible senior notes due 2021	5,163	56,745	164,218	161,218	138,506	—
7.25% Subordinated notes due 2055	150,000	—	—	—	—	—
7.50% Subordinated notes due 2055	135,000	—	—	—	—	—
Junior subordinated debt	123,714	123,714	123,714	123,714	123,714	123,714
Common stock, preferred stock and additional paid in capital less treasury stock	1,387,059	1,026,163	864,173	468,226	282,805	249,086
Total AmTrust Financial Services, Inc. equity	2,622,706	2,037,020	1,441,005	1,144,121	890,563	716,514

(1)	Results for a number of periods were affected by AmTrust’s various acquisitions from 2010 to September 30, 2015.
(2)	Acquisition costs and other underwriting expenses include policy acquisition expenses, commissions paid directly to producers, premium taxes and assessments, salary and benefits and other insurance general and administrative expenses which represent other costs that are directly attributable to insurance activities. These costs and expenses are reduced by ceding commission earned through external reinsurance agreements.
(3)	Other operating expenses include non-cash amortization of tangible and intangible assets, goodwill impairment and non-insurance revenue generating activities in which we engage.
(4)	Net loss ratio is calculated by dividing the loss and loss adjustment expense by net premiums earned.
(5)	Net expense ratio is calculated by dividing the total of acquisition costs and other underwriting expenses by net premiums earned.
(6)	Net combined ratio is calculated by adding net loss ratio and net expense ratio together.
(7)	Return on common equity is calculated by dividing net income by the average common stockholders’ equity for the period.

AmTrust Historical Per Share and Dividend Data

The following table sets forth AmTrust’s historical book value per share as of December 31, 2014, and its cash dividends declared per common share, basic earnings per common share and diluted earnings per common share for the year ended December 31, 2014.

	Historical Book Value Per Share	Cash Dividends Declared	Basic EPS	Diluted EPS
As of and for the year ended December 31, 2014	$22.34	$0.85	$5.78	$5.45

The Conversion

In accordance with the Plan and the Pennsylvania Insurance Company Mutual-to-Stock Conversion Act, 40 P.S. Section 911-A, et seq (the “Pennsylvania Conversion Act”), ARI has obtained an appraisal of the pro forma fair market value of ARI as converted to a stock corporation from Feldman Financial Advisors, Inc. (“Feldman”), an independent consulting firm experienced in the valuation of insurance companies. Feldman has determined, as of March 31, 2015, that the pro forma fair market value of ARI, as converted, is between $23,800,000 (the “Minimum of the Valuation Range”) and $32,200,000 (the “Maximum of the Valuation Range”). An update was obtained from Feldman as of August 20, 2015. For more information regarding the appraisals, see “The Plan of Conversion—Appraisal of ARI” beginning on page 23.

Pursuant to the Plan, the Stock Purchase Agreement, and the Pennsylvania Conversion Act, after approval by the Eligible Members:

(i) ARI will file the Amended Charter with the Secretary of the Commonwealth of Pennsylvania, thereby converting from mutual to stock form,

(ii) ARI will issue all of its authorized shares of capital stock to HoldCo and become a wholly owned subsidiary of HoldCo,

(iii) HoldCo will sell all of its shares of authorized capital stock to AmTrust at a price equal to the greater of the gross proceeds received by AmTrust in the Offering and the Minimum of the Valuation Range and become a wholly owned subsidiary of AmTrust, and

(iv) AmTrust will issue shares of its common stock to the Eligible Members and Non-Employee Directors subscribing in the Offering.

The Plan is included as Appendix A to this proxy statement/prospectus and is described under “The Plan of Conversion” on page 17. Approval of the Plan by the Eligible Members effectively approves all of the transactions contemplated therein; provided that the Conversion is contingent on the separate approval of the Amended Charter, which is set forth in Appendix B hereto. Following effectiveness of the Conversion, which we refer to as the “Effective Time,” ARI will continue its operations as a separate insurance subsidiary of AmTrust, availing itself of AmTrust’s “A(XIII)” rating by A.M. Best Company, and the policyholders of ARI will remain policyholders of ARI.

Effect Upon Member Rights of ARI Members and Contract Rights of ARI Policyholders

Policyholders of ARI currently enjoy member rights in ARI, including the right to vote for election of ARI’s board of directors and, possibly, the right to share in the surplus (if any) of a solvent liquidation of ARI. Following the consummation of the Conversion, all member rights in ARI, whether provided by ARI’s articles of incorporation or bylaws or Pennsylvania law, will be extinguished.

All ARI policies will remain policies issued and backed by ARI, and all rights specified in such policies will remain unchanged. See “The Plan of Conversion — Rights as a Member of ARI Following Conversion” on page 37 of this proxy statement/prospectus.

The Stock Purchase Agreement

Pursuant to the Stock Purchase Agreement, AmTrust will purchase all of the authorized shares of capital stock of HoldCo at a purchase price equal to the greater of the gross proceeds received by AmTrust in the Offering and the Minimum of the Valuation Range. For a detailed description of the terms of the Stock Purchase Agreement, see “The Stock Purchase Agreement” on page 38 of this proxy statement/prospectus.

The Offering

Shares Offered	AmTrust is offering shares of its common stock with aggregate gross sale proceeds of up to $32,200,000 to the Eligible Members of ARI on a preferential basis and, if and to the extent the Eligible Members do not subscribe for the maximum offered amount, to the Non-Employee Directors of ARI. There is no minimum number of shares that AmTrust must sell in the Offering, and the number of shares sold will vary depending on the proceeds received and the purchase price per share.

Determination of the Purchase Price	The purchase price of such shares will be at a discount from the volume weighted average trading price of a share of AmTrust common stock, as reported on the NASDAQ Global Select Market, for the 10 trading-day period ending on the trading day before the Special Meeting Date (the “Pricing Date”). The size of the discount and the number of shares purchased in the Offering will depend on the amount subscribed and the market price of AmTrust’s common stock during the relevant period. The discount per share will be 20% if the proceeds are $4,025,000 or less and will decrease in a linear fashion with greater proceeds to approximately 10.43% if the gross proceeds equal $32,200,000. The aggregate discount for all shares sold will not exceed $3,750,000. The manner of calculating the discount is described in “The Offering — Purchase Price” on page 44 of this proxy statement/prospectus.

Limitations on Subscriptions	To the extent that shares of AmTrust common stock are available, the minimum subscription amount for any person is the lesser of (i) the aggregate purchase price of 25 shares in the Offering and (ii) $500. The maximum amount for which any Eligible Member may subscribe in the Offering is $100,000 and the maximum amount for which any Non-Employee Director may subscribe in the Offering is $50,000, irrespective of any different capacities in which such person subscribes. These limitations and the participation of the Non-Employee Directors, who are subject to certain additional limitations, are described in “The Offering — Limitations on Subscriptions and Purchases of Common Stock” on page 47 of this proxy statement/prospectus.

Procedure for Subscription

Subscriptions must be made by completing and returning the signed stock order form provided with this proxy statement/prospectus and providing a check, bank draft, money order or wire transfer in payment of the subscription amount, to AmTrust’s subscription agent, Sabr Group, before the Expiration Date referred to below. However, subscriptions will not be accepted if the related check or money order does not clear by 4:00 p.m., Eastern Time, on the Pricing Date, irrespective of the reason. Uncertified personal checks may take five days or more to clear. Therefore, you are advised to send a cashier’s (bank) check, certified personal check or wire transfer with your stock order form. An Eligible Member may not transfer the Eligible Member’s right to subscribe in the Offering to any person. For more information, see “The Offering” on page 43 of this proxy statement/prospectus. Once tendered, subscriptions cannot be modified or revoked without AmTrust’s consent.

Expiration of the Offering	The “Expiration Date,” when the Offering will expire, is 5:00 p.m. Eastern Time on [●], 2015, or such later date as AmTrust and ARI agree. The number of shares to be issued to each person whose subscription is accepted will be determined as soon as practicable after the Pricing Date.

Delivery of Shares	Shares purchased in the Offering will be issued in book-entry form in the Direct Registration System as soon as practicable after the closing of the Offering. No physical stock certificates will be issued for shares purchased in the Offering. See “The Offering — Delivery of Common Stock” on page 49 for more information.

Price Protection	AmTrust has agreed to repurchase from any subscriber in the Offering all, but not less than all, of the specific shares of AmTrust common stock acquired by such subscriber in the Offering for an amount equal to the subscription price; provided that the subscriber makes a written request to AmTrust as specified in the instructions to the stock order form within sixty (60) days following the Closing Date (three hundred seventy-five (375) days in the case of a Non-Employee Director). See “The Stock Purchase Agreement — Additional Obligations of the Parties” on page 39 for more information.

The closing market price of a share of AmTrust common stock on March 17, 2015 (the date preceding public announcement of the proposed transaction) was $56.21. The closing market price on December 4, 2015 was $63.91.

Special Meeting of Members

ARI will hold its Special Meeting of Members on [●], 2015 at 10:00 a.m., Eastern Time, at the offices of ARI, at 125 Pheasant Run, Newtown, Pennsylvania. At the Special Meeting, Eligible Members will be asked to consider and vote upon proposals to adopt and approve the Plan and adopt and approve the Amended Charter, and to consider and vote upon any other matters that may properly come before the meeting.

If, based on ARI’s records, you are listed as a policyholder of ARI as of the close of business on the Record Date, you will be entitled to one vote on each matter properly presented for a vote at the Special Meeting, including the proposal to adopt and approve the Plan and the proposal to adopt and approve the Amended Charter. Even if an Eligible Member owns multiple policies, such member will still receive only one proxy card and will be entitled to only one vote. Each Eligible Member shall be entitled to vote either in person by ballot at the Special Meeting or by proxy. The affirmative vote of at least two-thirds of the votes cast by Eligible Members present in person or by valid proxy at the Special Meeting is required to adopt and approve each of the Plan and the Amended Charter. Proxies must be received by 5:00 p.m., Eastern Time, on [●], 2015 in order to be counted. Ten Eligible Members present in person or by valid proxy will constitute a quorum at the Special Meeting.

For detailed information about the Special Meeting and the proposals to be voted on, see “The ARI Special Meeting” beginning on page 42.

Recommendation of the ARI Board of Directors

Reasons for the Plan of Conversion

ARI’s board of directors approved the sponsored subscription rights conversion with AmTrust because (a) ARI’s Eligible Members will have an opportunity to acquire AmTrust common stock at a discount; and (b) ARI and its policyholders will benefit from ARI’s potential access to a significant amount of additional capital, receiving AmTrust’s “A(XIII)” rating by A.M. Best Company, operating as a wholly-owned subsidiary of AmTrust or one of its insurance subsidiaries and serving as a platform for AmTrust’s specialty commercial auto business, which will permit ARI to continue to serve its specialty auto insurance customers and to maintain its “ARI” name, headquarters in Newtown, Pennsylvania and management team and providing ARI employees with opportunities for career advancement. You can find more information about ARI’s reasons for the Conversion in “The Plan of Conversion — Background of the Plan of Conversion” at page 17 of this prospectus/proxy statement.

AmTrust’s decision to acquire ARI is part of AmTrust’s strategy of achieving growth through the acquisition of strategic partners in underserved niche markets. ARI’s policyholders, generally, are smaller businesses that fit well with AmTrust’s model, and AmTrust believes that ARI’s experienced and proven management team is the right partner to enable AmTrust to expand its business in specialty commercial auto. With AmTrust’s support, AmTrust expects that ARI will achieve greater profitability while fulfilling its mission and expanding its business. You can find more information about AmTrust’s reasons for the Conversion in “The Plan of Conversion — AmTrust’s Reasons for the Transaction” at page 34 of this prospectus/proxy statement.

Opinion of Financial Advisor

ARI’s board of directors, at its meeting on March 17, 2015, received an oral opinion of Griffin Financial Group, LLC (“Griffin”), ARI’s financial advisor, that, based upon certain analyses and studies Griffin performed and subject to the factors, assumptions and caveats stated in that opinion and in its written opinion, the proposed acquisition of ARI and ARI Casualty by AmTrust in connection with the conversion of ARI from a mutual insurance company to the stock form of organization, was fair, from a financial point of view, to ARI. Griffin subsequently confirmed the oral opinion by delivery of its written opinion, dated March 17, 2015 and addressed to ARI’s board of directors, which is attached to this proxy statement/prospectus as Appendix E. The opinion outlines the processes and procedures Griffin followed, the information Griffin reviewed, the analyses it performed, the matters it considered, and the assumptions it made in arriving at its opinion. Members of ARI are urged to read the entire opinion, as well as the description of ARI’s opinion in “The Plan of Conversion — Opinion of Financial Advisor to ARI’s Board of Directors” beginning on page 24, carefully before voting on the Plan. Griffin’s opinion was provided for the use and benefit of ARI’s board of directors in connection with its consideration of the sponsored subscription rights transaction with AmTrust. The opinion is not intended to be, and does not constitute, a recommendation to any Eligible Member of ARI as to how such Eligible Member should vote with respect to the Plan or whether any Eligible Member should purchase AmTrust shares in the Offering.

Pursuant to its engagement with ARI, Griffin was entitled to receive for its opinion, and has been paid, a customary fee from ARI. This fee was payable irrespective of the conclusion expressed in the opinion and whether or not the sponsored subscription rights conversion transaction closes. In addition, Griffin will be entitled to receive from ARI a customary fee for financial advisory services, contingent upon the closing of the sponsored subscription rights conversion transaction, and ARI has agreed to provide Griffin with contractual indemnification for certain liabilities under certain circumstances. ARI’s board of directors was aware, when it engaged Griffin, that Scott T. Burgess, a director of ARI, is an employee of Griffin.

Regulatory Matters

A condition to effectiveness of the Plan is that it and the change of control of ARI be approved by the Insurance Commissioner of the Commonwealth of Pennsylvania (the “Pennsylvania Insurance Commissioner”) under the Pennsylvania Conversion Act. ARI filed the Plan with the Pennsylvania Insurance Commissioner for her review, and approval was granted on November 6, 2015, which is attached as Appendix F. Approval of the New Jersey Commissioner of Banking and Insurance (the “New Jersey Insurance Commissioner”) for the change of control of ARI Casualty is also required, and was granted on December 3, 2015. Such approvals are contingent upon satisfaction of certain conditions including, without limitation, adoption and approval of the Plan by the Eligible Members of ARI.

No Appraisal Rights for ARI Members

Members of ARI do not have any right to seek an appraisal of their ARI membership rights whether or not they vote at the Special Meeting, participate in the Offering or are ineligible to do either.

United States Federal Income Tax Considerations

Eligible Members. The United States federal income tax consequences to Eligible Members of the Conversion and Offering are not certain. However, AmTrust believes that, upon consummation of the Conversion, (a) Eligible Members should be treated as transferring their membership interests in ARI in exchange for subscription rights to purchase the shares of AmTrust common stock offered in the Offering; (b) an Eligible Member should realize gain upon such exchange equal to the amount by which the fair market value of the subscription right received by the Eligible Member exceeds the Eligible Member’s basis in the exchanged membership interest; (c) any gain realized by an Eligible Member as a result of the receipt of a subscription right must be recognized, whether or not the eligible Member exercises that right by subscribing for AmTrust shares; (d) any gain recognized by an Eligible Member as a result of the receipt of a subscription right should constitute a capital gain, which should be long term capital gain if the Eligible Member has held its membership interest for more than one year; and (e) if an Eligible Member is required to recognize gain on the receipt of a subscription right and does not exercise such subscription right: (i) the Eligible Member should recognize a corresponding loss upon the lapse of the unexercised subscription right, (ii) the amount of that loss should equal the gain previously recognized upon receipt of the unexercised subscription right, and (iii) if the common stock that an Eligible Member would have received upon exercise of the lapsed subscription right would have constituted a capital asset in the hands of that Eligible Member, the resulting loss upon lapse of the subscription right should constitute a capital loss.

Non-Employee Directors. The United States federal income tax consequences to the Non-Employee Directors of being granted subscription rights to participate in the Offering are also not certain. However, AmTrust believes and intends to take the position that Non-Employee Directors who subscribe for AmTrust shares should be treated as realizing compensation income in an amount equal to the excess of the value of the AmTrust shares received upon such subscription over the purchase price for the shares. See “United States Federal Income Tax Considerations” beginning on page 51 for more information.

The United States federal income tax consequences described above may not apply to all Eligible Members or Non-Employee Directors. Your tax consequences will depend on your individual situation. Accordingly, we strongly urge you to consult your tax advisor for a full understanding of the particular tax consequences of the Conversion and Offering — including the receipt and the exercise or lapse of subscription rights — based on your particular circumstances.

RISK FACTORS

The proposed Conversion presents certain risks to ARI’s current members, and the proposed Offering also involves certain risks as described below, which you should carefully consider. Also, in general, investing in AmTrust securities involves risk. Before subscribing for AmTrust common stock, you should carefully consider the “Risk Factors” discussed in AmTrust’s most recent Annual Report on Form 10-K, as updated by AmTrust’s quarterly reports on Form 10-Q and other filings AmTrust makes with the SEC in the future, as incorporated by reference into this proxy statement/prospectus, as well as other information AmTrust includes or incorporates by reference herein. Additional risks and uncertainties not presently known to AmTrust or that AmTrust currently deems immaterial may also materially affect AmTrust’s business, results of operations and financial condition and may cause the value of AmTrust securities to decline.

Risks Related to the Conversion

ARI’s management and Board of Directors have interests in pursuing the Conversion that are in addition to the members’ interests.

ARI’s board of directors and members of its management have interests in the Conversion that are in addition to the interests of ARI’s members. These interests include the obligation of ARI to honor indemnification obligations that ARI may have to present and former directors and officers and the obligation of AmTrust to maintain directors’ and officers’ liability insurance with respect to those persons for a period of six (6) years following the Conversion. In addition, (a) ARI will continue to honor the employment and change of control agreements of officers and employees of ARI in effect as of the Conversion, (b) certain members of ARI’s management have entered into new executive employment agreements with AmTrust, (c) an employee bonus pool of up to $3,750,000 may be paid by AmTrust to ARI’s employees, (d) Non-Employee Directors will each be paid a cash retention bonus of $50,000 over the three years following the Conversion, (e) AmTrust will pay $1,750,000 of retention bonus payments to ARI’s employees, (f) members of the Advisory Board will be paid up to an aggregate of $24,000 during the five (5) years following the Conversion, (g) AmTrust or ARI will pay an annual bonus pool to management of ARI, and (h) AmTrust may pay severance equal to from six to 52 weeks’ base pay depending upon years of service with ARI to employees of ARI who are terminated within 18 months of the Conversion without cause. See “The Plan of Conversion — Effects of the Conversion — Interests of Certain Persons in the Conversion” beginning on page 36 for more information about these matters.

Consummation of the Conversion changes voting interests of members of ARI.

At present, members of ARI have the right to elect ARI’s board of directors and to vote on all other matters presented to the ARI members for a vote. At the Effective Time, all rights of members, as such, will be extinguished, and the members will no longer have any right to vote in the election of directors of ARI, who will be elected by AmTrust as the sole stockholder of ARI.

The Plan and the Conversion may result in litigation.

Although expressly authorized by statute and approved by the Pennsylvania Insurance Commissioner, there can be no assurance that adoption of the Plan will not result in litigation challenging the validity of or arising out of acts taken pursuant to the Conversion. Litigation can be costly and time consuming and could result in a diversion of effort and resources by ARI’s management.

ARI may not experience the anticipated improvement in its A.M. Best financial strength rating as a result of the Conversion.

As previously discussed in this proxy statement/prospectus, as a result of the Conversion, ARI will become an indirect, wholly-owned subsidiary of AmTrust, making it a stronger company than it is as a standalone company. Following the public announcement of this transaction, in March 2015, A.M. Best put ARI on watch with positive implications, and ARI anticipates that it may receive an upgrade to its rating from A.M. Best, but there is no guaranty that A.M. Best will upgrade ARI’s financial strength rating as a result of completing the Conversion.

Risks Related to the Offering

The Offering may cause the price of AmTrust common stock to decline.

The purchase price of AmTrust shares in this Offering will be at a discount from the trading price of AmTrust common stock. This, together with the number of shares AmTrust would issue if AmTrust raises the maximum in proceeds permitted by the Offering, may result in a decrease in the trading price of AmTrust common stock. If Eligible Members subscribe in the Offering for a substantial subscription amount and purchase a substantial number of shares, and the purchasers of such shares subsequently choose to sell some or all of those shares, the resulting sales also could depress the trading price of AmTrust common stock. Each Eligible Member or Non-Employee Director who subscribes for AmTrust shares in the Offering, for a specified period following the completion of the Offering may require AmTrust to repurchase all of the shares acquired in the Offering at the offering price, which may also cause the trading price of AmTrust’s common stock to decline.

Your ability to resell shares of AmTrust common stock that you purchase in this Offering may be delayed, and you may not be able to sell your shares at a price equal to or greater than the purchase price.

If you subscribe in the Offering, you will have no rights as a stockholder of the shares you purchased in the Offering until AmTrust issues the shares to you. Although AmTrust will endeavor to issue the shares as soon as practicable after the Effective Time, which may be several days after the Expiration Date of the Offering, there may be a delay between the Effective Time and the time that the shares are issued through the Direct Registration System. In addition, due to market factors, AmTrust cannot assure you that, following the Effective Time, you will be able to sell your common stock at a price equal to or greater than the purchase price.

If you do not act promptly and follow the subscription instructions, your subscription may be rejected.

Eligible Members and Non-Employee Directors who desire to subscribe in the Offering must act promptly to ensure that all required forms and payments are received by AmTrust’s subscription agent before the Expiration Date. Once tendered, subscriptions to purchase shares of AmTrust common stock in the Offering cannot be modified or revoked without AmTrust’s consent. If you fail to complete your subscription properly, send an incorrect payment amount or otherwise fail to follow the subscription procedures, depending on the circumstances, your subscription may be rejected or accepted only to the extent of the payment received. Any uncertified personal check or money order used to pay the subscription amount must clear by 4:00 p.m., Eastern Time, on the Pricing Date, and the clearing process may require five or more business days. If you make payment of the subscription amount by uncertified personal check or money order, your check or money order may not clear in sufficient time to enable you to purchase shares in the Offering. (You may eliminate this risk by paying the subscription amount by certified or cashier’s check or bank draft drawn on a U.S. bank, or by a wire transfer.) Neither AmTrust nor the subscription agent undertakes to contact you concerning, or attempt to correct, an incomplete or incorrect subscription. AmTrust has the absolute right, in AmTrust’s sole discretion and without liability to any person, to reject any subscription.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement/prospectus and the documents incorporated by reference herein and therein contain certain forward-looking statements that are intended to be covered by the safe harbors created by the Private Securities Litigation Reform Act of 1995. When we use words such as “anticipate,” “intend,” “plan,” “believe,” “estimate,” “expect,” or similar expressions, we do so to identify forward-looking statements. Examples of forward-looking statements include the plans and objectives of AmTrust management for future operations, including those relating to future growth of AmTrust’s business activities and availability of funds, and are based on current expectations that involve assumptions that are difficult or impossible to predict accurately and many of which are beyond AmTrust’s control. Actual results may differ materially from those expressed or implied in these statements as a result of significant risks and uncertainties, including, but not limited to, non-receipt of expected payments from insureds or reinsurers, changes in interest rates, a downgrade in the financial strength ratings of AmTrust’s insurance subsidiaries, the effect of the performance of financial markets on AmTrust’s investment portfolio, the amounts, timing and prices of any share repurchases made by AmTrust under its share repurchase program, AmTrust’s estimates of the fair value of AmTrust’s life settlement contracts, development of claims and the effect on loss reserves, accuracy in projecting loss reserves, the cost and availability of reinsurance coverage, the effects of emerging claim and coverage issues, changes in the demand for AmTrust’s products, AmTrust’s degree of success in integrating acquired businesses, the effect of general economic conditions, state and federal legislation, regulations and regulatory investigations into industry practices, risks associated with conducting business outside the United States, developments relating to existing agreements, disruptions to AmTrust’s business relationships with Maiden Holdings, Ltd., National General Holdings Corp., ACP Re, Ltd., or third party agencies and warranty administrators, breaches in data security or other disruptions with AmTrust’s technology, heightened competition, changes in pricing environments, and changes in asset valuations. Additional information about these risks and uncertainties, as well as others that may cause actual results to differ materially from those projected, are discussed in AmTrust’s Forms 10-K, 10-Q and 8-K incorporated by reference herein.

The projections and statements in or incorporated by reference into this proxy statement/prospectus speak only as of the date hereof, and AmTrust undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

THE PLAN OF CONVERSION

The following is a discussion of the material terms of the Plan, a copy of which is attached as Appendix A to this proxy statement/prospectus and incorporated by reference herein. You are urged to read carefully the Plan in its entirety.

Overview

The Plan and the Stock Purchase Agreement between ARI and AmTrust provide that, subject to appropriate member and regulatory approvals and other conditions: (i) ARI will convert from a mutual insurance company to the stock form of organization under the Pennsylvania Insurance Company Mutual-to-Stock Conversion Act by issuing all of its stock to Holdco; (ii) AmTrust will acquire the authorized common stock of Holdco for an amount of cash equal to at least $23,800,000, the minimum of the valuation range established by the statutorily required and independently determined appraised value, and ARI will thereby become an indirect subsidiary of AmTrust; (iii) AmTrust will fund the purchase of Holdco common stock from the proceeds of an offering of AmTrust common stock to ARI members and Non-Employee Directors, plus, to the extent necessary, AmTrust cash; (iv) Eligible Members will receive the right to acquire up to $32,200,000 of AmTrust common stock at a discount to its market price; (v) to the extent the aggregate discount realized by subscribers (the “Aggregate Discount Value”) does not exceed $3,750,000, AmTrust will contribute the difference to an incentive compensation pool for all ARI employees; and (vi) AmTrust will provide certain additional benefits to members of ARI’s staff, management and board of directors as described in this proxy statement/prospectus.

Background of the Plan of Conversion

Annually, ARI’s board of directors has undertaken a strategic review of its operations, business plans, enterprise risk management and market position. At the beginning of 2014, ARI found itself facing a number of business obstacles in addition to the challenges of remaining competitive and profitable. Despite a favorable market, ARI had not recorded a profit in 2013, and ARI’s management, based upon experience, did not expect the favorable market, which began in the fourth quarter of 2012, to last as long as the five year unfavorable market that had preceded it. ARI’s primary business risk was its reliance on a monoline and single-state business (New Jersey specialty commercial auto insurance business) that is volatile and often unfavorable compared to other jurisdictions. While ARI’s board of directors believed that ARI had a strong top level management team with extensive local market knowledge and expertise in the New Jersey specialty commercial auto insurance business, a well-managed expense ratio and a strong service culture, ARI’s management believed that its A.M. Best rating of B++ left it unable to write half of New Jersey’s commercial auto insurance market and hindered its ability to expand geographically. Additionally, ARI’s board and management recognized that its A.M. Best rating could be negatively impacted by continued weak operating results, strained capital ratios and future adverse loss reserve development.

At that time, management’s plans called for ARI to (a) continue to expand and contract its specialty commercial auto insurance business based upon the volatility of the New Jersey market and (b) expand its specialty commercial auto insurance business in Pennsylvania and enter Maryland in late 2014 with future expansion targeting Delaware and Virginia since ARI’s management believed each of these four markets to be less volatile than New Jersey.

In March 2014, ARI engaged Griffin, an investment banking firm, to conduct a strategic alternatives study to help ARI better understand (i) its strengths, weaknesses, opportunities and threats (“SWOT”), (ii) its viability as a stand-alone company in the short, intermediate and long-term, (iii) the strategic alternatives available to it, and (iv) the impact of each potential alternative on each of its policyholders, employees, agents and other constituents. The ARI board was aware, when it engaged Griffin, that Scott T. Burgess, a director of ARI, is an employee of Griffin.

From March 2014 through August 2014, Griffin worked closely with ARI’s board of directors and management team to assist ARI in identifying and evaluating its SWOT in light of the operating and economic environment in which ARI operates. In connection with the strategic alternatives study, ARI’s board of directors, with the assistance of its management team and Griffin, identified the following criteria as important for any alternative:

•	the effect on employees;

•	the effect on ARI’s A.M. Best rating;

•	the extent to which the alternative raises capital;

•	the extent to which the alternative facilitates execution of ARI’s business plan, including geographic expansion to access a greater share of the New Jersey market;

•	whether the alternative permits ARI to maintain its independence;

•	the extent to which an alternative monetizes surplus and provides fair compensation for ARI and its stakeholders;

•	whether as a result of the alternative ARI would be a public company with the accompanying costs associated with public company status;

•	the ease of execution of any alternative;

•	the cost of any alternative; and

•	the time to execute any alternative.

ARI’s management believed that an improved A.M. Best rating should be a principal driver of the strategy adopted by the ARI’s board of directors.

ARI’s board of directors, with the assistance of its management team and Griffin, identified five potential strategic alternatives, one or more of which potentially could have satisfied all or some of ARI’s identified criteria:

•	maintain status quo and pursue the management plans described above;

•	merge ARI with another mutual insurance holding company or mutual insurance company (a mutual affiliation under which another insurer or firm manages ARI);

•	conversion to a stock company by granting subscription rights to members of ARI (with or without a backstop agreement from a third party to purchase unsubscribed for shares) (subscription rights conversion);

•	subscription rights conversion with simultaneous acquisition; and

•	subscription rights conversion and sale with members entitled to buy sponsor’s public stock at a negotiated discount to market (sponsored conversion), which is the type of transaction proposed under the Plan.

ARI’s board of directors, with the assistance of Griffin and ARI’s management team, evaluated each potential strategic alternative in light of ARI’s identified criteria and compared with (a) maintaining the status quo and (b) each other strategic alternative. ARI’s board of directors, with the assistance of Griffin and ARI’s management team, also evaluated and discussed the following strategic alternatives in connection with its review: (i) capital relief through reinsurance, as ARI had already entered into a 20% quota share with its primary reinsurer to relieve capital strain, (ii) issuance of a surplus note, and (iii) a distribution rights conversion. As a result of the strategic alternatives study, ARI’s board of directors directed its management team and Griffin to develop additional information regarding the alternatives of a stand-alone subscription rights conversion and maintaining the status quo. In September 2014, ARI’s board of directors directed its management team to meet with another party outside of this process about participating as either a sponsor or standby investor. This additional party ultimately decided not to submit an indication of interest.

In October 2014, ARI’s board of directors, with the assistance of Griffin and ARI’s management team, compared and evaluated (a) a stand-alone subscription rights conversion under both positive and negative post-closing performance assumptions using ranges provided by ARI’s board of directors and (b) the status quo assuming a rating downgrade and resulting erosion of direct written premium. Following its review, ARI’s board of directors directed its management team and Griffin to develop additional materials for it to review a multi-prong strategy in which ARI would pursue a stand-alone subscription rights conversion, a sponsored conversion and a subscription rights conversion with a standby investor. In December 2014, Griffin presented each alternative and identified potential partners for each of a sponsored conversion and a subscription rights conversion with a standby investor. ARI’s board of directors reviewed each potential partner and the likelihood of any such partner’s engaging in a particular transaction structure or alternative, as well as the ability of a partner and transaction structure to satisfy ARI’s identified criteria. As a result of this discussion, ARI’s board of directors directed its management team and Griffin to proceed with a stand-alone subscription rights conversion as the primary objective, but also requested that Griffin solicit indications of interest from a potential partner as either a sponsor or standby investor once the stand-alone subscription rights conversion was underway. Based on the assumption that ARI would return to profitability during the fourth quarter of 2014, ARI commenced the stand-alone subscription rights conversion in early January 2015.

In late January 2015, it became apparent that a return to profitability in the fourth quarter had not occurred. Instead, ARI recorded severe fourth quarter losses caused by: (a) an adverse development in a 1984 workers’ compensation claim that resulted in a $1.5 million loss, (b) a change to a more conservative methodology by ARI’s actuary that resulted in continued prior accident year adverse development and a loss of over $2 million, and (c) the creation of a 100% valuation allowance against ARI’s deferred tax asset because of its loss history that resulted in a loss of over $3 million. Based upon these adverse results, ARI anticipated that a risk of its A.M. Best rating being downgraded from B++ was likely which, in turn, would restrict ARI’s ability to execute its critical geographical expansion strategy. As a result, ARI’s management directed Griffin to accelerate its process to identify a sponsor or standby investor.

During the week of February 9, 2015, Griffin distributed a summary description of the proposed transaction and a form of non-disclosure agreement to twenty-one potential counterparties, including eleven mutual companies, six stock companies and four financial buyers. Of those, twelve executed non-disclosure agreements and received access to an electronic data room and a confidential information memorandum regarding ARI, which requested that indications of interest be submitted no later than March 31, 2015 and the understanding that ARI may commence negotiations with interested parties before this deadline if the risk of an A.M. Best rating downgrade appeared to be imminent. Ultimately, four parties sought management meetings with ARI which were held between February 19 and February 25, 2015.

On February 25, 2015, Griffin received a non-binding indication of interest from a financial buyer seeking to act as a standby majority investor in a subscription rights conversion. Many of the terms were subject to further due diligence.

On February 26, 2015, Griffin received a non-binding indication of interest from AmTrust seeking to pursue a sponsored conversion.

On February 26, 2015, ARI’s board of directors held a special meeting to review each of the non-binding indications of interest. As a result of extensive discussions, ARI’s board of directors directed its management team to negotiate a letter of intent with AmTrust and, given the complexities and timing involved in completing a subscription rights conversion, move forward with the financial buyer and any other interested parties if it failed to successfully negotiate a letter of intent with AmTrust. On March 2, 2015, ARI and AmTrust executed a letter of intent. The letter of intent provided that AmTrust would acquire ARI and ARI Casualty through a sponsored conversion pursuant to which ARI’s eligible policyholders and other eligible participants (a) would be able to purchase shares of AmTrust common stock at an aggregate discount of up to $3,750,000 based upon a 10-day volume weighted trading price ending on the business day preceding ARI’s special meeting of members to approve the sponsored conversion and (b) would receive price protection from AmTrust. AmTrust also agreed, among other things, to the creation of an advisory board, payment of a post-closing retention bonus pool of $1,750,000, a contribution to a compensation pool for ARI employees of any amount by which the Aggregate Discount Value is less than $3,750,000, a severance program, creation of a post-closing annual bonus program for ARI management, maintenance of ARI’s corporate headquarters and use of ARI’s name for specialty commercial auto insurance programs by AmTrust. Contemporaneously with execution of the letter of intent, ARI and Wesco Insurance Company, a wholly owned subsidiary of AmTrust (“Wesco”), entered into a Commercial Automobile Net Quota Share Reinsurance Contract that provides for 40% of the net liability under any policies issued by ARI to be ceded to Wesco effective March 1, 2015. This arrangement was in addition to ARI’s existing quota share arrangement discussed above.

On March 2, 2015, the Pennsylvania Department of Insurance notified ARI that its risk-based capital at December 31, 2014 had reached “Company Action Level,” which requires that ARI prepare and submit a capital plan to address its capital levels.

On March 3, 2015, representatives of ARI, AmTrust and Griffin participated in a conference call with representatives of A.M. Best to review the terms of the executed letter of intent and discuss timing of a definitive agreement. On March 10, 2015, A.M. Best announced a downgrade in ARI’s financial strength rating to B+ and a downgrade in ARI’s issuer credit rating to bbb-. Additionally, A.M. Best assigned a “negative outlook” to both ratings which ARI’s management team believed placed ARI at risk of further action.

From March 2, 2015 through March 17, 2015, AmTrust and its counsel, Locke Lord LLP, and ARI and its special outside counsel, Stevens & Lee, discussed and negotiated various provisions of the Stock Purchase Agreement, the Plan and other transaction agreements.

On March 17, 2015, ARI’s board of directors held a special meeting to consider the proposed sponsored conversion transaction with AmTrust. During the special meeting, ARI’s board reviewed a final draft of the Plan of Conversion, a final draft of the Stock Purchase Agreement (including exhibits thereto and related documents and agreements), and Griffin’s presentation which provided an overview of the processes and analyses undertaken by Griffin in preparation of its fairness opinion.

Stevens & Lee reviewed the fiduciary duties owed by ARI’s board of directors and its legal opinion with ARI’s board in light of the proposed transaction. Its review included a discussion of (i) the rights of policyholders of ARI in their capacity as such and as members of ARI, (ii) the fiduciary duty of ARI’s board, and (iii) the business judgment rule.

Griffin reviewed its presentation with ARI’s board of directors, providing a summary of the strategic alternatives study and the competitive process undertaken by ARI, an overview of AmTrust and the proposed sponsored conversion transaction, and the analyses performed by it in connection with the preparation of its fairness opinion, including (i) ARI’s independent appraiser’s preliminary valuation range, (ii) an analysis of the impact of the transaction on ARI and its constituents, (iii) comparable transaction and comparable company and other analyses, including discounted cash flows, (iv) impact on policyholders (claims paying ability) and creditors, (v) impact on policyholders in their capacity as members of ARI, and (vi) impact on other stakeholders.

Stevens & Lee then reviewed the Plan of Conversion and the Stock Purchase Agreement (including exhibits thereto and related documents and agreements) with ARI’s board. At the request of ARI’s board of directors, Griffin then delivered its oral opinion (which was subsequently confirmed in writing) that the transaction was fair, from a financial point of view, to ARI.

ARI’s board of directors engaged in extensive discussion and unanimously (other than Scott Burgess, who abstained) approved and adopted the Plan of Conversion, Stock Purchase Agreement and other transaction agreements.

ARI Board of Directors’ Recommendation

Reasons for the Conversion

In recent years, ARI’s board has considered various strategies that would best protect the interests of ARI’s members and policyholders and mitigate the geographic risk of ARI’s reliance on the New Jersey market. In this regard and in light of worsening specialty commercial auto experience in New Jersey, ARI has expanded into new states in an attempt to grow and diversify its business. However, expanding into new states and enhancing the quality and types of products and services offered is an expensive and challenging proposition for a small mutual insurance company. During the last few years, ARI has faced the business obstacles described above.

As discussed above, ARI’s board undertook a strategic review of its operations, business plans and market position as well as a strategic alternatives study in which it explored various alternatives ranging from reinsurance transactions, mergers or affiliations with other mutual insurance companies, a subscription rights demutualization, either on a standalone basis, with a standby investor, or by means of a sponsored demutualization and maintaining the status quo. In consultation with its financial advisor, ARI’s board of directors determined that ARI’s future success and its ability to continue to serve its members depend on several key factors: (i) obtaining a larger capital base in order to be more readily accepted in the marketplace, protect against a rating downgrade, and write accounts requiring a higher A.M. Best rating, (ii) achieving economies of scale without negatively affecting its business, (iii) diversifying revenue and customer mix from the volatility of the New Jersey commercial auto insurance market, (iv) increasing marketing opportunities by utilizing an existing distribution network, and (v) increasing profits by decreasing reliance on reinsurance.

Upon completion of its strategic alternatives study, ARI, with the assistance of its financial advisor, Griffin, conducted a multi-prong competitive process to identify an appropriate transaction and partner which would satisfy ARI’s criteria identified in connection with its strategic alternatives study. The competitive processes conducted by ARI resulted in the proposed sponsored conversion transaction with AmTrust.

After careful study and consideration, ARI concluded that the subscription rights method of conversion, in a transaction sponsored by AmTrust, best suited ARI’s circumstances. ARI’s board of directors considered, among other things, that a sponsored conversion with AmTrust would:

•	provide ARI with potential access to a significant amount of additional capital;

•	permit ARI to avail itself of AmTrust’s stable A.M. Best “A” financial strength rating and AmTrust’s larger A.M. Best financial size category;

•	provide Eligible Members with an opportunity to acquire AmTrust stock at a discount to market and realize significant value that will be protected by AmTrust for a 60 day period following the Effective Date;

•	permit ARI to operate as a wholly-owned subsidiary of AmTrust or one of its operating insurance subsidiaries and serve as a platform for AmTrust’s specialty commercial auto insurance business;

•	permit ARI to continue to serve its specialty commercial auto insurance customers;

•	permit ARI to maintain its name, headquarters, culture, values and management team;

for policyholders and creditors of ARI, provide:

•	improved profitability;

•	broader geographic footprint, which benefits policyholders by diversifying risk;

•	ability to leverage fixed costs over a wider revenue base;

•	improved credit ratings and financial strength ratings; and

provide ARI employees with opportunities for career advancement.

ARI’s board of directors also considered, among other things, the following factors in connection with the Conversion:

•	the challenges facing ARI as a smaller independent company compared to the benefits associated with completing a transaction with AmTrust;

•	the risk of ARI’s A.M. Best rating being further downgraded from B+, whereas a transaction with AmTrust should help ARI avoid a further downgrade to its A.M. Best rating and positions ARI for a ratings upgrade;

•	its affiliation with AmTrust will give ARI the opportunity to be a stronger competitor in most geographic markets than ARI would be as a standalone operation;

•	ARI will have an opportunity to establish a broader geographic footprint and to spread fixed costs over a wider revenue base, which should benefit ARI and its policyholders by diversifying its exposure to catastrophic loss and the potential for increasing profitability, claims paying ability and surplus;

•	AmTrust’s “A(XIII)” rating from A.M. Best provides agents with an opportunity for increased commissions due to increased sales;

•	the terms and conditions of the Stock Purchase Agreement and the related transaction agreements;

•	the fact that ARI undertook and completed a strategic alternatives study which resulted in a competitive process to identify a potential partner;

•	due to the thoroughness of the competitive processes to identify a potential partner, ARI’s board concluded that it was highly unlikely that any third party would make an offer to acquire ARI on better terms and conditions than those offered and agreed to by AmTrust with lower execution risk; and

•	the opinion from Griffin, its financial advisor, that the transaction with AmTrust was fair to ARI from a financial point of view.

ARI’s board also considered, among other things, a variety of risks and other potentially negative factors in connection with a sponsored Conversion with AmTrust, including the following:

•	the risks and costs to ARI if the Conversion does not close, including the diversion of management and employee attention and the potential negative effect on ARI’s A.M. Best ratings;

•	the fact that certain of ARI’s officers may have interests in the transaction that are different from, or in addition to, the interests of ARI’s members;

•	the amount of time the Conversion could take to complete, including the fact that the transaction is subject to various regulatory approvals and member approval;

•	the fact that the Stock Purchase Agreement prohibits ARI from soliciting alternative acquisition proposals; and

•	the fact that, under specified circumstances, ARI may be required to pay a termination fee to AmTrust if the transaction is not completed.

The foregoing discussion of factors considered by ARI’s board of directors is not intended to be exhaustive, but rather, includes material factors considered by it. In reaching its decision to approve the Conversion, ARI’s board of directors did not quantify or assign relative weights to the factors considered, and individual directors may have given different weights to different factors.

Recommendation of ARI’s Board of Directors

Effective March 17, 2015, ARI’s board of directors adopted and approved the Plan and the Amended Charter. ARI’s board of directors unanimously recommends that the Eligible Members vote “FOR” adoption and approval of the Plan and “FOR” adoption and approval of the Amended Charter at the Special Meeting.

Appraisal of ARI

The Plan provides that the aggregate purchase price of all of the authorized common stock of HoldCo to be purchased by AmTrust will be based on the appraised estimated consolidated pro forma market value of such stock, as determined on the basis of an independent evaluation by Feldman. This pro forma market value may be stated as a range of pro forma market values. The pro forma market valuation determined by Feldman is stated as a range of pro forma market values set at fifteen percent above and below a midpoint valuation of ARI.

The Pennsylvania Conversion Act requires that the valuation to be included in a plan of conversion be based upon an independent evaluation by a qualified expert. On December 24, 2014, ARI retained Feldman to prepare this valuation. Feldman is engaged regularly in the valuation of insurance companies and other financial institutions. There is no pre-existing relationship between Feldman and ARI.

For this engagement, Feldman has been paid fees of $10,000 upon execution of its engagement letter with ARI, $45,000 upon delivery of its initial appraisal, and $10,000 upon completion of an updated appraisal as of August 20, 2015, and will be paid a fee of $10,000 upon completion of any further updated appraisal (as necessary) plus out of pocket expenses. These fees are not contingent on the completion of the Conversion. ARI agreed, among other things, to indemnify Feldman from and against any and all loss or expenses, including reasonable attorney’s fees, in connection with its appraisal and other services, unless such loss or expenses are the result of a lack of good faith or gross negligence on the part of Feldman.

Feldman made its appraisals in reliance upon information provided by management of ARI, including the financial statements of ARI, and other publicly available information. Feldman also considered and analyzed the following factors, among others: (i) financial and operating information with respect to the business, operations, and prospects of ARI furnished to Feldman by ARI; (ii) publicly available information concerning ARI that Feldman believed to be relevant to its analysis; (iii) a comparison of the historical financial results and present financial condition of ARI with selected publicly-traded insurance companies that Feldman believed to be relevant to its analysis; and (iv) financial performance and market valuation data of certain publicly-traded insurance industry aggregates as provided by industry sources.

In preparing both appraisals, Feldman visited ARI’s corporate headquarters and conducted discussions with its management concerning its business and future prospects. With respect to its initial appraisal, Feldman reviewed and discussed with ARI’s management the unaudited internally prepared GAAP financial statements of ARI for the years ended December 31, 2013 and 2012 and ARI’s audited GAAP financial statements for the year ended December 31, 2014. With respect to its updated appraisal, Feldman reviewed and discussed with ARI’s management ARI’s audited GAAP financial statements for the year ended December 31, 2014 and the unaudited internally prepared GAAP financial statements of ARI as of and for the three months ended March 31, 2015.

Feldman’s initial appraisal of ARI’s estimated consolidated pro forma market value was prepared as of March 31, 2015. On the basis of the foregoing, Feldman gave its opinion, dated March 31, 2015, that the estimated consolidated pro forma market value of ARI’s aggregate common stock to be issued ranged from a minimum of $23,800,000 to a maximum of $32,200,000 with a midpoint of $28,000,000. In its update and based upon the foregoing, Feldman gave its opinion, dated August 20, 2015, that the estimated consolidated pro forma market value of ARI’s aggregate common stock to be issued ranged from a minimum of $22,100,000 to a maximum of $29,900,000 with a midpoint of $26,000,000. This update does not modify the Plan, the aggregate purchase price of all of the authorized common stock of HoldCo to be purchased by AmTrust or any of the respective terms of the Conversion or the Offering, including the amount of shares of AmTrust common stock being offered for subscription or discount in the Offering.

The appraisal report and update of Feldman, which are incorporated by reference herein, are filed as exhibits to the registration statement of which this proxy statement/prospectus is a part, and are available for inspection in the manner set forth under “Where You Can Find More Information.”

The Pennsylvania Insurance Commissioner is not required to approve the valuation prepared by Feldman in connection with this Offering or the Conversion.

The valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing AmTrust common stock in the Offering. In preparing the valuation, Feldman relied upon and assumed the accuracy and completeness of financial, statistical and other information provided to it by ARI. Feldman did not independently verify the financial statements and other information provided to it by ARI, nor did Feldman value independently ARI’s assets and liabilities. The valuation considers ARI only as a going concern and should not be considered as an indication of its liquidation value. The valuation is necessarily based upon estimates of a number of matters, all of which are subject to change from time to time.

Opinion of Financial Advisor to ARI’s Board of Directors

ARI engaged Griffin to act as its financial advisor in connection with its strategic alternatives study and any transaction which might result from such strategic alternatives study. In connection with Griffin’s engagement, ARI’s board of directors reserved the right to require Griffin to provide its opinion as to whether any such transaction is fair, from a financial point of view, to ARI and did so in connection with the Conversion. Griffin is an investment banking firm that is regularly engaged in the representation of financial institutions, including mutual insurance companies and mutual holding companies, in connection with conversions, mergers and acquisitions, affiliations, and other corporate finance transactions.

On March 17, 2015, Griffin provided its oral opinion to ARI’s board of directors that, based upon certain analyses and studies it performed and subject to the factors, assumptions and caveats stated in that opinion, the Conversion was fair, from a financial point of view, to ARI as of the date thereof. Griffin subsequently confirmed the oral opinion by delivery of its written opinion, addressed to ARI’s board of directors.

The full text of Griffin’s March 17, 2015 opinion is attached as Appendix E to this proxy statement/prospectus and is incorporated herein by reference. The opinion outlines the processes and procedures followed, the information Griffin reviewed, the analyses it performed, the matters it considered, and the assumptions it made in arriving at its opinion. The description of the opinion set forth below is a summary of the opinion. Members of ARI are urged to read the entire opinion carefully prior to voting on the Plan of Conversion.

Griffin’s opinion was provided for the use and benefit of ARI’s board of directors in connection with its consideration of the Conversion. The opinion is not intended to be, and does not constitute, a recommendation to any Eligible Member of ARI as to how such Eligible Member should vote with respect to the Plan of Conversion or whether such Eligible Member should purchase AmTrust shares in the Offering.

Griffin was not requested to opine as to, and its opinion does not in any manner address any particular step or aspect of the Conversion or the relative merits of the Conversion compared to any other transactional opportunity that has been or might be available to ARI or the effect of any alternative structure that is or could be available to ARI with AmTrust or any other party. Similarly, Griffin was not requested to opine as to, and its opinion does not in any manner address, (i) the fairness of the amount or nature of compensation or other consideration that may inure to the benefit of ARI or any director or officer or employee of ARI in connection with the Conversion or otherwise; (ii) the fairness of the Conversion to any particular constituent of ARI; (iii) the fair market value of the AmTrust common stock to be offered to ARI members in connection with the Conversion or the price at which AmTrust’s shares will trade after public announcement or completion of the Conversion; (iv) the fair market value of ARI; (v) the determination as to which ARI members are to be included among members that are eligible to acquire AmTrust common stock in the Conversion, and (vi) the maximum dollar amount of AmTrust common stock which any one member can purchase in the Conversion. In addition, Griffin expressed no opinion on, and its opinion did not in any manner address, any particular aspect of the Conversion, the business decisions made by ARI’s board of directors to engage in the Conversion, or the relative merits of the Conversion compared to any other transactional opportunity that has been or might be available to

ARI or the effect of any alternative structure which is or could be available to ARI with AmTrust or any other party.

In connection with arriving at its opinion, Griffin, among other things:

•	reviewed a draft of the Plan of Conversion;

•	reviewed a draft of the Stock Purchase Agreement;

•	reviewed certain historical financial information for ARI for (a) the years ended December 31, 2012, 2013, and 2014 on a statutory basis, and (b) draft financial statements for the year ended December 31, 2014 on a GAAP basis;

•	reviewed a management forecast for the year ended December 31, 2015 prepared on a GAAP basis and a multi-year forecast that Griffin prepared based on assumptions confirmed by management as reasonable;

•	discussed such financial statements, forecast, and ARI’s prospects with ARI’s management;

•	reviewed the Articles of Incorporation (including the proposed Amended Charter of converted ARI) and bylaws of ARI;

•	reviewed certain actuarial reports and related loss data prepared by Kufera Consulting, Inc. for the period ending December 31, 2014;

•	reviewed the A.M. Best rating agency reports and related information with respect to each of ARI and AmTrust;

•	discussed with management of ARI the impact on ARI and its business and prospects of the March 10, 2015, rating action taken by A.M. Best pursuant to which ARI was downgraded from B++, negative outlook, to B+, negative outlook;

•	discussed with the management of ARI and the ARI board their belief that a return to an A.M. Best rating of B++, stable outlook, will be a multi-year process that is dependent on sustained profitability during such period;

•	discussed with ARI management and board and with AmTrust management the likelihood that the Conversion with AmTrust, which holds an A.M. Best rating of A(XIII), stable outlook, will result in ARI being upgraded to the same A. M. Best rating as AmTrust and the positive impact such a rating upgrade would have on ARI and its business and prospects;

•	discussed AmTrust’s post-Conversion integration and operations plans for ARI with management of ARI and AmTrust;

•	compared the Conversion with publicly available information relating to sponsored conversions and to certain acquisitions of mutual insurance companies by publicly-held insurance companies;

•	prepared discounted cash flow analyses;

•	compared the financial condition and operating performance of AmTrust and ARI to publicly available information concerning certain other companies Griffin deemed relevant;

•	reviewed AmTrust’s stock price history, investor composition, volume and liquidity data, analyst reports and dividend payment history;

•	reviewed financial statements and other information filed by AmTrust with the SEC since December 31, 2012;

•	reviewed ratings issued with respect to AmTrust by A.M. Best, Moody’s Investor Services, Standard and Poor’s and other rating agencies;

•	reviewed filings made by AmTrust with regulatory authorities; and

•	performed such other studies and analyses and reviewed such other information as Griffin deemed appropriate for the purposes of the opinion.

In its review, Griffin also considered (i) the statutorily required appraisal performed by Feldman; (ii) the vibrancy of the process by which AmTrust was selected to sponsor the ARI’s conversion; (iii) the impact of the Conversion on ARI’s constituents and stakeholders, including policyholders in their capacity both as creditors and members, management and employees, agents and the communities ARI serves; and (iv) the fact that certain covenants contained in the SPA can be enforced for five years by an advisory board consisting of three current directors of ARI.

In addition, Griffin has held discussions with certain members of the management of each of ARI and AmTrust with respect to the economic and regulatory environments in which each company operates, the Conversion structure, post-Conversion integration, rating, capital adequacy, past and current business operations and the financial condition of each company, and the future plans and prospects for ARI after its integration by AmTrust. Griffin also discussed with members of ARI’s management team and ARI’s board of directors the background and reasons for the Conversion, losses and potential losses, liquidity, investment and operating performance, as well as the future plans and prospects for ARI with and without a Conversion (on a standalone or backstopped basis), as well as the pro forma effects of the Conversion on the financial condition, performance and future prospects of ARI.

In providing its opinion, Griffin relied upon and assumed the accuracy and completeness of all information which was publicly available or which was furnished to it or which it discussed with the management of ARI or AmTrust or otherwise reviewed with each of them. Griffin further did not independently verify (nor have they assumed any responsibility or liability for independently verifying) any such information or its accuracy or completeness. Griffin has further assumed that the fiduciary duty of directors of ARI under Pennsylvania law is to ARI and not any particular constituency and that members of ARI have no legal right to any distribution of ARI’s surplus in connection with ARI’s conversion from mutual to stock form. Griffin did not conduct or, except as specified herein, was not provided with any valuation or appraisal of assets or liabilities (including any off-balance sheet liabilities) or surplus or projected income or cash flow derived therefrom of either ARI or AmTrust, nor did Griffin examine the solvency of ARI or AmTrust under any state or federal laws relating to receivership, bankruptcy, insolvency or similar matters. In relying on financial information and analyses provided to Griffin or derived therefrom, Griffin assumed that such financial information and analyses were reasonably prepared based on assumptions reflecting the best currently available estimates and judgements and that management was not aware of any facts that would make such information or analyses inaccurate, incomplete or misleading. Griffin did not perform due diligence on ARI or AmTrust’s physical properties, facilities, sales, marketing, distribution or service organizations or products.

Griffin is not an actuary and its services do not include any actuarial determinations or evaluations, or any attempt to evaluate any third party or management-prepared actuarial estimates provided to Griffin or any assumptions on which they were based. Griffin reviewed a draft report of Kufera Consulting, Inc. at December 31, 2014. Griffin’s opinion assumes that such report is accurate. Griffin did not independently verify the accuracy of such report.

In providing its opinion, Griffin assumed that the final Stock Purchase Agreement and the final Plan of Conversion would be identical, in all material respects, to the draft Stock Purchase Agreement and the draft Plan of Conversion reviewed by Griffin and that the Conversion would be completed on the terms and conditions described in the Stock Purchase Agreement, without any waiver or modification of any terms or conditions material to the opinion. Griffin expressed no view as to any analyses, forecasts or estimates prepared by third parties or the assumptions on which they were based. Griffin assumed that the representations and warranties made by ARI and AmTrust in the Stock Purchase Agreement and the related agreements and certificates were, and continue to be true and correct, in all respects material to Griffin’s analysis. Griffin is not an actuarial, legal, regulatory or tax expert and relied on the assessments made by relevant advisors to ARI with respect to such issues. Griffin further assumed that all member, material governmental, regulatory or other consents and approvals necessary for the completion of the conversion would be obtained without any adverse effect on ARI or AmTrust or on the contemplated benefits of the Conversion.

Griffin’s opinion is necessarily based on financial, economic, market and other facts, circumstances, and conditions as in effect on, and the information made available to it as of, March 17, 2015. Changes in such conditions and information and events occurring after March 17, 2015 could materially affect Griffin’s opinion. Griffin has not undertaken to update, revise, reaffirm or withdraw its opinion or otherwise comment upon events occurring after March 17, 2015.

Valuation Analyses and Inputs

In providing its March 17, 2015 opinion, Griffin performed a variety of financial and other analyses. The following is a summary of Griffin’s process and approach and the material analyses performed by Griffin that underlie its opinion, but is not a complete description thereof. This summary includes information presented in tabular format. In order to fully understand the financial analyses, these tables must be read together with the accompanying text. The tables alone do not constitute a description of the financial analyses.

In determining whether the Conversion is fair, from a financial point of view, to ARI, Griffin considered the impact of the Conversion on ARI and each of its constituents, including policyholders, members, employees, agents and the communities served by ARI. In connection with considering such impacts, Griffin reviewed and considered the competitive processes to identify partners or acquirors of ARI (see “The Plan of Conversion — Background of the Plan of Conversion” beginning at page 17), the results of such competitive processes and other factors and information deemed relevant by it and performed various analyses and studies, including, among other things, comparable transaction analyses.

The process, approach and methodologies used in connection with the preparation of a fairness opinion are complex and involve subjective judgments as to which approach and methodology is most appropriate and once determined, which analyses and studies are most relevant under the particular circumstances to arrive at the opinion. The process, therefore, is not necessarily susceptible to a partial analysis or summary description. Griffin believes that its analyses and studies must be viewed as a whole and that considering one analysis or study or a portion thereof without considering all studies and analyses, or attempting to ascribe relative weights to some or all such analyses, could create an incomplete or flawed view of the process underlying its opinion.

Under the draft Plan of Conversion and the draft Stock Purchase Agreement between ARI and AmTrust provided to Griffin as of March 17, 2015, subject to appropriate member and regulatory approvals and other conditions: (i) ARI will convert from a mutual insurance company to the stock form of organization under the Pennsylvania Insurance Company Mutual-to-Stock Conversion Act by issuing all of its stock to Holdco; (ii) AmTrust will acquire the authorized common stock of Holdco for an amount of cash equal to at least $23,800,000, the minimum of the valuation range established by the statutorily required and independently determined appraised value and ARI will thereby become an indirect subsidiary of AmTrust; (iii) AmTrust will fund the purchase of Holdco common stock from the proceeds of an offering of AmTrust common stock to ARI members and Non-Employee Directors, plus, to the extent necessary, AmTrust cash; (iv) in that offering, ARI’s members will receive the right to acquire up to $32,200,000 of AmTrust common stock at a discount to its volume weighted average trading price for the 10 calendar day-period ending on the business day prior to the date of the special meeting of ARI voting member to be held to consider and vote on the Plan of Conversion and can receive an Aggregate Discount Value of up to $3,750,000; (v) to the extent subscriptions do not result in subscribers realizing $3,750,000 in Aggregate Discount Value, AmTrust will contribute the difference to an incentive compensation pool for all ARI employees in lieu of the formation of, and the issuance of AmTrust Common Stock to, an employee stock ownership plan; and (vi) AmTrust will pay the Retention Bonus Pool, the Director Cash Retention Payments and the Advisory Board fees described in “Effects of the Conversion —Interests of Certain Persons in the Conversion” on page 36 and the Annual Bonus Pool described in “The Stock Purchase Agreement — Additional Obligations of the Parties” on page 39.

Approach

Griffin’s approach to determining whether the Conversion is fair, from a financial point of view, to ARI was dictated by a number of circumstances, including ARI’s mutual structure, financial history, and business model. Griffin determined that there is no public P&C insurance company with a market for its stock that has ARI’s history of losses, single state/single line of business model and B+ rating. In addition, Griffin noted that a sponsored conversion transaction is not structurally comparable to a sale of a stock company. In order to establish a valuation range, Griffin used five valuation strategies: (1) Preliminary Appraised Value; (2) Comparable Sponsored Conversion; (3) Public Company Inputs; (4) Sale of Stock Company Inputs; and (5) Discounted Cash Flow.

Preliminary Appraised Value.

ARI engaged Feldman to provide an independent appraisal. The appraisal was largely based on public company valuations followed by certain discounts (such as for size). According to Feldman, at December 31, 2014, ARI’s independently appraised preliminary valuation range is as follows:

Comparable Sponsored Conversion.

The MIHC/First Nonprofit-AFSI Sponsored Conversion in 2013 is the most comparable to the proposed transaction involving ARI.

MIHC/First Nonprofit was a true niche insurer that operated nationally, was more product line diverse, had more size and scale and had better operating results (surplus, returns on surplus and combined ratios at the time of announcement).

Griffin concluded that the transfer of value, in the form of the discount to AmTrust’s common stock, to those Eligible Members that acquire shares of AmTrust stock in the Offering, AmTrust’s capitalization and A.M. Best ratings, and other features of the Conversion could cause the Conversion to compare very favorably to the MIHC/First Nonprofit conversion.

Public Company Inputs.

Griffin analyzed the below publicly traded P&C companies with less than or roughly equal to $500 million in total equity and price/book ratios below 150%. Only two of these companies had negative net income.

Griffin found that the closest comparables based on earnings appear to be UNAM and ASAM, trading at 79.5%/book and 34.8%/book, respectively. Griffin noted that these valuations may not be indicative or comparable to the proposed transaction.

Sale of Stock Company Inputs.

Griffin analyzed transactions between $10-$60 million in deal value over the last two years and year-to-date of stock structured commercial lines insurance companies. Griffin’s findings are below:

Griffin noted that the closest comparable based on deal size, net income, return on surplus and combined ratio is Sequoia’s sale to AFSI at 82.6% of book value. Griffin further noted that a subscription rights, sponsored mutual-to-stock conversion transaction like the Conversion is not necessarily comparable to a merger or other acquisition of a stock company. However, Griffin analyzed the selected transactions involving stock companies and attempted to compare such transactions to the Conversion using metrics customarily used in comparable transactions analyses of stock companies.

Discounted Cash Flow

Griffin made certain assumptions in order to determine a discounted cash flow. The assumptions are as follows:

Earnings Assumptions:

•	Earnings (loss) are based on the assumptions set forth in the second table below. The assumptions are inherently judgmental and based on experience with ARI. Management has not prepared current forecasts for future periods but Griffin has reviewed its assumptions with management.

•	Subsequent earnings streams were not developed based on recent historical trends (which have been poor and produced a net loss every year since 2010). Griffin noted:

•	The volatility of the New Jersey commercial auto market and ARI’s extreme growth and contraction in earned premium (up 78% from 2003-2007, down 53% from 2007-2011 and then back up 87% from 2011-2013 and up again 31% in 2014 alone).

•	Material and recurring adverse development of loss reserves from prior accident years. For example, ARI, in 2014, had a 1980 workers’ compensation claim that resulted in a $1.5 million incurred loss.

•	The AM Best downgrade rating and negative outlook, which could have a material adverse effect on the business.

•	Griffin also made no assumptions regarding the quota share reinsurance put into place in 2014 that cedes a material portion of the Company’s business to outside parties and the possibility for ARI to increase the percentage ceded or to cancel on short term notice.

Discount Rate Assumptions:

•	A discount rate was derived based on the following assumptions:

•	The latest published Duff & Phelps U.S. Equity Risk premium recommendation of 5.00%, multiplied by an assumed beta of 1.00 (U.S. Insurance Underwriters Index assumption)

•	A normalized risk free interest rate of 4.0%, which is the yield on a 20 year Treasury as recommended by Duff & Phelps in its 2014 Valuation Handbook

•	A size premium of 6.0% for companies with low or no market cap:

•	Based on the computed weighted average cost of capital of 15%, Griffin applied a range of discount rates of 13% to 17%.

Exit Multiple Assumptions:

•	To establish the range of discounted terminal earnings based values, Griffin applied a range of possible multiples of 7x-15x using the average deal value/earnings multiples based on the “comparable” transactions involving sales of stock insurance companies illustrated in the last analysis and added +/- 4x from the 11x average earnings metric multiple illustrated in those transactions.

•	Griffin did not use book value metrics to illustrate the exit because discounted cash flows are a valuation approach that is based on earnings related values.

As part of its analysis, Griffin made the following assumptions: (1) assumed 0% premium growth in exposures because ARI is capital constrained; (2) assumed a 0% change in rate, further noting the NJ market for commercial auto is currently priced at an all-time high (hard market) but Griffin did not make any assumptions regarding decreases from current levels; (3) over the last five years, ARI’s loss and LAE ratio has averaged 84%, but for illustrative purposes, Griffin assumed a more stable market and 12% less than the 5 years average loss and LAE ratio (72%); (4) ARI’s current and five year average expense ratios are 27% and 32%, but since Griffin assumed no change in premium, it assumed that the expense ratio is constant as well (expense ratio is expressed as a percentage of premium) and used the 2014 expense ratio of 27%; (5) ARI’s average five-year yield is about 2%; and (6) ARI’s average five-year effective tax rate is 0%.

The following table assumes illustrated values range based on the adjusted after-tax terminal earnings, a discount range as discussed above, and possible multiples of earnings which assume the average metric from the comparable transactions involving the sales of stock companies shown in the last section with an average DV/earnings multiple of 11x (plus/minus 4x):

Griffin noted that the assumptions used in the calculation of ARI’s terminal after-tax net earnings were generous since ARI has not produced net earnings since 2010 and the loss and LAE ratios have been consistently higher than the projected assumptions.

Based on the above discounted earnings based approach, Griffin concluded that ARI’s illustrative values could range from $3.4 million to $8.3 million with $5.7 million occupying the middle of the assumptions (discount, multiple) matrix.

Competitive Process

In connection with providing its opinion, Griffin considered and accorded substantial weight to the completeness, vibrancy and results of the competitive process that ARI, with the assistance of Griffin, conducted to identify the right partner. Griffin believes the results of such competitive processes are an important, if not the most important, determinant of fairness under the circumstances. Please see the sections of this proxy statement/prospectus entitled “The Plan of Conversion — Background of the Plan of Conversion” and “The Plan of Conversion — ARI Board of Directors’ Recommendation.”

Impact of Conversion

Griffin discussed with ARI’s board of directors and considered the following impacts of the Conversion on ARI, which ARI’s board of directors determined to be critical to ARI’s future success and its ability to continue to serve its members: (i) avoidance of a further rating downgrade by A.M. Best and the corresponding benefits for ARI, its policyholders, and agents; (ii) improved size and scale should permit improved enterprise risk management; and (iii) access to AmTrust’s broker network. Griffin noted its expectation that the financial condition, operating results, and A.M. Best ratings of AmTrust would be important to ARI, its policyholders and certain other constituents if the Conversion is completed.

Policyholder Rights

Griffin was advised that, under Pennsylvania law, membership rights of policyholders are not equivalent to an ownership interest in a mutual insurer and that, in connection with the mutual to stock conversion of a mutual insurer, the grant to policyholders of a first priority right to purchase stock in the converting company or a holding company for such converting company is an adequate form of compensation for the relinquishment of the membership rights of a policy holder. Griffin also noted that ARI members which purchase AmTrust common stock in the Offering will become stockholders of AmTrust and as such will have voting rights as to directors and as to fundamental transactions with respect to AmTrust that are similar to the rights that they have as members of ARI.

Griffin was advised that policyholders have an interest in continued insurance coverage. Pursuant to the Agreement, policies in force will continue to be insured by ARI. Furthermore, renewal and premium levels will be subject to market conditions and the management decisions of ARI (as a wholly owned subsidiary of AmTrust) and are not guaranteed, similar to the current arrangement at ARI.

Other Stakeholder Impacts

Griffin also considered the anticipated impact of the Conversion on other stakeholders. Because ARI will maintain its headquarters in Newtown, Pennsylvania post-closing, employees of ARI will have career advancement opportunities. Additionally, AmTrust’s A.M. Best rating with “Stable” outlook provides agents with an opportunity for increased commissions due to increased sales. Agents will also have significant opportunities to cross-sell AmTrust’s products and services through its customer base.

Based on the foregoing, in Griffin’s view, the Conversion appears to be materially positive to ARI’s policyholders/members, employees, officers, agents, as well as the communities in which ARI operates.

Griffin understood that certain employees of ARI may receive bonuses as a result of the completion of the Conversion for, among other things, assisting with the integration of the Conversion and new employment agreements replacing their existing ARI employment agreements and providing for severance payments for a certain period following the Conversion. Griffin also understood that AmTrust agreed to maintain ARI’s headquarters in Newtown, Pennsylvania for at least five years post-Conversion and continue to use the name and brand “ARI.”

Pursuant to its engagement with ARI, Griffin was entitled to receive for its opinion, and has been paid, a customary fee from ARI in the amount of $175,000. This opinion fee was payable irrespective of the conclusion expressed in the opinion and whether or not the Conversion occurs. In addition, Griffin is entitled to receive from ARI a customary fee for financial advisory services equal to the sum of 2.0% of the aggregate dollar amount of HoldCo common stock offered and sold and 1.5% of ARI’s GAAP book value as of the fiscal quarter ended December 31, 2014 ($24,995,000), of which $75,000 was paid upon execution of the engagement letter, $100,000 of which was paid upon execution of the Stock Purchase Agreement and the balance is payable contingent upon the closing of the Conversion. ARI has also agreed to provide Griffin with contractual indemnification for certain liabilities under certain circumstances. Griffin will not receive additional compensation for services in connection with assisting ARI to respond to inquiries from ARI members concerning the Special Meeting or the Offering.

Griffin’s opinion letter noted that: (i) during the three years preceding the date of the opinion letter, Griffin had no investment banking relationship with ARI, except in connection with assisting it in evaluating its strategic alternatives, exploring alternative transactions and executing the Conversion; (ii) Griffin is affiliated with legal counsel engaged by ARI in connection with the Conversion, which legal counsel is providing an opinion regarding the fiduciary duty of directors under Pennsylvania law and the rights of members of a Pennsylvania mutual insurance company; (iii) during the three years preceding the date of the opinion letter, Griffin had no investment banking relationship with AmTrust, except in 2013 and 2014 where they acted as an independent financial advisor to a special committee of the board of directors of AmTrust and a special committee of the board of directors of an affiliate of AmTrust in connection with unrelated transactions and provided fairness opinions in connection therewith; (iv) Griffin’s law firm affiliate has also represented a special committee of the board of directors of AmTrust in connection with one of these unrelated transactions; (v) Griffin is affiliated with a consulting firm that provides AmTrust, on a quarterly basis, with financial analysis to support AmTrust’s valuation of certain life settlement assets held by AmTrust; and (vi) Scott T. Burgess, who is a director of ARI, is also an employee of Griffin. Griffin’s opinion was approved by Griffin’s fairness opinion committee.

AmTrust’s Reasons for the Transaction

AmTrust’s decision to acquire ARI is part of AmTrust’s strategy of achieving growth through the acquisition of strategic partners in underserved niche markets. Like AmTrust’s typical small business property and casualty policyholders, ARI’s policyholders, generally, are small to medium-sized businesses. AmTrust believes that its acquisition of ARI will enable ARI to utilize AmTrust’s “A(XIII)” rating from A.M. Best to efficiently support its mission of providing specialty commercial auto insurance to small to medium-sized businesses and to broaden its customer base. AmTrust further believes that ARI’s experienced and proven management team, with AmTrust’s support, will achieve greater profitability at ARI while fulfilling its mission and expanding its business.

Regulatory Matters

A condition to effectiveness of the Plan of Conversion is that it and the change of control of ARI be approved by the Pennsylvania Insurance Commissioner under the Pennsylvania Conversion Act. ARI filed the Plan with the Pennsylvania Commissioner for her review, and approval was granted on November 6, 2015, which is attached as Appendix F. Approval of the New Jersey Insurance Commissioner for the change of control of ARI Casualty is also required, and was granted on December 3, 2015. Such approvals are contingent upon satisfaction of certain conditions including, without limitation, adoption and approval of the Plan by the Eligible Members of ARI.

Conditions to Closing of Conversion

The consummation of the Conversion contemplated by the Plan is subject to the satisfaction of several conditions, including, without limitation, (i) adoption and approval by the Eligible Members of both the Plan and the Amended Charter, (ii) receipt of all required regulatory approvals for the Conversion and the other transactions contemplated in the Plan including, without limitation, from the Pennsylvania Insurance Commissioner and the New Jersey Insurance Commissioner, and (iii) satisfaction or waiver of all conditions to closing under the Stock Purchase Agreement.

Effects of the Conversion

The Conversion will have the following effects upon ARI and its policyholders:

Operations and Business of ARI

It is anticipated that the Conversion will not result in any immediate or material changes in ARI’s operations. After the Effective Time, ARI will continue its corporate existence under the laws of the Commonwealth of Pennsylvania. ARI will continue to be subject to the Pennsylvania Insurance Company Law of 1921, as amended (the “Pennsylvania Insurance Company Law”) and to regulation and examination by the Pennsylvania Insurance Commissioner and those states and foreign jurisdictions in which ARI is authorized to transact business.

In addition, the Conversion will not annul, modify or change any of ARI’s existing rights, assets, franchises and interests in any property, or any of its obligations or liabilities. ARI will exercise all of the rights and powers and perform all of the duties conferred or imposed by law upon insurers writing the classes of insurance written by ARI before the Effective Time, and will retain the rights and contracts existing before the Effective Time.

Effect Upon Member Rights of ARI Members and Contract Rights of ARI Policyholders

Policyholders of ARI currently have certain rights as members of ARI, including the right to vote for election of ARI’s board. See “Summary of Rights of Policyholders of ARI in Their Capacity as such,” on page 60. Following the consummation of the Conversion, all member rights in ARI will be extinguished, whether provided by ARI’s articles of incorporation or bylaws or the laws of Pennsylvania.

All ARI insurance policies will remain insurance policies issued and backed by ARI, which is expected to receive AmTrust’s “A(XIII)” rating from A.M. Best, and all rights specified in such policies will remain unchanged as they existed immediately before the Effective Time.

Directors and Executive Officers

Following the Conversion, the following persons will be the directors of ARI:

Barry D. Zyskind, AmTrust — President and Chief Executive Officer, Director

Donald T. DeCarlo, AmTrust — Director

Susan C. Fisch, AmTrust — Director

Jay J. Miller, AmTrust — Director

Stephen B. Ungar, AmTrust — Senior Vice President, General Counsel and Secretary

Harry Schlachter, AmTrust — Senior Vice President and Treasurer

Karen S. Fulton, ARI — President and Chief Executive Officer

The following persons will serve as officers of ARI after the Conversion:

Karen S. Fulton — President and Chief Executive Officer

David A. Gerth — Senior Vice President, Chief Financial Officer and Treasurer

Stephen B. Ungar — General Counsel and Secretary

Barry W. Moses — Vice President and Assistant Secretary

Interests of Certain Persons in the Conversion

Members of the board of directors, executive officers and employees of ARI have interests in the Conversion that are different from, or are in addition to, the interests of members of ARI generally. ARI’s board of directors was aware of these interests, which are described in the following paragraphs, and considered them, among other matters, in approving the Plan and the Stock Purchase Agreement and determining to recommend to the Eligible Members to vote for adoption and approval of the Plan.

New Executive Employment Agreements. On March 17, 2015, AmTrust entered into employment agreements with the following individuals to be effective as of the Conversion to employ them as officers of ARI for terms of three years:

Karen S. Fulton	President and CEO

Patrick M. Cusack	Senior Vice President, Claims

David A. Gerth	Senior Vice President, Chief Financial Officer and Treasurer

J. Tucker Ericson	Senior Vice President, Underwriting and Marketing

Employee Bonus Fund. If the Aggregate Discount Value is less than $3,750,000, AmTrust will pay the difference (the “Employee Bonus Fund”) to members of ARI’s staff as allocated by Karen Fulton, ARI’s President and CEO, or her successor. The Employee Bonus Fund will be payable in three equal annual installments commencing on the first anniversary of the Conversion.

Retention Bonus Pool. AmTrust will pay an aggregate amount of up to $1,750,000 of cash retention bonus payments (the “Retention Bonus Pool”) to ARI’s employees pursuant to ARI’s retention agreements, plans, policies and arrangements and as allocated by ARI before the Conversion. If any employee is terminated for cause by ARI or voluntarily resigns without good reason before the Conversion, the amount payable from the Retention Bonus Pool to the former employee will be shared among ARI’s remaining employees. The amounts payable under the Retention Bonus Pool will be paid in two installments during the first year following the Conversion.

Director Cash Retention Payments and Advisory Board Fees. AmTrust will pay each Non-Employee Director a retention bonus of $50,000 over the three years following the Conversion (the “Director Cash Retention Payments”) and will pay fees to the members of the Advisory Board as described below.

Continued Director and Officer Liability Coverage. Pursuant to the terms of the Stock Purchase Agreement, AmTrust has agreed, for up to six years following the Effective Time, to provide to each present or former director or officer of ARI or its subsidiaries after the Effective Time insurance coverage that is at least the same coverage and amounts and contains terms and conditions no less advantageous to the coverage currently provided by ARI to reimburse them with respect to claims against such directors and officers arising from facts or events occurring before the Effective Time (including the transactions contemplated by the Stock Purchase Agreement and the Plan) so long as the aggregate annual premium for such insurance is not in excess of 150% of the aggregate annual premiums paid by ARI as of the date of the Stock Purchase Agreement for such insurance coverage. At the option of AmTrust, before the closing and in lieu of the foregoing, ARI can purchase a tail policy for directors’ and officers’ liability insurance on the terms described in the previous sentence and fully pay for that policy before the Effective Time. Following the Effective Time, AmTrust has agreed to cause ARI to indemnify and hold harmless, to the fullest extent permitted by applicable law, and shall also advance expenses as incurred, to the fullest extent permitted by applicable law, each current and former director, officer and employee of ARI under any benefit or pension plan of ARI against any costs or expenses, fines, claims, damages or liabilities arising out of or pertaining to matters existing or occurring at or before the Effective Time. However, other than AmTrust’s obligation with respect to insurance coverage, AmTrust shall have no obligation to provide capital or funding to ARI to permit them to fulfill their respective indemnification obligations.

Offering. Pursuant to the Plan, Non-Employee Directors, as a group, are permitted to subscribe in the Offering up to the lesser of the total number of AmTrust Shares to be issued at the Minimum of the Valuation Range in the Offering minus the number of AmTrust Shares subscribed for by Eligible Members. However, such Directors continue to be subject to the individual $50,000 subscription limitation described in “The Offering — Limitations on Subscriptions and Purchases of Common Stock,” on page 47.

Rights as a Member of ARI Following Conversion

Following the Conversion, you will cease to have any rights as a member of ARI, which will become an indirect, wholly-owned subsidiary of AmTrust. Although you will cease to be a member of ARI, the Conversion will not have any effect on your insurance policy issued by ARI, which will continue to be the issuer of your insurance policy. Your insurance coverage under your insurance policy will continue in accordance with its terms and provisions. The Conversion will not impact your premium or coverage and will not result in any cancellation or termination of your insurance policy.

No Appraisal Rights

Members of ARI do not have any right to seek an appraisal of their ARI membership rights, whether or not they vote at the Special Meeting, participate in the Offering or are ineligible to do either.

Advisory Board

HoldCo will establish an advisory board (the “Advisory Board”) before the Conversion consisting of three members of ARI’s board of directors, which will meet at least once per year. AmTrust has agreed to maintain the Advisory Board for a period of 5 years and to pay members of the Advisory Board $1,000 per meeting up to an aggregate of $24,000. The Advisory Board will have the right to enforce provisions of the Stock Purchase Agreement relating to AmTrust’s obligation (a) to pay severance benefits, the Employee Bonus Fund, the Retention Bonus Pool, Director Cash Retention Payments and annual bonuses to ARI’s employees and management, (b) to permit ARI’s employees to continue to work in Newtown, Pennsylvania or pursuant to existing remote or telecommuting work arrangements, (c) to use the “ARI” name, (d) to maintain ARI’s headquarters in Newtown, Pennsylvania, (e) to indemnify ARI’s directors, officers and employees, (f) to purchase directors’ and officers’ insurance, (g) to repurchase shares issued in the Offering, and (h) to maintain the Advisory Board and pay fees to members of the Advisory Board Pursuant to the Stock Purchase Agreement. HoldCo intends to appoint each of Larry C. Berran, Scott T. Burgess and Adam W. Potter to serve on the advisory board of HoldCo. Each of Messrs. Berran, Burgess and Potter are currently non-employee directors of ARI.

THE STOCK PURCHASE AGREEMENT

The following is a discussion of the material terms of the Stock Purchase Agreement. You are urged to read carefully the Stock Purchase Agreement in its entirety, a copy of which is attached as Appendices C and D to this proxy statement/prospectus and incorporated by reference herein.

Overview

Pursuant to the Stock Purchase Agreement, AmTrust will purchase 1,000 shares of HoldCo’s common stock at a purchase price (the “HoldCo Stock Purchase Price”) equal to the aggregate dollar amount of subscriptions received from subscribing participants in the Offering (the “Aggregate Subscription Amount”), plus an amount equal to the Minimum of the Valuation Range less the Aggregate Subscription Amount (the “Cash Contribution Fund”), if any.

AmTrust’s purchase of HoldCo’s shares is conditioned upon the completion of this offering and the Conversion. Approvals of the Pennsylvania Insurance Commissioner and New Jersey Insurance Commissioner are required because the purchase of HoldCo’s shares will result in a change of control of ARI and ARI Casualty.

Conditions to Closing

There are a number of conditions that must be satisfied before we can complete the transactions contemplated by the Stock Purchase Agreement, including, among others, the following:

•	consummation of the transactions contemplated by the Stock Purchase Agreement shall not have been restrained, enjoined or otherwise prohibited or made illegal by any applicable law;

•	the Conversion shall have been effected in accordance with the Plan and applicable law;

•	the Offering shall have been consummated in accordance with the terms of the Plan;

•	no litigation, action or proceeding shall be pending or, to the actual knowledge of certain members of ARI’s management, threatened by the SEC to suspend the effectiveness of the registration statement of which this proxy statement/prospectus is a part;

•	(i) the representations and warranties of ARI contained in the Stock Purchase Agreement and certificates delivered by ARI pursuant to the Stock Purchase Agreement shall be true and correct at and as of the closing date of the Stock Purchase Agreement, except where the failure of such representations and warranties and such certificates to be true and correct (without giving effect to any limitations as to materiality or “Material Adverse Effect” set forth therein or any supplement to any disclosure included in ARI’s disclosure letter after the date of the Stock Purchase Agreement) would not have, individually or in the aggregate, a Material Adverse Effect, (ii) the representations and warranties of ARI contained in the Stock Purchase Agreement related to the absence of a Material Adverse Effect since December 31, 2014 shall be true and correct at and as of the closing date of the Stock Purchase Agreement and (iii) ARI shall have in all material respects duly performed and complied with all agreements, covenants and conditions required by the Stock Purchase Agreement to be performed or complied with by it at or before the closing of the Stock Purchase Agreement; provided, however, if breaches of representations, warranties or covenants under the Stock Purchase Agreement would, individually or in the aggregate, result in damages to AmTrust and/or HoldCo, ARI or ARI Casualty and its direct and indirect subsidiaries in excess of $3.5 million, a condition to the obligations of AmTrust to consummate the transactions contemplated by the Stock Purchase Agreement will be deemed not to have been satisfied, and, if such threshold is reached, AmTrust would notify ARI and the parties will in good faith discuss such breaches and damages and delay the closing and any termination thereunder for up to 10 days to conduct such discussions;

•	ARI shall not have breached its obligation to not solicit, initiate or engage in discussions or negotiations with, or respond favorably to requests for information, inquiries or other communications from, any person other than AmTrust concerning a sponsored conversion of ARI, any acquisition of ARI or any of its direct or indirect subsidiaries, or any assets or business thereof;

•	since the date of the Stock Purchase Agreement, there shall not have occurred any Material Adverse Effect and no event shall have occurred or circumstance shall exist that, in combination with any other events or circumstances, could reasonably be expected to have a Material Adverse Effect; provided, that if a rating agency shall have reduced the rating of ARI below B, a Material Adverse Effect shall be deemed to have occurred;

•	AmTrust shall have paid to ARI an amount equal to the ARI Stock Purchase Price;

•	the members of ARI must adopt the Amended Charter and ARI’s board of directors must adopt amended and restated bylaws; and

•	AmTrust shall not have terminated the New Executive Employments Agreements with Karen S. Fulton, Patrick M. Cusack, David A. Gerth and J. Tucker Ericson, except for cause.

Additional Obligations of the Parties

Repurchase of Shares

AmTrust has agreed with ARI that it will repurchase from any subscriber in the Offering all, but not less than all, of the specific shares of AmTrust common stock acquired by such subscriber in the Offering for an amount equal to the subscription price; provided that the subscriber makes a written request to AmTrust as specified in the instructions to the stock order form within sixty (60) days following the Closing Date (three hundred seventy-five (375) days in the case of a Non-Employee Director). After expiration of the applicable period, no Eligible Member or Non-Employee Director will have the right to require AmTrust to repurchase shares acquired in the Offering.

Annual Bonus Pool

Following the Conversion, commencing with the year ending December 31, 2016, ARI or AmTrust will fund an annual bonus pool (the “Annual Bonus Pool”) equal to 5% of ARI’s net underwriting income after excluding any business not both produced and written by ARI’s employees. The Annual Bonus Pool will, at AmTrust’s option, be payable in cash, restricted stock or other form of common equity of AmTrust, or any combination thereof, to members of ARI’s management selected by ARI’s President.

Severance

Following the Conversion, AmTrust will pay severance to employees and officers of ARI who are terminated without cause within 18 months of the Conversion equal to from six to 26 weeks base pay for ARI’s employees, who are not officers, and six to 52 weeks base pay for ARI’s officers, depending upon years of service with ARI. Subject to receipt of a release from a terminated employee, severance will be paid in a lump sum in cash.

Indemnification

ARI has agreed to indemnify each present and former director, officer and employee of HoldCo, ARI and its direct and indirect subsidiaries or fiduciaries of such companies under any benefit or pension plan of such companies to the fullest extent permitted by law (and shall also advance expenses as incurred to the fullest extent permitted under applicable law) against any costs and expenses incurred as a result of any claim made against such person for matters arising out of or pertaining to matters existing or occurring at or before the closing of the

Stock Purchase Agreement, including transactions contemplated by the Stock Purchase Agreement. For the six years following the closing date, AmTrust will also provide directors’ and officers’ liability insurance that serves to reimburse the officers and directors of Holdco, ARI and its direct and indirect subsidiaries with respect to claims against such directors and officers arising from facts or events occurring before the closing date. See also “The Plan of Conversion — Effects of the Conversion — Interests of certain Persons in the Conversion — Continued Director and Officer Liability Coverage” above.

Headquarters; Use of Name

AmTrust has also agreed to cause ARI to maintain its headquarters in Newtown, Pennsylvania, for a period of at least five years after the closing date and during that period to permit ARI’s employees to continue to work at that location or continue remote or telecommuting work arrangements. Additionally, AmTrust also agrees to cause ARI to maintain and use, for a period of at least five years after the closing date, the name and trademark “ARI” for all commercial auto insurance related marketing and commercial auto insurance related business activities of ARI to the extent permitted by applicable laws.

Termination

AmTrust and ARI can mutually agree at any time to terminate the Stock Purchase Agreement without completing the transaction. Either AmTrust or ARI can terminate the Stock Purchase Agreement in the following circumstances:

•	if the transaction is not completed on or before February 1, 2016, or if the only unfulfilled condition is obtaining certain regulatory approvals, February 29, 2016, if the failure to complete the transaction by such date is not due to a breach of the Stock Purchase Agreement by the party seeking to terminate it;

•	if there is an applicable law that makes consummation of the closing illegal or otherwise prohibited;

•	if any governmental entity issues any final and nonappealable judgment, order, decree or injunction or takes any other final and nonappealable action restraining, enjoining or prohibiting any of the transactions contemplated by the Stock Purchase Agreement;

•	if the Pennsylvania Insurance Commissioner has revoked approval of the Conversion or the change of control of ARI contemplated by the Stock Purchase Agreement;

•	if the New Jersey Insurance Commissioner has revoked approval of the change of control of ARI Casualty contemplated by the Stock Purchase Agreement; or

•	if the members of ARI shall not have adopted and approved the Plan and the Amended Charter at the Special Meeting or any adjournment no later than 120 days following the date of the Special Meeting.

AmTrust may terminate the Stock Purchase Agreement:

•	in the event of an uncured breach of any representation or warranty or failure to perform any covenant or agreement on the part of ARI that would cause a closing condition not to be satisfied.

ARI may terminate the Stock Purchase Agreement:

•	if AmTrust fails to pay the HoldCo Stock Purchase Price to HoldCo pursuant to the terms and conditions of the Stock Purchase Agreement; or

•	in the event of an uncured breach of any representation or warranty or failure to perform any covenant or agreement on the part of AmTrust that would cause a closing condition not to be satisfied.

The parties can agree to amend the Stock Purchase Agreement in any way.

Termination Fee

In the event the Stock Purchase Agreement is terminated due to the failure of the Eligible Members to approve the Plan and the Amended Charter at the Special Meeting or at any adjournment within 120 days of the date of the Special Meeting, AmTrust can require ARI to pay to AmTrust a termination fee equal to $500,000.

Other Provisions

The Stock Purchase Agreement also contains other customary representations and warranties, covenants and provisions.

The description of the terms and conditions of the Stock Purchase Agreement in this proxy statement/prospectus is a summary and does not purport to be a complete description of all of the terms of such agreement, and is qualified in its entirety by reference to the Stock Purchase Agreement. The representations, warranties and covenants of each party set forth in the Stock Purchase Agreement have been made only for purposes of, were and are solely for the benefit of the parties to, the Stock Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Stock Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. In addition, such representations and warranties (i) will not survive consummation of the Conversion and cannot be the basis for any claims under the Stock Purchase Agreement by the other party after termination of the Stock Purchase Agreement except as a result of fraud or a knowing breach as of the date of the Stock Purchase Agreement, and (ii) were made only as of the date of the Stock Purchase Agreement or such other date as is specified in the Stock Purchase Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Stock Purchase Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures. Accordingly, the Stock Purchase Agreement is described in this proxy statement/prospectus only to provide recipients with information regarding the terms of the Stock Purchase Agreement, and not to provide any other factual information regarding ARI or AmTrust, their respective affiliates or their respective businesses.

Accounting Treatment

AmTrust will account for the acquisition of ARI stock under the acquisition method of accounting within generally accepted accounting principles. Under the acquisition method of accounting, AmTrust will record the assets (including identifiable intangible assets) and liabilities (including executory contracts and other commitments) of ARI as of the effective date of the acquisition at their respective fair values and will add to those of AmTrust. If the fair value of the ARI’s assets acquired and liabilities assumed exceeds the purchase price, AmTrust will record a gain at acquisition. On the other hand, AmTrust will record any excess of purchase price over the fair values of assets acquired and liabilities assumed as goodwill. In accordance with ASC Topic 805, “Business Combinations,” AmTrust will not amortize any goodwill resulting from the acquisition to expense, but instead will review the goodwill for impairment at least annually, and to the extent goodwill is impaired, AmTrust will write down its carrying value to its implied fair value and make a charge to earnings. AmTrust will reflect these fair values in its consolidated financial statements issued after the acquisition and will not restate retroactively its consolidated financial statements to reflect the historical financial position or results of operations of ARI before the acquisition date.

THE ARI SPECIAL MEETING

Date, Time and Place

This proxy statement/prospectus is being furnished to Eligible Members of ARI in connection with the solicitation of proxies by ARI’s board of directors for use at the Special Meeting to be held on [●], 2015 at 10:00 a.m., Eastern Time, at the offices of ARI, 125 Pheasant Run, Newtown, Pennsylvania.

Matters to be Considered

At the Special Meeting, Eligible Members will be asked to consider and vote upon (i) a proposal to adopt and approve the Plan and all other transactions contemplated therein, (ii) a proposal to adopt and approve the Amended Charter, (iii) a proposal to approve the adjournment of the Special Meeting for any purpose, including to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the proposals described above, and (iv) to consider and vote upon all other matters as they may properly come before the meeting. A vote in favor of the Plan effectively approves all of the transactions contemplated therein.

Eligibility to Vote

An Eligible Member of ARI will be entitled to vote on the Plan and any other matters that may properly come before the meeting by virtue of being listed on the records of ARI as the holder of one or more insurance policies in force on the close of business on the Record Date. The Record Date is March 17, 2015. An insurance policy will be deemed to be in force on a given day if it has been issued and has not been cancelled or otherwise terminated. Whether or not an insurance policy is in force will be determined based upon ARI’s records.

Vote Required

The affirmative vote of at least two-thirds of the votes cast by Eligible Members present in person or by valid proxy at the Special Meeting is required to (i) adopt and approve the Plan, and (ii) to adopt and approve the Amended Charter. A quorum is required at the Special Meeting and shall consist of ten Eligible Members present in person or by valid proxy at the Special Meeting. Adoption of the Plan and the Amended Charter by the requisite votes of the Eligible Members are conditions to, and are required for, consummation of the Conversion.

Voting; Revocation of Proxies

Each Eligible Member is entitled to one vote on each item submitted for a vote at the Special Meeting including the vote on the Plan. Votes can be cast either by ballot cast in person at the Special Meeting or by proxy. A proxy exclusively for use at the Special Meeting will be mailed separately to each Eligible Member.

The proxy, among other things, enables Eligible Members to vote FOR or AGAINST adoption of the proposed Plan and the transactions contemplated therein and FOR or AGAINST adoption of the Amended Charter. Only the Special Meeting proxy will be used in connection with approval of the matters considered at the Special Meeting. Eligible Members may use the proxy if they are unable to attend the Special Meeting in person. A proxy properly signed and received by ARI before the Special Meeting will be voted at the Special Meeting in accordance with the instructions thereon, unless properly revoked before such vote. Proxies must be received by 5:00 p.m., Eastern Time, on [●], 2015 in order to be counted. If a proxy is properly signed and received, and the manner of voting is not indicated on the proxy, the proxy will be voted “FOR” the matters being considered at the Special Meeting. If a proxy is marked to vote both “FOR” and “AGAINST” a particular item, the proxy will not be counted and will not be regarded as a vote cast at the Special Meeting. A replacement proxy may be obtained by submitting a request to 125 Pheasant Run, Newtown, PA 18940-3428, Attention: J. Tucker Ericson, Corporate Secretary.

Any proxy given pursuant to this solicitation may be revoked by the Eligible Member at any time before the voting thereof on the matters to be considered at the Special Meeting by filing with the Secretary of ARI a written revocation or a duly executed proxy bearing a later date. Attendance at the Special Meeting will not constitute a revocation of the proxy.

THE OFFERING

Overview

AmTrust is offering up to $32,200,000 (equal to the Maximum of the Valuation Range) of shares of its common stock for cash on a subscription basis first to Eligible Members of ARI. To the extent they do not subscribe for the entire offered amount, Non-Employee Directors may subscribe in the Offering, subject to certain limitations described below.

The number of shares of common stock that will be issued in the Offering and the purchase price per share will be calculated at the end of the Offering and will depend on the aggregate amount subscribed and the market price of AmTrust’s common stock during the 10 trading-day period ending on the trading day immediately preceding the Special Meeting Date (which we refer to as the “Pricing Date”). See “Purchase Price” below for detailed information on how these will be calculated.

There is no minimum number of shares that must be sold, nor any minimum amount that must be raised in the Offering. ARI has 2,559 Eligible Members, but AmTrust is unable to predict the number of persons that may subscribe to purchase shares in the Offering or the extent of any such subscription. The Offering may raise less than the maximum $32,200,000 in gross proceeds offered by this proxy statement/prospectus.

AmTrust will use the proceeds from the Offering to fund the purchase price under the Stock Purchase Agreement and the Plan for the acquisition of the stock of HoldCo, subject to the adoption and approval of the Plan by ARI’s Eligible Members. If the Offering proceeds are less than $23,800,000, AmTrust expects to fund the remainder of the HoldCo Stock Purchase Price from its other resources, which may include drawing on its existing credit facility. AmTrust will pay the expenses of the Offering from its other resources.

AmTrust has appointed Sabr Group as subscription agent in connection with the Offering. See “The Offering — The Subscription Agent” below for more information.

Subscriptions

To subscribe, you must sign and complete the stock order form and IRS Form W-9 provided with this proxy statement/prospectus and return it, together with payment in full for your subscription amount, to the subscription agent at the address given below so that it is received no later than 5:00 p.m., Eastern Time on [●], 2015, or such later date as AmTrust and ARI agree and announce (which we refer to as the “Expiration Date”).

Delivery of subscriptions other than to the address given below or in the manner described in the stock order form will not constitute valid delivery. The method of delivery of the stock order form and payment of the subscription amount to the subscription agent will be at your risk. If you are sending the stock order form and/or payment by mail, we recommend that you send the form and payment by overnight courier or by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the subscription agent before the Expiration Date.

Your payment of the subscription amount must be made in U.S. dollars and in one of the following forms:

•	certified or cashier’s check, uncertified check or bank draft drawn upon a U.S. bank or money order payable to “Sabr Group as Subscription Agent for AmTrust Financial Services, Inc.” or

•	wire transfer in accordance with the instructions on the stock order form.

Subscriptions or payments that do not include the unique identifying code found on your stock order form or that are received after the Expiration Date will not be accepted.

Checks and money orders will be deposited upon receipt by the subscription agent. A subscription accompanied by an uncertified check or a money order will not be accepted if the check or money order has not cleared, for any reason, by 4:00 p.m. Eastern Time on the Pricing Date. If you are paying by uncertified check or money order, please note that it could take five or more business days for the check or money order to clear. Therefore, you are advised to send a cashier’s (bank) check, bank draft, certified personal check, or a wire transfer with your subscription, rather than an uncertified personal check or money order. Wire transfer and other bank or transmission fees are your responsibility. If you do not pay them separately, only the net amount, after such payment(s), will be considered your subscription amount. If a subscription is not accepted, the subscription agent will return the payment to the subscriber, without interest or penalty, as soon as practicable after the termination of the Offering.

All subscriptions received will be subject to the availability of the shares offered in light of the priority of Eligible Members and in compliance with the minimum and maximum purchase limitations described below. Once tendered, subscriptions cannot be modified or revoked without AmTrust’s consent. AmTrust has the absolute right, in its sole discretion and without any liability to any person, to reject any subscriptions that are: (i) not timely received, (ii) improperly completed or executed, (iii) not accompanied by the proper payment or (iv) submitted by a person that AmTrust believes is making false representations or that AmTrust believes may be violating, evading or circumventing the terms of the Offering. AmTrust may, but is not required to, waive any incomplete subscription or may require the submission of a corrected subscription or the remittance of full payment for the shares subscribed for by any date that it specifies. AmTrust will decide all questions concerning the timeliness, validity, form r or exercise of subscription rights, and any such determinations by AmTrust will be final and binding. AmTrust will not be required to make uniform determinations in all cases. AmTrust’s interpretations of the terms and conditions of the Offering will be final and binding.

AmTrust’s ability to complete the Offering is contingent upon the conversion of ARI from mutual to stock form of organization, the adoption of the Amended Charter and the issuance of all of the shares of authorized capital stock of ARI to HoldCo, which are subject to approval by the Eligible Members of ARI. See “The Offering — Offering Closing Conditions” below for a description of additional conditions to completion of the Offering. Until such time as the Offering conditions are satisfied, all funds submitted to purchase shares will be held in a segregated account with the subscription agent.

Purchase Price

AmTrust will sell the shares offered hereby at a discount to the volume-weighted average trading price of a share of AmTrust common stock, as reported on the NASDAQ Global Select Market, for the 10 trading-day period ending on the Pricing Date (which we refer to as AmTrust’s “10-day VWAP”). The size of the discount per share and the number of shares purchased in this Offering will depend on the amount subscribed and the market price of the AmTrust common stock during the relevant period. The discount per share will be fixed between approximately 12.50% (if subscriptions reach the $32,200,000 maximum offering amount) and 20% (if the total subscriptions are $4,025,000 or less) of the 10-day VWAP, as described below. The aggregate discount for all shares sold will not exceed $3,750,000. The discount and the resulting purchase price per share will be determined by AmTrust’s calculation agent after the close of trading on the Pricing Date.

The discount per share, as finally determined, will be the percentage of AmTrust’s 10-day VWAP equal to the absolute value of one (1) minus the quotient of (i) the gross offering proceeds, divided by (ii) the sum of the gross offering proceeds plus the aggregate value of the per share discounts, as determined below. If the Offering raises $4,025,000 or less, the per share discount will be fixed at 20%. If the Offering raises $4,025,000 (the “collar” for the discount), the aggregate value of the per share discounts will be $1,006,354.30 (the “minimum collar discount value”). If the Offering raises the $32,200,000 maximum proceeds, the aggregate value of the per share discounts will be $3,750,000, which we refer to as the “maximum discount value.” If the Offering raises more than $4,025,000, the aggregate value of the per share discounts will increase in a linear fashion with the gross offering proceeds, and will — at any particular amount of offering proceeds — equal the sum of (a) the $1,006,354.30 minimum collar discount value plus (b) the product of (x) $2,743,645.70 (which is the difference between the $3,750,000 maximum discount value and the $1,006,354.30 minimum collar discount value)

multiplied by (y) the quotient of (A) the difference between the gross offering proceeds and the $4,025,000 collar, divided by (B) $28,175,000 (which is the difference between the $32,200,000 maximum proceeds and the $4,025,000 collar).

For example:

•	If the Offering raises $11,270,000 in proceeds, the aggregate discount will be $1,711,863.19. Assuming a 10-day VWAP of $54.94, which was AmTrust’s 10-day VWAP on March 16, 2015, and a per share discount of 13.19%, 236,272 shares would be sold at a purchase price of $47.70 per share, reflecting a discount of approximately $7.24 per share from the 10-day VWAP.

•	If the Offering raises the maximum $32,200,000 and assuming the maximum aggregate discount of $3,750,000, the per share discount will be 10.43%. Assuming the same 10-day VWAP of $54.94, 654,299 shares would be sold at a purchase price of $49.21 per share, reflecting a discount of approximately $5.73 per share.

•	If the gross offering proceeds are no more than the discount collar of $4,025,000, assuming the same 10-day VWAP of $54.94, the aggregate number of shares sold would be 91,570 shares at a 20% per share discount, or a discount of $10.99 per share and a purchase price of $43.96 per share, for an aggregate discount of $1,006,354.30, the minimum collar discount value.

Illustrations of the Calculation of the Discount Used to Determine the Purchase Price

The following tables provide examples of the calculation of the discount and the number of shares issuable based on various aggregate offering proceeds and assuming that the 10-day VWAP is $62.7184 (calculated based on the closing price of AmTrust’s common stock on December 4, 2015) and $54.9443 (calculated based on the closing price of AmTrust’s common stock on March 16, 2015), respectively.

Assuming AmTrust 10-day VWAP of $62.7184 (1)

(In thousands, except for share and per share data) (2)

Aggregate Subscription Amount	AmTrust 10-day VWAP	Stock Discount %	Stock Discount Per Share	Purchase Price	Number of AmTrust Shares Issued	Aggregate Discount Value
$ —	$62.72	20.00%	$12.54	$50.17	—	$—
$322	$62.72	20.00%	$12.54	$50.17	6,418	$80
$644	$62.72	20.00%	$12.54	$50.17	12,835	$161
$966	$62.72	20.00%	$12.54	$50.17	19,253	$242
$1,288	$62.72	20.00%	$12.54	$50.17	25,670	$322
$1,610	$62.72	20.00%	$12.54	$50.17	32,088	$403
$1,932	$62.72	20.00%	$12.54	$50.17	38,505	$483
$2,254	$62.72	20.00%	$12.54	$50.17	44,923	$564
$2,576	$62.72	20.00%	$12.54	$50.17	51,341	$644
$2,898	$62.72	20.00%	$12.54	$50.17	57,758	$724
$3,220	$62.72	20.00%	$12.54	$50.17	64,176	$805
$3,542	$62.72	20.00%	$12.54	$50.17	70,593	$885
$3,864	$62.72	20.00%	$12.54	$50.17	77,011	$966
$4,025	$62.72	20.00%	$12.54	$50.17	80,220	$1,006
$4,186	$62.72	19.62%	$12.31	$50.41	83,037	$1,022
$4,508	$62.72	18.94%	$11.88	$50.84	88,671	$1,053
$4,830	$62.72	18.34%	$11.50	$51.22	94,305	$1,085
$6,440	$62.72	16.16%	$10.14	$52.58	122,475	$1,241
$8,050	$62.72	14.80%	$9.28	$53.44	150,645	$1,398
$9,660	$62.72	13.87%	$8.70	$54.02	178,815	$1,555
$11,270	$62.72	13.19%	$8.27	$54.45	206,985	$1,712
$12,880	$62.72	12.67%	$7.95	$54.77	235,155	$1,869
$14,490	$62.72	12.26%	$7.69	$55.03	263,326	$2,025
$16,100	$62.72	11.94%	$7.49	$55.23	291,496	$2,182
$19,320	$62.72	11.44%	$7.17	$55.54	347,836	$2,496
$22,540	$62.72	11.08%	$6.95	$55.77	404,176	$2,809
$25,760	$62.72	10.81%	$6.78	$55.94	460,516	$3,123
$28,980	$62.72	10.60%	$6.65	$56.07	516,857	$3,436
$32,200	$62.72	10.43%	$6.54	$56.18	573,197	$3,750

(1)	The closing price of AmTrust’s common stock on the NASDAQ Global Select Market on December 4, 2015 was $63.91 per share.
(2)	Shading indicates proceeds of $4,025,000, at and below which the discount is fixed at 20%.

Assuming AmTrust 10-day VWAP of $54.9443 (1)

(In thousands, except for share and per share data) (2)

Aggregate Subscription Amount	AmTrust 10-day VWAP	Stock Discount %	Stock Discount Per Share	Purchase Price	Number of AmTrust Shares Issued	Aggregate Discount Value
$—	$54.94	20.00%	$10.99	$43.96	—	$—
$322	$54.94	20.00%	$10.99	$43.96	7,326	$81
$644	$54.94	20.00%	$10.99	$43.96	14,651	$161
$966	$54.94	20.00%	$10.99	$43.96	21,977	$242
$1,288	$54.94	20.00%	$10.99	$43.96	29,302	$322
$1,610	$54.94	20.00%	$10.99	$43.96	36,628	$403
$1,932	$54.94	20.00%	$10.99	$43.96	43,954	$483
$2,254	$54.94	20.00%	$10.99	$43.96	51,279	$564
$2,576	$54.94	20.00%	$10.99	$43.96	58,605	$644
$2,898	$54.94	20.00%	$10.99	$43.96	65,930	$725
$3,220	$54.94	20.00%	$10.99	$43.96	73,256	$805
$3,542	$54.94	20.00%	$10.99	$43.96	80,582	$885
$3,864	$54.94	20.00%	$10.99	$43.96	87,907	$966
$4,025	$54.94	20.00%	$10.99	$43.96	91,570	$1,006
$4,186	$54.94	19.62%	$10.78	$44.16	94,786	$1,022
$4,508	$54.94	18.94%	$10.41	$44.54	101,217	$1,053
$4,830	$54.94	18.34%	$10.08	$44.87	107,648	$1,085
$6,440	$54.94	16.16%	$8.88	$46.06	139,804	$1,241
$8,050	$54.94	14.80%	$8.13	$46.81	171,960	$1,398
$9,660	$54.94	13.87%	$7.62	$47.33	204,116	$1,555
$11,270	$54.94	13.19%	$7.24	$47.70	236,272	$1,712
$12,880	$54.94	12.67%	$6.96	$47.98	268,428	$1,869
$14,490	$54.94	12.26%	$6.74	$48.21	300,584	$2,025
$16,100	$54.94	11.94%	$6.56	$48.39	332,740	$2,182
$19,320	$54.94	11.44%	$6.29	$48.66	397,051	$2,496
$22,540	$54.94	11.08%	$6.09	$48.86	461,363	$2,809
$25,760	$54.94	10.81%	$5.94	$49.00	525,675	$3,123
$28,980	$54.94	10.60%	$5.82	$49.12	589,987	$3,436
$32,200	$54.94	10.43%	$5.73	$49.21	654,299	$3,750

(1)	The closing price of AmTrust’s common stock on the NASDAQ Global Select Market on March 16, 2015 was $56.22 per share.
(2)	Shading indicates proceeds of $4,025,000, at and below which the discount is fixed at 20%.

Following the Special Meeting, AmTrust will issue a press release and file a report on Form 8-K with the SEC to announce the results of the special meeting and of this Offering, including the total amount of subscriptions received, AmTrust’s 10-day VWAP, the discount, the purchase price per share, and the number of shares issued in the Offering.

Limitation on Subscriptions and Purchases of Common Stock

The minimum amount for which any person may subscribe is the lesser of (i) the aggregate purchase price of 25 shares in the Offering and (ii) $500. The maximum number of shares that any person, together with any associate or group acting in concert, may directly or indirectly acquire in the Offering shall not exceed five percent (5%) of AmTrust’s outstanding common stock after giving effect to the Offering. (On May 1, 2015, AmTrust had 82,428,628 shares of common stock outstanding.) Notwithstanding the foregoing, the maximum amount for which any person (together with all that person’s transferees) may subscribe in the Offering is $100,000 and the maximum amount for which any Non-Employee Director may subscribe in the Offering is $50,000, irrespective of the different capacities in which such person subscribes.

If there are not sufficient shares available to satisfy all subscriptions by Eligible Members, shares will be allocated first among subscribing Eligible Members so as to permit each such Eligible Member, to the extent possible, to purchase the lesser of (i) the number of shares subscribed for and (ii) 1,000 shares. Any shares remaining after such initial allocation will be allocated among the subscribing Eligible Members whose subscriptions remain unsatisfied on a pro rata basis based on the amount that each Eligible Member subscribed to purchase, provided that no fractional shares will be issued.

To the extent that there are shares remaining after satisfaction of all subscriptions by Eligible Members, such shares will be issued pursuant to subscriptions received from the Non-Employee Directors; provided, however, that such Directors may not, as a group, purchase more than the lesser of (i) the total number of shares that may be issued at the purchase price determined based on gross Offering proceeds of $23,800,000 minus the number of shares subscribed for by Eligible Members and (ii) 33.27% of the total number of shares that may be issued at the purchase price determined based on gross Offering proceeds of $23,800,000. In the event of an oversubscription among the Non-Employee Directors, any available shares will be allocated on a pro rata basis based on the amount that each person subscribed to purchase, provided that no fractional shares will be issued.

ARI may increase or decrease any of the purchase limitations described above at any time with AmTrust’s consent; provided, however, that in no event shall the maximum purchase limitation applicable to Eligible Members be less than the maximum purchase limitation percentage applicable to any other class of purchasers in the Offering. If the individual or aggregate purchase limits are increased, AmTrust will permit any person who subscribed for the maximum number of shares of common stock to purchase an additional number of shares up to the revised maximum. These additional shares will be subject to the rights and preferences of any person who has priority rights in the Offering. If the individual or aggregate maximum purchase limits are decreased, the order of any person who subscribed for an amount in excess of the decreased maximum purchase limitation amount will be decreased to the new maximum.

In the event AmTrust is unable to satisfy any subscription in full because of these limitations, it will return the excess subscription amounts without interest.

Subscription Rights Not Transferable

The right of Eligible Members or Non-Employee Directors to purchase shares in the Offering cannot be transferred to any other person.

Offering Deadline

The Expiration Date, after which no subscriptions will be accepted, is 5:00 p.m. Eastern Time on [●], 2015, unless on or before that date AmTrust agrees to extend the Offering, which AmTrust would announce by issuing a press release. No shares will be sold hereby other than through the subscription offering. Subscriptions not received before the Expiration Date will not be accepted. The Offering may be terminated at any time and for any reason by agreement of the boards of directors of AmTrust and ARI, in which case all subscriptions would be cancelled and subscribers’ funds returned without interest.

Offering Closing Conditions

The completion of the Offering is subject to closing conditions set forth in the Plan, including the adoption and approval of the Plan and the Amended Charter by the Eligible Members. If the Eligible Members do not adopt and approve the Plan or the Amended Charter at the Special Meeting, ARI may resolicit its members to obtain the required approval, which would delay completion of the Offering. If such action is necessary, AmTrust and ARI may, but need not, agree to extend the Expiration Date, which we would announce by issuing a press release. In addition, all conditions precedent to closing under the Stock Purchase Agreement for AmTrust’s acquisition of the stock of HoldCo must have been satisfied or waived before the completion of the Offering. Furthermore, if the Offering proceeds are insufficient to fund the HoldCo Stock Purchase Price, AmTrust must fund the remainder from its other resources, which may include drawing on its existing credit facility. Until such time as these offering conditions are satisfied, all subscribers’ funds tendered to purchase shares will be held without earning interest in a segregated account by the subscription agent.

Delivery of Common Stock

As soon as practicable after the Effective Time and after all allocations have been completed, AmTrust’s transfer agent, American Stock Transfer and Trust Company, LLC (“American Stock Transfer”) will mail to subscribers a statement of book-entry ownership reflecting ownership of the shares of common stock purchased in the Offering in the Direct Registration System, or DRS. No physical stock certificates will be issued for shares purchased in the Offering. A refund will be made to you equal to the difference, if any, between (i) your subscription amount and (ii) the purchase price per share multiplied by the whole number of shares purchased by you in the Offering. No interest will be paid on any portion of your subscription amount, including any refund. You will have no rights as a stockholder of AmTrust common stock until your DRS account is credited with the shares of AmTrust common stock purchased in the Offering.

Once your DRS account has been credited with the newly–issued shares, you may take any of the following courses of action:

• Remain a holder of record with your ownership recorded in the DRS book-entry records maintained by American Stock Transfer.	American Stock Transfer will send you periodic statements reflecting your share holding and any transactions in your account.

• Request a physical certificate at no cost, with mailing made within 48 hours after instructions are received by American Stock Transfer, and remain a holder of record.	Your DRS account with American Stock Transfer would then be closed.

• Transfer the shares out of DRS to “street name” (i.e., your account with a broker or bank).	With your DRS statement, you will receive information about the procedures for your broker or bank to request a transfer of shares from your DRS account to a street name account, including the applicable fees. The transfer process takes up to 48 hours from the time the broker posts up the request in the electronic transfer system.

Note that, if you sell any of the shares for which you subscribed before the end of the applicable Repurchase Period, you will not be able to have AmTrust repurchase your shares as described in “The Stock Purchase Agreement–Additional Obligations of the Parties–Repurchase of Shares” on page 39. Furthermore, if you request a repurchase after you have transferred the shares out of DRS to street name, you will be required to provide evidence that the shares you want to have repurchased were purchased in the Offering.

Listing of AmTrust Common Stock Issued in the Offering

The shares of common stock issued in the Offering will be listed on the NASDAQ Global Select Market under the symbol “AFSI.”

The Subscription Agent

Sabr Group will act as subscription agent to receive and process subscriptions in the Offering and issue the shares purchased. All stock order forms and payments of subscription amounts must be delivered to the subscription agent by the Expiration Date as follows:

If by overnight delivery or by first class mail:

Sabr Group

126 East 56th Street, 15th Floor

New York, NY 10022

To confirm delivery and receipt of your subscription and payment, to request additional copies of this proxy statement/prospectus or the stock order form, or if you have any questions about how to complete the stock order form or submit your subscription, you may contact representatives of AmTrust at ARISubscriptions@ari-ins.com or (609) 323-1086.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

General

The following discusses the material federal income tax considerations related to the receipt and the exercise or lapse of subscription rights to purchase the shares of AmTrust common stock offered in the Offering applicable to (i) Eligible Members and (ii) the Non-Employee Directors who may also participate in the Offering. We refer to all such persons collectively in this discussion as “offerees.”

Generally, the federal income tax consequences of the receipt and the exercise or lapse of the subscription rights are not clear. The following discussion is based, primarily, on private letter rulings that have been issued by the Internal Revenue Service to certain taxpayers unrelated to AmTrust or ARI that have engaged in transactions that are in certain respects analogous to the Plan. Under the Internal Revenue Code of 1986, as amended (which we refer to herein as the Code), private letter rulings are directed only to the taxpayer that requested the rulings and they may not be used or cited as precedent by other taxpayers. In addition, some of the discussion below is outside the scope of these private letter rulings, and is based upon an application of general tax principles. The entirety of this discussion is based on the Code, Treasury regulations promulgated under the Code, judicial authorities, published positions of the Internal Revenue Service and other applicable authorities, all as in effect on the date of this discussion and all of which are subject to change (possibly with retroactive effect) and to differing interpretations. No assurance can be given that the Internal Revenue Service would not assert, or that a court would not sustain a position contrary to any part of the discussion below.

The following discussion is directed solely to (i) Eligible Members that are U.S. Persons and whose membership interests in ARI through their qualifying policies constitute capital assets within the meaning of Section 1221 of the Code and (ii) Non-Employee Directors who are U.S. Persons. It does not purport to address all of the United States federal income tax consequences that may be applicable to the individual circumstances of particular categories of offerees, in light of their specific circumstances. For example, if a partnership is an Eligible Member, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partner of a partnership that is an Eligible Member, you should consult your tax advisor. In addition, the following discussion does not address aspects of United States federal income taxation that may be applicable to Eligible Members subject to special treatment under the Code, such as financial institutions, insurance companies, pass-through entities, regulated investment companies, real estate investment trusts, financial asset securitization investment trusts, dealers or traders in securities, or tax-exempt organizations, or any aspect of the U.S. alternative minimum tax or the state, local or foreign tax consequences of any of the proposed transactions.

For purposes of this discussion, the term “U.S. Person” means (a) a citizen or resident of the United States, (b) a corporation, or entity treated as corporation, created or organized in or under the laws of the United States or any political subdivision thereof, (c) an estate the income of which is subject to United States federal income taxation regardless of its source, (d) a trust if either (i) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more U.S. Persons have the authority to control all substantial decisions of such trust or (ii) the trust has a valid election in effect to be treated as a U.S. Person for United States federal income tax purposes, or (e) any other person or entity that is treated for United States federal income tax purposes as if it were one of the foregoing.

This discussion does not constitute tax advice and is not intended to be a substitute for careful tax planning. Each offeree is urged to consult his, her or its own tax advisor with respect to the U.S. federal, state, local and non-U.S. income and other tax consequences of the receipt and the exercise or lapse of subscription rights. Each prospective purchaser of shares of AmTrust common stock in the Offering is also urged to consult his, her or its own tax advisor with respect to the U.S. federal, state, local and non-U.S. income and other tax consequences of the acquisition, ownership and disposition of shares of AmTrust common stock purchased pursuant to this offering.

Treatment of Eligible Members

General

Generally, the federal income tax consequences of the receipt and the exercise or lapse of subscription rights by Eligible Members are not clear. They present novel issues of tax law that are not adequately addressed by any direct authorities. Nevertheless, based primarily upon the analysis contained in certain private letter rulings issued by the Internal Revenue Service to unrelated taxpayers, we believe, and we intend to take the position that, for U.S. federal income tax purposes:

•	the membership interest of an Eligible Member is regarded for U.S. federal income tax purposes as a proprietary interest in ARI, which the member holds in addition to holding a policy issued by ARI;

•	upon consummation of the Conversion, Eligible Members should be treated as transferring their membership interests in ARI in exchange for subscription rights to purchase the shares of AmTrust common stock offered in the Offering;

•	gain should be realized by an Eligible Member upon such exchange equal to the amount by which the fair market value of the subscription right received by the Eligible Member exceeds the Eligible Member’s basis in the exchanged membership interest;

•	any gain realized by an Eligible Member as a result of the receipt of a subscription right must be recognized, whether or not such right is exercised;

•	any gain recognized by an Eligible Member as a result of the receipt of a subscription right should constitute a capital gain, which should be long term capital gain if the Eligible Member has held its membership interest for more than one year; and

•	if an Eligible Member is required to recognize gain on the receipt of a subscription right and does not exercise such subscription right, (i) the Eligible Member should recognize a corresponding loss upon the lapse of the unexercised subscription right, (ii) the amount of that loss should equal the gain previously recognized upon receipt of the unexercised subscription right, and (iii) if the common stock that an Eligible Member would have received upon exercise of the lapsed subscription right would have constituted a capital asset in the hands of that Eligible Member, the resulting loss upon lapse of the subscription right should constitute a capital loss (and in all likelihood a short-term loss).

For purposes of calculating the amount of this gain, it is unclear how to determine the amount of subscription rights that are treated as allocated to each Eligible Member with respect to the Offering. Further, while it appears reasonable to assume that the subscription rights, since they are being offered at a discount from the trading price of AmTrust’s common stock and are accompanied by the right to have AmTrust repurchase the subscribed shares for a limited period, have a fair market value, we have not undertaken to calculate this value, nor have we hired any third party to do so. Eligible Members will need to consult with their tax advisors to determine the aggregate value of their subscription rights, and thus the amount of gain realized by them on the receipt of such subscription rights.

Tax Basis in Membership Interests

The Internal Revenue Service has traditionally asserted that the basis of a taxpayer, such as an Eligible Member, in its membership interest in a mutual company such as ARI equals zero. The general view of the Internal Revenue Service in this regard is that the payment by a policyholder of a mutual insurance company of the premiums called for by the underlying insurance policy represents payment for the cost of insurance, rather than for the membership interest aspect of the policyholder’s interest. As a result, the policyholder’s basis in the membership interest is deemed to be zero.

Two recent Court decisions, however, have called into question this position of the Internal Revenue Service. During 2008, the United States Court of Federal Claims in the case of Fisher v. The United States, 102

AFTR 2d 2008-5608 (2008), aff’d 105 AFTR 2d 2010-357 (2009), held that a policyholder of a mutual insurance company that, in the course of a demutualization that constituted a reorganization under the Code, (a) exchanged its membership interest in the insurer for shares of the common stock of a new holding company and (b) later sold such shares, did not realize any income for federal income tax purposes on the sale of such shares, because the amount realized by the policyholder on such sale was less than the policyholder’s cost basis in its insurance policy as a whole. Subsequently, the U.S. District Court for the District of Arizona in the case of Dorrance v. The United States , 110 AFTR 2d 2012-5176 (2012), denied a summary judgment motion by the government requesting a determination that the taxpayers in the case had no basis in their mutual company membership interest. Likewise, the court rejected a cross motion from the taxpayers requesting “open transaction” treatment similar to that provided for by the Fisher decision. The court in Dorrance determined, without providing the mechanics therefore, that the basis in the underlying policies should be equitably apportioned between the insurance aspect of the policy and the membership interest aspect of such policy. The full decision in Dorrance , which would presumably elaborate on this issue, has not yet been issued.

The plan of conversion and the law considered by the court in each of Fisher and Dorrance were in certain respects substantially different than ARI’s Plan and the corresponding law of Pennsylvania. Nevertheless, if the principles articulated by the courts in Fisher and Dorrance were determined to be applicable to the Offering hereunder, Eligible Members would potentially be able to report a basis in their membership interests deemed exchanged for the subscription rights, and accordingly report less gain than would be required under the approach traditionally adopted by the Internal Revenue Service. Eligible Members should consult with their tax advisors regarding their ability to reflect a basis in their membership interests in calculating the amount of their gain or loss on the exchange of such interests for the subscription rights hereunder.

Treatment of Non-Employee Directors

We believe, and intend to take the position, that the grant of subscription rights to the Non-Employee Directors does not constitute a taxable event for the recipients of such rights. Instead, we believe that the grant of such rights should be treated as the grant of an option to acquire AmTrust common stock pursuant to Section 83 of the Code, and that such option should not be treated at grant as having a “readily ascertainable fair market value” within the meaning of this provision. As such, Non-Employee Directors entitled to subscription rights should be treated as realizing income upon the exercise of such rights, in an amount equal to the excess of the value of the AmTrust shares received upon such exercise over the purchase price for such shares. Any income so realized should be treated as compensation income for federal income tax purposes. Non-Employee Directors should consult with their tax advisors with respect to the potential tax consequences to them of the receipt and exercise or lapse of subscription rights based on their particular circumstances.

* * * * *

DUE TO THE INDIVIDUAL AND SOMETIMES UNCERTAIN NATURE OF THE FEDERAL INCOME TAX CONSEQUENCES ASSOCIATED WITH THE RECEIPT, EXERCISE, AND LAPSE OF THE SUBSCRIPTION RIGHTS HEREUNDER, EACH ELIGIBLE MEMBER AND EACH DIRECTOR, OFFICER, AND EMPLOYEE IS URGED TO CONSULT HIS, HER, OR ITS TAX AND FINANCIAL ADVISORS REGARDING SUCH TAX CONSEQUENCES.

INFORMATION ABOUT AMTRUST

Overview

AmTrust is a Delaware stock insurance holding company whose stock is publicly traded and listed on the NASDAQ Global Select Market. AmTrust underwrites and provides property and casualty insurance products, including workers’ compensation, commercial automobile, general liability and extended service and warranty coverage, in the United States and internationally to niche customer groups that it believes are generally underserved within the broader insurance market. AmTrust manages its operations through three business segments: Small Commercial Business, Specialty Risk and Extended Warranty and Specialty Program. If the Conversion is completed, ARI will become an indirect, wholly-owned subsidiary of AmTrust and will operate within one of AmTrust’s business segments.

AmTrust’s business model focuses on achieving superior returns and profit growth with the careful management of risk. AmTrust pursues these goals through geographic and product diversification, as well as an in-depth understanding of its insured exposures. AmTrust’s product mix includes, primarily, workers’ compensation, extended warranty and other commercial property/casualty insurance products. Its workers’ compensation and property/casualty insurance policyholders in the United States are generally small and middle market businesses. AmTrust’s extended warranty customers are manufacturers, distributors and retailers of commercial and consumer products. AmTrust has also built a strong and growing distribution of extended warranty and specialty risk products, including liability and other property/casualty products, in Europe. The majority of its products are sold through independent third-party brokers, agents, retailers or administrators. AmTrust’s strategy is to target small to middle size customer markets throughout the U.S. and Europe where its proprietary technology platform enables it to efficiently manage the high volume of policies and claims that result from serving large numbers of small policyholders and warranty contract holders. The technology AmTrust has developed offers a level of service that is intended to provide a competitive advantage in these high volume, lower risk markets by enhancing its ability to service, underwrite and adjudicate claims. Additionally, AmTrust’s ability to maintain and analyze high volumes of loss data over a long historical period allows it to better manage and forecast the underlying risk inherent in the portfolio. Since AmTrust’s inception in 1998, it has grown both organically and through an opportunistic acquisition strategy. AmTrust believes it approaches acquisitions conservatively, and its strategy is to take relatively modest integration and balance sheet risk. AmTrust’s acquisition activity has involved the purchase of companies, renewal rights to established books of insurance portfolios, access to distribution networks and hiring established teams of underwriters with expertise in AmTrust’s specialty lines.

AmTrust is committed to driving long-term stockholder value and industry-leading returns on equity by continuing to execute on its lower risk, lower volatility business model and leveraging technology to help maintain a more efficient cost structure, consistently generate solid underwriting profits and ensure strong customer service and retention rates. Additionally, AmTrust is focused on further enhancing economies of scale by opportunistically expanding its geographic reach and product set, growing its network of agents and other distributors, developing new client relationships and executing its acquisition strategy. AmTrust is also focused on maintaining its disciplined approach to capital management while maximizing an appropriate risk-adjusted return on its growing investment portfolio. It continues to carefully monitor and maintain appropriate levels of reserves and seeks to minimize its reinsurance recoverable exposure in order to maintain a strong balance sheet. AmTrust intends to expand its business and capital base to take advantage of profitable growth opportunities while maintaining or improving its A.M. Best ratings. AmTrust’s principal insurance subsidiaries are rated “A” (Excellent) by A.M. Best, which is the third highest of 16 rating levels.

For more information about AmTrust, see “Where You Can Find More Information” on page 61.

INFORMATION ABOUT ARI

Overview

ARI is a Pennsylvania mutual insurance company that redomesticated to Pennsylvania from New Jersey in 2014. ARI is principally engaged in writing commercial auto insurance policies in New Jersey, Pennsylvania, Maryland and Virginia. ARI is also licensed to write insurance in Delaware. Business is produced through approximately 265 independent agencies and brokers. For the year ended December 31, 2014, ARI’s total direct premiums written were $57.6 million, net premiums written were $38.4 million and net loss was ($7.9 million). At December 31, 2014, its policyholders’ surplus was $24.9 million. ARI’s current A.M. Best financial strength rating is B+. A.M. Best revised its outlook from negative to under review with positive implications in March 2015 as a result of the board’s adopting and approving the Plan and the Stock Purchase Agreement. For more information about ARI, see “Where You Can Find More Information” on page 61.

Material Contracts and Relationships between ARI and AmTrust

Stock Purchase Agreement. AmTrust and ARI are parties to the Stock Purchase Agreement pursuant to which, among other things, following the Conversion, AmTrust will acquire all of the authorized common stock of HoldCo, which will acquire all of the authorized capital stock of ARI. For more information, see “The Stock Purchase Agreement” on page 38.

Quota Share Agreement. Wesco and ARI are parties to a Commercial Automobile Net Quota Share Reinsurance Contract which provides for 40% of the net liability under any policies issued by ARI to be ceded to Wesco, which was increased, effective July 1, 2015, to 50%.

DESCRIPTION OF CAPITAL STOCK OF AMTRUST AND

RIGHTS OF AMTRUST STOCKHOLDERS

AmTrust has summarized below the material terms of AmTrust’s capital stock. This summary is qualified in its entirety by reference to Delaware law and to AmTrust’s amended and restated certificate of incorporation (the “charter”) and bylaws, which AmTrust encourages you to read for greater detail on the provisions that may be important to you. The AmTrust charter and bylaws are incorporated by reference. For more information on where to obtain these documents, see “Where You Can Find More Information” beginning on page 61.

Common Stock

AmTrust’s charter authorizes the issuance of 150,000,000 shares of AmTrust’s common stock, $0.01 par value per share, of which, at September 30, 2015, 82,908,030 shares were issued and outstanding and held of record by 150 stockholders and 15,319,282 shares were held in treasury.

AmTrust’s common stock is listed on the NASDAQ Global Select Market under the symbol “AFSI.”

Dividends

Holders of common stock are entitled to receive dividends when and if declared by AmTrust’s board of directors out of funds legally available therefor, subject to any contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding shares of preferred stock or debt securities.

Voting Rights

Each holder of AmTrust’s common stock is entitled to one vote for each share on all matters to be voted upon by the stockholders and there are no cumulative voting rights.

Other Terms

If there is liquidation, dissolution or winding up of AmTrust, holders of common stock would be entitled to share in AmTrust’s assets remaining after the payment of liabilities, and the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock. Holders of AmTrust’s common stock have no preemptive or conversion rights or other subscription rights and there are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of AmTrust’s common stock are fully paid and non-assessable. The rights, preferences and privileges of the holders of AmTrust’s common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that AmTrust may designate in the future.

Effect of Charter and Bylaws

AmTrust’s charter and bylaws may have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of it.

AmTrust’s charter provides that stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting. In addition, AmTrust’s charter and bylaws provide that, except as otherwise required by law, special meetings of the stockholders can only be called by a resolution adopted by a majority of AmTrust’s board of directors or by AmTrust’s chief executive officer. Stockholders are not permitted to call a special meeting or require AmTrust’s board of directors to call a special meeting.

AmTrust’s bylaws establish an advance notice procedure for stockholder proposals to be brought before AmTrust’s annual meeting of stockholders, including proposed nominations of persons for election to AmTrust’s board of directors. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of AmTrust’s board of directors or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given to AmTrust’s secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. Although the bylaws do not give AmTrust’s board of directors the power to approve or disapprove stockholder nominations of director candidates or proposals regarding other business to come before a special or annual meeting, the bylaws may have the effect of precluding the conduct of proposed business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquiror from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of AmTrust.

Delaware Anti-Takeover Statute

Under Delaware law, AmTrust may not engage in a “business combination,” which includes a merger or sale of more than 10% of AmTrust’s assets, with any “interested stockholder,” namely, a stockholder who owns 15% or more of AmTrust’s outstanding voting stock, as well as affiliates and associates of any of these persons, for three years following the time that stockholder became an interested stockholder unless:

•	the transaction in which the stockholder became an interested stockholder is approved by AmTrust’s board of directors before the time the interested stockholder attained that status;

•	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of AmTrust’s voting stock outstanding at the time the transaction commenced, excluding those shares owned by persons who are directors and also officers; or

•	at or after the time the stockholder became an interested stockholder the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Limitation of Liability and Indemnification of Directors and Officers

As permitted by the Delaware General Corporation Law, AmTrust has adopted provisions in its charter that limits or eliminates the personal liability of AmTrust’s directors for a breach of their fiduciary duty of care as a director. The duty of care generally requires that, when acting on behalf of the corporation, directors exercise an informed business judgment based on all material information reasonably available to them. Consequently, a director will not be personally liable to AmTrust or AmTrust’s stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

•	any breach of the director’s duty of loyalty to AmTrust or AmTrust’s stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	any act related to unlawful stock repurchases, redemptions or other distributions or payment of dividends; or

•	any transaction from which the director derived an improper personal benefit.

AmTrust’s charter also authorizes AmTrust to indemnify AmTrust’s officers, directors and other agents to the fullest extent permitted under Delaware law and AmTrust may advance expenses to AmTrust’s directors, officers and employees in connection with a legal proceeding, subject to limited exceptions. As permitted by the Delaware General Corporation Law, AmTrust’s charter provides that:

•	AmTrust will indemnify AmTrust’s directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions; and

•	AmTrust may purchase and maintain insurance on behalf of AmTrust’s current or former directors, officers, employees or agents against any liability asserted against them and incurred by them in any such capacity, or arising out of their status as such.

Insurance Regulations Concerning Change of Control

State insurance laws intended primarily for the protection of policyholders contain certain requirements that must be met before any change of control of an insurance company or insurance holding company that is domiciled, or in some cases, having such substantial business that it is deemed commercially domiciled, in that state. These requirements may include the advance filing of specific information with the state insurance commission, a public hearing on the matter, and review and approval of the change of control by the state agencies. AmTrust has insurance subsidiaries domiciled or commercially domiciled in California, Delaware, Florida, Iowa, Kansas, Nevada, New Hampshire, New York, Texas and Wisconsin. Under the insurance laws in these states, “control” is presumed to exist through the ownership of 10% or more of the voting securities of an insurance company or any company that controls the insurance company. Any purchase of AmTrust’s shares that would result in the purchaser owning more than 10% of AmTrust’s voting securities will be presumed to result in the acquisition of control of AmTrust’s insurance subsidiaries and require prior regulatory approval.

Transfer Agent

The transfer agent and registrar for AmTrust’s common stock is American Stock Transfer & Trust Company, LLC. The address of the transfer agent and registrar is 6201 15th Avenue, Brooklyn, New York 11219.

Preferred Stock

AmTrust’s charter also authorizes the board of directors, subject to any limitations prescribed by law, to issue up to 10,000,000 shares of preferred stock, $0.01 par value per share, in one or more series without stockholder approval. As of September 30, 2015, AmTrust had authorized 189,750 shares of 7.50% Non-Cumulative Preferred Stock (the “Series D Preferred Stock”), of which 182,500 shares are outstanding, 92,000 shares of 7.625% Non-Cumulative Preferred Stock (the “Series C Preferred Stock”), of which 80,000 shares are outstanding, 115,000 shares of 7.25% Non-Cumulative Preferred Stock (the “Series B Preferred Stock”), of which 105,000 shares are outstanding, and 5,290,000 shares of 6.75% Non-Cumulative Preferred Stock (the “Series A Preferred Stock”) of which 4,600,000 shares are outstanding (the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, collectively the “Preferred Stock”).

The Preferred Stock ranks senior to the common stock with respect to the payment of dividends and distributions of assets upon liquidation, dissolution or winding-up. Upon AmTrust’s voluntary or involuntary liquidation, dissolution or winding-up, holders of the Preferred Stock are entitled to receive out of AmTrust’s assets available for distribution to stockholders, after satisfaction of liabilities to creditors, if any, but before any distribution of assets is made to holders of AmTrust’s common stock or any of AmTrust’s other junior stock, a liquidating distribution in the amount equal to the liquidation preference of $1,000 per share of Series D Preferred Stock, $1,000 per share of Series C Preferred Stock, $1,000 per share of Series B Preferred Stock, and $25 per share of Series A Preferred Stock, as applicable, plus any declared and unpaid dividends. As of September 30, 2015, the Preferred Stock has an aggregate liquidation preference of $482.5 million. Holders of the Preferred Stock will not be entitled to any other amounts from us after they have received their full liquidation preference plus any declared and unpaid dividends.

Holders of the Preferred Stock will be entitled to receive dividends only when, as and if declared by the board of directors of AmTrust or a duly authorized committee of the Board, out of lawfully available funds for the payment of dividends. If declared, dividends will accrue with respect to a particular dividend period on the liquidation preference amount of $1,000 per share at an annual rate of 7.50% for the Series D Stock, 7.625% for the Series C Stock, 7.25% for the Series B Stock, and the liquidation preference amount of $25 per share at an annual rate of 6.25% for the Series A Stock.

The Preferred Stock is not subject to any mandatory redemption, sinking fund, retirement fund, purchase fund or other similar provisions. On and after March 19, 2020, September 16, 2019, and July 1, 2019, the Series D Preferred Stock, the Series C Preferred Stock, and the Series B Preferred Stock, respectively, will be redeemable at AmTrust’s option, in whole or in part, at a redemption price equal to $1,000 per share plus declared and unpaid dividends on such shares of the Preferred Stock for prior dividend periods, if any, plus accrued but unpaid dividends (whether or not declared) thereon for the then-current dividend period. On and after June 10, 2018, the Series A Preferred Stock will be redeemable at AmTrust’s option, in whole or in part, at a redemption price equal to $25 per share plus declared and unpaid dividends on such shares of Series A Preferred Stock for prior dividend periods, if any, plus accrued but unpaid dividends (whether or not declared) thereon for the then-current dividend period. Holders of the Preferred Stock will have no right to require the redemption of the Preferred Stock.

Except as provided for in the applicable certificate of designations, or as otherwise may be required by applicable law, the holders of the Preferred Stock have no voting rights.

Holders of the Preferred Stock will not have the right to convert the Preferred Stock into, or exchange the Preferred Stock for, any other securities or property of AmTrust.

If and when additional shares of preferred stock are authorized by the board of directors, each series of preferred stock will have the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, as will be determined by the board. Each series of preferred stock, when authorized, will rank senior to the common stock as to dividends and distributions in the event of liquidation. In addition, AmTrust’s board of directors may issue preferred stock with voting and conversion rights that could adversely affect the voting power of the holders of the common stock.

The purpose of authorizing the board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays and uncertainties associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisition and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or discourage a third party from acquiring, a majority of AmTrust outstanding voting stock.

SUMMARY OF RIGHTS OF POLICYHOLDERS OF ARI IN THEIR CAPACITY AS SUCH

The rights of policyholders in their capacity as such are entirely contractual and based upon the terms of their respective in-force insurance policies issued by ARI.

In his, her or its capacity as a member of ARI, a person who holds an in-force insurance policy issued by ARI has only the rights specified in the Pennsylvania Conversion Act, the Amended and Restated Articles of Incorporation of ARI (the “Charter”), and the bylaws of ARI (the “Bylaws” and together with the Charter, the “Organizational Documents”) and as specified by law. The Pennsylvania Business Corporation Law (the “PABCL”) and the Pennsylvania Insurance Company Law (40 P.S. §1 et seq.), including the Pennsylvania Conversion Act, governs ARI, including rights of members.

Consistent with the Organizational Documents, policyholders of ARI are members of ARI by reason of being issued an in-force insurance policy by ARI. If the underlying policy expires, is terminated or cancelled, such policyholder automatically ceases to be a member of ARI. Thus, the “membership” relationship between the policyholder and ARI is based solely upon such policyholder’s status as an ARI policyholder and no other fact or circumstance.

The Organizational Documents also provide authority for rights of policyholders in their capacity as members of ARI. Together with rights provided under the Pennsylvania Conversion Act, the policyholders, as members of ARI, have the following rights:

•	right to elect directors of ARI;

•	right to one vote on each matter submitted for a vote of members;

•	right to remove directors;

•	right to vote on certain fundamental transactions, including the adoption of a plan of conversion, undertaken by ARI;

•	except as provided in a plan of conversion, the right to receive dividends as provided in any participating policies (ARI has no outstanding participating policies);

•	right of certain members to subscribe for stock in a conversion (unless the Pennsylvania Insurance Commissioner finds otherwise); and

•	right of members whose insurance policies were issued after adoption of a plan of conversion to rescind such policies and receive a full refund of premiums paid, provided that they have not filed a claim under such policy.

No policyholder, as a member of ARI, is entitled to vote on any matter, including without limitation any merger, except as expressly set forth in or pursuant to the Pennsylvania Conversion Act, the PABCL, or the Organizational Documents.

LEGAL MATTERS

The validity of the common stock offered hereby has been passed upon by Stephen B. Ungar, AmTrust’s General Counsel and Secretary. As of December 4, 2015, Mr. Ungar owned 80,593 shares of AmTrust common stock, 14,608 restricted stock units and options to purchase 40,441 shares of AmTrust common stock.

EXPERTS

The consolidated financial statements and schedules and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this proxy statement/prospectus by reference to AmTrust’s Annual Report on Form 10-K for the year ended December 31, 2014, have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

ARI is a mutual insurance company domiciled in the Commonwealth of Pennsylvania. ARI writes specialty commercial auto insurance in New Jersey, Pennsylvania, Maryland and Virginia. ARI is also licensed to write insurance in Delaware. ARI is subject to the laws and regulations of the Commonwealth of Pennsylvania applicable to insurance companies and, accordingly, files annual and quarterly financial reports prepared on a statutory accounting basis and other information with the Pennsylvania Insurance Commissioner as well as other state insurance departments.

In connection with obtaining approval of the Plan from the Pennsylvania Insurance Commissioner, ARI has filed the Plan and other related documents (collectively, the “Filing”) with the Pennsylvania Insurance Commissioner pursuant to Sections 911-A, et seq. of the Pennsylvania Conversion Act. Members of ARI may inspect and obtain copies of the Filing, as well as the financial reports and other information filed by ARI and ARI Casualty with the Pennsylvania Insurance Commissioner and the New Jersey Department of Banking and Insurance, respectively, during normal business hours and upon prior appointment at the offices of ARI located at 125 Pheasant Run, Newtown, Pennsylvania. Members of ARI may also inspect and make copies of the Filing, as well as the financial reports and other information filed by ARI with the Pennsylvania Insurance Commissioner, during normal business hours at the offices of the Pennsylvania Insurance Commissioner located at 1326 Strawberry Square, Harrisburg, Pennsylvania 17120. The publicly available financial reports of ARI can also be inspected and copied during normal business hours at the offices of the insurance regulatory agency in each of the states where ARI does business. Any member of ARI who has questions about the Filing may contact representatives of ARI by email at ARISubscriptions@ari-ins.com or by telephone at (609) 323-1086.

AmTrust files annual, quarterly, current and special reports, proxy statements and other information with the SEC. You may read and copy any document AmTrust files with the SEC at its Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. AmTrust’s SEC filings are also available to the public from the SEC’s website at http://www.sec.gov or from AmTrust’s website at http://ir.amtrustgroup.com. AmTrust’s Corporate Governance Guidelines, AmTrust’s Code of Business Conduct and Ethics and AmTrust’s committee charters are also available on AmTrust’s website at http://ir.amtrustgroup.com or in print upon written request addressed to AmTrust’s Corporate Secretary, AmTrust Financial Services, Inc., 59 Maiden Lane, 43rd Floor, New York, New York 10038. However, the information on AmTrust’s website is not incorporated by reference into, and does not constitute a part of, this proxy statement/prospectus.

INCORPORATION BY REFERENCE

The SEC allows AmTrust to “incorporate by reference” the information it files with it, which means that AmTrust can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this proxy statement/prospectus. The reports and other documents AmTrust files after the date of this proxy statement/prospectus will update, supplement and supersede the information in this proxy statement/prospectus. AmTrust incorporates by reference the documents listed below — and any documents AmTrust files subsequently with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of the initial registration statement and before the effectiveness of the registration statement and after the date of the proxy statement/prospectus and before the termination of the Offering; provided, however, that AmTrust is not incorporating any information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K.

•	AmTrust’s Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on March 2, 2015;

•	AmTrust’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015, June 30, 2015 and September 30, 2015 filed with the SEC on May 11, 2015, August 10, 2015 and November 9, 2015, respectively;

•	AmTrust’s Current Reports on Form 8-K filed with the SEC on February 27, 2015, March 19, 2015, April 13, 2015, May 21, 2015, June 18, 2015, September 10, 2015, September 16, 2015 and November 25, 2015; and

•	the description of AmTrust common stock contained in AmTrust’s registration statement on Form 8-A, filed with the SEC on November 9, 2006, which description is contained in the prospectus included in AmTrust’s Registration Statement on Form S-1 (File No. 333-134960), including any amendment or reports filed for the purpose of updating such description.

You may request a copy of any of these filings, at no cost, by writing or calling AmTrust at the following phone number or postal address:

Stephen B. Ungar, Esq.

Senior Vice President, General Counsel and Secretary

AmTrust Financial Services, Inc.

59 Maiden Lane, 43rd Floor

New York, NY 10038

Telephone Number: (212) 220-7120

APPENDIX A

Sponsored Conversion

ARI MUTUAL INSURANCE COMPANY

PLAN OF CONVERSION

FROM MUTUAL INSURANCE COMPANY TO STOCK FORM

Adopted by the Board of Directors on March 17, 2015

ARI MUTUAL INSURANCE COMPANY

PLAN OF CONVERSION

FROM MUTUAL INSURANCE COMPANY TO STOCK FORM

1.	BACKGROUND AND REASONS FOR THE CONVERSION.

Annually the Board of Directors of ARI Mutual Insurance Company (“ARI”) undertakes a strategic review of its operations, business plans, enterprise risk management, and market position. In 2014, ARI engaged Griffin Financial Group, LLC (“Griffin”) as a financial advisor to assist with this process by performing an independent review of ARI’s strategic alternatives. In consultation with Griffin, the Board of Directors of ARI considered a variety of alternatives including the status quo, reinsurance transactions, mergers or affiliations with other mutual insurance companies, and a subscription rights demutualization, either on a standalone basis, with a standby investor, or by means of a sponsored demutualization. Ultimately the Board of Directors determined that ARI’s future success and its ability to continue to serve its policyholders and other stakeholders will be enhanced if it expands geographically, augments its capital position to support this growth and, over time, achieves an “A-” or better rating from A.M. Best Company, Inc. (“A.M. Best”).

After careful study and consideration, ARI has concluded that the subscription rights method of demutualization, in a transaction sponsored by AmTrust Financial Services, Inc., a Delaware corporation (“AmTrust”), best suits ARI’s circumstances. ARI considered, among other things, that a sponsored demutualization with AmTrust would:

•	provide ARI with access to a significant amount of additional capital;

•	permit ARI to avail itself of AmTrust’s stable A.M. Best “A” financial strength rating and AmTrust’s larger A.M. Best financial size category;

•	provide Eligible Members with an opportunity to acquire AmTrust stock at a discount to market and realize significant value that will be protected by AmTrust for a 60 day period following the Effective Date;

•	permit ARI to operate as a wholly-owned subsidiary of AmTrust or one of its operating insurance subsidiaries and serve as a platform for AmTrust’s specialty commercial auto insurance business;

•	permit ARI to continue to serve its specialty commercial auto insurance customers;

•	permit ARI to maintain its name, headquarters, culture, values and management team; and

•	Provide ARI employees with opportunities for career advancement.

The Board has determined that the Conversion will enhance ARI’s capital position in a manner that furthers the interests of ARI and its Members. The Board has determined that the Conversion is in the best interest of ARI.

Accordingly, on March 17, 2015, the Board of Directors of ARI, after careful study, consideration, and deliberation, adopted and approved this ARI Mutual Insurance Company Plan of Conversion from Mutual Insurance Company to Stock Form (as amended from time to time pursuant to the terms hereof, the “Plan”). Under this Plan, as of the Effective Date, ARI will convert from a Pennsylvania mutual insurance company to a Pennsylvania stock insurance company pursuant to the Insurance Company Mutual-to-Stock Conversion Act, 40 P.S. Sections 911-A, et seq. (the “Act”), and will simultaneously issue and sell all of its authorized shares to ARI HoldCo, a Delaware business corporation (“HoldCo”), thereby becoming a wholly owned subsidiary of HoldCo. Pursuant to this Plan, which is attached as Exhibit A to the Agreement, in connection with the Conversion, HoldCo will issue and sell to AmTrust all of its authorized shares.

This Plan, if approved by the Commissioner, will be submitted to the Eligible Members of ARI for their approval and adoption at the Special Meeting to be called for the purpose of considering and voting on this Plan. Pursuant to the Act and the terms and conditions of this Plan, this Plan must be approved and adopted by an affirmative vote of at least two-thirds (2/3) of the votes cast by Eligible Members in person or by proxy at the Special Meeting.

In the Offering as contemplated by this Plan, Participants will have Subscription Rights in the Offering to acquire from AmTrust, at the Purchase Price, either authorized but unissued shares of Common Stock or issued but not outstanding shares of Common Stock that are held as treasury stock, in accordance with applicable federal and state laws and regulations and this Plan. All Subscription Rights remaining unexercised at 5:00 p.m. Eastern Time on the last day of the Offering, if any, will expire. If the total dollar amount of subscriptions for shares of Common Stock tendered by Participants in the Offering (the “Aggregate Subscription Amount”) is less than the Minimum of the Valuation Range, AmTrust shall contribute cash to the Cash Contribution Fund in an amount such that the sum of the Aggregate Subscription Amount plus the Cash Contribution Fund shall equal not less than the Minimum of the Valuation Range. AmTrust will use the gross proceeds from the Offering and the amount of the Cash Contribution Fund (if applicable) to purchase all of the authorized shares of HoldCo. The Conversion, the issuance by ARI of its shares to HoldCo, and the issuance of shares of HoldCo to AmTrust in exchange for the Aggregate Subscription Amount and the Cash Contribution Fund are intended to happen simultaneously.

The Conversion is subject to the provisions of the Act and the policies of the Commissioner. This Plan is subject to the prior written approval of the Commissioner (as defined below).

2.	DEFINITIONS.

Capitalized terms defined in the Background section of this Plan shall have the meanings given to such terms in the Background section wherever used in this Plan. As used in this Plan, the terms set forth below have the following meanings:

2.1 “Acquired Company Employees” has the meaning given in Section 10(f).

2.2 “Acquisition” means the purchase by AmTrust of all the authorized shares of HoldCo, which will occur simultaneously with the Conversion pursuant to the Agreement and this Plan.

2.3 “Advisory Board” has the meaning given in Section 10(e).

2.4 “Aggregate Discount Value” means and is equal to the product of (i) the AmTrust 10-day VWAP less the Purchase Price, multiplied by (ii) the aggregate number of shares of Common Stock acquired by Participants in the Offering; provided, however, that the amount of the Aggregate Discount Value shall not exceed $3,750,000.

2.5 “Agreement” means the Stock Purchase Agreement dated as of March 17, 2015 by and between AmTrust and ARI, to which this Plan is an exhibit.

2.6 “Application” means all of the documents to be filed with the Commissioner pursuant to and as required by §913-A(b) of the Act constituting ARI’s application for approval of the Conversion.

2.7 “Associate” when used to indicate a relationship with any Person, means (i) a corporation or organization (other than the Company, HoldCo, AmTrust or a majority-owned subsidiary of either) of which such Person is a director, officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities (as defined in Rule 3a11-1 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)); (ii) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity; (iii) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person or who is a Director or Officer of the Company or any of its subsidiaries; and (iv) any Person acting in concert, or otherwise affiliated (as such term is defined in Rule 12b-2 promulgated under the Exchange Act), with such Person or any of the Persons or entities specified in clauses (i) through (iii) above.

2.8 “Calculation Agent” means the Person designated by AmTrust to calculate the Purchase Price as of the date of the Special Meeting.

2.9 “Cash Contribution Fund” means the fund to be established by AmTrust in the event that the Aggregate Subscription Amount is less than the Minimum of the Valuation Range, and into which AmTrust shall contribute cash equal to the difference between (a) the Minimum of the Valuation Range less (b) the product of (i) the number of shares of Common Stock sold to Participants multiplied by (ii) the Purchase Price.

2.10 “Common Stock” means the common stock, stated value $0.01 per share, of AmTrust.

2.11 “Commissioner” means the Insurance Commissioner of the Commonwealth of Pennsylvania.

2.12 “Company” means ARI or Converted ARI (as appropriate to the context).

2.13 “Company CEO” means Karen S. Fulton, current President and Chief Executive Officer of ARI.

2.14 “Conversion” means (i) the conversion of ARI into stock form in a subscription rights conversion pursuant to the Act, (ii) the issuance and sale of all of ARI’s authorized capital stock to HoldCo, (iii) the issuance and sale of all of HoldCo’s authorized capital stock to AmTrust, and (iv) the offer and sale of Common Stock by AmTrust in the Offering, all in accordance with the terms of this Plan.

2.15 “Converted ARI” means ARI after its conversion to stock form pursuant to the terms of this Plan.

2.16 “Converted ARI Charter” means the amended and restated articles of incorporation for Converted ARI in the form of Exhibit A hereto.

2.17 “Director” means any Person who is a director of the Company or any of its Subsidiaries.

2.18 “Effective Date” means the date, after this Plan has been approved by the Commissioner and both this Plan and the Converted ARI Charter have been approved and adopted by the Eligible Members of ARI at the Special Meeting, on which the Converted ARI Charter is filed in the office of the Secretary of State of the Commonwealth of Pennsylvania, which date shall be within 30 days after the Eligible Members have approved the Plan.

2.19 “Eligibility Record Date” means the close of business on March 17, 2015, the date of the adoption of this Plan by the Board of Directors of ARI.

2.20 “Eligible Member” means a Member whose ARI insurance policy is in force on the Eligibility Record Date, other than a Person insured under a group policy. A Person whose ARI policy of insurance becomes effective after the Board of Directors of ARI adopts this Plan but before the Effective Date is not an Eligible Member but shall have those rights established under §919-A of the Act.

2.21 “Employee” means any natural person who is a full or part-time employee of the Company or any of its Subsidiaries.

2.22 “Employee Bonus Pool Fund” has the meaning given in Section 10(f).

2.23 “Good Reason” means with respect to any Acquired Company Employee (i) a reduction in such Acquired Company Employee’s annual base salary (other than any reduction applicable to employees of AmTrust generally or any reduction not exceeding 5% during any 12-month period), (ii) a material change in such Acquired Company Employee’s position, duties or responsibilities as an employee of the HoldCo Group without such Acquired Company Employee’s prior consent (excluding any changes consistent with such Acquired Company Employee’s position as of the Effective Date for purposes of transitioning all or a portion of such Acquired Company Employee’s duties and responsibilities to another person, provided that such transition period does not exceed 6 months), or (iii) a change in such Acquired Company Employee’s principal work location in Newtown, Pennsylvania.

2.24 “HoldCo Group” has the meaning given in Section 10(g)(i).

2.25 “Independent Appraiser” means Feldman Financial Advisors, Inc., the qualified expert independent investment banking firm experienced in the valuation of insurance companies that has been retained by the Company to determine the Valuation Range and any update required thereto.

2.26 “Mailing Date” means the date that the notice of the Special Meeting is first mailed or otherwise sent to Eligible Members.

2.27 “Maximum of the Valuation Range” has the meaning given in Section 3(a).

2.28 “Maximum Shares Issuable” has the meaning given in Section 3(c).

2.29 “Maximum Subscription Amount” has the meaning given in Section 6(b).

2.30 “Member” means a Person who is a member of ARI.

2.31 “Minimum of the Valuation Range” has the meaning given in Section 3(a).

2.32 “Minimum Subscription Amount” means the minimum number of shares of Common Stock or minimum dollar amount of shares of Common Stock that a Participant may subscribe to purchase as set forth in Section 6(a).

2.33 “Non-Employee Director” means each Director who is not an Employee listed in Schedule 4.19 of the Company Disclosure Letter delivered pursuant to the Agreement.

2.34 “Offering” means the offering of shares of Common Stock in the Subscription Offering as described in Section 5.

2.35 “Offering Closing Date” means the date upon which the sale of the shares of Common Stock to subscribing Participants in the Offering shall be completed.

2.36 “Officer” means the president, any vice-president, secretary, treasurer or principal financial officer, controller or principal accounting officer of, and any other Person performing similar functions for, the Company or any of its subsidiaries.

2.37 “Order Form” means the form provided to a Participant on behalf of AmTrust, containing such terms and provisions as set forth in Section 7 pursuant to which Common Stock may be subscribed for in the Offering.

2.38 “Participant” means a Person to whom Common Stock is offered under the Offering.

2.39 “Person” means any corporation, partnership, association, limited liability company, joint stock company, trust, unincorporated organization, or any other entity or a natural person.

2.40 “Prospectus” means the final prospectus and prospectus supplement, if any, used by AmTrust in connection with the Offering, including the documents incorporated or deemed to be incorporated by reference therein.

2.41 “Purchase Price” means the price per share at which the Common Stock shall be sold by AmTrust to subscribing Participants in the Offering in accordance with the terms hereof. The Purchase Price shall be determined after the close of trading on the NASDAQ Stock Market on the Business Day prior to the date of the Special Meeting, based on the following formula:

PP = AmTrust 10-day VWAP multiplied by (100% — Stock Discount Percentage)

where:

“PP” means the Purchase Price payable per share of Common Stock in the Offering.

“AmTrust 10-day VWAP” means the volume-weighted average trading price for the Common Stock on the NASDAQ Stock Market for the 10 Trading Day period ending on the Business Day prior to the date of the Special Meeting as reported by Bloomberg through its “VWAP” function.

“Stock Discount Percentage” means the percentage discount to the AmTrust 10-day VWAP determined as follows:

•	If the gross proceeds raised from the sale of Common Stock in the Offering are equal to or less than 12.5% of the Maximum of the Valuation Range, then the Stock Discount Percentage shall be equal to 20.00%; and

•	If the gross proceeds raised from the sale of Common Stock in the Offering are greater than 12.5% of the Maximum of the Valuation Range, then the Stock Discount Percentage shall decrease from 20.00% as the Aggregate Subscription Amount received increases in the manner illustrated in Exhibit B so that the Aggregate Discount Value does not exceed $3,750,000.

An illustrative example of the Stock Discount Percentage is set forth on Exhibit B attached hereto.

If between the Mailing Date and the Offering Closing Date, the outstanding shares of Common Stock are changed into a different number of shares, by reason of a reclassification, recapitalization, split-up, combination or exchange of shares, or any dividend payable in stock or other securities is declared with regard to the Common Stock with a record date between the Mailing Date and the Offering Closing Date, the Purchase Price will be adjusted to such number as if the reclassification, recapitalization, split-up, combination, exchange or dividend had occurred on the second trading day prior to the Mailing Date.

2.42 “Qualifying Policy” means a policy of insurance issued by ARI and in force as of the close of business on the Eligibility Record Date.

2.43 “Registration Statement” means the registration statement filed or to be filed by AmTrust with the SEC registering the shares of Common Stock to be offered and sold in the Offering under the Securities Act of 1933, as amended.

2.44 “SEC” means the United States Securities and Exchange Commission.

2.45 “Special Meeting” means the special meeting of Eligible Members called by the Board of Directors of ARI, and any adjournments thereof, to be held for the purpose of considering and voting on this Plan and the Converted ARI Charter in accordance with the certificate of incorporation and bylaws of ARI and the Act. The Special Meeting will occur after the expiration of the Subscription Period.

2.46 “Special Meeting Date” means the date upon which the Special Meeting is held.

2.47 “Subscription Agent” means the transfer agent, financial advisor, or other entity retained by AmTrust to serve as agent for processing subscriptions for shares of Common Stock by Participants in the Offering.

2.48 “Subscription Amount” means the aggregate dollar amount of a subscription for shares of Common Stock submitted by a Participant in the Offering on an Order Form.

2.49 “Subscription Period” has the meaning given in Section 7(a).

2.50 “Subscription Rights” means the rights of Participants to subscribe for shares of Common Stock in the Offering pursuant to the terms of this Plan.

2.51 “Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests (i) having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions or (ii) representing more than fifty percent of such securities or ownership interests are at the time directly or indirectly owned by such Person.

2.52 “Trading Day” means a day on which trading in securities is conducted on the NASDAQ Stock Market.

2.53 “Valuation Range” means the range of pro forma market values from the Minimum of the Valuation Range to the Maximum of the Valuation Range, inclusive, as such range is determined by the independent evaluation of the Independent Appraiser in accordance with Section 3, based on the estimated consolidated pro forma market value of Converted ARI determined in accordance with §914-A(d) of the Act.

3.	TOTAL NUMBER OF SHARES AND PURCHASE PRICE OF COMMON STOCK.

The number of shares of Common Stock required to be offered by AmTrust in the Offering will be determined as follows:

(a) Independent Appraiser. The Independent Appraiser has been retained by the Company to undertake an independent evaluation to determine the Valuation Range. The Valuation Range will consist of a midpoint valuation of the range of estimated consolidated pro forma market value of Converted ARI as a going concern determined in accordance with §914-A(d) of the Act, a valuation fifteen percent (15%) above such midpoint valuation of the Company (the “Maximum of the Valuation Range”) and a valuation fifteen percent (15%) below such midpoint valuation of the Company (the “Minimum of the Valuation Range”). The Valuation Range will be based upon the financial condition and results of operations of the Company, a comparison of the Company with comparable publicly-held insurance companies, the pro forma book value and earnings per share of the Converted ARI and such other factors as the Independent Appraiser may deem to be relevant and not inconsistent with the Act, including (as required by the Act) that value estimated to be necessary to attract a full subscription for the shares of Common Stock in the Offering. The Independent Appraiser will submit to ARI on the Eligibility Record Date the Valuation Range and a related report that describes the data and methodology used to determine the Valuation Range.

(b) Purchase Price. The Purchase Price will be uniform as to all subscribing Participants in the Offering.

(c) Number of Shares of Common Stock to be Offered and Sold. The Aggregate Subscription Amount that will be accepted in the Offering cannot exceed the Maximum of the Valuation Range, and the maximum number of shares of Common Stock to be sold in the Offering shall not exceed the quotient of the Maximum of the Valuation Range divided by the Purchase Price (the “Maximum Shares Issuable”). At a minimum, the Aggregate Subscription Amount, together with the cash contributed by AmTrust to the Cash Contribution Fund (if applicable), must equal the Minimum of the Valuation Range. There is no minimum number of shares of Common Stock that must be sold in the Offering; provided that if the Aggregate Subscription Amount is less than the Minimum of the Valuation Range, AmTrust shall contribute sufficient cash to the Cash Contribution Fund such that the condition in the preceding sentence is satisfied.

(d) Offering Proceeds Within the Valuation Range. If the aggregate value of the Aggregate Subscription Amount together with the Cash Contribution Fund falls within the Valuation Range, the following steps will be taken:

(i) Offering Meets or Exceeds Maximum. If the Aggregate Subscription Amount is equal to or greater than the Maximum of the Valuation Range, then AmTrust on the Effective Date shall issue shares of Common Stock to the subscribing Participants; provided, however, that the number of shares of Common Stock issued shall not exceed the Maximum Shares Issuable. In the event of an oversubscription in the Offering, shares of Common Stock shall be allocated among the subscribing Participants as provided in Section 5 below; provided, however, that no fractional shares of Common Stock shall be issued.

(ii) Offering Meets or Exceeds Minimum but not the Maximum. If the Aggregate Subscription Amount is equal to or greater than the Minimum of the Valuation Range, but less than the Maximum of the Valuation Range, then AmTrust on the Effective Date shall issue shares of Common Stock to the subscribing Participants in an amount sufficient to satisfy the subscriptions of such Participants in full.

(iii) Offering Does Not Meet Minimum. If the Aggregate Subscription Amount is less than the Minimum of the Valuation Range, then in such event AmTrust shall establish and fund the Cash Contribution Fund. On the Effective Date, AmTrust shall, subject to the terms and conditions of the Agreement: (A) issue shares of Common Stock to subscribing Participants in an amount sufficient to satisfy the subscriptions of such Participants in full, and (B) use the gross proceeds of the Offering and the amount deposited in the Cash Contribution Fund (which total amount shall not be less than the Minimum of the Valuation Range) to purchase the authorized stock of HoldCo in accordance with the Act and consummate the Acquisition.

4.	GENERAL PROCEDURE FOR THE OFFERING.

(a) Approval of the Plan by ARI’s Board of Directors. This Plan and the Converted ARI Charter have been adopted and approved by at least two-thirds (2/3) of the members of the Board of Directors of ARI. Without limiting the generality of the foregoing, the Board of Directors of ARI has adopted a resolution setting forth the Converted ARI Charter and declaring its advisability, and has adopted and approved proposed bylaws of Converted ARI.

(b) Regulatory Approvals. ARI shall promptly cause the Application to be prepared and filed with the Commissioner (such filing in any event to be made within 90 days after adoption of this Plan by the Board of Directors of ARI) together with any application fee required by the Commissioner. AmTrust shall promptly cause the Prospectus to be prepared and filed with the SEC.

(c) Notice to Eligible Members. Upon filing of the Application with the Commissioner, ARI shall send to Eligible Members a notice advising Eligible Members of the adoption and filing of this Plan, their ability to provide the Commissioner and ARI with comments on this Plan within 30 days of the date of such notice, and the procedure therefor.

(d) Approval by Eligible Members. Following approval of the Plan by the Commissioner and the filing of the Prospectus with the SEC, this Plan and the transactions contemplated by this Plan, including without limitation the adoption of the Converted ARI Charter and the Acquisition, will be submitted by ARI to Eligible Members for their consideration and approval and adoption at the Special Meeting. ARI shall send, or cause to be sent, to all Eligible Members at their last known address appearing on the records of ARI, a notice of the Special Meeting in accordance with ARI’s bylaws and §919-A of the Act, and shall mail or otherwise make available to Eligible Members a Proxy Statement. This Plan and the transactions contemplated by this Plan, including without limitation the approval and adoption of the Converted ARI Charter, will be submitted to a vote of the Eligible Members at the Special Meeting. As further described in Section 7, AmTrust shall distribute or otherwise make available to all Participants a Prospectus and Order Form for the exercise of Subscription Rights to purchase shares of Common Stock in the Offering.

The presence of ten (10) or more Eligible Members, in person or by proxy, at the Special Meeting shall constitute a quorum. Each Eligible Member is entitled to cast one vote at the Special Meeting regardless of the number of Qualifying Policies or other policies owned by such Eligible Member. Approval and adoption by the Eligible Members of both (i) this Plan and the transactions set forth herein, and (ii) the Converted ARI Charter, will require the affirmative vote, cast in person or by proxy, of at least two-thirds (2/3) of the votes cast by Eligible Members at the Special Meeting. Approval and adoption of this Plan by the Eligible Members of ARI will constitute approval and adoption by them of all of the transactions contemplated hereby, including the Converted ARI Charter and the Acquisition pursuant to the terms of the Agreement.

(e) Acquisition of the Authorized Shares of Converted ARI by AmTrust. Concurrently with completion of the sale of the shares of Common Stock in the Offering on the Offering Closing Date, on the Effective Date, ARI will convert from a mutual insurance company to stock form and issue and sell to HoldCo all of its authorized shares under the Converted ARI Charter, and HoldCo will issue and sell to AmTrust all of its authorized shares, all in accordance with the terms of the Agreement.

5.	SUBSCRIPTION OFFERING.

Subscription Rights to purchase shares of Common Stock in the Offering at the Purchase Price will be granted by AmTrust only to Eligible Members and Non-Employee Directors in the following priorities and shall be subject to the limitations set forth in Section 6:

(a) Eligible Members (First Priority). Each Eligible Member shall receive, without payment, Subscription Rights to purchase in the Offering up to the Maximum Subscription Amount; provided, however, that the maximum dollar amount of subscriptions that will be accepted shall be equal to the Maximum of the Valuation Range, and the maximum number of shares of Common Stock that may be purchased by Eligible Members in the aggregate shall be equal to the Maximum Shares Issuable. The number of Qualifying Policies or other policies owned by an Eligible Member shall not increase or otherwise affect such Eligible Member’s Subscription Rights.

(b) Oversubscription by Eligible Members. In the event that the total Subscription Amounts of all Eligible Members exceeds the Maximum of the Valuation Range, the available shares of Common Stock shall be allocated among subscribing Eligible Members so as to permit each such Eligible Member, to the extent possible, to purchase a number of shares which will make such member’s allocation equal to the lesser of (i) the quotient of the Subscription Amount of such Eligible Member divided by the Purchase Price or (ii) 1,000 shares. Any shares of Common Stock remaining after such initial allocation will be allocated among the subscribing Eligible Members whose subscriptions remain unsatisfied in the proportion in which (i) the Subscription Amount as to which each such Eligible Member’s subscription remains unsatisfied bears to (ii) the Aggregate Subscription Amount as to which all such Eligible Members’ subscriptions remain unsatisfied; provided, however, that no fractional shares of Common Stock shall be issued. If, because of the magnitude of the oversubscription, shares of Common Stock cannot be allocated among subscribing Eligible Members so as to permit each such Eligible Member to purchase the lesser of 1,000 shares or the number of shares subscribed for, then shares of Common Stock will be allocated among the subscribing Eligible Members in the proportion in which: (i) the Subscription Amount by each such Eligible Member bears to (ii) the Aggregate Subscription Amount by all Eligible Members; provided, however, that no fractional shares of Common Stock shall be issued.

(c) Non-Employee Directors (Second Priority). Subject to the rights of Eligible Members to subscribe for and purchase 100% of the shares offered in the Offering, each Non-Employee Director shall receive, without payment, Subscription Rights to purchase in the Offering up to the Maximum Subscription Amount. These Subscription Rights shall be subordinated to the Subscription Rights of the Eligible Members, and may be exercised only to the extent that there are shares of Common Stock that could have been purchased by Eligible Members, but which remain unsold after satisfying the subscriptions of all Eligible Members; provided, however, in accordance with the Act, that the aggregate number of shares purchased by all of the Non-Employee Directors shall not exceed the lesser of (i) the total number of shares to be issued at the Minimum of the Valuation Range in the Offering minus the number of shares subscribed for by Eligible Members, and (ii) 33.27% of the total number of shares of Common Stock as would be issued at the Minimum of the Valuation Range.

(d) Oversubscription by Non-Employee Directors. In the event of an oversubscription among the Non-Employee Directors, then the shares of Common Stock available to satisfy the subscriptions of such Non-Employee Directors will be allocated among them in the proportion in which: (i) the Subscription Amount by each such Non-Employee Director bears to (ii) the aggregate Subscription Amounts by all such Non-Employee Directors; provided, however, that no fractional shares of Common Stock shall be issued.

(e) Limitations on Subscription Rights. Except as expressly permitted by the terms of this Plan, Subscription Rights granted under this Plan will be non-transferable. Subscription Rights in the Offering will be subject to all the terms, conditions and limitations of this Plan. Any Person purchasing Common Stock pursuant to a Subscription Right in the Offering will be deemed to represent and affirm to the Company that such Person is purchasing for his or her own account and not on behalf of any other Person. Any Non-Employee Director who subscribes for Common Stock must be a Non-Employee Director on the Effective Date in order to purchase Common Stock in the Offering.

(f) Surplus Notes. The rights of a holder of a surplus note to participate in the Conversion and Offering, if any, shall be governed by the terms of the surplus note. ARI currently does not have any outstanding surplus notes. On the Effective Date, ARI does not expect any such surplus note to be outstanding that will permit participation in the Conversion and the Offering.

6.	LIMITATIONS ON SUBSCRIPTIONS AND PURCHASES OF COMMON STOCK.

The following additional limitations and exceptions shall apply to all purchases of Common Stock in the Offering:

(a) Minimum Subscription Amount. To the extent that shares of Common Stock are available, no Person may purchase fewer than the lesser of (i) 25 shares of Common Stock or (ii) shares of Common Stock having an aggregate Purchase Price of $500.00 in the Offering.

(b) Maximum Subscription Amount. In addition to the other restrictions and limitations set forth herein, the maximum number of shares of Common Stock that any Person, together with any Associate or group of Persons acting in concert, may directly or indirectly acquire in the Offering shall not exceed five percent (5%) of the capital stock of AmTrust, except with the approval of the Commissioner. The limit set forth in this section shall not be construed to increase any other purchase limit provided herein. Notwithstanding the foregoing, the maximum Subscription Amount in the Offering by any Eligible Member shall not exceed $100,000, and the maximum Subscription Amount in the Offering by any Non-Employee Director shall not exceed $50,000, irrespective of the different capacities in which such Person may have subscribed for such shares under this Plan (collectively, the “Maximum Subscription Amount”).

(c) Restrictions Applicable to Directors and Officers. In addition to the restriction on the total number of shares of Common Stock that Non-Employee Directors may purchase in the Offering contained in Section 5(c), no Director or Officer or person acting in concert with a Director or Officer shall acquire any capital stock of the Converted ARI or of AmTrust for three (3) years after the Effective Date of this Plan, except through a broker-dealer, without the permission of the Commissioner. This provision does not prohibit such Directors and Officers of the Company from: (i) making block purchases of 1% or more of such outstanding Common Stock other than through a broker-dealer if approved in writing by the Commissioner; (ii) exercising Subscription Rights in the Offering; or (iii) participating on and after the Effective Date in a stock benefit plan established by AmTrust. In addition, approval of this Plan by the Commissioner shall constitute the approval and permission by the Commissioner for Directors and Officers to participate in any stock benefit plans of AmTrust to the same extent as similarly situated directors and officers of AmTrust. For purposes of the foregoing limitations, Directors and Officers shall not be deemed to be Associates or a group acting in concert solely as a result of their capacities as such. The restriction described in §914-A(h) of the Act is hereby referenced and incorporated herein.

(d) Restrictions Applicable to ARI. Without the prior approval of the Commissioner, neither ARI nor HoldCo shall, for a period of three (3) years from the Effective Date, repurchase any of its capital stock from any Person. The provisions of this Section 6(d) shall not apply to AmTrust, and the Commissioner’s approval of this Plan shall constitute approval under §914-A(j) of the Act of any repurchase by AmTrust of any of its capital stock from any Person that otherwise would be subject to such Section.

(e) Adjustment to Purchase Limitation. The Company may increase or decrease any of the purchase limitations set forth herein at any time with the written consent of AmTrust; provided, however, that in no event shall the maximum purchase limitation applicable to Eligible Members be less than the maximum purchase limitation percentage applicable to any other class of subscribers or purchasers in the Offering. In the event that either an individual or aggregate purchase limitation is increased after commencement of the Offering, any Person who ordered the maximum number of shares of Common Stock shall be permitted to purchase an additional number of shares such that such Person may subscribe for or order the then maximum number of shares permitted to be subscribed for by such Person, subject to the rights and preferences of any Person who has priority rights to purchase shares of Common Stock in the Offering. In the event that either an individual or the aggregate maximum purchase limitation is decreased after commencement of the Offering, the orders of any Person who subscribed for an amount in excess of the decreased maximum purchase limitation amount shall be decreased by the minimum amount necessary so that such Person shall be in compliance with the then maximum purchase amount permitted to be subscribed for or ordered by such Person.

7.	MECHANICS AND TIMING OF THE OFFERING, MANNER OF PURCHASING COMMON STOCK AND ORDER FORMS.

(a) Overview of the Offering. The Offering shall be conducted as follows:

(i) Commencement. The Offering shall commence on the Mailing Date and continue for at least 20 calendar days but not more than 45 calendar days (the “Subscription Period”).

(ii) Mailing of Offering Materials. On the Mailing Date, AmTrust shall distribute the Prospectus, together with Order Forms for the exercise of Subscription Rights in the Offering, to all Participants.

(iii) Subscription Period. During the Subscription Period, a Participant may subscribe for shares of Common Stock by properly completing and delivering the Order Form, together with payment in an amount equal to such Participant’s Subscription Amount.

(iv) Special Meeting. The Special Meeting will be held upon or following termination of the Subscription Period.

(v) Announcement of Results. On the Special Meeting Date and immediately following the adjournment of the Special Meeting, AmTrust will issue a press release and file a Current Report on Form 8-K with the SEC to announce the results of the Special Meeting and the Offering, including the Purchase Price, the AmTrust 10-day VWAP, the Stock Discount Percentage and the total amount of subscriptions received, in each case as determined by the Calculation Agent or the Subscription Agent, as applicable.

(vi) Closing Date. On the Offering Closing Date (which shall be the next business day after the date of the Special Meeting), shares of Common Stock will be issued to each Participant whose Order Form, together with payment, has been properly completed, timely submitted and not revoked.

(b) Timing of the Offering. The exact timing of the commencement and completion of the Offering shall be determined by the Company and AmTrust in consultation with their respective representatives. The Company and AmTrust may consider a number of factors in determining the exact timing of the commencement of the Offering, including, but not limited to, their respective current and projected future earnings, local and national economic conditions and the prevailing market for stocks in general and stocks of insurance companies in particular. The Offering may be terminated by agreement of the Board of Directors of ARI and the Board of Directors of AmTrust and otherwise as provided in the Agreement at any time prior to the Special Meeting and at any time thereafter, without liability to any Person, subject to any necessary regulatory approval or concurrence.

(c) Manner of Exercising Subscription Rights in the Offering; Order Forms. Promptly after the Prospectus has been filed with the SEC and the Commissioner has approved this Plan, AmTrust shall distribute or make available the Prospectus, together with Order Forms for the exercise of Subscription Rights in the Offering, to all Participants. AmTrust and the Company may jointly elect to mail or otherwise make available to Participants a Prospectus and Order Form concurrently with the date that the Proxy Statement is mailed or made available to Eligible Members. The recipient of an Order Form will have, during the Subscription Period (with the exact termination date to be set forth in the Prospectus), to properly complete and execute the Order Form and deliver it, together with payment to AmTrust, the Company (as agent for AmTrust), or the Subscription Agent (with the recipient set forth in the Prospectus) in an amount equal to such subscriber’s Subscription Amount. AmTrust and the Company may extend such period by such amount of time as they determine is appropriate, but in no event by more than 90 days without the prior approval of the Commissioner. Failure of any subscriber to deliver a properly executed Order Form to AmTrust, the Company (as agent for AmTrust) or the Subscription Agent (with the recipient set forth in the Prospectus), along with payment of the Subscription Amount for shares of Common Stock subscribed for, within the time limits prescribed, shall be deemed an irrevocable waiver and release by such Person of any rights to subscribe for or purchase shares of Common Stock. An Order Form will be deemed to have been “delivered” to AmTrust, the Company (as agent for AmTrust) or the Subscription Agent (with the recipient set forth in the Prospectus) when it is physically received at the address shown on the Order Form and not when it is deposited in the mail if the subscriber chooses to make delivery by mail. Failure of the U.S. Postal Service to deliver to AmTrust, the Company (as agent for AmTrust) or the Subscription Agent (with the recipient set forth in the Prospectus) any Order Form to the address shown on the Order Form shall also be deemed such a waiver and release. Order Forms, once tendered to AmTrust, the Company (as agent for AmTrust) or the Subscription Agent (with the recipient set forth in the Prospectus), shall not be revocable.

(d) Authority to Reject Subscriptions. The Company and AmTrust shall have the absolute right, in their sole discretion and without liability to any Person, to determine which proposed subscribing Persons and which subscriptions and orders in the Offering meet the criteria provided in this Plan for eligibility to purchase

Common Stock and the number of shares eligible for purchase by any Person, and to reject any Order Form that is (i) improperly completed or executed, (ii) not timely received, for whatever reason, (iii) not accompanied by the proper payment, or (iv) submitted by a Person whose representations AmTrust believes to be false or who it otherwise reasonably believes is, either alone, or acting in concert with others, violating, evading or circumventing, or intending to violate, evade or circumvent, the terms and conditions of this Plan or the Act. The Company and AmTrust may, but will not be required to, waive any irregularity on any Order Form or may require the submission of corrected Order Forms or the remittance of full payment for shares of Common Stock by such date as they may specify. The interpretation of the Subscription Agent, the Company and AmTrust of the terms and conditions of the Order Forms shall be final and conclusive, and AmTrust and the Company shall be free from liability to any Person on account of such action. Once AmTrust, the Company (as agent for AmTrust) or the Subscription Agent, as applicable, receives an Order Form with full payment, the order shall be deemed placed and will be irrevocable; provided, however, that no Order Form shall be accepted until the Prospectus has been filed with the SEC and mailed or otherwise made available to the Persons entitled to Subscription Rights in the Offering, and any Order Form received prior to that time shall be rejected and no sale of Common Stock shall be made in respect thereof.

(e) Reasonable Efforts. AmTrust shall make reasonable efforts to comply with the securities laws of all jurisdictions in the United States in which Persons entitled to subscribe reside. However, AmTrust has no obligation to offer or sell shares to any Person under this Plan if such Person resides in a foreign country or in a jurisdiction of the United States with respect to which (i) the grant of Subscription Rights or the offer or sale of shares of Common Stock in the Offering to such Persons would require AmTrust or its directors, officers or employees, under the laws of such jurisdiction, to register as a broker or dealer, salesman or selling agent or to register or otherwise qualify the Common Stock for sale in such jurisdiction, or AmTrust would be required to qualify as a foreign corporation or file a consent to service of process in such jurisdiction, or (ii) such registration or qualification in the judgment of AmTrust would be impracticable or unduly burdensome for reasons of cost or otherwise.

8.	PAYMENT FOR COMMON STOCK; REFUNDS

(a) Payment. Payment for all shares of Common Stock subscribed for must be received in full and collected by AmTrust (or by the Company or the Subscription Agent, each as agent for AmTrust), together with a properly completed and executed Order Form, indicating thereon the total dollar Subscription Amount and such other information as may be required thereon. All subscription payments made by wire, check, bank draft or money order shall be payable to AmTrust (or the Company, as agent for AmTrust). All subscription payments will be deposited by AmTrust in an escrow account at a bank designated by AmTrust and the Company. The subscription payment shall be such subscriber’s Subscription Amount expressed as a dollar amount and the number of shares of Common Stock that such Subscription Amount purchases will be determined in accordance with Section 8(b). Such payment shall be made by wire, check, bank draft or money order or other means acceptable to AmTrust at the time the Order Form is delivered to AmTrust, the Company (as agent for AmTrust) or the Subscription Agent (with the recipient set forth in the Prospectus).

(b) Shares Issued to Subscribers; Refunds. Subject to the provisions of this Plan concerning oversubscription and the right to reject, in whole or in part, subscriptions from subscribers, the number of whole shares of Common Stock to be sold to each subscriber will be equal to the whole number nearest to but not exceeding the quotient of such subscriber’s Subscription Amount divided by the Purchase Price. No fractional shares will be issued. A refund will be made to such subscriber equal to the difference, if any, between (i) such subscriber’s Subscription Amount and (ii) the Purchase Price multiplied by the whole number of shares sold to such subscriber as described in the preceding sentence. No interest will be paid on any portion of a subscriber’s Subscription Amount, including any refund.

(c) Shares Non-assessable. Each share of Common Stock issued in the Offering shall be fully paid and non-assessable upon payment in full of the Purchase Price.

9.	CONDITIONS TO THE OFFERING.

Consummation of the Offering is subject to (i) the receipt of all required federal and state approvals for the issuance of Common Stock in the Offering, (ii) approval and adoption of this Plan and the transactions contemplated hereby by the affirmative vote of at least two-thirds (2/3) of the votes cast at the Special Meeting by Eligible Members, voting in person or by proxy, as provided in §913-A of the Act, (iii) the satisfaction or waiver of all of the conditions precedent for the completion of the Acquisition pursuant to the terms of the Agreement, and (iv) the sale in the Offering of such dollar amount of shares of Common Stock which together with the Cash Contribution Fund (if applicable) equal at least the Minimum of the Valuation Range.

10.	CONSUMMATION OF THE CONVERSION.

(a) Manner of Completion of Conversion. On the Effective Date, the Conversion shall be completed in the following manner: (i) the Company shall file with the Commissioner the minutes of the meeting at which this Plan was approved and adopted by the Eligible Members of ARI, along with the Converted ARI Charter and the bylaws of Converted ARI; (ii) Converted ARI shall issue and sell to HoldCo all of the authorized shares of capital stock of Converted ARI; (iii) HoldCo shall issue and sell to AmTrust all of the authorized shares of capital stock of HoldCo; (iv) the shares of Common Stock for which subscriptions are accepted in the Offering shall be issued and sold by AmTrust, and (v) ARI shall file with the office of the Secretary of State of the Commonwealth of Pennsylvania the Converted ARI Charter and the articles of incorporation of HoldCo. Simultaneously, the Acquisition shall be completed as provided in the Agreement.

(b) Effect of Conversion. On the Effective Date, without further action by ARI following the filing of the Converted ARI Charter with the office of the Secretary of State of the Commonwealth of Pennsylvania, ARI shall be converted into Converted ARI pursuant to the Act and shall become a wholly owned subsidiary of HoldCo. In accordance with the provisions of §920-A of the Act, upon the completion of the Conversion: (i) the corporate existence of ARI shall be continued in Converted ARI, (ii) all of the rights, assets, franchises, and interests of ARI in and to every species of property, real, personal, and mixed, and any accompanying things in action, shall be vested in Converted ARI without any deed or transfer; and (iii) Converted ARI shall assume all the obligations and liabilities of ARI. The Directors and Officers of ARI immediately prior to the filing of the Converted ARI Charter with the office of the Secretary of State of the Commonwealth of Conversion shall serve as Directors and Officers of Converted ARI until new Directors and Officers of Converted ARI are duly elected pursuant to the Converted ARI Charter and the bylaws of Converted ARI.

(c) Effect of Approval of Plan. By approving this Plan, the members of ARI shall have approved all of the transactions contemplated by this Plan, including without limitation, the adoption of the Converted ARI Charter pursuant to §913-A(h) of the Act, the Conversion, and the Acquisition. The approval by the Commissioner of this Plan shall be deemed to include and constitute the approval by the Commissioner of all of the transactions described herein.

(d) Exhibits. Prior to completion of the Conversion, the form of the exhibits to this Plan may be revised in accordance with the Act, the Pennsylvania Business Corporation Law, and the provisions and limitations for amending this Plan under Section 14. Each of the exhibits to this Plan is hereby incorporated by reference into this Plan and made a part hereof.

(e) Advisory Board. Immediately prior to the Effective Date, HoldCo shall form an advisory board consisting of three (3) members of the board of directors of ARI acceptable to both ARI and AmTrust (the “Advisory Board”). The Advisory Board shall have the right, power and authority to enforce the covenants contained in Sections 4.4(e), 4.4(f), 4.4(g), 4.4(i), 4.12, 4.14, 4.15, 4.17, 4.18 and 4.19 of the Agreement. The Advisory Board shall have a term of five (5) years commencing on the Effective Date.

(f) Employee Bonus Pool Fund. In the event that $3,750,000 shall exceed the Aggregate Discount Value (such excess amount being the “Employee Bonus Pool Fund”), AmTrust shall pay, in cash, an amount equal to the Employee Bonus Pool Fund as incentive compensation to all Employees as of the Effective Date (the “Acquired Company Employees”), as allocated by the Company CEO, or, in her absence, ARI’s Board of Directors, pursuant to a written schedule delivered to AmTrust on or prior to the Effective Date, in three equal annual cash installments commencing on the first anniversary of the Effective Date. In the event that an eligible Acquired Company Employee dies prior to the payment of any amounts due pursuant to the foregoing sentence, such payment shall be made to the estate of such Acquired Company Employee.

(g) Retention Bonus Pool.

(i) Employee Cash Retention Payments. AmTrust shall pay to Acquired Company Employees cash retention bonus payments pursuant to retention agreements, plans, policies or arrangements and as allocated by the Company pursuant to a written schedule delivered to Buyer on or prior to the Effective Date in an aggregate amount equal to, and not exceeding, $1,750,000; provided that, in the event that, on any such cash retention bonus payment date, any Acquired Company Employee is not employed by HoldCo or any of its Subsidiaries (collectively, the “HoldCo Group”) on such date because such employment with the HoldCo Group is terminated (i) for Cause by the HoldCo Group, or (ii) voluntarily by such Acquired Company Employee without Good Reason, such payment otherwise due to such Acquired Company Employee will be forfeited to all of the other eligible Acquired Company Employees identified on such schedule in the proportion that each such Acquired Company Employee’s payment bears to the aggregate cash retention bonus payments of all eligible Acquired Company Employees on such payment date. Such cash retention bonuses shall be paid in two installments, the first $875,000 in aggregate cash retention bonus payments will be paid six (6) months following the Effective Date and the final $875,000 in aggregate cash retention bonus payments will be paid on the first anniversary of the Effective Date.

(ii) Director Cash Retention Payments. Following the Effective Date, AmTrust shall pay each of the Non-Employee Directors a retention bonus of $50,000 payable in twelve (12) equal consecutive quarterly installments commencing on the calendar quarter ending immediately after the Effective Date. In the event that a Non-Employee Director dies prior to the payment of any amounts due pursuant to the foregoing sentence, such payment shall be made to the estate of such Non-Employee Director.

11.	REQUIREMENT FOR STOCK EXCHANGE LISTING.

Prior to the Effective Date, AmTrust shall, if required by the applicable listing requirements, cause the shares of Common Stock to be issued in the Offering to be approved for listing by the NASDAQ Stock Market, subject to official notice of issuance.

12.	RESTRICTIONS ON TRANSFER OF COMMON STOCK.

All shares of the Common Stock that are purchased in the Offering shall be transferable without restriction, except to the extent that such transfer is restricted by law, including state and federal securities laws and regulations thereunder.

13.	EFFECT OF CONVERSION ON EXISTING POLICIES AND MEMBERSHIP INTERESTS.

All policies of insurance issued by ARI in force on the Effective Date shall continue to remain in force under the terms of the policies upon and following the Conversion, except that, to the extent that they existed in ARI, any voting rights of the policyholders provided under such policies, any right to share in the surplus of ARI (unless such right is expressly provided for under the provisions of such policy), and any assessment provisions provided for under such policies, shall be extinguished on the Effective Date of the Conversion

Except as provided in the next sentence, the holders of participating policies of insurance issued by ARI in effect on the Effective Date of the Conversion, if any, shall continue to have a right to receive dividends as provided in the participating policies, if any. Except for (i) life policies issued by ARI, if any, (ii) guaranteed renewable accident and health policies issued by ARI, if any, and (iii) guaranteed renewable, non-cancelable accident and health policies issued by ARI, if any, upon the renewal date of a participating policy issued by ARI,

ARI may issue the insured a nonparticipating policy as a substitute for the participating policy. (§914-A(a)(ii) and (iii) of the Act requires that the Plan provide as set forth in the two immediately preceding sentences. ARI does not have and will not have on the Effective Date in force any policy described in such two sentences.)

Any voting and other membership rights of any member, including any right to share in the surplus of ARI or ARI, whether provided under ARI’s articles of incorporation, bylaws or the Act, shall be extinguished on the Effective Date of the Conversion.

14.	AMENDMENT OR TERMINATION.

This Plan may be substantively amended at any time before approval of this Plan by the Commissioner by the Board of Directors of ARI as a result of comments from regulatory authorities or otherwise; provided that AmTrust shall not be bound by any such amendment to which AmTrust shall not have consented in writing. This Plan may be terminated by agreement of the Boards of Directors of ARI and AmTrust and otherwise as provided in the Agreement at any time prior to approval of this Plan by the Commissioner and at any time thereafter, subject to the Act and any necessary regulatory approval or concurrence. This Plan shall terminate if the Conversion and Acquisition is not consummated within 120 days after the date of the Special Meeting or otherwise as provided in the Agreement.

15.	INTERPRETATION.

References herein to provisions of federal and state law shall in all cases be deemed to refer to the provisions of the same which were in effect at the time of adoption of this Plan by the Board of Directors of ARI and any subsequent amendments to such provisions. All interpretations of this Plan and application of its provisions to particular circumstances by a majority of the Board of Directors of ARI shall be final.

EXHIBIT A

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF ARI MUTUAL INSURANCE COMPANY

See Appendix B

EXHIBIT B

ILLUSTRATIVE EXAMPLE OF STOCK DISCOUNT PERCENTAGE

(Dollar Amounts in thousands, except per share information)

ARI Preliminary Independent Appraised Value
Minimum of the Valuation Range ($000)	$23,800
Assumed Appraised Value ($000)	$28,000
Maximum of the Valuation Range ($000)	$32,200

Offering Size ($000)
Maximum of the Valuation Range ($000)	$32,200
AFSI Stock Discount Percentage	20.00%
Available Value Via Discount ($000)	$3,750
Equalization Collar for Discount (as a % of MAX)	12.5%
AFSI Equalization Collar for Discount	$4,025
Value of Discount at Equalization Collar (4025)	$1,006
Excess Value at Collar (4025)	$2,744
Stock Assumptions
Assumed AFSI 10-day VWAP	$54.9443
Stock Discount Per Share (up to equalization collar)	$10.9889
Discounted Stock Price (up to equalization collar)	$43.9554

ARI Preliminary Independent Appraised Value Minimum of the Valuation Range ($000)$23,800 Assumed Appraised Value ($000) $28,000 Maximum of the Valuation Range ($000) $32,200 Offering Size ($000) Maximum of the Valuation Range ($000) $32,200 AFSI Stock Discount Percentage 20.00% Available Value Via Discount ($000) $3,750 Equalization Collar for Discount (as a % of MAX) 12.5% AFSI Equalization Collar for Discount $4,025 Value of Discount at Equalization Collar (4025) $1,006 Excess Value at Collar (4025) $2,744 Stock Assumptions Assumed AFSI 10-day VWAP $54.9443 Stock Discount Per Share (up to equalization collar) $10.9889 Discounted Stock Price (up to equalization collar) $43.9554

	Aggregate	AmTrust	Stock	Discount	Discounted	No. of	Available	Excess	Aggregate
Take-up	Subscription	10-Day	Discount	Value	Stock	Issued	Value Via	Value	Maximum
% of Max	Amount	VWAP	%	Per share	Price	Shares	Discount	Pool	Value
0.0%	$ -	$54.94	20.00%	$10.99	$43.96	-	$ -	$3,750	$3,750
1.0%	$ 322	$54.94	20.00%	$10.99	$43.96	7,326	$ 81	$3,670	$3,750
2.0%	$ 644	$54.94	20.00%	$10.99	$43.96	14,651	$ 161	$3,589	$3,750
3.0%	$ 966	$54.94	20.00%	$10.99	$43.96	21,977	$ 242	$3,509	$3,750
4.0%	$ 1,288	$54.94	20.00%	$10.99	$43.96	29,302	$ 322	$3,428	$3,750
5.0%	$ 1,610	$54.94	20.00%	$10.99	$43.96	36,628	$ 403	$3,348	$3,750
6.0%	$ 1,932	$54.94	20.00%	$10.99	$43.96	43,954	$ 483	$3,267	$3,750
7.0%	$ 2,254	$54.94	20.00%	$10.99	$43.96	51,279	$ 564	$3,187	$3,750
8.0%	$ 2,576	$54.94	20.00%	$10.99	$43.96	58,605	$ 644	$3,106	$3,750
9.0%	$ 2,898	$54.94	20.00%	$10.99	$43.96	65,930	$ 725	$3,026	$3,750
10.0%	$ 3,220	$54.94	20.00%	$10.99	$43.96	73,256	$ 805	$2,945	$3,750
11.0%	$ 3,542	$54.94	20.00%	$10.99	$43.96	80,582	$ 885	$2,865	$3,750
12.0%	$ 3,864	$54.94	20.00%	$10.99	$43.96	87,907	$ 966	$2,784	$3,750
12.5%	$ 4,025	$54.94	20.00%	$10.99	$43.96	91,570	$1,006	$2,744	$3,750
13.0%	$ 4,186	$54.94	19.62%	$10.78	$44.16	94,786	$1,022	$2,728	$3,750
14.0%	$ 4,508	$54.94	18.94%	$10.41	$44.54	101,217	$1,053	$2,697	$3,750
15.0%	$ 4,830	$54.94	18.34%	$10.08	$44.87	107,648	$1,085	$2,665	$3,750
20.0%	$ 6,440	$54.94	16.16%	$ 8.88	$46.06	139,804	$1,241	$2,509	$3,750
25.0%	$ 8,050	$54.94	14.80%	$ 8.13	$46.81	171,960	$1,398	$2,352	$3,750
30.0%	$ 9,660	$54.94	13.87%	$ 7.62	$47.33	204,116	$1,555	$2,195	$3,750
35.0%	$11,270	$54.94	13.19%	$ 7.24	$47.70	236,272	$1,712	$2,038	$3,750
40.0%	$12,880	$54.94	12.67%	$ 6.96	$47.98	268,428	$1,869	$1,881	$3,750
45.0%	$14,490	$54.94	12.26%	$ 6.74	$48.21	300,584	$2,025	$1,725	$3,750
50.0%	$16,100	$54.94	11.94%	$ 6.56	$48.39	332,740	$2,182	$1,568	$3,750
60.0%	$19,320	$54.94	11.44%	$ 6.29	$48.66	397,051	$2,496	$1,254	$3,750
70.0%	$22,540	$54.94	11.08%	$ 6.09	$48.86	461,363	$2,809	$ 941	$3,750
80.0%	$25,760	$54.94	10.81%	$ 5.94	$49.00	525,675	$3,123	$ 627	$3,750
90.0%	$28,980	$54.94	10.60%	$ 5.82	$49.12	589,987	$3,436	$ 314	$3,750
100.0%	$32,200	$54.94	10.43%	$ 5.73	$49.21	654,299	$3,750	$ -	$3,750

Take-up % of Max Aggregate Subscription Amount AmTrust 10-Day VWAP Stock Discount % Discount Value Per share Discounted Stock Price No. of Issued Shares Available Value Via Discount Excess Value Pool Aggregate Maximum Value 0.0% $- $54.94 20.00% $10.99 $43.96 - $- $3,750 $3,750 1.0% $322 $54.94 20.00% $10.99 $43.96 7,326 $81 $3,670 $3,750 2.0% $644 $54.94 20.00% $10.99 $43.96 14,651 $161 $3,589 $3,750 3.0% $966 $54.94 20.00% $10.99 $43.96 21,977 $242 $3,509 $3,750 4.0% $1,288 $54.94 20.00% $10.99 $43.96 29,302 $322 $3,428 $3,750 5.0% $1,610 $54.94 20.00% $10.99 $43.96 36,628 $403 $3,348 $3,750 6.0% $1,932 $54.94 20.00% $10.99 $43.96 43,954 $483 $3,267 $3,750 7.0% $2,254 $54.94 20.00% $10.99 $43.96 51,279 $564 $3,187 $3,750 8.0% $2,576 $54.94 20.00% $10.99 $43.96 58,605 $644 $3,106 $3,750 9.0% $2,898 $54.94 20.00% $10.99 $43.96 65,930 $725 $3,026 $3,750 10.0% $3,220 $54.94 20.00% $10.99 $43.96 73,256 $805 $2,945 $3,750 11.0% $3,542 $54.94 20.00% $10.99 $43.96 80,582 $885 $2,865 $3,750 12.0% $3,864 $54.94 20.00% $10.99 $43.96 87,907 $966 $2,784 $3,750 12.5% $4,025 $54.94 20.00% $10.99 $43.96 91,570 $1,006 $2,744 $3,750 13.0% $4,186 $54.94 19.62% $10.78 $44.16 94,786 $1,022 $2,728 $3,750 14.0% $4,508 $54.94 18.94% $10.41 $44.54 101,217 $1,053 $2,697 $3,750 15.0% $4,830 $54.94 18.34% $10.08 $44.87 107,648 $1,085 $2,665 $3,750 20.0% $6,440 $54.94 16.16% $8.88 $46.06 139,804 $1,241 $2,509 $3,750 25.0% $8,050 $54.94 14.80% $8.13 $46.81 171,960 $1,398 $2,352 $3,750 30.0% $9,660 $54.94 13.87% $7.62 $47.33 204,116 $1,555 $2,195 $3,750 35.0% $11,270 $54.94 13.19% $7.24 $47.70 236,272 $1,712 $2,038 $3,750 40.0% $12,880 $54.94 12.67% $6.96 $47.98 268,428 $1,869 $1,881 $3,750 45.0% $14,490 $54.94 12.26% $6.74 $48.21 300,584 $2,025 $1,725 $3,750 50.0% $16,100 $54.94 11.94% $6.56 $48.39 332,740 $2,182 $1,568 $3,750 60.0% $19,320 $54.94 11.44% $6.29 $48.66 397,051 $2,496 $1,254 $3,750 70.0% $22,540 $54.94 11.08% $6.09 $48.86 461,363 $2,809 $941 $3,750 80.0% $25,760 $54.94 10.81% $5.94 $49.00 525,675 $3,123 $627 $3,750 90.0% $28,980 $54.94 10.60% $5.82 $49.12 589,987 $3,436 $314 $3,750 100.0% $32,200 $54.94 10.43% $5.73 $49.21 654,299 $3,750 $- $3,750

APPENDIX B

FORM OF AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF ARI INSURANCE COMPANY

FIRST. The name of the Corporation is ARI Insurance Company.

SECOND. The location and post office address of the registered office of the Corporation in this Commonwealth is 125 Pheasant Run, Newtown, Pennsylvania 18940.

THIRD. The Corporation is incorporated under the provisions of the Pennsylvania Business Corporation Law of 1988 (“PABCL”). The purpose of the Corporation is, and it shall have unlimited power, to engage in and to perform any lawful act concerning, any and all lawful business for which company may be incorporated under the PABCL.

FOURTH. The term of the Corporation’s existence is perpetual.

FIFTH. The aggregate number of shares of capital stock which the company shall have authority to issue is 1,000 shares of common stock, with a par value of $2,350.00 per share. Any or all classes of shares of the Corporation, or any part thereof, may be represented by uncertificated shares to the extent determined by the Board of Directors, except that shares represented by a certificate that is issued and outstanding shall be represented thereby until the certificate is surrendered to the Corporation. Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered owner of such shares a written notice required by Section 1528(f) of the Pennsylvania Business Corporation Law.

SIXTH. Each holder of record of Common Stock shall have the right to one vote for each share of Common Stock standing in such holder’s name on the books of the Corporation. No shareholder shall be entitled to cumulate any votes for the election of directors.

SEVENTH. No holder of any class of capital stock of the Corporation shall have preemptive rights, and the Corporation shall have the right to issue and to sell to any person or persons any shares of its capital stock or any option, warrant or right to acquire capital stock, or any securities having conversion or option rights, without first offering such shares, rights or securities to any holder of any class of capital stock of the Corporation.

EIGHTH. The management, control and government of the Corporation shall be vested in a board of directors consisting of not less than seven (7) members in number, as fixed by the board of directors of the Corporation from time to time.

NINTH. The Corporation reserves the right to amend, alter, change or repeal any provision contained in its Articles of Incorporation in the manner now or hereafter prescribed by statute and all rights conferred upon shareholders and directors herein are hereby granted subject to this reservation.

B-1

IN TESTIMONY WHEREOF, a duly authorized officer of the company has signed these amended and restated Articles of Incorporation this     day of                     , 2015.

Karen S. Fulton, President and
Chief Executive Officer

B-2

APPENDIX C

STOCK PURCHASE AGREEMENT

between

ARI MUTUAL INSURANCE COMPANY

and

AMTRUST FINANCIAL SERVICES, INC.

Dated as of March 17, 2015

C-(i)

C-(ii)

C-(iii)

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT, dated as of March 17, 2015 (this “Agreement”), is made by and between AmTrust Financial Services, Inc., a Delaware corporation (“Buyer”), and ARI Mutual Insurance Company, a Pennsylvania mutual insurance company (“Company”). Capitalized terms used herein shall have the meanings assigned to such terms in the text of this Agreement or in Section 8.1.

R E C I T A L S:

WHEREAS, Company proposes to convert to a Pennsylvania stock insurance company pursuant to the Plan of Conversion in accordance with the Pennsylvania Insurance Company Mutual-to-Stock Conversion Act, 40 P.S. Sections 911-A, et seq. (the “Act”) and, simultaneously with such conversion, to issue and sell all of its authorized shares to ARI HoldCo, a Delaware corporation to be formed prior to the Effective Date (“HoldCo”), thereby becoming a wholly owned subsidiary of HoldCo (collectively, the “Conversion”); and

WHEREAS, in accordance with the Plan of Conversion, upon the Effective Date, Buyer will purchase and HoldCo will sell to Buyer 1,000 shares of the common stock, par value $0.01, of HoldCo (the “Shares”), constituting all of the authorized capital stock of HoldCo, on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, the parties agree as follows:

ARTICLE 1

Sale and Purchase of Shares

Section 1.1 Purchase and Sale. In consideration for the sale and issuance of the Shares, and upon the terms and subject to the conditions of this Agreement, Buyer shall pay to HoldCo an amount (the “Purchase Price”) equal to (a) the Aggregate Subscription Amount, plus (b) the Cash Contribution Fund, if any, in cash, payable in accordance with Section 1.2, and HoldCo shall sell, issue and deliver to Buyer, all of the Shares, all of which shall be fully-paid and non-assessable.

Section 1.2 Closing. The closing of the sale and purchase of the Shares (the “Closing”) shall take place at the offices of Locke Lord LLP, 750 Lexington Avenue, New York, New York 10022 at 10:00 a.m. on the Effective Date; provided all other conditions set forth in Article 5 have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing but subject to the satisfaction or waiver of those conditions at such time) and all items set forth on the Subscription Calculation Schedule are final, unless another time, date or place is agreed to in writing by the parties. The date on which the Closing actually occurs is referred to hereinafter as the “Closing Date.” At the Closing:

(a) Company and HoldCo shall deliver to Buyer:

(i) one or more certificates representing all of the Shares issued in the name of Buyer (or one of its wholly-owned Subsidiaries as it shall designate);

(ii) a reasonably current good standing certificate (or equivalent document) for each of the Acquired Companies issued by the secretaries of state of New Jersey and Pennsylvania, as applicable;

(iii) a copy of the Certificate of Incorporation of HoldCo certified by the Secretary of State of Delaware;

(iv) a reasonably current tax good standing certificate (or equivalent document) for Company issued by the applicable Taxing Authority of Maryland, New Jersey and Pennsylvania and as to ARI Casualty issued by the applicable Taxing Authority of New Jersey no later than twenty-five (25) Business Days prior to the Closing Date, unless any such Taxing Authority shall not be in the practice of issuing such certificates or documents;

(v) a copy of the Organizational Documents of each of the Acquired Companies, certified by an officer of the applicable Acquired Company;

(vi) the original corporate record books and stock record books of each of the Acquired Companies;

(vii) the stock certificates for all of the issued and outstanding shares of the capital stock of each of the Acquired Companies (other than HoldCo);

(viii) written resignations, effective as of the Closing Date, of each director and officer, and solely in their capacity as an officer and not in their capacity as an employee, of each of the Acquired Companies designated by Buyer in writing at least ten (10) Business Days prior to the Closing Date; and

(ix) a certificate of Company attesting to the matters set forth in Section 5.2(a).

(b) Buyer shall pay to HoldCo, by wire transfer of immediately available funds to an account of HoldCo designated by Company at least two (2) Business Days prior to the Closing Date, an amount equal to the Purchase Price.

Section 1.3 Subscription Calculation Schedule.

(a) Not later than five (5) Business Days prior to the Closing Date, Company shall deliver to Buyer a schedule setting forth the Aggregate Subscription Amount, the Cash Contribution Fund, the Employee Bonus Pool Fund, the Aggregate Discount Value, the Subscription Price, the Valuation Range and the Maximum Shares Issuable, including reasonable detail as to the calculation of each item (the “Subscription Calculation Schedule”). Company and its representatives will consult with Buyer and its representatives during the preparation of the Subscription Calculation Schedule and allow Buyer and its representatives to review drafts of the Subscription Schedule and workpapers relating thereto.

(b) Unless Buyer shall object in writing to any item on the Subscription Calculation Schedule on or before the close of business on the Business Day preceding the Closing Date, the items set forth in the Subscription Calculation Schedule shall be deemed final.

(c) In the event of a written objection by Buyer to any item set forth on the Subscription Calculation Schedule, on or prior to the Closing Date the parties shall agree to a resolution of such objection of the disputed item and the final amount thereof.

Section 1.4 Tax Treatment of Transaction. For income Tax purposes, the parties agree that the Conversion and the purchase of Shares pursuant to this Agreement shall be treated as if the following occurred in the following order: (a) Buyer acquired all of the membership interests in Company (collectively, the “Membership Interests”) from the Eligible Members in exchange for Subscription Rights; (b) Buyer contributed the Membership Interests plus the Purchase Price to HoldCo in exchange for all of the capital stock of HoldCo; and (c) HoldCo then contributed the Membership Interests plus a portion of the Purchase Price to Company, as converted, in exchange for all of the capital stock of Company, as converted.

ARTICLE 2

Representations and Warranties of Company

Except as set forth in the Company Disclosure Letter, Company represents and warrants to Buyer as follows:

Section 2.1 Corporate Status. Company is a mutual insurance company duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. ARI Casualty is an insurance company duly organized, validly existing and in good standing under the laws of the State of New Jersey. Upon its formation HoldCo will be a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and each other Acquired Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each Acquired Company (other than HoldCo) has (and, upon and following its formation, HoldCo will have) all requisite corporate power and authority to carry on its business as now conducted. Each Acquired Company (other than HoldCo) is (and, upon and following its formation, HoldCo will be) duly qualified to do business as a foreign corporation and is in good standing (where such concept is recognized) in all jurisdictions in which it is required to be so qualified or in good standing, except where the failure to be so qualified or in good standing would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

Section 2.2 Corporate and Governmental Authorization.

(a) Company has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Company, the performance of Company’s obligations hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action of Company (other than the Member Approval). Company has duly executed and delivered this Agreement. Assuming the due authorization, execution and delivery by Buyer, this Agreement constitutes the legal, valid and binding obligation of Company enforceable against Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium, receivership or similar Laws relating to or affecting creditors’ rights generally and by general principles of equity (whether considered at law or in equity).

(b) Other than (i) the Pennsylvania Approval and the New Jersey Approval, and (ii) such other consents, approvals, authorizations, declarations, filings or notices as are set forth in Section 2.2(b)(ii) of the Company Disclosure Letter, the execution and delivery of this Agreement by Company and the performance of its obligations hereunder require no consent, approval, authorization of, or registration with or other action by, or any filing with, any Governmental Authority to be obtained or made by the Company.

Section 2.3 Non-Contravention. The execution and delivery of this Agreement by Company and the performance of its obligations hereunder do not (a) conflict with or breach any provision of the Organizational Documents of Company, or any of the other Acquired Companies, (b) assuming receipt of the Pennsylvania Approval and the New Jersey Approval, conflict with or breach any provision of any applicable Laws, (c) assuming receipt of the Pennsylvania Approval and the New Jersey Approval, except as set forth in Section 2.3(c) of the Company Disclosure Letter, require any consent of or other action by any Person under, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit under, any provision of a Material Contract, any material Permit affecting any of the Acquired Companies or any Insurance License of the Company and ARI Casualty, or (d) result in the creation or imposition of any Lien other than Permitted Liens on any Assets, except, in the case of clauses (c) and (d), as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

Section 2.4 Capitalization; Title to Shares.

(a) As of the Effective Date after giving effect to the Conversion, the authorized capital stock of HoldCo will consist of 1,000 shares of common stock, par value $0.01 per share, and the authorized capital stock of Company will consist of 1,000 shares of common stock, par value $0.01 per share, all of which will be issued and outstanding and all of which will be owned by HoldCo, beneficially and of record, free and clear of any Lien. The authorized, issued and outstanding capital stock or other equity interests of each other Acquired Company and the record owner thereof, in each case free and clear of any Lien, are set forth in Section 2.4(a) of the Company Disclosure Letter. Upon their issuance to Buyer in accordance herewith, the Shares will be duly authorized, validly issued and fully paid and nonassessable.

(b) As of the date hereof with respect to ARI Casualty and as of the Effective Date after giving effect to the Conversion with respect to all of the Acquired Companies, except for Acquired Company Securities owned by Buyer, HoldCo, or Company, there will be no outstanding (i) shares of capital stock of or other voting or equity interests in any Acquired Company, (ii) securities, bonds, debentures or Indebtedness of any Acquired Company convertible into or exercisable or exchangeable for shares of capital stock of or other voting or equity interests in any Acquired Company, (iii) options, warrants or other rights or agreements, commitments or understandings of any kind to acquire from any Acquired Company, or other obligation of any of the Acquired Companies to issue, transfer or sell, any shares of capital stock of or other voting or equity interests in any Acquired Company or securities, bonds, debentures or Indebtedness convertible into or exercisable or exchangeable for shares of capital stock of or other voting or equity interests in any Acquired Company, (iv) voting trusts, proxies or other similar agreements or understandings to which any Acquired Company is a party or by which any Acquired Company is bound with respect to the voting of any shares of capital stock of or other voting or equity interests in any Acquired Company or (v) contractual obligations or commitments of any character restricting the transfer of, or requiring the registration for sale of, any shares of capital stock of or other voting or equity interests in any Acquired Company (the items in clauses (i), (ii) and (iii) being referred to collectively as the “Acquired Company Securities”). As of the Effective Date after giving effect to the Conversion, there will no outstanding obligations of any Acquired Company to repurchase, redeem or otherwise acquire any Acquired Company Securities.

Section 2.5 Investments. Except as set forth in Section 2.5 of the Company Disclosure Letter, none of the Acquired Companies has any Subsidiaries or owns any shares of capital stock of or other voting or equity interests in (including any securities exercisable or exchangeable for or convertible into shares of capital stock of or other voting or equity interests in) any other Person (other than such capital stock or voting or equity interests held in Company’s investment portfolio).Company has provided Buyer with a complete list of all bonds, stocks, mortgage loans and other investments that were carried on the books and records of the Acquired Companies as of December 31, 2014.

Section 2.6 Financial Statements; Accounting Controls.

(a) Company has delivered or made available to Buyer copies of the unaudited consolidated balance sheet and unaudited consolidated statement of operations, cash flows and changes in policyholders’ surplus of Company and its Subsidiaries, at and for the periods ended December 31, 2013 and 2014 (the “GAAP Financial Statements”). Except as set forth in Section 2.6(a) of the Company Disclosure Letter, the GAAP Financial Statements have been, and the 2014 Audited GAAP Financial statement will be, prepared in accordance with United States generally accepted accounting principles applied on a consistent basis (“GAAP”) and present fairly in all material respects the combined financial position, results of operations and cash flows of the Acquired Companies at and for the respective periods indicated. Company has delivered or made available to Buyer complete copies of the audited Statutory Statements of Company and the unaudited Statutory Statements of ARI Casualty at and for the periods ended December 31, 2013 and 2014 (the “SAP Financial Statements”). The SAP Financial Statements have been, and the Subsequent Period Statutory Statements will be, prepared in accordance with SAP applied on a consistent basis (except as may be indicated in the notes thereto) and present fairly in all material respects in accordance with SAP, except as set forth in the notes, exhibits or schedules thereto, the statutory financial position, as of the respective dates thereof, and results of operations of Company at and for the respective periods indicated (subject, in the case of ARI Casualty’s Statutory Statements, the Interim SAP Financial Statement and any Subsequent Period Statutory Statements for the first, second or third quarters of any year, to normal year-end adjustments and to any other adjustments consistent with SAP described therein).

(b) Since December 31, 2010, each of Company and ARI Casualty has filed all Statutory Statements required to be filed with the applicable Governmental Authority for the jurisdiction in which it is, or was for the period of time covered by the filing, domiciled on forms prescribed or permitted by such Governmental Authority.

(c) No material deficiency has been asserted in writing with respect to any of the Statutory Statements of Company or ARI Casualty by any Insurance Department which remains uncured as of the date hereof.

(d) Without limiting the generality of Section 2.6(a), except as set forth in Section 2.6(d) of the Company Disclosure Letter, the aggregate consolidated reserves of Company recorded in the SAP Financial Statements, and which will be recorded in the Subsequent Period Statutory Statements, (i) were (or will be) determined in all material respects in accordance with generally accepted actuarial standards consistently applied throughout the specified periods and the immediately prior periods, (ii) are fairly stated in all material respects in accordance with generally accepted actuarial standards consistently applied and SAP and (iii) have been computed in all material respects on the basis of Reserving Practices and Policies consistent with those used in computing the corresponding consolidated reserves since January 1, 2012, except as otherwise noted in the Statutory Statements of Company or the notes thereto. Company has made available to Buyer copies of all workpapers reasonably requested by Buyer that were or are used as the basis for establishing consolidated reserves for Company. Company or ARI Casualty, as applicable, owns assets that qualify as admitted assets under applicable Laws in an amount at least equal to any such required consolidated reserves plus its minimum statutory capital and surplus as required under applicable Laws. No reserves of the Company or ARI Casualty have been discounted on either a tabular or non-tabular basis. For the avoidance of doubt, no representation or warranty contained in this Section 2.6(d) or otherwise in this Agreement shall be deemed to constitute a representation or warranty as to the adequacy or sufficiency of the reserves of any of the Acquired Companies including, without limitation, that such reserves are adequate or sufficient to cover future adverse loss or loss adjustment expense development of any of the Acquired Companies.

(e) Company has made available to Buyer copies of all material actuarial reports prepared by actuaries, independent or otherwise, with respect to the Business since December 31, 2011 and all attachments, opinions, certifications, addenda, supplements and modifications thereto (the “Actuarial Analyses”). The information and data furnished by Company and its Affiliates in connection with the preparation of the Actuarial Analyses was, taken as a whole, complete and accurate in all material respects as of the respective dates such Actuarial Analyses were prepared.

(f) Company has made available to Buyer true and complete copies of all analyses and reports submitted by Company or ARI Casualty to any applicable Insurance Department since January 1, 2011 relating to risk-based capital calculations. Such analyses and reports have been prepared in accordance with regulations and bulletins applicable to Company or ARI Casualty under applicable Insurance Laws and fairly present in all material respects the Company’s or ARI Casualty’s, as applicable, risk-based capital as of the respective dates in which such analyses and reports were prepared.

(g) Company has made available for inspection by Buyer (i) any reports of examination (including, without limitation, financial, market conduct and similar examinations) of Company or ARI Casualty since December 31, 2011 and (ii) all other holding company filings or submissions required to be made by or with respect to Company or ARI Casualty with any applicable Insurance Department since December 31, 2011. Except as set forth in Section 2.6(g) of the Company Disclosure Letter, all material deficiencies or violations noted in the examination reports described in clause (i) above have been resolved to the material satisfaction of the applicable Insurance Department that noted such deficiencies or violations. Except as set forth in Section 2.6(g) of the Company Disclosure Letter, each of the other Acquired Companies has filed all reports, statements, documents, registrations, filings or submissions required to be filed with any Governmental Authority since December 31, 2011. All such registrations, reports, statements, documents, filings and submissions referred to in the immediately preceding sentence were in material compliance with applicable Laws when filed, and no material deficiencies have been asserted in writing by any such Governmental Authority with respect to such registrations, filings or submissions that have not been satisfied to the material satisfaction of the Governmental Authority that noted such deficiencies. Except as set forth in Section 2.6(g) of the Company Disclosure Letter, Company is not “commercially domiciled” under the applicable Laws of any jurisdiction or is otherwise treated as domiciled in a jurisdiction other than its respective jurisdiction of organization.

(h) Since December 31, 2013, Company and ARI Casualty have been in material compliance with, and has adhered in all material respects, to its written underwriting guidelines.

(i) Except as set forth in Section 2.6(i) of the Company Disclosure Schedule, each of the Acquired Companies maintains accurate books and records reflecting its assets and liabilities and maintains proper and adequate internal disclosure controls over financial reporting to assist in reasonably assuring that (i) transactions are executed with management’s authorization; (ii) transactions are recorded as necessary to permit preparation of the financial statements of the Acquired Companies in conformity with GAAP and, if applicable, SAP and to maintain accountability for its assets; (iii) access to assets is permitted only in accordance with management’s authorization; and (iv) accounts, notes and other receivables and inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis. Neither the auditors nor the board of directors of any of the Acquired Companies have been advised of any fraud, whether or not material, that involves management or other employees who have a role in the internal controls over financial reporting of any of the Acquired Companies.

(j) Other than investment gains or losses incurred in connection with Company’s or ARI Casualty’s investment portfolios, no capital gains or losses, whether realized or unrealized, have been recorded on the books of any of the Acquired Companies since the Balance Sheet Date except as set forth in Section 2.6(j) of the Company Disclosure Letter.

Section 2.7 No Undisclosed Liabilities. Except (a) for liabilities and obligations disclosed or reserved against in either the GAAP Financial Statements or the SAP Financial Statements as at and for the year ended as of the Balance Sheet Date, (b) for liabilities and obligations incurred in the ordinary course of business since the Balance Sheet Date, (c) liabilities and obligations under the covenants contained in this Agreement, and (d) as set forth in Section 2.7 of the Company Disclosure Letter, the Acquired Companies (other than the Company) have not incurred any liabilities or obligations.

Section 2.8 Absence of Certain Changes. Since the Balance Sheet Date, except as otherwise contemplated by this Agreement, (a) the Business of the Acquired Companies has been conducted in all material respects in the ordinary course of business, (b) there has been no Material Adverse Effect and (c) no Acquired Company has taken any action that would, after the date hereof, be prohibited or has omitted to take any action that would, after the date hereof, be required, as the case may be, by clauses (a) through (x) of Section 4.1 and as set forth in Section 2.8 of the Company Disclosure Letter.

Section 2.9 Material Contracts.

(a) Except as disclosed in Section 2.9 of the Company Disclosure Letter, none of the Acquired Companies is a party to or bound by:

(i) any mortgage, indenture, loan or credit agreement, security agreement, or other agreement relating to Indebtedness (whether incurred, assumed, guaranteed or secured by any asset), the borrowing of money or extensions of credit or Liens upon any of the assets or properties of any Acquired Company;

(ii) any joint venture, partnership, limited liability company or other similar agreements or arrangements (including any agreement providing for joint research, development or marketing);

(iii) contract for the employment of any officer, individual employee or other Person on a full time, part time, consulting or other basis, including contracts with respect to severance payments, or relating to loans to employees, officers, directors or Affiliates;

(iv) any agreement or series of related agreements, including any option agreement, relating to the acquisition or disposition of any business, capital stock or assets of any other Person or any material real property (whether by merger, sale of stock, sale of assets or otherwise);

(v) any agreement that (A) materially limits the freedom of any of the Acquired Companies to compete in any line of business or with any Person or in any area or that would so limit the freedom of Buyer or its Affiliates or the Acquired Companies after the Closing or (B) contains material exclusivity obligations or restrictions binding on the Acquired Companies or that would be binding on Buyer or any of its Affiliates after the Closing;

(vi) any agreement or series of related agreements for the purchase of materials, supplies, goods, services, equipment or other assets that provides for aggregate payments by the Acquired Companies over the remaining term of such agreement or related agreements of $50,000 or more or under which the Acquired Companies made payments of $50,000 or more during the year ending on the Balance Sheet Date;

(vii) any lease, sublease, license or rental or use contract of personal property (other than Intellectual Property) providing for annual rental payments in any case in excess of $50,000 (whether any Acquired Company is lessor, lessee, licensor or licensee);

(viii) any sales, distribution, brokerage, agency, producer or other similar agreement providing for the sale by the Acquired Companies of services that provides for aggregate payments to the Acquired Companies over the remaining term of the agreement of $250,000 or more or under which payments of $250,000 or more were made to the Acquired Companies during the year ending on the Balance Sheet Date;

(ix) any agreement relating to any interest rate, derivatives or hedging transaction;

(x) any agreement (including any “take-or-pay” or keepwell agreement) under which (A) any Person has directly or indirectly guaranteed any liabilities or obligations of the Acquired Companies or (B) any of the Acquired Companies has directly or indirectly guaranteed any liabilities or obligations of any other Person (in each case other than endorsements for the purpose of collection in the ordinary course of business); or

(xi) any other agreement which is material to the operations and business prospects of the Acquired Companies or involves a consideration in excess of $100,000 annually other than agreements that are the subject of clause (viii) above.

(b) Each agreement, commitment, arrangement or plan disclosed in the Company Disclosure Letter pursuant to this Section 2.9 or Section 2.10(d), 2.11(a), 2.17(a), 2.21(a) or 2.22 (each, a “Material Contract”) is a valid and binding agreement of the Acquired Companies (subject to the effects of applicable bankruptcy, clarification, insolvency, fraudulent conveyance, moratorium, sponsorship or other Laws relating to or affecting creditors’ rights generally and to general principles of equity, whether considered at law or in equity) and is in full force and effect, and none of the Acquired Companies or, to the Knowledge of Company, any other party thereto is in default or breach in any material respect under (or is alleged to be in default or breach in any material respect under) the terms of, or has provided or received any notice of any intention to terminate, any such Material Contract, and, to the Knowledge of Company, no event or circumstance has occurred that, with notice or lapse of time or both, would constitute an event of default thereunder or result in a termination thereof or would cause or permit the acceleration of or other changes of or to any right or obligation or the loss of any benefit thereunder. Company has provided Buyer with a true and correct copy of each Material Contract and an accurate description of each of the oral Material Contracts, together with all amendments, waivers or other changes thereto.

Section 2.10 Properties.

(a) Title to Assets. The Acquired Companies have good and valid title to, or otherwise have the right to use pursuant to a valid and enforceable lease, license or similar contractual arrangement, all of their material assets (real and personal, tangible and intangible) (collectively, the “Assets”), in each case free and clear of any Lien other than Permitted Liens.

(b) Sufficiency of Assets. Except as set forth on Section 2.10(b) of the Company Disclosure Letter, and subject to the last sentence of Section 2.6(d), the Assets of the Acquired Companies, the Assets and the personal property leased by the Acquired Companies pursuant to the leases of personal property disclosed in Section 2.9 of the Company Disclosure Letter, constitute the properties, rights and assets necessary and sufficient for the conduct of the Business by the Acquired Companies immediately following the Closing in the same manner as currently being conducted.

(c) Owned Real Property. Except as set forth in Section 2.10(c) of the Company Disclosure Letter, (i) since January 1, 1995, ARI Casualty has never owned any real property, and (ii) except for its headquarters location in Newtown, Pennsylvania, since January 1, 1995, Company has never owned any real property.

(d) Leased Real Property. Except for the leases by Company, as lessor, of space in its headquarters building described in Section 2.10(d) of the Company Disclosure Letter no Acquired Company is a party, as a lessee or sublessee, to any leases of real property.

(e) Section 2.10(e) of the Company Disclosure Letter contains a list of all of the tangible personal property currently used by any Acquired Company or otherwise currently used in the Business, excluding those Assets having a book value per item as of the date of this Agreement of less than $10,000.

Section 2.11 Intellectual Property.

(a) Except as set forth in Section 2.11(a) of the Company Disclosure Letter, the Acquired Companies own or possess, or have valid, enforceable rights or licenses to use, the patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, Internet domain names (including any registrations, licenses or rights relating to any of the foregoing), computer software, trade secrets, inventions and know-how that are necessary to carry on the Business as presently conducted (each, an “Intellectual Property Right”) free and clear of all Liens (other than Permitted Liens and restrictions provided in an agreement, license or other arrangement listed in Section 2.11(a) of the Company Disclosure Letter), except where the failure to so own or possess, or have license to use, any Intellectual Property Right, has not had or could not reasonably be expected to have a Material Adverse Effect. Except as set forth in Section 2.11(a) of the Company Disclosure Letter, since January 1, 2011, Company has not received any written notice of any infringement of the rights of any third party with respect to any Intellectual Property Right that, if such infringement is determined to be unlawful, could reasonably be expected to have a Material Adverse Effect. To the Knowledge of Company, there is no infringement by any Person of any Intellectual Property Right of any Acquired Company.

(b) All Intellectual Property Rights that have been licensed by or on behalf of any Acquired Company or relating to the Business are being used substantially in accordance with the applicable license pursuant to which an Acquired Company has the right to use such Intellectual Property Rights.

(c) Section 2.11(c)(i) of the Company Disclosure Letter contains a complete and accurate list of (A) registered and applied for patents, trademarks, service marks, copyrights, or domain names owned or licensed by any Acquired Company or used in connection with the Business, in each case specifying the jurisdiction in which the applicable registration has been obtained or pending application has been filed, and, where applicable, the registration or application number therefor, and, if not registered or applied for on behalf of any Acquired Company, the registrant or applicant therefor, and (B) material common law trademarks and service marks owned by any Acquired Company and other Intellectual Property Rights owned or licensed by any Acquired Company or used in the Business not owned or licensed by an Acquired Company and the owner or licensee thereof. Except as set forth in Section 2.11(c)(ii) of the Company Disclosure Letter, as of the date hereof, there are no claims pending or, to the Knowledge of Company, threatened, challenging the ownership, validity or enforceability of any Intellectual Property Right owned by or licensed to any Acquired Company or used in the Business.

(d) To the Knowledge of Company, except as set forth in Section 2.11(d) of the Company Disclosure Letter, since January 1, 2011, no Acquired Company has suffered a material security breach with respect to its data or systems requiring notification to employees in connection with such employees’ confidential information or to customers in connection with customers’ confidential information.

(e) Section 2.11(e) of the Company Disclosure Letter (i) sets forth a list of amounts payable by the Business with respect to Intellectual Property Rights to Persons in excess of $100,000 annually or on or before December 31, 2015, and (ii) indicates whether such amounts are fixed or variable with respect to any applicable period.

(f) Except as set forth in Section 2.11(f) of the Company Disclosure Letter, all former and current employees of each Acquired Company have executed written contracts with one or more of the Acquired Companies that assign to one or more of the Acquired Companies all rights to any Intellectual Property relating to the Business.

Section 2.12 Litigation. Except as set forth in Section 2.12 of the Company Disclosure Letter, as of the date hereof, (a) there is no Litigation pending or, to the Knowledge of Company, threatened in writing against or affecting any of the Acquired Companies before any court or arbitrator or any Governmental Authority, except for Litigation with respect to claims as to which there is a reasonable expectation such claims will be settled within policy limits in the ordinary course of business of Company; (b) there are no settlement agreements or similar written agreements with any Governmental Authority and no outstanding orders, judgments, stipulations, decrees, injunctions, determinations or awards issued by any Governmental Authority against or affecting any of the Acquired Companies; (c) there is no Litigation pending against, or, to the Knowledge of Company, threatened against or affecting, Company before any court or arbitrator or any Governmental Authority which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement; and (d) to the Knowledge of Company, there is no reasonable basis for any of the foregoing.

Section 2.13 Compliance with Laws; Licenses and Permits.

(a) The Acquired Companies are in material compliance with applicable Laws, and, to the Knowledge of Company, are not under investigation with respect to any material violation of any applicable Laws.

(b) The Acquired Companies have all licenses, franchises, permits, certificates, approvals, registrations or other similar authorizations issued by applicable Governmental Authorities and affecting, or relating to, the Assets or the operation of the Business (excluding the Insurance Licenses, the “Permits”), except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. The Permits are valid and in full force and effect, none of the Acquired Companies is in material default under the Permits and, assuming receipt of the approvals and consents set forth in Section 2.2, none of the Permits will be terminated as a result of the transactions contemplated hereby.

(c) Except as set forth on Section 2.13(c) of the Company Disclosure Letter and excluding Litigation relating to claims (other than claims as to which there is not a reasonable expectation that such claims will be settled within policy limits) under policies issued by Company in the ordinary course of business, since

January 1, 2011, none of the Acquired Companies has received any written notice from any Governmental Authority, citizens group or other third party asserting a reasonable basis for any violation or alleged violation by any of the Acquired Companies of any applicable Laws. Except as set forth on Section 2.13(c) of the Company Disclosure Letter, to the Knowledge of Company, there is no material investigation, audit, examination or inquiry relating to any of the Acquired Companies or the Business threatened by any Governmental Authority.

(d) None of the Acquired Companies in violation of applicable Laws (i) has, to the Knowledge of Company, engaged in, or colluded with or assisted any other Persons with, the unlawful paying of contingent commissions or similar incentive payments to steer business to them or colluded with producers or other agents, brokers or intermediaries to “rig bids” or submit false quotes to customers in connection with the Business, (ii) except as set forth on Section 2.13(d) of the Company Disclosure Letter, to the Knowledge of Company, since January 1, 2011, is a party to any agreement that provides for any payment by or to any of the Acquired Companies of any unlawful variable or contingent commissions or payments based upon the profitability, claims handling, sales volume or loss ratio of the Business that is the subject of such agreement, or (iii) has engaged in any corrupt business practices or price fixing, or any other anticompetitive activity of any type.

(e) Since January 1, 2011, none of the Acquired Companies nor any of their respective directors or executive officers, nor, to the Knowledge of Company, any employees or agents of any of the Acquired Companies, has (i) directly or indirectly given or agreed to give any illegal gift, contribution, payment or similar benefit to any supplier, customer, governmental official or employee or other Person who was, is or was reasonably believed to be in a position to help or hinder any of the Acquired Companies (or assist in connection with any actual or proposed transaction) or made or agreed to make any illegal contribution, or reimbursed any illegal political gift or contribution made by any other Person, to any candidate for federal, state, local or foreign public office (x) which could reasonably be expected to subject any of the Acquired Companies or the Business to any damage or penalty in any civil, criminal or governmental litigation or proceeding or (y) the non-continuation of which has had or could reasonably be expected to have a Material Adverse Effect or (ii) intentionally established or maintained any unrecorded fund or asset or made any fraudulent entries on any books or records for any purpose.

(f) None of the Acquired Companies is in default under or violation of any written agreement, consent agreement, memorandum of understanding, commitment letter, order, stipulation, decree, award or judgment (“Insurance Regulatory Agreements and Judgments”) entered into with or issued by any applicable Insurance Department in any material respect; nor have any of the Acquired Companies received any written notice of any such default or violation which remains uncorrected. To Knowledge of Company, none of the Acquired Companies is currently the subject of any supervision, conservation, rehabilitation, liquidation, receivership, insolvency or other similar action, nor is any of the Acquired Companies operating under any written agreement or understanding with the licensing authority of any state which restricts its authority to do business or requires it to take, or refrain from taking, any action, nor to the Knowledge of Company is any such action or agreement threatened. None of the Acquired Companies is a party to or subject to any undertaking, stipulation, consent decree, net worth maintenance commitment or other order entered into with or issued by any applicable Insurance Department restricting the conduct of its business in any jurisdiction, or the payment by it of dividends, other than restrictions on the payment of dividends under applicable Laws as generally applied. A list of all Insurance Regulatory Agreements and Judgments that remain in effect or have not been fully satisfied is set forth in Section 2.13(f) of the Company Disclosure Letter. Except for regular periodic assessments in the ordinary course of business or assessments based on developments which are publicly known within the insurance industry, no claim or assessment is pending or, to the Knowledge of Company, threatened against Company or ARI Casualty by any state insurance guaranty association in connection with such association’s fund relating to insolvent insurers.

(g) Section 2.13(g) of the Company Disclosure Letter lists all funds maintained under applicable Insurance Laws by Company or ARI Casualty in each jurisdiction in which Company or ARI Casualty holds a Certificate of Authority (each a “Deposit”). Section 2.13(g) of the Company Disclosure Letter accurately sets forth the value, as determined in accordance with SAP, of each such Deposit as of the Balance Sheet Date, the jurisdiction pursuant to which such Deposit is maintained and the name of the bank and the number of the bank account in which such Deposit is maintained.

Section 2.14 Insurance Matters.

(a) Each of Company and ARI Casualty possesses a certificate of authority, license, registrations and permit or other authorization to transact insurance (an “Insurance License”) in each state in which it is required to possess an Insurance License for the conduct of the Business. All such Insurance Licenses are in full force and effect, and, except as set forth in Section 2.14(a) of the Company Disclosure Letter, neither Company nor ARI Casualty has received written notice of any investigation or proceeding that would reasonably be expected to result in the suspension or revocation of any such Insurance License. Section 2.14(a) of the Company Disclosure Letter sets forth all Insurance Licenses necessary for Company and ARI Casualty to write insurance policies in connection with the Business and all other material licenses, registrations or permits issued by an Insurance Department held by Company and ARI Casualty and its employees, in their capacity as agents, and reflects all exemptions from Insurance License requirements and in the case of Company and ARI Casualty the lines of business authorized.

(b) Since January 1, 2011, any rates of Company or ARI Casualty that are required to be filed with or approved by any Governmental Authority have been so filed or approved and the rates used by Company or ARI Casualty conform thereto in all material respects. Company or ARI Casualty currently, and since January 1, 2012, has written only insurance policies comprising the lines of business set forth in Section 2.14(b) of the Company Disclosure Letter (the “Lines of Business”).

(c) Except as set forth in Section 2.14(c) of the Company Disclosure Letter, all of the forms of insurance policies issued by Company or ARI Casualty and riders thereto and all amendments and applications related thereto are, and since January 1, 2012 have been, to the extent required under applicable Laws, issued on forms approved by the applicable Insurance Department or which have been filed and not objected to by such Insurance Department within the period provided for objection. No material deficiencies have been asserted in writing by any Governmental Authority with respect to any such filings which have not been cured or otherwise resolved.

Section 2.15 Environmental Matters.

(a) The Acquired Companies are, and for the past twelve months have been, in material compliance with all applicable Environmental Laws and are in possession of, and in compliance with, all Permits required under applicable Environmental Laws with respect to the Acquired Companies’ ownership and operation of their owned real property and the Business and any real property owned during such period.

(b) None of the Acquired Companies has received from any Governmental Authority any written notice of violation or alleged violation, in any material respect, of any Environmental Laws on the part of the Acquired Companies’ operation of any real property owned by any Acquired Company since September 1, 1997, or, to the Knowledge of the Company, owned prior to that date, other than any such violation or alleged violation that has been resolved or for which there are no additional obligations.

(c) As of the date hereof, no Litigation is pending or, to the Knowledge of Company, threatened against any of the Acquired Companies arising from the Acquired Companies alleged violation of, or liability under, any applicable Environmental Laws.

(d) None of the Acquired Companies has released Hazardous Substances into the soil or groundwater at, under or from any real property owned or formerly owned by any Acquired Company, which, as of the date hereof, requires investigation or remediation by the Acquired Companies under applicable Environmental Laws.

Section 2.16 Employees, Labor Matters, etc.

(a) A list of all of the employees of the Acquired Companies as of the date hereof is set forth in Section 2.16(a) of the Company Disclosure Letter (the “Business Employees”), including the job description and/or duties of each Acquired Company Employee. Except as set forth in Section 2.16(a) of the Company Disclosure Letter, the employment of each Business Employee is terminable at will by the Acquired Companies.

(b) None of the Acquired Companies is a party to or is otherwise bound by any collective bargaining agreement, and there are no labor unions or other organizations or groups representing, purporting to represent or, to the Knowledge of the Company, attempting to represent any employees employed by the Acquired Companies. There is no pending or, to the Knowledge of Company, threatened strike, slowdown, picketing or work stoppage by, or lockout of, or other similar labor activity or organizing campaign with respect to, any employees of the Acquired Companies as of the date hereof. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, the Acquired Companies are in compliance with all applicable Laws respecting labor, employment, fair employment practices, terms and conditions of employment, employee classification and wages and hours, non-discrimination in employment, immigration and occupational health and safety with respect to the employment of current and former employees. There is no material charge pending against any Acquired Company alleging unlawful discrimination in employment practices, or otherwise alleging any violation of applicable Law, by or before any court or agency and there is no material charge of, or proceeding with regard to, any unfair labor practice against any Acquired Company pending before the National Labor Relations Board or other similar Governmental Authority. Since January 1, 2014, Company has not received any written notice from any management-level employee that such employee intends to terminate his or her employment with the Business.

(c) All individuals who have performed services for the Acquired Companies or who otherwise have claims for compensation from the Acquired Companies with respect to services provided (i) have been properly classified as an employee or independent contractor for purposes of all applicable Laws, including without limitation the Code and ERISA, (ii) have been properly classified as either exempt or nonexempt under the Fair Labor Standards Act and applicable state Law equivalents and (iii) have been properly and consistently classified as part-time or full-time for purposes of determining eligibility for benefits and paid time off.

(d) For the past three (3) years, no Acquired Company has taken any action that would constitute a mass layoff, mass termination or plant closing within the meaning of the federal Worker Adjustment and Retraining Notification Act or any similar foreign, state or local plant closing or collective dismissal Law.

Section 2.17 Employee Benefit Plans and Related Matters; ERISA.

(a) Section 2.17(a) of the Company Disclosure Letter lists all Acquired Company Benefit Plans. Company has made available to Buyer complete and correct copies of (i) each Acquired Company Benefit Plan (or, in the case of any such Benefit Plan that is unwritten, descriptions thereof), (ii) the most recent annual reports on Form 5500 required to be filed with the IRS with respect to each Acquired Company Benefit Plan (if any such report was required) with respect to the last three years and all schedules thereto, (iii) the financial statements and actuarial valuations for the past three (3) fiscal years (including Financial Account Standard Board report nos. 87, 106 and 112 if applicable), (iv) the most recent summary plan description for each Company Benefit Plan for which such summary plan description is required, (v) the most recent IRS determination letter for each Acquired Company Benefit Plan, (vi) written communications to employees relating to the Acquired Company Benefit Plans, (vii) all non-routine correspondence to and from any Governmental Authority, including but not limited to the IRS, the U.S. Department of Labor and the Pension Benefit Guaranty Corporation, (vii) all nondiscrimination tests required under the Code for each Acquired Company Benefit Plan intended to be qualified under Section 401(a) of the Code for the three (3) most recent plan years, and (viii) each trust agreement and insurance or group annuity contract relating to any Acquired Company Benefit Plan.

(b) Each Acquired Company Benefit Plan intended to be qualified under Section 401(a) of the Code, and the trust (if any) forming a part thereof, has received a favorable determination letter from the IRS and, to the Knowledge of Company, there are no existing circumstances or events that could reasonably be expected to adversely affect the qualification of such Acquired Company Benefit Plan. Each Acquired Company Benefit Plan has been maintained, operated and administered in accordance with its terms and with applicable Laws in all material respects and each Acquired Company has performed and complied in all material respects with all of their obligations under or with respect to each Acquired Company Benefit Plan.

(c) (i) Other than routine claims for benefits, there are no pending or, to the Knowledge of Company, threatened, actions, claims or lawsuits by or on behalf of any participant in any of the Acquired Company Benefit Plans, or otherwise involving any Acquired Company Benefit Plan or the assets of any Acquired Company Benefit Plan; and (ii) none of the Acquired Company Benefit Plans is presently under audit or examination (nor has notice been received of a potential audit or examination) by the IRS, the Department of Labor, or any other Governmental Authority, domestic or foreign. There have been no non-exempt “prohibited transactions” (as defined in Section 406 of ERISA or Section 4975 of the Code) and no fiduciary (as defined in Section 3(21) of ERISA) has any liability for breach of fiduciary duty or any other failure to act or comply in connection with any Acquired Company Benefit Plan.

(d) No Acquired Company Benefit Plan is a Multiemployer Plan or a multiple employer plan within the meaning of Section 4063 or 4064 of ERISA, and none of the Acquired Companies nor any of Company’s ERISA Affiliates contributes to or is obligated to contribute to a Multiemployer Plan or a “multiple employer plan” within the meaning of Section 4063 or 4064 of ERISA. No Acquired Company or any ERISA Affiliate thereof has sponsored, contributed to or been obligated to contribute to any plan that is subject to Title IV, Section 302 or Section 303 of ERISA or Section 412 or Section 430 of the Code.

(e) All contributions (including all employer contributions and employee salary reduction contributions) and premium payments required to have been made under any of the Acquired Company Benefit Plans have been made by the due date thereof and all contributions and premium payments for any period ending on or before the Closing which are not yet due will have been paid or accrued prior to the Closing.

(f) Except as set forth in Section 2.17(f) of the Company Disclosure Letter, no Acquired Company Benefit Plan provides, nor has any Acquired Company or Company Subsidiary, promised or committed to provide any post-employment or retiree medical, life insurance or other welfare-type benefits other than coverage as and only to the extent required under Part 6 of Subtitle B of Title I of ERISA, Section 4980B of the Code or any other applicable Laws and for which the beneficiary pays the entire premium.

(g) Each Acquired Company Benefit Plan is amendable and terminable unilaterally by the Company at any time without liability or expense to any Acquired Company or such Acquired Company Benefit Plan, except the expense of amending or terminating such Acquired Company Benefit Plans. All third-party administration agreements are cancelable by the Acquired Companies without cause and without penalty on not more than ninety (90) days advance notice.

(h) Each Acquired Company Benefit Plan that is a nonqualified deferred compensation plan (as defined by Section 409A of the Code) that is subject to Section 409A of the Code has been operated in compliance with such section and all applicable regulatory guidance. No Acquired Company has an obligation to make any reimbursement payment, gross-up, or indemnify any individual for any excise taxes, interest or penalties incurred pursuant to Section 409A of the Code.

(i) Except as set forth in Section 2.17(i) of the Company Disclosure Letter, neither the execution of this Agreement nor the consummation of the transactions contemplated hereby, either alone or in combination with any other event, will (i) accelerate the time of payment or vesting of, or increase the amount of, or result in the forfeiture of, compensation or benefits under any Acquired Company Benefit Plan; (ii) entitle any current or former employee, director, partner, consultant or independent contractor of the Acquired Companies, to severance pay, benefits or any other payment or any increase in severance pay, benefits or any other compensation, payment or award; (iii) directly or indirectly cause the Acquired Companies to transfer or set aside any assets to fund any benefits under any Acquired Company Benefit Plan; or (iv) give rise directly or indirectly, to the payment of any amount that could reasonably be expected to be characterized as an “excess parachute payment” within the meaning of Section 280G of the Code (or any corresponding or similar state, local or foreign Tax law and without regard to the exceptions set forth in Sections 280G(b)(4) and 280G(b)(5)(A)(ii) of the Code).

Section 2.18 Tax Matters.

(a) All Tax Returns (including any consolidated, combined, unitary, or other similar Tax Return that includes or is required to include any Acquired Company) required to be filed by or on behalf of the Acquired Companies have been timely filed (after giving effect to any extensions of time in which to make such filings) and all Taxes owed by each Acquired Company (whether or not shown or required to be shown on such Tax Returns) have been timely paid or remitted. All such Tax Returns were true, complete and correct in all respects. Except as set forth in Section 2.18(a) of the Company Disclosure Letter, no portion of any such Tax Return has been the subject of any audit, action, suit, proceeding, claim or examination by any Governmental Authority, and no such audit, action, suit, proceeding, claim, deficiency or assessment is, to the Knowledge of Company, pending or threatened. None of the Acquired Companies has waived any statute of limitation with respect to any Tax or agreed to any extension of time with respect to a Tax assessment or deficiency that is currently in effect. No claim has ever been made by a Governmental Authority in a jurisdiction where any of the Acquired Companies do not file Tax Returns that any Acquired Company is or may be subject to taxation by that jurisdiction. There are no Liens for Taxes upon the assets of any of the Acquired Companies other than Permitted Liens. None of the Acquired Companies has, and has not had, a permanent establishment or other taxable presence in any foreign country, as defined under applicable foreign law or in any applicable Tax treaty or convention between the United States and such foreign country. None of the Acquired Companies own, directly or indirectly, stock in any other corporation which is a passive foreign investment company within the meaning of Section 1297 of the Code or a controlled foreign corporation within the meaning of Section 957 of the Code. No portion of the Purchase Price is subject to any Tax withholding provision of federal, state, local or non-U.S. law.

(b) The Acquired Companies have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, stockholder, independent contractor, creditor, or other third party. The assets of the Acquired Companies do not include any ownership interests in any foreign or domestic partnerships, joint ventures, limited liability companies, or other entities taxed as a partnership or other pass through entity for U.S. federal income Tax purposes.

(c) None of the Acquired Companies have filed an election under Treasury Regulation Section 301.7701-3. Each Acquired Company is treated as a corporation for U.S. federal income Tax purposes pursuant to such Treasury Regulation (and similarly for all state, local, and foreign income Tax law purposes). The Company is not, and has not been during the immediately preceding five-year period, a U.S. real property holding company (as defined in Section 897(c)(2) of the Code)

(d) Section 2.18(d) of the Company Disclosure Letter contains a list of all jurisdictions (whether foreign or domestic) to which any Tax is properly payable by or on behalf of the Acquired Companies.

(e) There has not been any change in any method of Tax accounting or any making of a Tax election or change of an existing election by or on behalf of the Acquired Companies, in each case within the last five years.

(f) None of the Acquired Companies (i) has received or applied for a Tax ruling or entered into a closing agreement pursuant to Section 7121 of the Code (or any predecessor provision or any similar provision of state or local law), in either case that would be binding upon the Acquired Companies after the date hereof, (ii) is or has been a member of any affiliated, consolidated, combined, unitary or other similar group for purposes of filing Tax Returns (other than a group the common parent of which is Company) or (iii) has any liability for the Taxes of any other Person under Treasury Regulation Section 1.1502-6 or any similar provision of state, local or foreign law (other than another member of the Company Group), or as a transferee or successor, by agreement, contract, or otherwise. No power of attorney with respect to Taxes has been executed or filed with any Governmental Authority by or with respect to any Acquired Company that will remain in effect after the Closing.

(g) None of the Acquired Companies has participated in a “reportable transaction” within the meaning of Treasury Regulations Section 1.6011-4 within the last five years.

(h) No Acquired Company will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) after the Closing Date as a result of any (i) change in method of accounting for a taxable period ending on or prior to the Closing Date, or other adjustment under Section 446(e), Section 481, or Section 807(f) of the Code (or any analogous provisions of state, local or foreign Laws) effected prior to the Closing Date, (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Laws) executed on or prior to the Closing Date, (iii) intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Laws), (iv) installment sale or open transaction disposition made on or prior to the Closing Date, (v) prepaid amount received on or prior to the Closing Date, or (vi) election under Section 108(i) of the Code.

(i) Section 2.18(i) of the Company Disclosure Letter lists all Tax Returns filed by or with respect to each Acquired Company (including any such Tax Return filed by the Company Group) for all taxable periods ended on or after December 31, 2011, copies of which have been made available to Buyer, and indicates those Tax Returns that have been audited or subject to similar examination by a Taxing authority and those Tax Returns that, to the Knowledge of Company, currently are the subject of such an audit or examination.

(j) No Acquired Company has any excess loss account described in the Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local, or foreign income Tax law).

(k) No Acquired Company has been either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355 (a)(1)(A) of the Code) in a distribution of stock qualifying or intended to qualify for tax-free treatment under Section 355 of the Code (A) in the two (2) years prior to the date of this Agreement or (B) in a distribution which could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the transactions contemplated by this Agreement.

(l) None of the Acquired Companies has an obligation to make a payment that will not be deductible under Section 280G of the Code.

(m) No Acquired Company is subject to any current limitation (excluding for this purpose any such limitation arising as a result of the purchase and sale pursuant to this Agreement) under Sections 382, 383, or 384 of the Code (or any corresponding or similar provision of Law) on its ability to utilize its net operating losses, built-in losses, credits, or other similar items.

Section 2.19 Insurance. Section 2.19 of the Company Disclosure Letter sets forth all current property and liability insurance policies covering the Acquired Companies or the Assets as of the date of this Agreement (the “Insurance Policies”). The Insurance Policies are in full force and effect (and all premiums due and payable thereon have been paid in full covering all periods up to the date hereof and will have been paid up to and including the Closing Date), and no written notice of cancellation, termination or revocation or other written notice that any of the Insurance Policies is no longer in full force or effect or that the issuer of any of the Insurance Policies is not willing or able to perform its obligations thereunder has been received by any Acquired Company, except for any such Insurance Policy which is replaced or expires in accordance with its terms prior to the Closing Date.

Section 2.20 Finders’ Fees. Except for Griffin Financial Group LLC (“Griffin”), whose fees and expenses will be paid by Company, there is no investment banker, broker, finder or other intermediary retained by or authorized to act on behalf of any of the Acquired Companies who might be entitled to any fee or commission from Buyer or any of its Affiliates (including, after the Closing, the Acquired Companies) upon consummation of the transactions contemplated hereby.

Section 2.21 Transactions with Related Persons. Except for any Acquired Company Benefit Plan:

(a) Section 2.21(a) of the Company Disclosure Letter lists all agreements, arrangements and other commitments or transactions (other than Acquired Company Benefit Plans listed in Section 2.17(a) of the Company Disclosure Letter or Material Contracts described in Section 2.9(a)(iii) and listed in Section 2.9 of the Company Disclosure Letter) to or by which any of the Acquired Companies, on the one hand, and any of their Affiliates (other than such Acquired Company) or any employee, officer or director of any Acquired Company, on the other hand, are parties or are otherwise bound or affected other than service as a director, officer or employee of any Acquired Company.

(b) Section 2.21(b) of the Company Disclosure Letter describes all services(other than pursuant to Acquired Company Benefit Plans listed in Section 2.17(a) of the Company Disclosure Letter or Material Contracts described in Section 2.9(a)(iii) and listed in Section 2.9 of the Company Disclosure Letter) provided to any Acquired Company by (i) an Affiliate of Company (other than such Acquired Companies), (ii) any employee, officer or director of any Acquired Company (other than service as an employee, officer or director), or (iii) vendors or subcontractors of any such party in clause (i) or (ii).

Section 2.22 Reinsurance.

(a) Section 2.22(a) of the Company Disclosure Letter sets forth a true and complete list, as of the date hereof, of all reinsurance and retrocessional treaties and agreements to which Company or ARI Casualty is a party and has any existing rights or obligations for all known claims since January 1, 1974, each of which treaties and agreements is in full force and effect. True and complete copies of all such treaties and agreements have been made available to Buyer. Except as set forth in Section 2.22(a) of the Company Disclosure Letter or except as, individually or in the aggregate, would not, or would not reasonably be expected to, have a Material Adverse Effect, (i) neither Company nor ARI Casualty is in default under any such reinsurance treaty or agreement where such default has given (or will give) rise to any right of termination, acceleration or cancellation to the other party or parties thereto and (ii) all reinsurance premiums due under such reinsurance treaties or agreements have been paid in full or were adequately accrued or reserved for by Company or ARI Casualty. To the Knowledge of Company, all amounts recoverable under any reinsurance and retrocessional treaties and agreements to which Company or ARI Casualty is a party (including amounts based on paid and unpaid losses) are fully collectible or Company or ARI Casualty, as applicable, maintains reserves equal to reinsurance recoverables which are not fully collectible. Except as set forth in Section 2.22(a) of the Company Disclosure Letter, there is no pending or, to the Knowledge of Company, threatened, Litigation with respect to any reinsurance treaties or retrocessional treaties or agreements to which Company or ARI Casualty is a party.

(b) With respect to reinsurance for risks ceded by Company or ARI Casualty, Company or ARI Casualty has all necessary letters of credit or other security devices and all such letters of credit and security devices comply in all material respects with all applicable Insurance Laws, in each case where needed under applicable Insurance Laws to enable it to take a credit against its liabilities in, or increase its assets by, the amount of the letter of credit or security device for purposes of preparing statutory financial statements pursuant to SAP. Section 2.22(b) of the Company Disclosure Letter identifies all letters of credit and other security devices held or maintained for the benefit of Company or ARI Casualty to support receivable balances from unauthorized reinsurers.

(c) To the Knowledge of the Company, neither the Company nor ARI Casualty has any claims arising on or prior to January 1, 1974 under any insurance policy or contract that is not covered by a reinsurance or retrocessional treaty or agreement.

Section 2.23 Ratings. (a) The insurance or insurer financial strength of Company is rated “B+” by A.M. Best & Co. (the “Rating Agency”), and (b) except as set forth in Section 2.23 of the Company Disclosure Letter, since January 1, 2012, (i) the Rating Agency has not publicly announced, provided written notice or, to the Knowledge of Company, provided oral notice to Company that it has under surveillance or review for a possible downgrading of its rating of the insurance and insurer financial strength or any claims paying ability of Company and (ii) Company has not received any written notice or, to the Knowledge of Company, oral notice from the Rating Agency to the effect that any rating specified in clause (a) above is likely to be modified, qualified or lowered.

Section 2.24 Agents, Brokers and Producers.

(a) Except as set forth in Section 2.24(a) of the Company Disclosure Letter, to the Knowledge of Company, as of the date hereof, each insurance agent, third party administrator, marketer, underwriter, wholesaler, broker, reinsurance intermediary, distributor, and producer that marketed, wrote, sold, produced or managed business since January 1, 2011 for Company in connection with the Business (each, an “Agent”), at the time such Person wrote, sold, produced or managed such business, was duly licensed as required by applicable Insurance Laws for the type of business written, and to the Knowledge of Company, no Agent, since January 1, 2011, has been in violation (or with or without notice or lapse of time or both, would have violated) of any term or provision of any Insurance Laws applicable to the marketing, writing, sale, production, administration or management of business for Company in connection with the Business, except for such failures to be licensed or such violations which have been cured, which have been resolved or settled through agreements with applicable Governmental Authorities, which are barred by an applicable statute of limitations or which would not, or would not reasonably be expected to, have a Material Adverse Effect. Since January 1, 2011, each such Agent was, to the extent required by applicable Insurance Laws, appointed in compliance in all material respects with applicable Insurance Laws and all required processes and procedures required to be undertaken by Company, including background and other checks, were undertaken in compliance in all material respects with applicable Insurance Laws. To the Knowledge of Company, in connection with Company, since January 1, 2011, (i) there have been no material violations by Agents of any applicable Law in connection with the marketing or sale of products issued by any of the Acquired Companies or any Business product, (ii) there have been no instances of Agents having materially breached the terms of agency or broker contracts, and (iii) all training and instruction manuals pertaining to the sale of products issued by Company, and pertaining to the Business were in compliance with applicable Insurance Laws, except where non-compliance would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To the Knowledge of Company, since January 1, 2011, (x) with respect to the Business, no Agent has been enjoined, indicted, convicted or made the subject of a consent decree or administrative orders on account of a material violation of applicable Insurance Laws in connection with such Agent’s actions in any of the foregoing capacities or any enforcement or disciplinary proceeding alleging any such violation since January 1, 2011, and (y) all such Agents have carried out their respective duties in all material respects as dictated by their respective employment or contract with Company compliant in all material respects with the applicable Insurance Laws or been terminated.

(b) Section 2.24(b) of the Company Disclosure Letter lists each Agent through which Company markets, places or sells insurance who has generated premium on Business policies since January 1, 2013 in excess of $500,000 per calendar year, including therein (i) the amount per year generated by each such Agent of gross written premium (as calculated in accordance with GAAP) on Business policies for 2013 and 2014 and (ii) any loans by any Acquired Company to any such Agent or any Affiliate thereof outstanding as of the date of this Agreement. On or before the date hereof, Company has not been advised in writing that any Agent listed on Section 2.24(b) of the Company Disclosure Letter intends to cancel its relationship with Company or any relationship between it and any insured of the Business or materially reduce its writings with or through Company.

(c) Since January 1, 2011, to the Knowledge of Company, Company has implemented procedures and programs which are reasonably designed to ensure that the Agents and their respective employees are in compliance with all applicable Insurance Laws, including laws, regulations, directives and opinions of Governmental Authorities relating to advertising, licensing and sales practices, except where non-compliance would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(d) Except as set forth in Section 2.24(d) of the Company Disclosure Letter, no contract with an Agent is currently terminable as the result of ratings downgrades of Company and no such contract may be terminable as the result of a further downgrade of Company.

(e) Section 2.24(e) of the Company Disclosure Letter lists agency, subagency, producer, broker, selling, marketing, claims or similar agreements, including managing general agency contracts, third party administration contracts or other similar arrangements or commitments under which a third party has authority to make underwriting decisions and issue insurance policies with respect to the Business on behalf of Company or otherwise bind Company without prior approval by Company or pursuant to which any policy claims settlement authority is delegated to such third party.

Section 2.25 Consumer Privacy Laws. Each Acquired Company is in material compliance with any applicable privacy policies it has established. To the Knowledge of Company, there are no notices, claims, investigations or proceedings pending or threatened by any Governmental Authority or other Person involving notice or information to individuals that Personal Information held or stored by any Acquired Company has been compromised, lost, taken, accessed or misused. No Acquired Company has received any written notice regarding any violation of any Privacy Law, and, to the Knowledge of Company, no Acquired Company has had any data breach involving Personal Information or, if it was made aware of a data breach, has complied with all data breach notification and related obligations and has taken corrective action reasonably designed to prevent recurrence of such a data breach, except as would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect. “Personal Information” means any information related to an identified or identifiable natural person and does not meet the definition of de-identified as defined by the Health Insurance Portability and Accountability Act of 1996. “Privacy Laws” shall mean any laws, statutes, rules, regulations, codes, orders, decrees, and rulings thereunder of any federal, state, regional, county, city, municipal or local government of the United States that relate to privacy, data protection or data transfer issues. No Acquired Company is prohibited, presently, or will be, immediately following the consummation of the transactions contemplated by this Agreement, from using all Personal Information presently used in the Business. Except as set forth in Section 2.25 of the Company Disclosure Letter, there are no agreements between any Acquired Company, on the one hand, and any third party on the other hand, relating to Personal Information or the use or access of any database system housing such Personal Information.

Section 2.26 AML, Sanctions, Etc.

(a) Anti-Money Laundering. None of the Acquired Companies has, directly or indirectly, entered into any transaction that violates any applicable anti-money laundering law or policy, and there has been no Action by any Person, or any internal investigation, relating thereto. Each of the Acquired Companies has complied, in all material respects, with all applicable “know-your-customer” rules.

(b) OFAC. No customer, Agent, vendor, employee or other Person that is a party to a contract or agreement with any Acquired Company of the Business (including any beneficiary of any account) is a Sanctioned Person. None of the Acquired Companies has investments in any Sanctioned Country.

Section 2.27 Prospectus. None of the information supplied or to be supplied by Company for inclusion or incorporation by reference in the Prospectus, on the date it (or any amendment or supplement thereto) is first mailed to Participants (as defined in the Plan of Conversion), will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by Company with respect to information supplied by Buyer for inclusion in the Prospectus.

Section 2.28 Maximum of the Valuation Range. The Maximum of the Valuation Range shall not exceed $32,200,000.

ARTICLE 3

Representations and Warranties of Buyer

Except as set forth in Buyer Disclosure Letter, Buyer represents and warrants to Company as follows:

Section 3.1 Corporate Status. Buyer is a corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation.

Section 3.2 Corporate and Governmental Authorization.

(a) Buyer has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Buyer the performance of Buyer’s obligations hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action of Buyer. Buyer has duly executed and delivered this Agreement. Assuming the due authorization, execution and delivery of this Agreement by Company, this Agreement constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer, in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium, receivership or similar Laws relating to or affecting creditors’ rights generally and by general principles of equity (whether considered at law or in equity).

(b) The execution, delivery and performance of this Agreement by Buyer and the consummation of the transactions contemplated hereby, require no action by or in respect of, or filing with, any Governmental Authority other than (i) the approvals, filings and notices required under the Insurance Laws set forth in Section 3.2(b)(i) of Buyer Disclosure Letter, and (ii) such other consents, approvals, authorizations, declarations, filings or notices as are set forth in Section 3.2(b)(ii) of Buyer Disclosure Letter.

Section 3.3 Non-Contravention. The execution and delivery of this Agreement by Buyer, and the performance of its obligations hereunder do not and will not (a) conflict with or result in any violation or breach of any provision of any of the Organizational Documents of Buyer, (b) assuming compliance with the matters referred to in Section 3.2(b), conflict with or result in any violation or breach of any provision of any applicable Laws or (c) require any consent or other action by any Person under any provision of any material agreement, permit, license or other instrument to which Buyer is a party.

Section 3.4 Purchase for Investment. Buyer is purchasing the Shares for investment for its own account and not with a view to, or for sale in connection with, any distribution thereof. Buyer (either alone or together with its advisors) has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Shares and is capable of bearing the economic risks of such investment. Buyer acknowledges that the Shares have not been registered under the Securities Act or any state securities Laws, and agrees that the Shares may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act, except pursuant to an exemption from such registration available under the Securities Act, and without compliance with foreign securities Laws, in each case, to the extent applicable.

Section 3.5 Litigation. There is no Litigation pending against, or, to the Knowledge of Buyer, threatened against or affecting, Buyer before any court or arbitrator or any Governmental Authority which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement.

Section 3.6 Finders’ Fees. There is no investment banker, broker, finder or other intermediary retained by or authorized to act on behalf of Buyer who might be entitled to any fee or commission from Company or any of its Affiliates upon consummation of the transactions contemplated by this Agreement.

Section 3.7 Financial Capability. Buyer, as of the Closing Date, will have sufficient funds to complete the purchase of the Shares on the terms and subject to the conditions set forth in this Agreement and to consummate the other transactions contemplated by this Agreement.

Section 3.8 Notice to Members and Registration Statements. None of the information supplied or to be supplied by Buyer for inclusion or incorporation by reference in the Proxy Statement and notice to Eligible Members (as defined in the Plan of Conversion) contemplated by Sections 4(c) and 4(d) of the Plan of Conversion (collectively, the “Member Notices”) and the Registration Statement, on the date it (or any amendment or supplement thereto) is first mailed to Participants (as defined in the Plan of Conversion), will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by Buyer with respect to information supplied by Company for inclusion in such Member Notices and Registration Statement.

ARTICLE 4

Certain Covenants

Section 4.1 Conduct of the Business. From the date hereof until the Closing, except as otherwise expressly permitted or required by this Agreement or as set forth in Section 2.8 of this Agreement or Section 4.1 of the Company Disclosure Letter or otherwise requested or consented to in writing by Buyer, which consent shall not be unreasonably conditioned, withheld or delayed, Company shall and shall cause each other Acquired Companies to conduct the Business in all material respects in the ordinary course of business and Company shall not and shall not permit any of the Acquired Companies to:

(a) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, its outstanding capital stock or equity interests or members;

(b) amend its Organizational Documents, except as required by applicable Laws, or take or authorize any action to wind up its affairs or dissolve (other than as contemplated by the Plan of Conversion);

(c) except as contemplated hereby, amend or terminate, or increase the coverage or benefits available under, any Acquired Company Benefit Plan in any material respect or establish any new arrangement that would (if it were in effect on the date hereof) constitute an Acquired Company Benefit Plan or take any action to increase or materially change the rate of compensation or benefits of its employees, directors, officers or independent contractors or grant any unusual or extraordinary bonus, benefit, severance or termination pay, or other direct or indirect compensation to any employee, or loan or advance any money or other property to any employee (other than with respect to business expenses incurred in the ordinary course of business), other than, in each case, in the ordinary course of business in a manner consistent with past practice or to the extent required under any Benefit Plan, collective bargaining agreement, labor agreement, works council agreement or other contractual arrangement or by applicable Laws;

(d) issue, sell or grant options, warrants or rights to purchase or subscribe to, enter into any arrangement or contract with respect to the issuance or sale of, or redeem, repurchase or otherwise acquire (or agree to redeem, purchase or otherwise acquire) any capital stock or any of other securities or any rights, warrants or options to acquire any such capital stock or securities of any Acquired Company or make any changes (by combination, reorganization reverse stock split, reclassification of any shares of capital stock or other securities of any of the Acquired Companies or otherwise) in the capital structure of the Acquired Companies (other than pursuant to the terms of awards under any Benefit Plan);

(e) sell, assign, transfer, pledge or encumber, or grant any Lien (other than a Permitted Lien) on, any of its Assets, except in the ordinary course of business;

(f) make any material change to its accounting policies or practices, except as required by GAAP, SAP or applicable Laws;

(g) other than as required by SAP, generally accepted actuarial standards or applicable Laws, change any Reserving Practices and Policies

(h) merge or consolidate with any other Person, enter into a business combination with or acquire the business of any other Person or, other than the acquisition or licensing of any intellectual property right in the ordinary course of business, acquire, lease or license any material right or other material property or assets of any other Person, or adopt a plan of complete or partial liquidation, dissolution, rehabilitation, restructuring, recapitalization, redomestication or other reorganization;

(i) other than in connection with the management of the Acquired Companies’ investment portfolio in the ordinary course of business and the payment of losses under insurance policies written by Company or ARI Casualty and loss adjustment expenses, sell, pledge, lease, license or dispose of a material portion of any of its assets;

(j) enter into, assume, amend or terminate any Material Contract or any agreement that would be a Material Contract, other than Material Contracts entered into in the ordinary course of business;

(k) incur, or guarantee, any Indebtedness, other than trade accounts payable, short-term working capital financing and advances to employees and Agents, in each case, incurred in the ordinary course of business; provided that such advances shall not in the aggregate exceed $250,000 at any time;

(l) make any capital expenditures or commitments for capital expenditures, other than capital expenditures or commitments for capital expenditures in the ordinary course of business consistent with past practice and not in excess of $50,000 in any single instance or in excess of $100,000 in the aggregate;

(m) forgive, cancel or compromise any debt or claim in excess of $50,000 in the aggregate, or waive or release any right with a value in excess of $100,000 in the aggregate;

(n) fail to pay or satisfy when due any liability of the Acquired Companies (other than any such liability (i) that is being contested in good faith and is not in excess of $50,000 in the aggregate or (ii) that is the subject of clause (p) below);

(o) make or change any material Tax election, enter into, amend, terminate or otherwise restructure any agreement with any of its Affiliates relating to Taxes, change an annual accounting period, adopt or change any material accounting method, file any amended Tax Return or any claim for any Tax refund, enter into any closing agreement, settle any Tax Litigation or any claim or assessment in respect of Taxes, consent to any extension or waiver of the limitation period applicable to any material Tax Litigation or assessment relating to any Acquired Company;

(p) settle or compromise any Litigation, other than settlements or compromises of claims-related Litigation within policy limits and in the ordinary course of business;

(q) enter into any employment agreement or employment contract or otherwise hire any employee;

(r) other than increases in salaries or wages in the ordinary course of business, increase the salary or wages of any employee;

(s) engage in any transaction or enter into, modify or amend any arrangement or contract with any officer, director, stockholder or other insider or Affiliate of such Acquired Company (other than another Acquired Company), except in the ordinary course of business;

(t) make any investments other than in the ordinary course of business;

(u) sell, assign, transfer, license, sublicense or otherwise encumber any of the Intellectual Property owned by it, disclose any confidential information to any Person (other than to Buyer and its Affiliates and other than in the ordinary course of business), or abandon or permit to lapse any of such Intellectual Property;

(v) enter into or agree to any regulatory restrictions or arrangements adversely affecting any of Company’s or ARI Casualty’s Insurance Licenses listed in Section 2.14(a) of the Company Disclosure Letter;

(w) forfeit, abandon, amend, modify, waive or terminate any Insurance License, necessary to conduct the Business; or

(x) agree or commit to do any of the foregoing.

Section 4.2 Access to Information; Confidentiality; Books and Records.

(a) From the date hereof until the Closing, Company shall (i) give Buyer, its counsel, financial advisors, auditors and other authorized representatives reasonable access to the offices, properties, books and records of the Acquired Companies, (ii) furnish to Buyer, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information relating to the Acquired Companies as such Persons may reasonably request and (iii) instruct the employees, counsel and financial advisors of the Acquired Companies to use commercially reasonable efforts to cooperate with Buyer, in each case solely in connection with Buyer’s preparation to integrate the Acquired Companies into Buyer’s organization following the Closing.

(b) Anything to the contrary in Section 4.2(a) notwithstanding, (i) access rights pursuant to Section 4.2(a) shall be exercised in such manner as not to interfere unreasonably with the conduct of the Business or any other business of the party granting such access and (ii) the party granting access may withhold any document (or portions thereof) or information (A) that is subject to the terms of a non-disclosure agreement with a third party, (B) that may constitute privileged attorney-client communications or attorney work product and the transfer of which, or the provision of access to which, as reasonably determined by such party’s counsel, constitutes a waiver of any such privilege or (C) if the provision of access to such document (or portion thereof) or information, as determined by such party’s counsel, would reasonably be expected to conflict with applicable Laws. Company shall use commercially reasonable efforts to obtain any consent of any Person party to a non-disclosure agreement described in subsection (A) to the disclosure of information subject thereto.

(c) All information provided to Buyer pursuant to this Section 4.2 prior to the Closing shall be held by Buyer as Evaluation Material (as defined in the letter agreement dated as of February 10, 2015, between Company and Griffin, on behalf of Company (the “Confidentiality Agreement”)) and shall be subject to the Confidentiality Agreement, the terms of which are incorporated herein by reference. The Confidentiality Agreement shall continue in full force and effect until the Closing, at which time it shall automatically terminate.

Section 4.3 Filings.

(a) Each party hereto shall (i) make the filings required of it or any of its Affiliates under all applicable Laws in connection with this Agreement and the transactions contemplated hereby as promptly as practicable following the date hereof (and not later than fifteen (15) Business Days after the date hereof), (ii) comply at the earliest practicable date and after consultation with the other parties hereto with any request for additional information or documentary material received by it or any of its Affiliates from any Insurance Department or any other Governmental Authority or any other Person whose consent, approval or authorization is necessary to consummate the transactions contemplated by this Agreement, (iii) cooperate with the other parties hereto in connection with any filing under any applicable Laws and in connection with resolving any investigation or other inquiry concerning the transactions contemplated by this Agreement initiated by any Insurance Department or any other Governmental Authority and (iv) use commercially reasonable efforts to take any other action reasonably necessary to obtain the consents, approvals and authorizations required for the consummation of the transactions contemplated by this Agreement at the earliest possible date.

(b) Each party shall promptly inform the other parties of any material communication made to, or received by such party or any of its representatives from any Insurance Department or any other Governmental Authority regarding any of the transactions contemplated by this Agreement.

(c) Each party shall promptly inform the other parties of any meetings or hearings to be held with or before any Insurance Department or any other Governmental Authority regarding any of the transactions contemplated by this Agreement.

(d) Any fee or payment to an Insurance Department or any other Governmental Authority in connection with the transactions contemplated by this Agreement shall be borne by Buyer; provided that fees or payments to the Commissioner with respect to (i) the Plan of Conversion shall be borne by Company and (ii) the change of control of Company in accordance with 40 P.S. § 991.1402 and regulations promulgated thereunder shall be borne by Buyer.

(e) Without limiting the foregoing, each of Company and Buyer hereby agrees to use its commercially reasonable efforts to prepare all documentation, to effect all filings and to obtain all permits, consents, clearances, waivers, approvals and authorizations of all Insurance Departments and other Governmental Authorities and other Persons necessary to consummate the transactions contemplated by this Agreement as promptly as practicable. In connection with effecting any such filing or obtaining any such permit, consent, clearance, waiver, approval or authorization necessary to consummate the transactions contemplated by this Agreement, Company and Buyer shall, subject to applicable Laws, (i) permit counsel for the other party to review in advance, and consider in good faith the views of the other party in connection with, any proposed written communication to any Governmental Authority, and (ii) provide counsel for the other party with copies of all filings made by such party, and all material correspondence between such party (and its advisors) with any Governmental Authority and any other information supplied by such party to, or received from, a Governmental Authority relating to the transactions contemplated hereby; provided, however, that materials may be redacted or withheld (A) to the extent that they concern the valuation of Company or any of its Subsidiaries or any of their respective businesses of either party or alternatives to the transactions contemplated by this Agreement and (B) as necessary to comply with other contractual arrangements. Notwithstanding anything herein to the contrary, Buyer shall not be obligated to agree to any arrangement that would (v) would require Buyer, the Acquired Companies and/or Buyer’s Affiliates to maintain a certain number of employees or minimum headcount in any jurisdiction or region, (w) require or involve the sale, disposition, or separate holding, through the establishment of a trust, or otherwise, of any of the Acquired Companies or its assets, properties of business or of any of the assets, properties or businesses of Buyer or any of its Affiliates, or, except as contemplated by the Plan of Conversion, the making of any debt, equity investment or capital contribution in any of the Acquired Companies or in the Buyer or any of its Affiliates, (x) except as contemplated by the Plan of Conversion, require or involve any material modification of the existing capital structure of any of the Acquired Companies or of Buyer or any of its Affiliates, (y) involve any material requirement or restriction on the Business of any of the Acquired Companies or any business of the Buyer or any of its Affiliates, or (z) otherwise be reasonably likely to materially adversely impact the economic, tax or business benefits reasonably expected to be derived by Buyer in connection with the transactions contemplated hereby, taken as a whole, had Buyer and/or any of the Acquired Companies not been subject to any such arrangement. No party shall be required to waive any condition precedent to comply with this Section 4.3.

Section 4.4 Employees and Employee Benefits.

(a) The Acquired Companies shall take all actions necessary or desirable, including without limitation obtaining any necessary consents and authorizations and adopting any necessary plan amendments or resolutions, all such actions in accordance with the requirements of the Code and ERISA, (i) prior to the Closing Date, to terminate each Acquired Company Pension Plan prior to the Closing Date and (ii) on or prior to the Closing Date, all other Acquired Company Benefit Plans, except those set forth in Section 4.4(a) of the Company Disclosure Letter (collectively, the Acquired Company Pension Plans and the Acquired Company Benefit Plans described in (i) and (ii) above being herein referred to as the “Terminated Benefit Plans”), and in no event shall any Acquired Company Employee be entitled to accrue any benefits under the Terminated Benefit Plans with respect to services rendered or compensation paid on or after the Closing.

(b) As of the Closing Date, Buyer shall cause Company to continue (i) to employ the Business Employees of the Acquired Companies set forth in Section 4.4(b) of the Company Disclosure Letter, who are employees of the Acquired Companies as of the Closing (the “Acquired Company Employees”), on terms and conditions that include, in the aggregate, (A) compensation (including but not limited to rates of annual base salary or wage level that is at least equal to that provided to each such Acquired Company Employee by the applicable Acquired Company on the Closing Date) and (B) participation in Benefit Plans of Buyer made available to employees of Buyer and its Affiliates (provided that during the eighteen (18) month period immediately following the Closing Date such Acquired Company Employees will receive the severance benefits described in Section 4.4(e) hereof and shall not receive any severance benefits pursuant to any other Buyer severance plan), and (ii) subject to Section 4.4(h) hereof, to perform and comply with all terms and provisions of the Current Executive Employment Agreements, as amended, modified, superseded or replaced on or after the Closing including pursuant to the New Executive Employment Agreements, with respect to change in control of Company or bonus arrangements due upon a change in control of Company.

(c) For all purposes under the Benefit Plans established or maintained by Buyer, Company and their respective Affiliates in which Acquired Company Employees may be eligible to participate after the Closing (the “New Benefit Plans”), each Acquired Company Employee shall be credited with the same amount of service as was credited by Company and its Affiliates as of the Closing under similar or comparable Benefit Plans (including for purposes of eligibility to participate, vesting, benefit accrual and eligibility to receive benefits but not for purposes of retirement plan benefit accrual); provided that such crediting of service shall not operate to duplicate any benefit or the funding of any benefit. In addition, and without limiting the generality of the foregoing, (i) with respect to any New Benefit Plans in which the Acquired Company Employees may be eligible to participate following the Closing, each Acquired Company Employee will immediately be eligible to participate in such New Benefit Plans, without any waiting time, to the extent coverage under such New Benefit Plans replaces coverage under a similar or comparable Benefit Plan in which such Acquired Company Employee was eligible to participate immediately before such commencement of participation and (ii) for purposes of each New Benefit Plan providing medical, dental, pharmaceutical and/or vision benefits to any Acquired Company

Employee, Buyer, the Acquired Companies shall cause all pre-existing condition exclusions and actively-at-work requirements of such New Benefit Plan to be waived for such Acquired Company Employee and his or her covered dependents, to the extent any such exclusions or requirements were waived or were inapplicable under any similar or comparable Acquired Company Benefit Plan.

(d) With respect to Acquired Company Employees, Buyer shall, and shall cause the Acquired Companies to, honor all Acquired Company Benefit Plans (other than the Terminated Benefit Plans) in accordance with their terms as in effect immediately prior to the Closing, subject to any amendment or termination thereof that may be permitted by such plans, agreements or written arrangements.

(e) Unless otherwise provided in the Current Executive Employment Agreements or the New Executive Employment Agreements, Buyer shall pay to each Acquired Company Employee who shall be terminated without Cause within eighteen (18) months following the Closing Date a cash severance benefit (a “Severance Benefit”), payable as a lump sum, equal to two weeks base pay for each full year of continuous service with Company prior to such Acquired Company Employee’s termination, with a minimum of six (6) weeks for all Acquired Company Employees and up to a maximum of twenty-six (26) weeks for Acquired Company Employees who are not officers of Company as of the Closing Date or fifty-two (52) weeks for Acquired Company Employees who are officers of Company as of the Closing Date. Severance Benefits shall be paid by check immediately following the expiration of the 7-day revocation period following the signing of the general release or the business day following such Acquired Company Employee’s termination of employment, whichever is later.

(f) Following the Closing Date, commencing with the year-ending December 31, 2015, Buyer shall cause Company to fund (or, in the case of Buyer’s restricted stock or common equity, make available) an annual bonus pool equal to 5% of Company’s Underwriting Profit to be allocated among members of management of Company at the discretion of Karen Fulton, or her duly appointed successor. Such bonus pool will be payable following the receipt of Company’s audited SAP financial statements for each applicable calendar year and will be funded in the form of cash, restricted stock or other form of common equity of Buyer or any combination thereof, as determined by the Board of Directors of Buyer or a committee thereof in its sole discretion.

(g) For a period of at least five (5) years after the Closing Date, Buyer agrees that each Acquired Company Employee, who shall remain employed by Company, shall be permitted to continue to work at the headquarters office of Company in Newtown, Pennsylvania, maintained pursuant to Section 4.14 and to maintain any remote/telecommuting working arrangement existing as of the Closing Date. The provisions of this Section 4.4(g) are intended to be for the benefit of Company and, during the Advisory Board Term, will be enforceable by the Advisory Board and its successors and assigns against Buyer, HoldCo and Company.

(h) Buyer shall pay cash retention bonus payments in accordance with Section 10(g)(i) of the Plan of Conversion.

(i) Buyer shall pay an amount equal to the Employee Bonus Pool Fund in accordance with Section 10(f) of the Plan of Conversion.

(j) Nothing contained in this Section 4.4 or any other provision of this Agreement, express or implied, is intended to confer upon any Acquired Company Employee or any other Person any right to employment or continued employment for any period or receipt of any specific benefit or compensation, or shall constitute the establishment of or amendment to or any other modification of any Benefit Plan or any other benefit or compensation plan, program, policy, contract, agreement or arrangement. Further, this Section 4.4 shall be binding upon and shall inure solely to the benefit of the parties to this Agreement, and nothing in this Section 4.4, express or implied, is intended to confer upon any other Person (including any Acquired Company Employee) any rights or remedies of any nature (including any third-party beneficiary rights under this Agreement) whatsoever by reason of this Section 4.4; provided, however, that during the Advisory Board Term, such provisions identified in Section 4.18(c) will be enforceable by the Advisory Board.

Section 4.5 Supplemental Disclosure. Company and Buyer shall have the right, from time to time prior to the Closing, to supplement or amend the Company Disclosure Letter and Buyer Disclosure Letter, as the case may be, with respect to events or circumstances first arising between the date hereof and the Closing Date (other than as a result of a breach of this Agreement by the party seeking to supplement or amend the Company Disclosure Letter or Buyer Disclosure Letter, as the case may be) that, if existing or known at the date of this Agreement, would have been required to be set forth or described in such Company Disclosure Letter or Buyer Disclosure Letter, as the case may be. Company acknowledges that no such additional disclosure or update by Company, however, shall be deemed to affect any right of Buyer to terminate this Agreement pursuant to Article 6 hereof.

Section 4.6 Public Announcements. Except as permitted pursuant to the Confidentiality Agreement or Section 4.2(c), neither Buyer nor Company shall make, or permit any of their Affiliates or representatives to make, any public announcement in respect of this Agreement or the transactions contemplated hereby without the prior written consent of the other party (such consent not to be unreasonably withheld, delayed or conditioned).

Section 4.7 No Other Bids.

(a) Company shall not, nor shall it permit any Affiliate of Company or any officer, director or employee of any of them, or any investment banker, attorney, accountant or other representative retained by Company or any of its Affiliates to, directly or indirectly, solicit, encourage, initiate or engage in discussions or negotiations with, or respond favorably to requests for information, inquiries, or other communications from, any person other than Buyer concerning a sponsored conversion of the Company, any acquisition of Company, any Acquired Company, or any assets or business thereof (each an “Acquisition Proposal”), except that Company’s officers and directors may respond to inquiries from its members in the ordinary course of business.

(b) Notwithstanding the foregoing, in the event that Company’s Board of Directors determines in good faith and after consultation with its outside counsel, that in light of an Acquisition Proposal (other than an Acquisition Proposal the terms of which were made known to Company’s Board of Directors prior to the date hereof) which is received by Company prior to the filing of any regulatory applications with any Insurance Department in connection with the transaction contemplated hereby, it is necessary to provide such information or engage in such negotiations or discussions in order to act in a manner consistent with such Board’s fiduciary duties, Company’s Board of Directors may, in response to an Acquisition Proposal which was not solicited by or on behalf of Company or the other Acquired Companies or which did not otherwise result from a breach of Section 4.7(a), subject to its compliance with Section 4.7(c), (i) furnish information with respect to the Acquired Companies to such Person making such Acquisition Proposal pursuant to a customary confidentiality agreement that is no less restrictive than the Confidentiality Agreement and (ii) participate in discussions or negotiations regarding such Acquisition Proposal. In the event that Company’s Board of Directors determines in good faith and after consultation with its outside counsel, that the Acquisition Proposal is a Superior Acquisition Proposal and that it is necessary to pursue such Superior Acquisition Proposal in order for the Company’s Board to act in a manner consistent with Company’s Board of Directors’ fiduciary duties, Company may (A) withdraw, modify or otherwise change in a manner adverse to Buyer, Company’s recommendation to its members with respect to the Plan of Conversion, and/or (B) terminate this Agreement in order to concurrently enter into an agreement with respect to such Superior Acquisition Proposal; provided, however, that Company’s Board of Directors may not terminate this Agreement pursuant to this Section 4.7(b) unless and until (x) five (5) Business Days have elapsed following the delivery to Buyer of a written notice of such determination by Company’s Board of Directors and during such five (5) Business Day period, Company otherwise cooperates with Buyer with the intent of enabling the parties to engage in good faith negotiations so that the transactions contemplated hereby may be effected and (y) at the end of such five (5) Business Day period Company’s Board of Directors continues reasonably to believe the Acquisition Proposal at issue constitutes a Superior Acquisition Proposal. A “Superior Acquisition Proposal” shall mean any bona fide Acquisition Proposal made by any Person (other than Buyer), which Company’s Board of Directors determines in its good faith judgment (after consultation with its financial advisor and outside legal counsel and after taking into account all material legal, financial (including the financing terms thereof), regulatory, timing and other material aspects of the proposal, as well as any modification to this

Agreement that Buyer and Company agree in writing to make pursuant to subsection (x) above), (A) is on terms that are more favorable to Company than the terms and provisions of this Agreement, as amended pursuant to subsection (x) above, and (B) is capable of being consummated within a reasonable period of time.

(c) In addition to the obligations of Company set forth in Section 4.7(a) and (b), Company shall immediately advise Buyer orally and in writing of any request for information or of any Acquisition Proposal, the material terms and conditions of such request or Acquisition Proposal and the identity of the person or entity making such request or Acquisition Proposal. Company shall keep Buyer reasonably informed of the status and details (including amendments or proposed amendments) of any such request or Acquisition Proposal, including the status of any discussions or negotiations with respect to any Superior Acquisition Proposal.

Section 4.8 INTENTIONALLY OMITTED.

Section 4.9 Intercompany Agreements and Accounts. Except as contemplated hereby and for the Intercompany Agreements listed in Section 4.9 to the Company Disclosure Letter, Company shall use commercially reasonable efforts to cause all agreements between any Acquired Company, any of their Affiliates that shall not be an Acquired Company (“Intercompany Agreements”), including the agreements listed in Section 2.21(a) of the Company Disclosure Letter, to be terminated without any further obligation or liability of the Acquired Companies and all intercompany accounts receivable or payable (whether or not currently due or payable) between (x) any Acquired Company, on the one hand, and (y) any of its Affiliates (other than an Acquired Company) or any of the officers or directors thereof, on the other hand, to be settled in full in cash (without any premium or penalty), at the Closing. The foregoing shall not apply to any contract, agreement or understanding for service as a director, officer or employee of any Acquired Company.

Section 4.10 Subsequent Financial Statements.

(a) Promptly following their preparation, Company deliver to Buyer a copy of the audited consolidated balance sheet and audited consolidated statement of income, cash flows and changes in policyholders’ surplus of Company and its Subsidiaries, at and for the period ended December 31, 2014, together with the report of Company’s independent auditors thereon (the “2014 Audited GAAP Financial Statements”). The 2014 Audited GAAP Financial Statements shall be prepared in accordance with GAAP and present fairly in all material respects the combined financial position, results of operations and cash flows of the Acquired Companies at and for the year then ended.

(b) After the date hereof until the Closing Date, Company shall within five (5) Business Days after the filing of such items with the applicable Insurance Departments, deliver to Buyer the Subsequent Period Statutory Statements of Company as of the end of such quarter and for the period then ended (which, other than the Statutory Statement at and for the year ended December 31, 2014, shall be unaudited). The Subsequent Period Statutory Statements shall be prepared in all material respects in accordance with SAP applied on a consistent basis and shall present fairly in all material respects in accordance with SAP the financial position of Company, as of the date thereof, and the results of its operations for the applicable period then ended (subject, for any Subsequent Period Statutory Statement other than the Statutory Statement at and for the year ended December 31, 2014, to normal year-end adjustments).

(c) If required pursuant to SEC Regulation S-X, Company shall use commercially reasonable efforts (including use of reasonably available internal resources) to cooperate with Buyer in Buyer’s efforts to compile and prepare data that, when audited will constitute the audited financial data of the Acquired Companies required to be filed with the SEC by Buyer under the Exchange Act, and SEC Regulation S-X. Company shall provide Buyer and its independent auditor with reasonable access to all necessary documents, records and appropriate personnel in Company’s custody and control upon reasonable notice during normal working hours. If required pursuant to SEC Regulation S-X, Company similarly shall use commercially reasonable efforts to cooperate with Buyer in the preparation of any unaudited financial statements for the most recent fiscal quarter completed on or ending after the date hereof and prior to Closing and that Buyer is required to file with the SEC under the Exchange Act.

(d) As soon as reasonably practicable prior to finalizing any Subsequent Period Statutory Statement, Company shall provide to Buyer for its review a draft thereof and such supporting schedules and workpapers relating thereto as Buyer may reasonably request. To assist Buyer in such review, Company shall cause to be made available, upon the reasonable request of Buyer, Company’s or any of its Affiliates employees, accountants or other service providers to discuss such financial statements with Buyer, its employees, accountants or other representatives. At Buyer’s written request, one or more employees, accountants or other Persons designated by Buyer may observe Company and its employees and accountants during the preparation of any Subsequent Period Statutory Statement.

Section 4.11 Conversion. As soon as practicable following receipt of both the Pennsylvania Approval and the New Jersey Approval, Company, acting through Company’s Board of Directors, shall, in accordance with all applicable Laws, its Organizational Documents and the Plan of Conversion, duly call, give notice of, convene and hold the Special Meeting for the purposes of obtaining the Member Approval. Company, acting through Company’s Board of Directors, shall (x) subject to its fiduciary duties, recommend approval of the Plan of Conversion and (y) use its reasonable best efforts to solicit and obtain the Member Approval.

Section 4.12 Indemnification; Directors’ and Officers’ Insurance.

(a) From and after the Closing, Buyer shall cause the applicable Acquired Company to indemnify and hold harmless, to the fullest extent permitted under applicable law (and shall also advance expenses as incurred to the fullest extent permitted under applicable law provided the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification), each present and former director, officer and employee of the Acquired Companies or fiduciaries of Acquired Companies under Acquired Company Benefit Plans and Acquired Company Pension Plans (in each case, when acting in such capacity) (collectively, the “Indemnified Persons”) against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Closing, including the transactions contemplated by this Agreement except to the extent such liability relates to any liability as to which an Acquired Company may not provide indemnity under applicable Law. For avoidance of doubt, subject to Section 4.12(e), Buyer shall have no obligation to provide capital or funding to any Acquired Company to permit it to fulfill its indemnification obligation hereunder.

(b) Subject to the following sentence, for a period of six years following the Closing, Buyer will provide or purchase director’s and officer’s liability insurance that serves to reimburse the present and former officers and directors of the Acquired Companies (determined as of the Closing) (providing only for Side A coverage for Indemnified Persons where the existing policies also include Side B coverage for the Acquired Companies) with respect to claims against such directors and officers arising from facts or events occurring before the Closing (including the transactions contemplated by this Agreement), which insurance will contain at least the same coverage and amounts, and contain terms and conditions no less advantageous to the Indemnified Person as that coverage currently provided by Company; provided that in no event shall Buyer be required to expend, on an annual basis, an amount in excess of 250% of the aggregate annual premiums paid as of the date hereof by Company for any such insurance (the “Premium Cap”); provided, further, that if any such annual expense at any time would exceed the Premium Cap, then Buyer will cause to be maintained policies of insurance which provide the maximum coverage available at an annual premium equal to the Premium Cap. At the option of Buyer, prior to the Closing and in lieu of the foregoing, Company shall purchase a tail policy for directors’ and officers’ liability insurance on the terms described in the prior sentence (including subject to the Premium Cap) and fully pay for such policy prior to the Effective Time.

(c) Any Indemnified Person wishing to claim indemnification under Section 4.12(a), upon learning of any claim, action, suit, proceeding or investigation described above, will promptly notify Buyer; provided that failure to so notify will not affect the obligations of Buyer under Section 4.12(a) unless and to the extent that Buyer is actually and materially prejudiced as a consequence.

(d) If Buyer or any of its successors or assigns consolidates with or merges into any other entity and is not the continuing or surviving entity of such consolidation or merger or transfers all or substantially all of its assets to any other entity, then and in each case, Buyer will cause proper provision to be made so that the successors and assigns of Buyer will assume the obligations set forth in this Section 4.12.

(e) The provisions of this Section 4.12 are intended to be for the benefit of, and will be enforceable by, each Indemnified Person and his or her heirs and representatives.

Section 4.13 Prospectus.

(a) For the purposes of registering shares of common stock, stated value $0.01 per share, of Buyer (the “Common Stock”) to be offered in connection with the Offering with the Securities and Exchange Commission (the “SEC”) under the Securities Act, Buyer shall draft and prepare, and Company shall cooperate in the preparation of, a new Registration Statement, if deemed appropriate by Buyer, and the Prospectus, including a prospectus complying as to form in all material respects with all applicable requirements of applicable Laws, and of the Securities Act and the Exchange Act, and the rules and regulations thereunder. Buyer shall file the Registration Statement, if applicable, and the Prospectus, with the SEC. Each of Buyer and Company shall promptly mail the Prospectus to the various participants pursuant to the Plan of Conversion. Buyer shall also use commercially reasonable efforts to obtain all necessary state securities law or “Blue Sky” permits and approvals required to carry out the transactions contemplated by this Agreement, and Company shall cooperate reasonably with Buyer, including furnishing all information concerning the Acquired Companies, as may be reasonably requested in connection with any such action.

(b) Company shall cooperate reasonably with Buyer including providing Buyer with any information concerning itself the Acquired Companies that Buyer may reasonably request in connection with the drafting and preparation of the Registration Statement, if applicable, and Prospectus, and Buyer shall notify Company promptly of the receipt of any comments of the SEC with respect to the Prospectus and of any requests by the SEC for any amendment or supplement thereto or for additional information and shall provide to Company promptly copies of all correspondence between Buyer or any of their representatives and the SEC. Buyer shall give Company and its counsel the opportunity to review and comment on the Registration Statement, if applicable, and Prospectus prior to its being filed with the SEC and shall give Company and its counsel the opportunity to review and comment on all amendments and supplements to the Registration Statement, if applicable, and Prospectus and, if any, all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC. Each of Buyer and Company agrees to use all reasonable efforts, after consultation with the other party hereto, to respond promptly to any such comments of and requests by the SEC and to cause the Registration Statement to be declared effective, if applicable, and the Prospectus and all required amendments and supplements thereto to be mailed to the Persons specified in the Plan of Conversion.

(c) Company and Buyer shall promptly notify the other party if at any time it becomes aware that the Prospectus or the Registration Statement contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. In such event, Company shall cooperate with Buyer in the preparation of a supplement or amendment to such Prospectus or Registration Statement, as the case may be, that corrects such misstatement or omission, and Buyer shall file an amended Registration Statement or amendment or supplement to the Prospectus with the SEC, and Company shall mail such amendment or supplement to the Persons specified in the Plan of Conversion.

Section 4.14 Company Headquarters. Buyer agrees to cause Company to maintain the headquarters office of Company in Newtown, Pennsylvania for a period of at least five (5) years after the Closing Date. The provisions of this Section 4.14 are intended to be for the benefit of Company and, during the Advisory Board Term, will be enforceable by the Advisory Board against Buyer, HoldCo and Company.

Section 4.15 Use of ARI Name. For a period of at least five (5) years after the Closing Date, Buyer agrees to cause Company to maintain and use the name and trademark “ARI” for all commercial auto insurance related marketing and commercial auto insurance business activities of Company to the extent permitted by applicable Laws. The provisions of this Section 4.15 are intended to be for the benefit of Company and, during the Advisory Board Term, will be enforceable by the Advisory Board against Buyer, HoldCo and Company.

Section 4.16 INTENTIONALLY OMITTED.

Section 4.17 Price Protection.

(a) Following receipt by Buyer within sixty (60) days following the Closing Date of written notice from an Eligible Member, who acquires shares of Common Stock pursuant to the Offering (an “Electing Member”), sent to the address specified in the stock order form accompanying the Prospectus that such Electing Member elects to sell to Buyer all of such acquired shares of Common Stock, Buyer shall acquire from such Electing Member all, but not less than all, of the shares of Common Stock acquired by such Electing Member pursuant to the Offering for a purchase price equal to the Subscription Price multiplied by the number of shares of such Common Stock acquired.

(b) Following receipt by Buyer within three hundred seventy-five (375) days following the Closing Date of written notice from Non-Employee Director, who acquires shares of Common Stock pursuant to the Offering, sent to the address specified in the stock order form accompanying the Prospectus that such Electing Director elects to sell to Buyer all of such acquired shares of Common Stock, Buyer shall acquire from such Electing Director all, but not less than all, of the shares of Common Stock acquired by such Electing Director for a purchase price equal to the Subscription Price multiplied by the number of shares of Common Stock acquired. In the event that the Commissioner waives the one-year holding requirement for shares of the Common Stock acquired by Non-Employee Directors in the Offering, the time period in this Section 4.17(b) shall be sixty (60) days.

Section 4.18 Advisory Board.

(a) Immediately prior to the Closing, Company shall cause HoldCo to establish the Advisory Board.

(b) For a period of five (5) years following the Closing Date (the “Advisory Board Term”), Buyer shall cause HoldCo to maintain the Advisory Board.

(c) The Advisory Board shall have the right to enforce Sections 4.4(e), 4.4(f), 4.4(g), 4.4(h), 4.4(i), 4.14, 4.15, 4.17, 4.18 and 4.19 against Buyer, Company and HoldCo, as applicable, and empowered to take all actions necessary or appropriate in the judgment of the Advisory Board to accomplish or otherwise effect any of the foregoing; provided, however, that the Advisory Board shall have no authority with respect to the management or affairs of any Acquired Company.

(d) The Advisory Board shall meet at least once per calendar year following the Closing Date.

(e) Buyer shall cause HoldCo to pay to each member of the Advisory Board $1,000 per meeting of the Advisory Board attended by such member; provided that the aggregate amount that HoldCo shall pay to the members of the Advisory Board for their services pursuant to this Section 4.18(e) shall be $24,000.

(f) The Advisory Board has no obligations hereunder except as set forth in this Section 4.18 or as otherwise expressly set forth herein, and no member of the Advisory Board shall be liable for any decision, act, consent or instruction done or omitted hereunder as a member of the Advisory Board while acting in good faith and in the exercise of reasonable judgment.

Section 4.19 Non-Employee Directors. Following the Closing Date, Buyer shall pay each of the Non-Employee Directors listed on Section 4.19 of the Company Disclosure Letter a retention bonus in accordance with Section 10(g)(ii) of the Plan of Conversion.

ARTICLE 5

Conditions Precedent

Section 5.1 Conditions to Obligations of Buyer and Company. The obligations of Buyer and Company to consummate the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing of the following conditions:

(a) No Injunction, etc. Consummation of the transactions contemplated hereby shall not have been restrained, enjoined or otherwise prohibited or made illegal by any applicable Laws.

(b) Governmental Approvals. Company shall have received the Pennsylvania Approval, the New Jersey Approval and the Member Approval, in each case in form and substance reasonably satisfactory to Buyer and Company, and no such consent, authorization or approval shall have been revoked. Buyer shall have received the approvals set forth in Section 3.2(b)(i) of Buyer Disclosure Letter and such other consents, approvals and authorizations, set forth in Section 3.2(b)(ii) of Buyer Disclosure Letter from any Governmental Authority in each case in form and substance reasonably satisfactory to Buyer and Company, and no such consent, authorization or approval shall have been revoked.

(c) Conversion. The Conversion shall have been effected in accordance with the Plan of Conversion and the Act.

(d) Offering. The Offering shall have been consummated in accordance with the terms of the Plan of Conversion.

(e) Registration Statement. The Registration Statement shall be effective under the Securities Act and no Litigation shall be pending or, to the Knowledge of Buyer, threatened by the SEC to suspend the effectiveness of the Registration Statement.

Section 5.2 Conditions to Obligations of Buyer. The obligation of Buyer to consummate the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing of the following additional conditions:

(a) Representations; Performance.

(i) The representations and warranties of Company contained in Article 2 of this Agreement (other than Section 2.8) and the certificates delivered pursuant to Sections 1.2(a)(ix) and 5.2(a)(v) shall be true and correct at and as of the Closing Date with the same effect as though made at and as of such time (except for representations that are as of a specific date which representations shall be true and correct respects as of such date and without giving effect to any supplement to the Company Disclosure Letter pursuant to Section 4.5), except where the failure of such representations and warranties and such certificates to be true and correct (without giving effect to any limitations as to “materiality” or “Material Adverse Effect” set forth therein or any such supplement to the Company Disclosure Letter pursuant to Section 4.5) would not have, individually or in the aggregate, a Material Adverse Effect.

(ii) The representations and warranties of Company contained in Section 2.8 shall be true and correct at and as of the Closing Date with the same effect as though made at and as of such time in all respects as of such date (without giving effect to any supplement to the Company Disclosure Letter pursuant to Section 4.5).

(iii) Company shall have in all material respects duly performed and complied with all agreements, covenants and conditions required by this Agreement to be performed or complied with by Company at or prior to the Closing.

(iv) Company shall have delivered to Buyer the items set forth in Section 1.2(a).

(v) Company shall have delivered to Buyer a certificate, dated as of the Closing Date, signed by a duly authorized officer of Company to the effect set forth above in this Section 5.2(a).

For purposes of this Section 5.2, (x) breaches of representations, warranties or covenants hereunder which individually or in the aggregate would result in Damages to Buyer and/or the Acquired Companies in excess of $3,500,000, or (y) a breach by Company of Section 4.7, shall be deemed material and the applicable condition set forth in this Section 5.2 shall be deemed not to have been satisfied. Buyer shall notify Company if breaches of representations, warranties and covenants hereunder would result in Damages to the Acquired Companies in excess of $3,500,000 by written notice, which notice shall provide reasonable detail as to the breaches and an accounting of the Damages arising therefrom. Buyer and Company shall in good faith discuss such breaches and Damages and shall delay the Closing Date and a termination hereunder for up to ten (10) days to conduct such discussions.

(b) FIRPTA Certificate. Company shall have delivered to Buyer a properly executed statement satisfying the requirements of Sections 1.1.897-2(h) and 1.1445-2(c)(3) of the Treasury Regulations in form reasonably acceptable to Buyer and dated no more than thirty (30) days before the Closing Date, together with proof reasonably satisfactory to Buyer that Company has provide notice of the delivery of such statement to the IRS in accordance with the provisions of Section 1.1897-2(h)(2) of the Treasury Regulations.

(c) Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Material Adverse Effect and no event shall have occurred or circumstance shall exist that, in combination with any other events or circumstances, could reasonably be expected to have a Material Adverse Effect. For avoidance of doubt, if the Rating Agency shall have reduced the rating of Company below B, a Material Adverse Effect shall be deemed to have occurred.

(d) Attorneys’ Fees. Stevens & Lee shall have been paid in full all fees and expenses due or payable to it in connection with the transactions contemplated hereby, including the Plan of Conversion and Stevens & Lee shall have acknowledged the payment of all such fees and expenses by written instrument reasonably acceptable to Buyer and the aggregate amount thereof.

(e) Finders’ Fees. Griffin shall have been paid in full all fees and expenses due or payable to it in connection with the transactions contemplated hereby, which fees and expenses shall not exceed the limit set forth in its engagement letter, which has been previously provided to Buyer, and Griffin shall have acknowledged the payment of all such fees and expenses by written instrument reasonably acceptable to Buyer and the aggregate amount thereof.

(f) Termination of Terminated Benefit Plans. Each Terminated Benefit Plan shall have been terminated on or prior to the Closing Date.

Section 5.3 Conditions to Obligations of Company. The obligation of Company to consummate the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing of the following additional conditions:

(a) Representations; Performance. The representations and warranties of Buyer contained in this Agreement and in the certificate delivered pursuant hereto shall be true and correct in all material respects at and as of the Closing Date with the same effect as though made at and as of such time (except for representations that are as of a specific date which representations shall be true and correct in all material respects as of such date and without giving effect to any supplement or the Company Disclosure Letter pursuant to Section 4.5). Buyer shall have in all material respects duly performed and complied with all agreements, covenants and conditions required by this Agreement to be performed or complied with by Buyer at or prior to the Closing. Buyer shall have delivered to Company a certificate, dated as of the Closing Date, signed by a duly authorized officer of Buyer to the effect set forth above in this Section 5.3(a).

(b) Deposit of the Purchase Price. Buyer shall have satisfied its obligation pursuant to Section 1.2(b).

(c) New Executive Employment Agreements. Buyer shall not have terminated any of the New Executive Employment Agreements except for Cause (as defined therein).

(d) Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Buyer Material Adverse Effect and no event shall have occurred or circumstance shall exist that, in combination with any other events or circumstances, could reasonably be expected to have a Buyer Material Adverse Effect.

ARTICLE 6

Termination

Section 6.1 Termination. This Agreement may be terminated at any time prior to the Closing Date:

(a) by the written agreement of Buyer and Company;

(b) by either Buyer or Company by notice to the other party, if:

(i) the Closing shall not have been consummated on or before September 30, 2015 (the “End Date”), provided, however, that the right to terminate this Agreement pursuant to this Section 6.1(b)(i) shall not be available to any party whose breach of any provision of this Agreement results in the failure of the Closing to be consummated by such time; provided, further, that if on the End Date the only conditions to Closing that remain unfulfilled are the conditions set forth in Sections 5.1(b), 5.1(c), 5.1(d) and 5.1(e) and those that are to be satisfied at the Closing, no party shall have the right to terminate this Agreement pursuant to this Section 6.1(b)(i) until December 31, 2015;

(ii) (A) there shall be any Laws that makes consummation of the Closing illegal or otherwise prohibited, (B) any judgment, injunction, order or decree of any Governmental Authority having competent jurisdiction enjoining Buyer or Company from consummating the Closing is entered and such judgment, injunction, order or decree shall have become final and nonappealable, (C) the Commissioner shall have disapproved or otherwise indicated that it will not approve the Conversion or the change of control of Company contemplated hereby; or (D) the New Jersey Department of Banking and Insurance shall have disapproved or otherwise indicated that it will not approve the change of control of ARI Casualty contemplated hereby; or

(iii) subject to any adjournment of the Special Meeting to a date no later than one hundred and twenty (120) days following the date for which the Special Meeting is initially scheduled, the Member Approval shall not be obtained at the Special Meeting.

(c) by Buyer by notice to Company, if a breach of any representation or warranty or failure to perform any covenant or agreement on the part of Company set forth in this Agreement shall have occurred that would cause the condition set forth in Section 5.2(a) not to be satisfied, and such breach is not cured within earlier of the End Date and 45 days following written notice to Company; provided, however, that Buyer shall not have the right to terminate this Agreement pursuant to this Section 6.1(c) if Buyer is then in material breach or violation of its representations, warranties or covenants contained in this Agreement;

(d) by Company by notice to Buyer, if a breach of any representation or warranty or failure to perform any covenant or agreement on the part of Buyer set forth in this Agreement shall have occurred that would cause the condition set forth in Section 5.3(a) not to be satisfied, and such breach is not cured within the earlier of the End Date and 45 days following written notice to Buyer; provided, however, that Company shall not have the right to terminate this Agreement pursuant to this Section 6.1(d) if Company is then in material breach or violation of its representations, warranties or covenants contained in this Agreement;

(e) by Company pursuant to Section 4.7(b) or by Buyer if an Acquisition Proposal from a third party is accepted by Company or consummated, in each case by notice to the other party; or

(f) by Company by notice to Buyer, assuming Member Approval has been obtained and the only conditions to Closing that remain unfulfilled are those contained in Section 5.3(b), and such breach is not cured within five (5) Business Days following written notice to Buyer, and those that are to be satisfied at the Closing.

The party desiring to terminate this Agreement pursuant to this Section 6.1 shall give written notice of such termination to the other party in accordance with Section 9.1, specifying the provision or provisions hereof pursuant to which such termination is effected.

Section 6.2 Effect of Termination. If this Agreement is terminated pursuant to Section 6.1, this Agreement shall become void and of no effect without liability of any party (or any of its directors, officers, employees, stockholders, Affiliates, agents, successors or assigns) to the other party except as provided in this Section 6.2, provided that no such termination (nor any provision of this Agreement) shall relieve any party from liability for any damages for fraud or for breach of any covenant hereunder. The provisions of Sections 4.2(c), 6.3, 8.1, and 8.2, this Section 6.2 and ARTICLE X shall survive any termination hereof pursuant to Section 6.1.

Section 6.3 Termination Fee.

(a) In the event this Agreement is terminated pursuant to Section 6.1(b)(iii) or Section 6.1(e), Buyer may elect by written notice to Company to require Company to pay to Buyer $500,000 (the “Buyer Termination Fee”) by wire transfer of immediately available funds to an account designated by Buyer. In no event shall Company be obligated to pay Buyer the Buyer Termination Fee on more than one occasion.

(b) Company and Buyer acknowledge that the agreements contained in this Section 6.3 are an integral part of the transaction contemplated by this Agreement, and that, without these agreements, Buyer would not enter into this Agreement. The amounts payable by Company constitutes liquidated damages and not a penalty and shall be the sole remedy of Buyer in the event of termination of this Agreement specified in this Section 6.3.

ARTICLE 7

No Survival

Section 7.1 Non-Survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights or causes of action arising out of any breach of such representations and warranties, shall survive the Closing, and all of the same shall be extinguished upon the occurrence of the Closing. Notwithstanding the foregoing, except as set forth in Sections 6.2 and 6.3, no representation, warranty, covenant or agreement made in this Agreement shall survive any termination of this Agreement.

ARTICLE 8

Definitions

Section 8.1 Certain Terms. The following terms have the respective meanings given to them below:

“2014 Audited GAAP Financial Statements” has the meaning set forth in Section 4.10(a).

“Acquired Company(ies)” means Company, ARI Casualty Company and each other Subsidiary of the Company and, following its formation, HoldCo.

“Acquired Company Benefit Plans” means each Benefit Plan sponsored, maintained, contributed to, or required to be contributed to, by the Acquired Companies or any Benefit Plan with respect to which any Acquired Company has, or may have, any obligation or liability, contingent or otherwise.

“Acquired Company Employees” has the meaning set forth in Section 4.4(b).

“Acquired Company Pension Plan” means any qualified retirement plan intended to qualify as a cash or deferred arrangement under Code Section 401(k) that is sponsored or maintained by any Acquired Company and any other pension or retirement plan maintained by any Acquired Company.

“Acquired Company Securities” has the meaning set forth in Section 2.4(b).

“Acquisition Proposal” has the meaning set forth in Section 4.7(a).

“Act” has the meaning set forth in the Recitals.

“Actuarial Analysis” has the meaning set forth in Section 2.6(e).

“Advisory Board” means an advisory board established by HoldCo prior to the Closing consisting of three members of Company’s board of directors prior to giving effect to the Conversion who shall be mutually agreed to by Company and Buyer prior to the Closing Date.

“Advisory Board Term” has the meaning set forth in Section 4.18(b).

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person.

“Agent” has the meaning set forth in Section 2.24(a).

“Aggregate Discount Value” has the meaning set forth in the Plan of Conversion.

“Aggregate Subscription Amount” has the meaning set forth in the Plan of Conversion.

“Agreement” has the meaning set forth in the Preamble.

“ARI Casualty” means ARI Casualty Company, a New Jersey insurance company.

“Assets” has the meaning set forth in Section 2.10(a).

“Actuarial Analyses” has the meaning set forth in Section 2.6(e).

“Balance Sheet Date” means December 31, 2014.

“Benefit Plans” means any employee benefit plan as defined in Section 3(3) of ERISA, including without limitation any employee benefit plan providing for health savings accounts, and each bonus, employment, incentive or deferred compensation, severance, termination, retention, change of control, tuition reimbursement, adoption reimbursement, stock option, stock appreciation, stock purchase, phantom stock or other equity-based, performance or other employee or retiree benefit or compensation plan, program, arrangement, agreement, policy or understanding, whether written or unwritten, or required to be established for employees under Applicable Laws, that provides or may provide benefits or compensation in respect of any current or former employee, director or other service provider of any Acquired Company or under which any current or former employee, director or other service provider is or may become eligible to participate or derive a benefit and that is or has been sponsored, maintained or established by any of the Acquired Companies or any of their Affiliates, to which any Acquired Company contributes or is or has been obligated or required to contribute or has, or may reasonably be expected to have, any obligation or liability, contingent or otherwise.

“Business” means the business and operations of the Acquired Companies as conducted as of the date hereof and at any time between the date hereof and the Closing, including without limitation the soliciting, marketing, sale, underwriting, servicing, administration and issuance of insurance policies with respect to the Lines of Business.

“Business Day” means any day that is not (i) a Saturday, (ii) a Sunday or (iii) any other day on which commercial banks are authorized or required by law to be closed in the City of New York.

“Business Employees” has the meaning set forth in Section 2.16(a).

“Buyer” has the meaning set forth in the Preamble.

“Buyer Material Adverse Effect” means any event or occurrence that, individually or in the aggregate, has, or would reasonably be expected to have, a material adverse change in, or effect on, the assets, financial condition or results of operations of the Buyer, taken as a whole; provided that any such change or effect resulting from any of the following, individually or in the aggregate, shall not be considered when determining whether a Buyer Material Adverse Effect has occurred: (i) any change in economic conditions generally or capital and financial markets generally, including changes in interest or exchange rates, (ii) any change in the primary industry in which Buyer operates or in which products of Buyer are used or distributed, including increases in energy, electricity, raw material or other operating costs, (iii) any change in Laws (including Insurance Laws), generally accepted actuarial standards, SAP or GAAP, or the enforcement or interpretation thereof, applicable to the primary industry in which Buyer operates, (iv) conditions in jurisdictions in which Buyer operates, including hostilities, acts of war, sabotage, terrorism or military actions, or any escalation or worsening of any of the foregoing, (v) any change resulting from the negotiation, execution, announcement or consummation of the transactions contemplated by, or the performance of obligations under, this Agreement, including any such change relating to the identity of, or facts and circumstances relating to, the Acquired Companies and including any actions by customers, suppliers or personnel, (vi) any actions required to be taken or omitted pursuant to this Agreement or taken with Company’s consent, or (vii) the credit, financial strength or other ratings of, or the value of any of the investment assets of, Buyer, in the case of each of clauses (i), (ii), (iii) and (iv) unless the effect on Buyer was materially disproportionately adverse to the effect on the other participants in the primary industry in which Buyer operates.

“Buyer Disclosure Letter” means the letter, dated as of the date hereof, delivered by Buyer to Company prior to the execution of this Agreement and identified as Buyer Disclosure Letter.

“Buyer Termination Fee” has the meaning set forth in Section 6.3(a).

“Cash Contribution Fund” has the meaning set forth in the Plan of Conversion.

“Cause” shall mean a reasonable finding by the Board of the applicable Acquired Company that an Acquired Company Employee has (i) acted with gross negligence, gross misconduct or willful misconduct in connection with the performance of his or her material duties hereunder, (ii) committed a material act of common law fraud against such Acquired Company or its Affiliates, which act has had an adverse impact on the financial affairs of the such Acquired Company or its Affiliates; (iii) been convicted of a felony or misdemeanor involving moral turpitude; (iv) breached a fiduciary duty owed to such Acquired Company or its Affiliates; (v) not complied in any material respect with any laws, regulations, foreign or domestic, affecting the business of such Acquired Company or its Affiliates, and regulatory counsel advises Buyer in writing that the continued service of such Acquired Company Employee as an employee or officer, as applicable, of such Acquired Company would be reasonably likely to have a material adverse effect on the relationship of such Acquired Company or any of its Affiliates with any Insurance Department or that any state, federal or foreign law requires that such Acquired Company Employee may not serve as an employee or officer, as applicable, of such Acquired Company or any of its Affiliates; (vi) violated an express direction or any rule, regulation or policy established by such Board or of Buyer that is consistent with the terms of this Agreement, if such violation is likely to have a material adverse effect on such Acquired Company or any of its Affiliates; (vii) repeatedly and consistently failed to be present at work during normal business hours except during vacation periods or absences due to temporary illness; (viii) abused alcohol or drugs which interferes with Executive’s performance; (ix) breached any noncompetition, nonsolicitation, confidentiality or nondisclosure covenant or agreement of any applicable employment or other agreement with such Acquired Company or any of its Affiliates; or (x) committed a dishonest act of a material nature (including, but not limited to, theft or embezzlement of funds or assets of such Acquired Company or any of its Affiliates).

“Closing” has the meaning set forth in Section 1.2.

“Closing Date” has the meaning set forth in Section 1.2.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commissioner” means the Insurance Commissioner of the Commonwealth of Pennsylvania.

“Common Stock” has the meaning set forth in Section 4.13(a).

“Company Disclosure Letter” means the letter, dated as of the date hereof, delivered by Company to Buyer prior to the execution of this Agreement and identified as the Company Disclosure Letter.

“Company Group” means Company and all of its Subsidiaries.

“Confidentiality Agreement” has the meaning set forth in Section 4.2(c).

“Conversion” has the meaning set forth in the Recitals.

“Converted ARI Charter” has the meaning set forth in the Plan of Conversion.

“Current Executive Employment Agreements” means the employment agreements of Karen S. Fulton, Patrick M. Cusack, David A. Gerth, J. Tucker Ericson and any other Company executives listed in Section 2.9 of the Company Disclosure Letter.

“Damages” means all costs, damages, disbursements or expenses (including, but not limited to interest and reasonable out-of-pocket legal, accounting and other professional fees and expenses incurred in the investigation, collection, prosecution and defense of claims and amounts paid in settlement) not covered by insurance of any Acquired Company or indemnification by a third party (other than insurance of Buyer) that would actually be imposed or otherwise actually incurred or suffered by Buyer or any Acquired Company in the event the Closing occurs, but shall not include remote, speculative, exemplary or punitive damages or damages not probable or reasonably foreseeable as a result of a breach of this Agreement (unless there is a reasonable expectation that such damages will be awarded to a third party).

“Deposit” has the meaning set forth in Section 2.13(g).

“Effective Date” has the meaning set forth in the Plan of Conversion.

“Electing Director” means a Non-Employee Director who elects to sell Common Stock to Buyer pursuant to Sections 4.17(b).

“Electing Member” has the meaning set forth in Section 4.17(a).

“Eligible Members” has the meaning set forth in the Plan of Conversion.

“Employee Bonus Pool Fund” has the meaning set forth in the Plan of Conversion.

“End Date” has the meaning set forth in Section 6.1(b)(i).

“Environmental Laws” means any and all local, state and federal Laws and binding judicial or administrative interpretations thereof pertaining to: (a) the protection of the environment (including air quality, surface water, groundwater, soils, subsurface strata, drinking water, natural resources and biota) or human health and safety; or (b) the presence, use, processing, generation, management, storage, treatment, recycling, disposal, discharge, release, threatened release, investigation or remediation of Hazardous Substances, including, without limitation, the Federal Resource Conservation and Recovery Act, the Federal Comprehensive Environmental Response, Compensation and Liability Act, the Federal Clean Water Act, the Federal Clean Air Act, and the Federal Occupational Safety and Health Act and their implementing regulations as well as state analogues, each as may be amended from time to time.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any rules and regulations thereunder.

“ERISA Affiliate” means, with respect to any Person, any trade or business, whether or not incorporated, which, together with such Person, is treated as a single employer under Section 414 of the Code or Section 4001(a)3) of ERISA.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“GAAP” has the meaning set forth in Section 2.6(a).

“GAAP Financial Statements” has the meaning set forth in Section 2.6(a).

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, any court, tribunal or arbitrator and any self-regulatory organization.

“Griffin” has the meaning set forth in Section 2.20.

“Hazardous Substance” means (i) any petroleum or petroleum products, asbestos, urea formaldehyde insulation or polychlorinated biphenyls and (ii) any material or substance regulated as toxic or hazardous under any applicable Environmental Laws. Notwithstanding the preceding sentence, Hazardous Substances shall not include naturally occurring substances to the extent present in the environment as a result of natural processes and not as a result of an anthropogenic spill, release, discharge, leak, emission or disposal.

“HoldCo” has the meaning set forth in the Recitals.

“Indebtedness” means with respect to a Person, without duplication, (i) any indebtedness for borrowed money, (ii) any indebtedness evidenced by any note, bond, debenture or other debt security, (iii) all obligations in respect of letters of credit and bankers’ acceptances issued for the account of such Person, (iv) all obligations arising from deferred compensation arrangements, (v) all deferred rent, (vi) all liabilities for the deferred purchase price of property or services with respect to which a Person is liable, contingently or otherwise, as obligor or otherwise (other than trade payables incurred in the ordinary course of business which are not past due), and (vii) all obligations under conditional sale or other title retention agreements relating to property or assets purchased by such Person, in each case of such Person whether incurred, assigned, granted or unsecured, and guarantees and indemnity, surety and other agreements of such Person of any of the foregoing of any other Person. For avoidance of doubt, Indebtedness shall not include capital leases.

“Indemnified Person” has the meaning set forth in Section 4.12(a).

“Insurance Department” means, in any jurisdiction, the Governmental Authority primarily charged with the regulation of the business of insurance in such jurisdiction.

“Insurance Laws” means all applicable statutes, laws, regulations, rules, directives, orders, decrees, injunctions, agency requirements, licenses or permits of any Insurance Department regulating the Business.

“Insurance License” has the meaning set forth in Section 2.14(a).

“Insurance Policies” has the meaning set forth in Section 2.19.

“Insurance Regulatory Agreements and Judgments” has the meaning set forth in Section 2.13(f).

“Intellectual Property Right” has the meaning set forth in Section 2.11(a).

“Intercompany Agreements” has the meaning set forth in Section 4.9.

“IRS” means the Internal Revenue Service.

“Knowledge of Buyer” means the actual knowledge of the General Counsel of Buyer, in each case as of the date of determination.

“Knowledge of Company” means the actual knowledge of Karen S. Fulton, President, Patrick M. Cusack, Senior Vice President, David A. Gerth, Treasurer, and J. Tucker Ericson, Secretary, of Company in each case as of the date of determination.

“Laws” means any domestic federal, state or local statute, law, ordinance, rule, administrative interpretation, regulation, order, writ, injunction, directive, pronouncement, bulletin, judgment, decree, policy, administrative or judicial doctrine, guideline or other requirement or principle of common law applicable to Buyer, the Business or any Acquired Company or any of their respective businesses, properties or assets, as the case may be.

“Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, lease, encumbrance or other adverse claim of any kind in respect of such property or asset; provided, that such term shall not include any (i) restriction on the change of control of insurance companies under any applicable Insurance Law or transfer restrictions under any applicable state or federal securities laws, (ii) Lien incurred on deposits made to a Governmental Authority in connection with the issuance of an Insurance License; (iii) Lien granted under securities lending and borrowing agreements, repurchase and reverse repurchase agreements and derivatives entered into in the ordinary course of business, or (iv) clearing and settlement Liens on securities and other investment assets incurred in the ordinary course of clearing and settlement transactions in such securities and other investment assets and holding them with custodians in the ordinary course of business.

“Lines of Business” has the meaning set forth in Section 2.14(b).

“Litigation” means any action, cease and desist letter, demand, suit, arbitration proceeding, administrative or regulatory proceeding, citation, summons or subpoena of any nature, civil, criminal, regulatory or otherwise, in law or in equity, or investigation, examination or audit by any Governmental Entity alleging potential liability, noncompliance with Laws, wrongdoing or misdeed.

“Material Adverse Effect” means any event or occurrence that, individually or in the aggregate, has, or would reasonably be expected to have, a material adverse change in, or effect on, the assets, financial condition or results of operations of the Acquired Companies, taken as a whole; provided that any such change or effect resulting from any of the following, individually or in the aggregate, shall not be considered when determining whether a Material Adverse Effect has occurred: (i) any change in economic conditions generally or capital and financial markets generally, including changes in interest or exchange rates, (ii) any change in the industry in which the Business operates or in which products of the Business are used or distributed, including increases in energy, electricity, raw material or other operating costs, (iii) any change in Laws (including Insurance Laws), generally accepted actuarial standards, SAP or GAAP, or the enforcement or interpretation thereof, applicable to the Business, (iv) conditions in jurisdictions in which the Business operates, including hostilities, acts of war, sabotage, terrorism or military actions, or any escalation or worsening of any of the foregoing, (v) any change resulting from the negotiation, execution, announcement or consummation of the transactions contemplated by, or the performance of obligations under, this Agreement, including any such change relating to the identity of, or facts and circumstances relating to, Buyer and including any actions by customers, suppliers or personnel, (vi) any actions required to be taken or omitted pursuant to this Agreement or taken with Buyer’s consent, or (vii) the credit, financial strength or other ratings of, or the value of any of the investment assets of, the Company, in the case of each of clauses (i), (ii), (iii) and (iv) unless the effect on the Business was materially disproportionately adverse to the effect on the other participants in the industry in which the Business operates.

“Material Contract” has the meaning set forth in Section 2.9(b).

“Maximum of the Valuation Range” has the meaning set forth in the Plan of Conversion.

“Maximum Shares Issuable” has the meaning set forth in the Plan of Conversion.

“Member Approval” means the approval of the Plan of Conversion and the Converted ARI Charter by the Eligible Members of Company at the Special Meeting.

“Member Notices” has the meaning set forth in Section 3.8.

“Membership Rights” has the meaning set forth in Section 1.4.

“Multiemployer Plan” means any Acquired Company Benefit Plan that is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA.

“New Benefit Plans” has the meaning set forth in Section 4.4(c).

“New Executive Employment Agreements” means the employment agreements between Buyer and each of Karen S. Fulton, Patrick M. Cusack, David A. Gerth and J. Tucker Ericson dated as of the date hereof to be effective as of the Closing Date.

“New Jersey Approval” means the approval by the New Jersey Department of Banking and Insurance of the acquisition of control of ARI Casualty in accordance with N.J.S.A. 17:27A-2 and filings and notices related thereto.

“Non-Employee Director” has the meaning set forth in the Plan of Conversion.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Offering” has the meaning set forth in the Plan of Conversion.

“Organizational Documents” means the articles of incorporation, certificate of incorporation, charter, by-laws, articles of formation, certificate of formation, regulations, operating agreement, certificate of limited partnership, partnership agreement and all other similar documents, instruments or certificates executed, adopted or filed in connection with the creation, formation or organization of a Person, including any amendments thereto.

“Pennsylvania Approval” means the approval by the Commissioner of the Plan of Conversion in accordance with the Act and the change of control of Company in accordance with 40 P.S. § 991.1402 and filings and notices related thereto.

“Permits” has the meaning set forth in Section 2.13(b).

“Permitted Liens” means (i) statutory liens for current Taxes or other governmental charges with respect to the Company’s owned real property not yet due and payable or due and payable but not delinquent or the amount or validity of which is being contested in good faith by appropriate proceedings and as to which appropriate reserves have been established and are or will be reflected on the books of the Acquired Companies as of the Balance Sheet Date, (ii) mechanics’, carriers’, workers’, repairers’ and similar statutory liens arising or incurred in the ordinary course of business or in connection with construction contracts for amounts that are not delinquent or are being contested in good faith and that would not individually or in the aggregate be materially adverse to the Business, (iii) zoning, entitlement, building codes and other land use regulations, ordinances or legal requirements imposed by any Governmental Authorities having jurisdiction over the Company’s owned real property that do not, and would not reasonably be expected to, materially detract from the value of any of the property, rights or assets of the business of the Acquired Companies or materially interfere with the use thereof as currently used by the Acquired Companies, (iv) all rights relating to the construction and maintenance in connection with any public utility of wires, poles, pipes, conduits and appurtenances thereto, on, under or above the Company’s owned real property, (v) title exceptions disclosed by any title insurance commitment or title insurance policy for any such real property issued by a title company and delivered to Buyer prior to the date hereof and (vi) statutory Liens in favor of lessors arising in connection with any property leased to the Acquired Companies.

“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Personal Information” has the meaning set forth in Section 2.25.

“Plan of Conversion” means the Plan of Conversion from Mutual Insurance Company to Stock Form adopted by the Board of Directors of Company on or prior to the date hereof in the form attached hereto as Exhibit A.

“Premium Cap” has the meaning set forth in Section 4.12(b).

“Privacy Laws” has the meaning set forth in Section 2.25.

“Prospectus” has the meaning set forth in the Plan of Conversion.

“Purchase Price” has the meaning set forth in Section 1.1.

“Rating Agency” has the meaning set forth in Section 2.23.

“Registration Statement” has the meaning set forth in the Plan of Conversion.

“Reserving Practices and Policies” means the practices and procedures utilized by Company, utilizing accepted industry practices, in the ordinary course of business in establishing the amount of and methodologies for determining reserves of Company.

“Sanctioned Country” shall mean a country subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treas.gov/offices/enforcement/ ofac/sanctions/, or as otherwise published from time to time;

“Sanctioned Person” shall mean (i) a person named on the list of Specially Designated Nationals or Blocked Persons maintained by OFAC available at http://www.treas.gov/offices/enforcement/ofac/sdn/, or as otherwise published from time to time, or (ii) (A) an agency of the government of a Sanctioned Country, (B) an organization controlled by a Sanctioned Country, or (C) a person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC.

“SAP” means, with respect to the statutory accounting practices which are prescribed or permitted by the Departments of Insurance in the applicable state of domicile of Company or ARI Casualty, as respectively applied thereby on a consistent basis.

“SAP Financial Statements” has the meaning set forth in Section 2.6(a).

“SEC” has the meaning set forth in Section 4.13(a).

“Securities Act” means the Securities Act of 1933, as amended.

“Severance Benefit” has the meaning set forth in Section 4.4(e).

“Severance Period” means the number of weeks on which an Acquired Company Employee’s Severance Benefit is based.

“Shares” has the meaning set forth in the Recitals.

“Special Meeting” has the meaning set forth in the Plan of Conversion.

“Statutory Statements” means, collectively, the annual statements of each of Company and ARI Casualty, as filed with the applicable Insurance Department, together with the actuarial opinions accompanying such financial statements and the quarterly statements of the condition and affairs of each of Company and ARI Casualty, as filed with the applicable Insurance Department.

“Subscription Calculation Schedule” has the meaning set forth in Section 1.3(a).

“Subsequent Period Statutory Statements” means any Statutory Statements filed between the date hereof and the Closing Date.

“Subscription Price” means the “Purchase Price” as defined in the Plan of Conversion.

“Subscription Rights” has the meaning set forth in the Plan of Conversion.

“Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests (i) having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions or (ii) representing more than fifty percent of such securities or ownership interests are at the time directly or indirectly owned by such Person.

“Superior Acquisition Proposal” has the meaning set forth in Section 4.7(b).

“Tax” means any federal, state, local or foreign income, alternative minimum, accumulated earnings, personal holding company, franchise, capital stock, profits, windfall profits, gross receipts, sales, use, value added, transfer, registration, stamp, premium, excise, customs duties, severance, environmental (including taxes under Section 59A of the Code), real property, personal property, ad valorem, occupancy, license, occupation, employment, payroll, social security, disability, unemployment, workers’ compensation, withholding, estimated or other similar tax, duty, fee, assessment or other governmental charge or deficiencies thereof (including all interest and penalties thereon and additions thereto).

“Taxing Authority” means any federal, state, local or foreign governmental authority, quasi-governmental authority, instrumentality or political or other subdivision, department or branch of any of the foregoing, with the legal authority to impose, assess or collect Taxes.

“Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any amendment thereof, schedule or attachment thereto, required to be filed with any Taxing Authority.

“Terminated Benefit Plans” has the meaning set forth in Section 4.4(a).

“Treasury Regulations” means the regulations prescribed under the Code.

“Underwriting Profit” means Company’s net underwriting income or (loss) for any calendar year determined in a manner consistent with the determination of “Net underwriting gain or (loss)” on line 8 of Company’s Statement of Income included in Company’s Statutory Statement for the year-ended December 31, 2014 (or the equivalent line of the Company’s Statement of Income included in Company’s Statutory Statement for any subsequent calendar year) after excluding any and all premiums, losses, loss adjustment expenses or other deductions and other items included in the calculation of such “Net underwriting gain or (loss)” with respect to any business which is not both produced and managed by Acquired Company Employees.

Section 8.2 Construction. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The words “party” or “parties” shall refer to parties to this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections and Exhibits are to Articles, Section and Exhibits of this Agreement unless otherwise specified. All Exhibits and Disclosure Letters annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized term used in any Exhibit or Disclosure Letter but not otherwise defined therein shall have the meaning given to such term in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. Any reference to “days” means calendar days unless Business Days are expressly specified. If any action under this Agreement is required to be done or taken on a day that is not a Business Day, then such action shall be required to be done or taken not on such day but on the first succeeding Business Day thereafter.

ARTICLE 9

Miscellaneous

Section 9.1 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given:

if to Buyer,

AmTrust Financial Services, Inc.

59 Maiden Lane, 43rd Floor

New York, New York 10038

Fax: (212) 220-7130

Telephone: (212) 220-7120

Attention: Stephen Ungar

Email: sungar@amtrustgroup.com

with a copy (which shall not constitute notice) to:

Locke Lord LLP

750 Lexington Avenue

New York, New York 10022

Fax: (212) 308-4844

Telephone: (212) 912-2740

Attention: Geoffrey Etherington

if to Company,

ARI Mutual Insurance Company

125 Pheasant Run

Newtown, Pennsylvania 18940-3428

Fax: (800) 314-7636

Telephone: (609) 323-1080

Attention: Karen Fulton

with a copy (which shall not constitute notice) to:

Stevens & Lee

111 North Sixth Street

Reading, Pennsylvania 19603-0679

Fax: (610) 371-1228

Telephone: (610) 478-2000

Attention: Sunjeet S. Gill

or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding Business Day in the place of receipt.

Section 9.2 Amendment; Waivers, etc. No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, discharge or waiver is sought. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. Neither the waiver by any of the parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure by any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder. The rights and remedies herein provided are cumulative and none is exclusive of any other, or of any rights or remedies that any party may otherwise have at law or in equity.

Section 9.3 Expenses; Transfer Taxes.

(a) Except as otherwise provided herein, all costs, fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby, whether or not consummated, shall be paid by the party incurring such cost or expense.

(b) Subject to Section 1.2(b), all transfer, documentary, sales, use, stamp, registration, value added and other such Taxes and fees (including any penalties and interest) incurred in connection with the transactions contemplated by this Agreement (including any real property transfer tax and any similar Tax) shall be borne by HoldCo, and HoldCo will, at its own expense, file all necessary Tax Returns and other documentation with respect to all such Taxes and fees, and, if required by applicable law, Buyer will, and will cause its Affiliates to, join in the execution of any such Tax Returns and other documentation.

Section 9.4 Governing Laws, etc.

(a) THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING AS TO VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS, TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD PERMIT OR REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION. Buyer and Company hereby irrevocably submit to the jurisdiction of the courts of the State of New York and the federal courts of the United States of America located in the State, City and County of New York solely in respect of the interpretation and enforcement of the provisions of this Agreement and in respect of the transactions contemplated hereby. Each of Buyer and Company irrevocably agrees that all claims in respect of the interpretation and enforcement of the provisions of this Agreement and in respect of the transactions contemplated hereby, or with respect to any such action or proceeding, shall be heard and determined in such a New York State or federal court, and that such jurisdiction of such courts with respect thereto shall be exclusive, except solely to the extent that all such courts shall lawfully decline to exercise such jurisdiction. Each of Buyer and Company hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or in respect of any such transaction, that it is not subject to such jurisdiction. Each of Buyer and Company hereby waives, and agrees not to assert, to the maximum extent permitted by law, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or in respect of any such transaction, that such action, suit or proceeding may not be brought or is not maintainable in such courts or that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by such courts. Buyer and Company hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of any such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 9.1 or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

(b) EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 9.5 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, successors and permitted assigns; provided that this Agreement shall not be assignable or otherwise transferable by any party without the prior written consent of the other party other than by Buyer to a wholly-owned Subsidiary so long as Buyer remains obligated hereunder.

Section 9.6 Entire Agreement. This Agreement and the Confidentiality Agreement constitute the entire agreement and supersede all prior agreements, understandings and representations, both written and oral, between the parties with respect to the subject matter hereof.

Section 9.7 Severability. If any provision, including any phrase, sentence, clause, Section or subsection, of this Agreement is determined by a court of competent jurisdiction to be invalid, inoperative or unenforceable for any reason, such circumstances shall not have the effect of rendering such provision in question invalid, inoperative or unenforceable in any other case or circumstance, or of rendering any other provision herein contained invalid, inoperative or unenforceable to any extent whatsoever. Upon any such determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 9.8 Counterparts; Effectiveness; Third Party Beneficiaries. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument. This Agreement shall become effective when each party shall have received a counterpart hereof signed by all of the other parties. Until and unless each party has received a counterpart hereof signed by the other party, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). Except as provided in Sections 4.4(e), 4.4(f), 4.4(g), 4.4(h), 4.4(i), 4.12, 4.14, 4.15, 4.17, 4.18 and 4.19, no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties and their respective successors and assigns.

Section 9.9 Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any court specified in Section 9.4, in addition to any other remedy to which they are entitled at law or in equity. The parties hereby waive, in any action for specific performance, the defense of adequacy of a remedy at law and the posting of any bond or other security in connection therewith.

Section 9.10 Interest. The parties agree that any amount that shall not be paid when due and payable hereunder shall bear interest from the date it shall have been due and payable until it shall be paid at a per annum rate of interest equal to the prime rate of interest reported from time to time in The Wall Street Journal calculated in arrears and based on a 365 day year.

*  *  *  *  *

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

ARI MUTUAL INSURANCE COMPANY

By	/s/ Karen S. Fulton
	Name:	Karen S. Fulton
	Title:	President & CEO

AMTRUST FINANCIAL SERVICES, INC.

By	/s/ Stephen Ungar
	Name:	Stephen Ungar
	Title:	SVP, Secretary and General Counsel

EXHIBIT A

Plan of Conversion

See Appendix A

APPENDIX D

AMENDMENT NO. 1 TO

STOCK PURCHASE AGREEMENT

This AMENDMENT NO. 1 TO STOCK PURCHASE AGREEMENT is made as of November 25, 2015 (this “Amendment”), by and between AmTrust Financial Services, Inc., a Delaware corporation (“Buyer”), and ARI Mutual Insurance Company, a Pennsylvania mutual insurance company (“Company”), and amends Agreement referenced below. Buyer and Company are together referred to as the “Parties”; each individually, a “Party”. Capitalized terms not otherwise defined in this Amendment shall have the meanings given to them in the Agreement.

WITNESSETH:

WHEREAS, the Parties entered into the Stock Purchase Agreement dated as of March 17, 2015 (as amended by this Amendment and as further amended, modified and supplemented from time to time, the “Agreement”); and

WHEREAS, the Parties desire to amend the Agreement effective as of the date hereof.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Amendment Regarding End Date.

(a) Section 6.1(b)(i) of the Agreement is hereby amended by replacing it in its entirety with the following text:

the Closing shall not have been consummated before February 1, 2016 (the “End Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 6.1(b)(i) shall not be available to any party whose breach of any provision of this Agreement results in the failure of the Closing to be consummated by such time; provided, further, that if on the End Date the only conditions to Closing that remain unfulfilled are the conditions set forth in Sections 5.1(b), 5.1(c), 5.1(d) and 5.1(e) and those that are to be satisfied at the Closing, no party shall have the right to terminate this Agreement pursuant to this Section 6.1(b)(i) until February 29, 2016;

2. Miscellaneous.

(a) Sections 8.2, 9.1, 9.2, 9.3(a), 9.4, 9.5, 9.7, 9.8, and 9.9 of the Agreement, as amended hereby, shall continue to apply to the Agreement, as amended hereby, and shall apply to this Amendment (with each reference therein to “Agreement” deemed to be a reference to this “Amendment”).

(b) The amendments to the Agreement contemplated by this Amendment are limited precisely as written and shall not be deemed to be an amendment to any other terms or conditions of the Agreement. The Agreement shall continue in full force and effect as amended by this Amendment in accordance with its terms. From and after the date hereof, all references to the Agreement shall be deemed to mean the Agreement as amended by this Amendment.

(c) This Amendment, the Agreement and the Confidentiality Agreement constitute the entire agreement and supersede all prior agreements, understandings and representations, both written and oral, between the Parties with respect to the subject matter hereof and thereof.

[Signature page follows]

D-1

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed and delivered as of the date first written above.

ARI MUTUAL INSURANCE COMPANY

By:	/s/ Karen S. Fulton
Name: Karen S. Fulton
Title: President & CEO

AMTRUST FINANCIAL SERVICES, INC.

By:	/s/ Stephen Ungar
Name: Stephen Ungar
Title: SVP, General Counsel and Secretary

D-2

APPENDIX E

607 Washington Street Reading, PA 19601 610.478.2105

March 17, 2015

Board of Directors

ARI Mutual Insurance Company

125 Pheasant Run

Newtown, Pennsylvania 18940

Members of the Board of Directors:

You have requested our opinion as to whether the proposed conversion of ARI Mutual Insurance Company (“ARI” or the “Company”) sponsored by AmTrust Financial Services, Inc. (“AmTrust”) is fair, from a financial point of view, to ARI.

Under the draft Plan of Conversion (“Plan of Conversion”) and the draft Stock Purchase Agreement between ARI and AmTrust (the “Purchase Agreement”), provided to us as of March 17, 2015, subject to appropriate member and regulatory approvals and other conditions: (i) ARI will convert from a mutual insurance company to the stock form of organization under the Pennsylvania Insurance Company Mutual-to-Stock Conversion Act by issuing all its stock to ARI Holdco, Inc. (“Holdco”), a to-be-formed Delaware corporation; (ii) AmTrust will acquire the authorized common stock of Holdco. for an amount of cash equal to at least $23.8 million, the minimum of the valuation range established by the statutorily required and independently determined appraised value; (iii) AmTrust will fund the purchase of Holdco common stock from the proceeds of an offering of AmTrust common stock to ARI members and non-employee directors, plus, to the extent necessary, AmTrust cash; (iii) ARI’s members will receive the right to acquire between $23.8 million and $32.2 million of AmTrust common stock at a discount to its volume weighted average trading price for the 10 calendar day-period ending on the business day prior to the date of the special meeting of ARI voting members to be held to consider and vote on the Plan of Conversion and can receive an Aggregate Discount Value of up to $3.75 million; and (iv) to the extent subscriptions do not result in subscribers realizing $3.75 million in Aggregate Discount Value, the difference between $3.75 million and the Aggregate Discount Value actually realized by subscribers will be contributed to an incentive compensation pool for all ARI employees in lieu of the formation of, and the issuance of AmTrust Common Stock to, an employee stock ownership plan; and (v) as a result of all of the foregoing, ARI will become an indirect subsidiary of AmTrust. The Transaction is subject to regulatory and member approval. The conversion and steps outlined above are collectively referred to as the “Transaction”. Capitalized terms not otherwise defined herein are used as defined in the draft Purchase Agreement and the draft Plan of Conversion. The terms and conditions of the conversion and steps outlined above are set forth in more detail in the Plan of Conversion and the Purchase Agreement.

In arriving at our opinion, we (i) reviewed a draft of the Plan of Conversion; (ii) reviewed a draft of the Purchase Agreement; (iii) reviewed certain historical financial information for ARI for (a) the years ended December 31, 2012, 2013 and 2014 on a statutory basis, and (b) draft financial statements for the year ended December 31, 2014 on a GAAP basis; (iii) a management prepared forecast for the year ended December 31, 2015 prepared on a GAAP basis and a multi-year forecast that we prepared based on assumptions confirmed by management as reasonable; (iv) discussed such financial statements, forecast and ARI’s prospects with ARI’s management; (v) reviewed the Articles of Incorporation (including the proposed Certificate of Incorporation of converted ARI) and bylaws of ARI; (vi) reviewed certain actuarial reports and related loss data prepared by

Board of Directors

ARI Mutual Insurance Company

March 17, 2015

Kufera Consulting, Inc. for the period ending December 31, 2014; (vii) reviewed the A.M. Best (“A. M. Best”) rating agency reports and related information with respect to each of ARI and AmTrust; (viii) discussed with the management of ARI the impact on ARI and its business and prospects of the March 10, 2015, rating action taken by A. M. Best pursuant to which ARI was downgraded from B++, negative outlook, to B+, negative outlook; (ix) discussed with the management of ARI and the ARI board their belief that a return to an A. M. Best rating of B++, stable outlook, will be a multi-year process that is dependent on sustained profitability during such period; (x) discussed with ARI management and board and with AmTrust management the likelihood that the Transaction with AmTrust, which holds an A. M. Best rating of A, stable outlook, will result in ARI being upgraded to the same A. M. Best rating as AmTrust and the positive impact such a rating upgrade will have on ARI and its business and prospects; (xi) discussed AmTrust’s post-Transaction integration and operations plans for ARI with management of ARI and AmTrust; (xii) compared the Transaction with publicly available information relating to sponsored conversions and to certain acquisitions of mutual insurance companies by publicly-held insurance companies; (xiii) prepared discounted cash flow analyses; (xiv) compared the financial condition and operating performance of AmTrust and ARI to publicly available information concerning certain other companies we deemed relevant; (xv) reviewed AmTrust’s stock price history, investor composition, volume and liquidity data, analyst reports and dividend payment history, (xvi) reviewed financial statements and other information filed by AmTrust with the Securities and Exchange Commission since December 31, 2012; (xvii) reviewed ratings issued with respect to AmTrust by A. M. Best, Moody’s Investor Services, Standard and Poor’s and other rating agencies; (xviii) reviewed filings made by AmTrust with regulatory authorities; and (xix) performed such other studies and analyses and reviewed such other information as we deemed appropriate for the purposes of this opinion.

In our review we also considered (i) the statutorily required appraisal performed by Feldman Financial Advisors, Inc.; (ii) the vibrancy of the process by which AmTrust was selected to sponsor the Company’s conversion; (iii) the impact of the Transaction on the Company’s constituents and stakeholders, including policyholders in their capacity both as creditors and members, management and employees, agents and the communities ARI serves; and (iv) the fact that certain covenants contained in the Stock Purchase Agreement can be enforced for five years by an advisory board consisting of three current directors of ARI. In addition, we have had discussions with certain members of the management of each of ARI and AmTrust with respect to the economic and regulatory environments in which each company operates, the Transaction structure, post-Transaction integration, rating, capital adequacy, past and current business operations and the financial condition of each company, and the future plans and prospects for ARI after integration of the Transaction by AmTrust. We also discussed with members of ARI’s management team and the ARI Board the background and reasons for the Transaction, losses and potential losses, liquidity, investment and operating performance, as well as the future plans and prospects for ARI with and without a conversion (on a standalone or backstopped basis), as well as the pro forma effects of the Transaction on the financial condition, performance and future prospects on ARI.

We have assumed, with your permission, that in light of the financial condition and results of operations of the Company at and for the year ended December 31, 2014, and its recent A. M. Best rating downgrade to B+, negative outlook, that ARI is in a precarious financial and competitive position and its future prospects are challenged. We have further assumed with your permission that completion of a standalone conversion, with or without an investor backstop, is unlikely to result in an acceptable A. M. Best rating upgrade on a timely basis to meet these challenges.

Board of Directors

ARI Mutual Insurance Company

March 17, 2015

In providing our opinion, we have relied upon and assumed the accuracy and completeness of all information which was publicly available or which was furnished to us or which we discussed with the management of ARI or AmTrust or otherwise reviewed with each of them, and we have not independently verified (nor have we assumed responsibility or liability for independently verifying) any such information or its accuracy or completeness. We have further assumed that the fiduciary duty of directors of ARI under Pennsylvania law is to ARI and not any particular constituency and that members of ARI have no legal right to any distribution of ARI’s surplus in connection with ARI’s conversion from mutual to stock form. We have not conducted or, except as specified herein, been provided with any valuation or appraisal of assets or liabilities (including any off-balance sheet liabilities) or surplus or projected income or cash flow derived therefrom of either ARI or AmTrust, nor have we examined the solvency of ARI or AmTrust under any state or federal laws relating to receivership, bankruptcy, insolvency or similar matters. In relying on financial information and analyses provided to us or derived therefrom, we have assumed that such financial information and analyses have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments and that management is not aware of any facts that would make such information or analyses inaccurate, incomplete or misleading. We also have not performed due diligence on ARI or AmTrust’s physical properties and facilities, sales, marketing, distribution or service organizations or products.

We are not actuaries and our services did not include any actuarial determinations or evaluations by us, or any attempt to evaluate any third party or management-prepared actuarial estimates provided to us or any assumptions on which they were based. We have reviewed a draft report of Kufera Consulting, Inc. at December 31, 2014. Our opinion assumes that such report is accurate. We did not independently verify the accuracy of such report.

You have not requested, and we have not opined on any particular step or aspect of the Transaction or the relative merits of the Transaction compared to any other transactional opportunity that has been or might be available to ARI or on the effect of any alternative structure that is or could be available to ARI with AmTrust or any other party. Similarly, you have not requested and we are not opining on (i) the fairness of the amount or nature of compensation or other consideration that may inure to the benefit of ARI or any director or officer or employee of ARI in connection with the Transaction or otherwise; (ii) the fairness of the Transaction to any particular constituent of ARI; (iii) the fair market value of the AmTrust Common Stock to be offered to ARI members in connection with the Transaction or the price at which AmTrust will trade after public announcement or completion of the Transaction; (iv) the fair market value of ARI; (v) the determination as to which ARI members are to be included among members that are eligible to acquire AmTrust Common Stock in the Transaction, and (vi) the maximum dollar amount of AmTrust Common Stock which any one member can purchase in the Transaction.

In providing our opinion, we have also assumed that the final Purchase Agreement and the final Plan of Conversion will be identical, in all material respects, to the draft Purchase Agreement and the draft Plan of Conversion reviewed by us and that the Transaction will be completed on the terms and conditions described in the Purchase Agreement, without any waiver or modification of any terms or conditions material to our opinion. We express no view as to any analyses, forecasts or estimates, prepared by third parties or the assumptions on which they were based. We have also assumed that the representations and warranties made by ARI and AmTrust in the Purchase Agreement and the related agreements and certificates are, and will be true and correct,

Board of Directors

ARI Mutual Insurance Company

March 17, 2015

in all respects material to our analysis, and that the covenants and agreements contained therein will be performed in all respects material to our analysis. We are not actuarial, legal, regulatory or tax experts and have relied on the assessments made by relevant advisors to ARI with respect to such issues. We have further assumed that all member, material governmental, regulatory or other consents and approvals necessary for the completion of the Transaction will be obtained without any adverse effect on ARI or AmTrust or on the contemplated benefits of the Transaction.

We have been retained by ARI as set forth herein. We will receive a fee from ARI for providing our opinion, which will become payable upon delivery of this opinion, regardless of the conclusion we reached and regardless of whether or not the proposed Transaction is completed. We also will receive a substantial transaction-based fee payable upon completion of the Transaction. ARI has agreed to indemnify us for certain liabilities arising from of our engagement.

On the basis of and subject to the foregoing and as set forth below, it is our opinion that, as of the date hereof, the Transaction is fair, from a financial point of view, to ARI.

In arriving at our opinion we considered all of the analyses and factors described above. Consequently, no one analysis or factor should be viewed as determinative with respect to our determination of the fairness of the Transaction to ARI. In providing our opinion that the Transaction is fair to ARI, we considered, but do not opine, on the impact of the Transaction to any particular ARI constituent, including ARI agents, creditors, employees, members in their capacity as such and as policyholders or the communities in which ARI is located. Our opinion is necessarily based on economic, market, industry and ARI and AmTrust specific conditions as in effect on, and the information made available to us as of, the date hereof. It speaks only as of the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion.

We call to your attention that: (i) during the three years preceding the date of this letter, we have had no investment banking relationship with ARI, except in connection with assisting it in evaluating its strategic alternatives, exploring alternative Transactions and executing the Transaction; (ii) we are affiliated with legal counsel engaged by ARI in connection with the Transaction, which legal counsel is providing an opinion regarding the fiduciary duty of directors under Pennsylvania law and the rights of members of a Pennsylvania mutual insurance company; (iii) during the three years preceding the date of this letter we have had no investment banking relationship with AmTrust except in 2013 and 2014 we acted as an independent financial advisor to a special committee of the board of directors of AmTrust and a special committee of the board of directors of an affiliate of AmTrust in connection with unrelated transactions and provided fairness opinions in connection therewith; (iv) our law firm affiliate has also represented a special committee of the board of directors of AmTrust in connection with one of these unrelated transactions; (v) we are affiliated with a consulting firm that provides AmTrust, on a quarterly basis, with financial analysis to support AmTrust’s valuation of certain life settlement assets held by AmTrust; and (vi) Scott T. Burgess, who is a director of ARI, also is an employee of Griffin Financial Group, LLC.

Board of Directors

ARI Mutual Insurance Company

March 17, 2015

This opinion has been approved by our fairness opinion committee. It is provided to the Board of Directors of ARI in connection with and for the purposes of its evaluation of the Transaction and related matters and may not be relied upon by any other person for any other reason. This opinion does not constitute a recommendation to any member of ARI (i) as to how such member should vote with respect to the Transaction, (ii) whether or not such member should purchase AmTrust Common Stock, or (iii) on any other matter. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval. This opinion may, however, be reproduced in the Member Information Statement and the prospectus forming a part of a registration statement filed with the Securities and Exchange Commission with respect to the offering of AmTrust common stock, each of which will be mailed to members of ARI. However, such opinion must be reproduced in such documents in its entirety, and such documents must include a summary of the opinion and related analysis if required or if we deem it necessary or desirable in a form prepared or approved by us. This opinion may not otherwise be disclosed publicly in any manner without our prior written approval.

Very truly yours,

/s/ Griffin Financial Group, LLC

GRIFFIN FINANCIAL GROUP, LLC

APPENDIX F

BEFORE THE INSURANCE COMMISSIONER

OF THE

COMMONWEALTH OF PENNSYLVANIA

In Re:

Application of ARI Mutual Insurance

Company Requesting Approval of a Series of

Transactions Allowing for the Conversion of

ARI Mutual Insurance Company to a Stock

Insurance Company, the Immediate

Acquisition of Control of the Converted

Company, to be Renamed ARI Insurance

Company, by ARI Holdco and the

Acquisition of Control of ARI Holdco by

AmTrust Financial Services, Inc.

: : : : : : : : : : : :

Pursuant to the Insurance Company Mutual-

to-Stock Conversion Act, Article VIII-A of

the Insurance Company Law of 1921, Act of

May 17, 1921, P.L. 682, as amended, added

1995, Dec. 21, P.L. 714, 40 P.S. §§911-A et

seq., as amended; Sections 1401, 1402, and

1403 of the Insurance Holding Companies

Act, Article XIV of the Insurance Company

Law of 1921, Act of May 17, 1921, P.L. 682,

as amended, 40 P.S. §§991.1401-1403.

Order No. ID-RC-15-18

DECISION AND ORDER

AND NOW, on this 6th day of November, 2015, Teresa D. Miller, Insurance Commissioner of the Commonwealth of Pennsylvania (“Commissioner”), hereby makes the following Decision and Order:

Pursuant to the Insurance Company Mutual-to-Stock Conversion Act and the Insurance Holding Companies Act and in consideration of the documents, presentations and reports received, as well as other inquiries and studies as permitted by law, the Commissioner hereby makes the following findings of fact:

FINDINGS OF FACT

Identity of the Parties

1.	ARI Mutual Insurance Company (both before and after conversion “ARI”) is a mutual property insurance company organized under the laws of the Commonwealth of Pennsylvania with its principal place of business in Newtown, Pennsylvania.

2.	ARI HoldCo (“HoldCo”) will be formed as a Delaware corporation prior to the conversion of ARI.

3.	AmTrust Financial Services, Inc. (“AmTrust”) is a publicly-traded business corporation organized under the laws of the State of Delaware with its principal place of business in New York, New York.

4.	Leah Karfunkel is an individual with her principal place of business in Brooklyn, New York. Leah Karfunkel controls greater than 10% of the voting securities of AmTrust.

5.	George Karfunkel is an individual with his principal place of business in New York, New York. George Karfunkel controls greater than 10% of the voting securities of AmTrust.

6.	Barry Zyskind is an individual with his principal place of business in New York, New York. Barry Zyskind controls greater than 10% of the voting securities of AmTrust.

7.	Leah Karfunkel, George Karfunkel and Barry Zyskind are collectively hereinafter referenced as the “Ultimate Controlling Persons.”

Adoption and Filing

Conversion

8.	On March 17, 2015, the Board of Directors of ARI adopted a Plan of Conversion (the “Plan”).

9.	The Insurance Company Mutual-To-Stock Conversion Act, Article VIII-A of the Insurance Companies Law of 1921, Act of May 17, 1921, P.L. 682, as amended, 40 P.S. §§911-A et seq. (“Conversion Act”), provides that all plans of conversion of domestic mutual insurers must be filed with the Commissioner for approval or disapproval.

10.	Section 807-A of the Conversion Act provides that a domestic mutual insurer may adopt an alternative plan that does not rely in whole or in part upon issuing nontransferable subscription rights to members to purchase stock of the converted stock company if the Commissioner finds that the plan does not prejudice the interests of the policyholders, is fair and equitable, and is not inconsistent with the purpose and intent of the Conversion Act.

11.	On April 10, 2015, the Insurance Department of the Commonwealth of Pennsylvania (“Department”) received an application (which together with all material received subsequently is hereinafter collectively referenced as “Conversion Application”) from ARI requesting approval to convert from a mutual to stock form (the “Conversion”).

12.	As specified in the Conversion Application, ARI proposes to convert from a mutual to stock form pursuant to Section 807-A of the Conversion Act and be renamed ARI Insurance Company.

Acquisition

13.	On March 17, 2015, ARI and AmTrust entered into a Stock Purchase Agreement (the “Agreement”).

14.	The Insurance Holding Companies Act, Article XIV of the Insurance Companies Law of 1921, Act of May 17, 1921, P.L. 682, as amended, 40 P.S. §§991.1401 et seq. (“Insurance Holding Companies Act”), provides that all mergers or other acquisitions of control of domestic insurers must be filed with the Commissioner for approval or disapproval.

15.	On April 15, 2015, the Department received an application (which together with all material received subsequently is hereinafter collectively referenced as “Acquisition Application”) from AmTrust requesting approval to acquire control of ARI (the “Acquisition”).

16.	The Conversion Application and Acquisition Application are collectively hereinafter referenced as “Application.”

17.	The Application was filed with the Department pursuant to Section 803-A of the Conversion Act and Section 1402 of the Insurance Holding Companies Act.

Department Procedures

Public File

18.	The public file is comprised of all documents filed with the Department by ARI and AmTrust except those for which the Department determined that confidential treatment was appropriate. The public file contains all final reports of ARI’s outside consultants, all final reports of the Department’s outside consultant, correspondence between the Department and ARI and AmTrust, and the transcript of the public informational hearing.

19.	The public file was maintained by the Department at its Harrisburg office and has been available to any interested person for inspection and copying in accordance with rules of the Department.

20.	The public file has also been made available on the Department’s website at: http://www.insurance.pa.gov/Companies/IndustryActivity/CorporateTransactionsofPublicinterest/ARIMutualInsuranceCompanyPlanof ConversionFormA/Pages/default.aspx

Notice and Comments

21.	On May 9, 2015, the Department published notice in the Pennsylvania Bulletin of receipt of the Application. The notice invited interested persons to submit comments to the Department regarding the Conversion and Acquisition for a forty-five (45) day period (“the Comment Period”).

22.	The Department received no comments during the Comment Period.

Public Informational Hearing

23.	Section 803-A(e) of the Conversion Act provides that the Commissioner may order a hearing on whether the terms of a plan of conversion comply with the Conversion Act.

24.	Since the Conversion Act does not require that the Commissioner hold a hearing, the conduct of a hearing is solely at the Commissioner’s discretion.

25.	If the Commissioner decides to conduct a hearing, the Conversion Act does not require that the hearing be an evidentiary, trial-type hearing.

26.	On August 29, 2015, the Department published notice in the Pennsylvania Bulletin that a public informational hearing would be held on October 7, 2015, with regard to the Plan. The notice advised that the public informational hearing would provide an opportunity for policyholders and interested persons to present oral comments relevant to the Plan. In the alternative, the notice stated that written comments could be mailed to the Department or sent via the internet.

27.	On August 21, 2015, ARI mailed a notice of the public informational hearing to its members.

28.	On October 7, 2015, in an exercise of discretion, the Department held a public informational hearing with regard to the Plan as provided in Section 803-A(e) of the Conversion Act.

29.	During the public informational hearing,

a)	the Department described its review process,

b)	ARI discussed the process they went through to arrive at the Plan,

c)	Griffin Financial Group (“Griffin”) discussed the financial services that they provided ARI to include issuance of a fairness opinion,

d)	Feldman Financial Advisors (“Feldman”) explained the pro forma market valuation,

e)	AmTrust discussed the reason for the acquisition and plans for ARI; and

f)	Boenning and Scattergood, Inc. described the financial advisory work provided to the Department and presented a summary of its review of Feldman’s appraisal of the pro forma market value of ARI.

30.	No members of the general public attended the public informational hearing. Additionally, no members of the general public provided written comments in lieu of attending and speaking at the public informational hearing.

31.	The public informational hearing was transcribed by a stenographer. The transcript of the public informational hearing is sixty-three (63) pages long.

32.	At the conclusion of the public informational hearing, the Department announced that the transcript of the hearing would be posted on the Department’s website and that the Department would continue to accept comments for ten (10) days after the transcript was made available on the Department’s website.

33.	On October 19, 2015, the Department posted the hearing transcript on its website.

34.	The Department received no comments after the transcript was posted on the website.

Pro Forma Market Valuation

35.	Section 803-A(b)(1) of the Conversion Act requires that an independent evaluation of the pro forma market value of the mutual company (“Appraisal”) be filed with the Commissioner.

36.	As described in the Conversion Application, ARI retained Feldman to prepare an Appraisal of the pro forma market value of ARI as a subsidiary of AmTrust.

37.	As described in the Conversion Application, Feldman is experienced in the field of corporate appraisals.

38.	The Conversion Application includes the independent evaluation of the pro forma market value of ARI prepared by Feldman entitled “Conversion Valuation Appraisal Report,” dated March 31, 2015.

39.	As described in the Conversion Application, Feldman estimated the pro forma mid-point market value of ARI after conversion to be $28 million and estimated a range of between $23.8 million to $32.2 million.

40.	As described in the Conversion Application, on August 20, 2015, Feldman issued a pro forma appraisal update report (“August Update”).

41.	Section 913-A(d) of the Conversion Act provides that the Commissioner may retain, at the mutual company’s expense, any expert not otherwise a part of the Commissioner’s staff to assist in reviewing the Plan and the independent evaluation of the pro forma market value.

42.	On June 30, 2015, the Department engaged Boenning & Scattergood to assist in the review of the Plan and review of the independent evaluation of the pro forma market value as estimated by Feldman (“Engagement Letter”).

43.	In the Engagement Letter, the Department requested Boenning & Scattergood’s opinion as to whether the allocation of subscription rights was fair and equitable under Section 804-A(a)(3)(ii) and (b) of the Conversion Act.

44.	The Department also requested Boenning & Scattergood’s opinion regarding the reasonableness of the methodologies and assumptions utilized by ARI (or its advisors) in deriving the estimate of the pro forma market value of ARI in light of Section 804-A(d) of the Conversion Act.

45.	Boenning & Scattergood is an investment banking firm that is regularly involved in the valuation of assets, securities and companies in connection with various types of asset and securities transactions, including mergers, acquisitions, private placements, public offerings and valuations for various other purposes, and in the determination of adequate consideration in such transactions. Boenning & Scattergood’s professionals have significant experience in mutual-to-stock conversions.

46.	On September 29, 2015, Boenning & Scattergood issued its report to the Department with regard to the Engagement Letter.

47.	In its report, Boenning & Scattergood issued its opinion that the allocation of subscription rights was fair and equitable under Section 804-A(a)(3)(ii) and (b) of the Conversion Act.

48.	Boenning & Scattergood also opined that the methodologies and assumptions utilized by Feldman in its Conversion Valuation Appraisal Report in deriving the estimate of the pro forma market value of ARI were reasonable in light of Section 804-A(d) of the Conversion Act.

Description of Proposed Conversion and Acquisition

49.	As described in the Conversion Application, the Board of Directors of ARI annually undertakes a strategic review of its operations, business plans, enterprise risk management, and market position.

50.	As described in the Conversion Application, in 2014 ARI engaged Griffin as a financial advisor to assist with this process by performing an independent review of ARI s strategic alternatives.

51.

As described in the Conversion Application, in consultation with Griffin, the Board of Directors of ARI considered a variety of alternatives including the status quo, reinsurance transactions, mergers or affiliations with other mutual insurance companies, and a subscription rights demutualization, either on a standalone basis, with a standby investor, or by means of a sponsored demutualization.

52.	As described in the Conversion Application, the board of directors determined that ARI’s future success and its ability to continue to serve its policyholders and other stakeholders will be enhanced if it expands geographically, augments its capital position to support this growth and, over time, achieves an “A-” or better rating from A.M. Best Company, Inc.

53.	As described in the Conversion Application, ARI concluded that the subscription rights method of demutualization, in a transaction sponsored by AmTrust best suited ARI’s circumstances. ARI considered that a sponsored demutualization with AmTrust would:

a)	provide ARI with access to a significant amount of additional capital;

b)	permit ARI to avail itself of AmTrust’s stable A.M. Best “A” financial strength rating and AmTrust’s larger A.M. Best financial size category;

c)	provide eligible members with an opportunity to acquire AmTrust stock at a discount to market and realize significant value that will be protected by AmTrust for a 60-day period following the effective date;

d)	permit ARI to operate as a wholly-owned subsidiary of AmTrust or one of its operating insurance subsidiaries and serve as a platform for AmTrust’s specialty commercial auto insurance business;

e)	permit ARI to continue to serve its specialty commercial auto insurance customers;

f)	permit ARI to maintain its name, headquarters, culture, values and management team; and

g)	provide ARI employees with opportunities for career advancement.

54.	As specified in the Plan, all members of ARI as of the close of business on March 17, 2015, are considered to be “Eligible Members.” As of March 17, 2015, ARI had 2,546 Eligible Members.

55.	As outlined in the Application:

a)	ARI will convert from a mutual insurance company to the stock form of organization under the Conversion Act and issue all its stock to HoldCo.

b)	AmTrust will acquire the authorized common stock of HoldCo for an amount of cash equal to at least $23.8 million, the minimum of the valuation range established by the statutorily required and independently determined appraised value.

c)	AmTrust will fund the purchase of HoldCo common stock from the proceeds of an offering of AmTrust common stock to ARI Eligible Members and non-employee directors, plus to the extent necessary, AmTrust cash.

d)	ARI’s Eligible Members will receive the right to acquire between $23.8 million and $32.2 million of AmTrust common stock at a discount to its volume weighted average trading price for the 10 calendar day period ending on the business day prior to the date of the special meeting of ARI voting members to be held to consider and vote on the Plan (“Special Meeting”) and can receive an aggregate discount value of up to $3.75 million.

e)	To the extent subscriptions do not result in subscribers realizing $3.75 million in aggregate discount value, the difference between $3.75 million and the aggregate discount value actually realized by subscribers will be contributed to an incentive compensation pool for all ARI employees in lieu of the formation of, and the issuance of AmTrust common stock to, an employee stock ownership plan.

f)	As a result of the foregoing, ARI will become an indirect subsidiary of AmTrust.

56.	On March 17, 2015, Griffin issued an opinion that the transaction as outlined above was fair, from a financial point of view, to ARI.

57.	As specified in the Application, the conversion, the issuance by ARI of its shares to HoldCo, and the issuance of shares of HoldCo to AmTrust in exchange for the aggregate subscription amount and the cash contribution fund are intended to happen simultaneously.

58.	As specified in the Plan, ARI shall send notice of a policyholders’ meeting to vote upon the Conversion to the Eligible Members upon receiving an approving determination by the Commissioner in the instant proceeding.

59.	As specified in the Plan, upon receiving the affirmative vote of at least two-thirds of the votes cast by the Eligible Members, ARI may convert to the stock form by completing the required filings with the Secretary of State.

60.	As specified in the Plan, the effective date of the Conversion (“Effective Date”) will be the date that the amended and restated articles of incorporation are filed with the Secretary of State.

61.	As described in the Application, on the Effective Date, Leah Karfunkel, George Karfunkel and Barry Zyskind would be the ultimate controlling persons of ARI.

Department’s Approval of the Conversion — Conversion Act

62.	Section 807-A of the Conversion Act provides that a domestic mutual insurer may adopt an alternative Plan if the Commissioner finds that the plan does not prejudice the interests of the policyholders, is fair and equitable, and is not inconsistent with the purpose and intent of the Conversion Act.

Plan Provisions

63.	Pursuant to 804-A of the Conversion Act, the Plan is required to contain the following:

a)	a description of the reasons for the proposed conversion;

b)	a description of the effect of the proposed conversion on existing policies, satisfying the specific requirements of Section 804-A(a)(2) of the Conversion Act;

c)	a description of the subscription rights to be offered to eligible members, satisfying the specific requirements of Section 804-A(a)(3) of the Conversion Act;

d)	a fair and equitable means for allocating shares of capital stock to eligible members in the event of an oversubscription;

e)	a provision that any shares of capital stock not subscribed to by eligible members shall be sold in a public offering through an underwriter, subject to certain permissible exceptions set forth in Section 804-A(c) of the Conversion Act;

f)	the total price of the capital stock equal to the estimated pro forma market value of the converted stock company based upon an independent evaluation by a qualified expert;

g)	the purchase price for shares of capital stock equal to a reasonable amount, not to exceed a $500 minimum subscription amount;

h)	a provision limiting the number of shares of capital stock in the converted company or any company participating in the conversion that may be acquired by any person or group of persons acting in concert in the subscription rights offering or the public offering to five percent (5%) of the total number of shares, except by an entity that is to purchase one hundred percent (100%) of the capital stock of the converted company as part of the conversion plan approved by the Commissioner;

i)

a provision prohibiting the acquisition of shares of capital stock in the converted company or any company participating in the conversion by the mutual company’s directors and officers for a three year period after the effective date of the conversion plan, except through a broker-dealer or by permission of the Commissioner, subject to certain permissible exceptions specified in Section 804-A(g) of the Conversion Act;

j)	a provision specifying that no officer or director may sell stock purchased pursuant to Sections 804-A(h) or 806-A(a) of the Conversion Act within one year after the effective date of the conversion;

k)	a provision specifying that the rights of surplus note holders to participate in the conversion shall be governed by the terms of the surplus note; and

l)	a provision specifying that the converted company or any corporation participating in the conversion shall not repurchase any of its capital stock for a three year period, subject to certain permissible exceptions specified in Section 804-A(j) of the Conversion Act.

64.	The Plan contains the provisions required by Section 804-A of the Conversion Act.

Member Interests

65.	When analyzing an alternative plan of conversion, the Department reviews the plan to make certain that it will not prejudice the interests of the members.

66.	As a condition to the effectiveness of the Conversion, the Plan must be approved by 2/3 of the Eligible Members voting at the Special Meeting.

67.	Eligible Members will be entitled to cast their votes, either in person or by proxy, at the Special Meeting of Eligible Members.

68.	For purposes of voting on the Plan, ARI will mail a notice of the Special Meeting, a proxy statement/prospectus and proxy form to each Eligible Member. A stock order form will be included with the mailing.

69.	ARI advised the Department that on April 24, 2015, it mailed to Eligible Members notice by first class mail advising them of the filing of the Conversion Application with the Department. The notice also advised Eligible Members of their ability to provide comments on the Plan to the Commissioner and/or ARI.

70.	As specified in the Plan, each policy in force on the Effective Date will continue in force as a policy of ARI with all policy and contract rights under such policies remaining as they existed on the Effective Date, except that the following rights, to the extent such rights existed in the policies, will be extinguished on the Effective Date:

a)	any voting rights of the policyholders provided under the policies;

b)	any right to share in the surplus of ARI; and

c)	any assessment provisions provided for under the policies.

Subscription Rights

71.	When analyzing an alternative plan of conversion providing for a subscription rights offering, the Department reviews the subscription rights offering to make certain that the plan’s method of allocating subscription rights is fair and equitable.

72.	As noted in Finding of Fact 42, above, the Department engaged Boenning & Scattergood to provide an opinion as to whether the allocation of subscription rights was fair and equitable under Section 804-A(a)(3)(ii) and (b) of the Conversion Act.

73.	As noted in Findings of Fact 46 and 47, above, Boenning & Scattergood issued to the Department an opinion that the allocation of subscription rights was fair and equitable under Section 804-A(a)(3)(ii) and (b) of the Conversion Act.

74.	Based on the information received and analyses conducted, the Commissioner finds that the Plan contains the provisions required by the Conversion Act, does not prejudice the interests of the members, is fair and equitable, and is not inconsistent with the purpose and intent of the Conversion Act,

Department’s Approval of the Acquisition — Insurance Bolding Companies Act

75.	Section 1402(f)(1) of the Insurance Holding Companies Act establishes the standards for approval of an application for a change in control of a domestic insurer.

76.	An application for a change in control must be approved unless the Department finds any one of certain enumerated conditions to be present.

Licensing Requirements

77.	When analyzing an application for change in control under Section 1402 of the Insurance Holding Companies Act, the Commissioner reviews the requirements for continued licensure of the domestic insurer being acquired.

78.	The lines of insurance for which an insurance company may be incorporated and become licensed are set out in Section 202 of the Insurance Company Law (40 P.S. §382).

79.	The minimum paid up capital stock and paid in surplus of a stock insurer for each line of insurance is set out in Section 206 of the Insurance Company Law (40 P.S. §386).

80.	Upon Conversion, ARI will be required to maintain a minimum paid up capital stock of $2,350,000 and a minimum paid in surplus of $1,175,000 to write the lines of insurance for which ARI is presently licensed.

81.	As specified in the Application, ARI will be initially capitalized with $2,350,000 of paid up capital stock and $1,175,000 of paid in surplus.

82.	On the Effective Date of the Conversion, ARI would have the statutory minimum capitalization to satisfy the requirements to write the lines of insurance for which it is presently licensed.

83.	ARI has represented to the Department that on the Effective Date, ARI will have the capitalization to satisfy the minimum capitalization requirements of all states in which ARI is currently licensed.

Competitive Impact

84.	The acquisition of control of a Pennsylvania domiciled insurer is subject to review and analysis under Section 1403 of the Insurance Holding Companies Act to determine whether the effect of the acquisition of control of ARI would be to substantially lessen competition in this Commonwealth or tend to create a monopoly therein.

85.	The acquisition of control of ARI will not lessen competition or tend to create a monopoly in the Commonwealth because the market shares of those insurance company subsidiaries of AmTrust licensed to transact the business of insurance in Pennsylvania and the market share of ARI and its insurance company subsidiary, as stated in its Application, do not exceed the market share levels established in Section 1403 of the Insurance Holding Companies Act.

Financial Condition of Applicants

86.	When analyzing an application for an acquisition of control under Section 1402 of the Insurance Holding Companies Act, the Department reviews the financial condition of the acquiring person(s).

87.	The Department reviewed pro forma financial statements submitted for HoldCo.

88.	The Department reviewed the financial statements submitted for AmTrust and the Ultimate Controlling Persons.

89.	The financial condition of HoldCo, AmTrust and the Ultimate Controlling Persons would not pose any impediment to the change in control of ARI or jeopardize the financial condition of ARI.

Plans for the Acquired Insurer

90.	When analyzing an application for an acquisition of control under Section 1402 of the Insurance Holding Companies Act, the Department reviews the plans or proposals which the acquiring party has for the insurer.

91.	In particular, the Department reviewed the plans or proposals which the acquiring party has to liquidate the insurer, sell its assets or consolidate or merge it with any person, or to make any other material change in its business or corporate structure or management, to determine whether it is:

a)	Unfair or unreasonable;

b)	Fails to confer a benefit upon policyholders; or

c)	Not in the public interest.

92.	As stated in the Application, with the exception noted in Findings of Fact 96 and 97 below, there are no plans or proposals to declare an extraordinary dividend, affect or cause the liquidation or merger of ARI, to sell its assets to or make or cause any other major change in ARI’s business operations or corporate structure or management.

93.	As stated in the Application, AmTrust has committed to maintain the headquarters office of ARI in Newtown, Pennsylvania for a period of not less than five (5) years after the Effective Date.

94.	There is no basis in the record from which it may be concluded that the proposed transaction is unfair or unreasonable or fails to confer a benefit upon policyholders or is not in the public interest.

Management

95.	When analyzing an application for an acquisition of control under Section 1402 of the Insurance Holding Companies Act, the Department reviews the competence, experience and integrity of the persons who will control the operations of the acquired insurer.

96.	As stated in the Application, the key management of ARI will remain the same with the exception of the Vice President and Secretary.

97.	As stated in the Application, upon conversion, six (6) of the seven (7) board members of ARI will be replaced by representatives of AmTrust.

98.	As stated in the Application, the board of directors of HoldCo will consist entirely of representatives of AmTrust.

99.	As stated in the Application, immediately prior to the Effective Date, HoldCo shall form an advisory board consisting of three (3) members of the board of directors of ARI. The advisory board shall have the right, power and authority to enforce certain covenants related to, for example, employment matters, contained in the Agreement. The advisory board shall have a term of five (5) years commencing on the Effective Date.

100.	Biographical affidavits for all proposed directors and executive officers of ARI were reviewed by the Department.

101.	Biographical affidavits for all directors and executive officers of AmTrust and HoldCo were reviewed by the Department.

102.	Biographical affidavits for the Ultimate Controlling Persons were reviewed by the Department.

103.	The Department is satisfied that the persons who would control the operations of ARI have such competence, experience and integrity that the interests of policyholders and the public would not be jeopardized.

Hazardous or Prejudicial to Insurance Buying Public

104.	When analyzing an application for an acquisition of control involving a domestic insurer under Section 1402 of the Insurance Holding Companies Act, the Department evaluates whether the merger, consolidation or other acquisition of control is likely to be hazardous or prejudicial to the insurance buying public.

105.	There is no indication that the projected future business of the applicants would impose a financial burden upon policyholders.

106.	Likewise, there is no indication that the transaction would result in ARI being in impaired financial condition.

107.	Nor is there a threat regarding the ability of policyholders to enforce their insurance contracts.

108.	There is insufficient evidence in the record from which it may be concluded that the acquisition will likely be hazardous or prejudicial to the insurance buying public.

Compliance with the Pennsylvania Laws

109.	When analyzing an application for an acquisition of control involving a domestic insurer under Section 1402 of the Insurance Holding Companies Act, the Department reviews the transaction to determine whether the merger, consolidation or other acquisition of control is not in compliance with the laws of this Commonwealth, including Article VIII-A.

110.	The Department has evaluated the transaction as set forth by the Application as to whether it is in compliance with the laws of Pennsylvania.

111.	If any of the above Findings of Fact are determined to be Conclusions of Law, they shall be incorporated in the Conclusions of Law as if fully set forth therein.

CONCLUSIONS OF LAW

1.	The Conversion Act provides the Commissioner jurisdiction to review and approve or disapprove ARI’s Plan as described in the Conversion Application.

2.	Section 803-A(e) of the Conversion Act provides that the Commissioner may conduct a hearing in review of a proposed plan of conversion but does not require that the commissioner conduct a hearing.

3.	The Commissioner has the discretion to choose whether or not to conduct a hearing.

4.	If a hearing is held, the Conversion Act does not require the hearing to be conducted under the Administrative Agency Law, 2 Pa. C.S. §§501-555, utilizing the General Rules of Administrative Practices and Procedure, 1 Pa. Code, Chapters 31, 33, and 35.

5.	A public informational type of hearing is appropriate under the Conversion Act in the Commissioner’s review of a proposed plan of conversion.

6.	The public informational hearing held on October 7, 2015, was a proper exercise of the Commissioner’s discretion under Section 803-A of the Conversion Act.

7.	Section 803-A of the Conversion Act requires that the proposed Plan, and any amendments thereto, must be approved by not less than a two-thirds majority of the board of directors of the mutual company before it is filed with the Commissioner.

8.	ARI’s Plan was adopted by the requisite number of directors.

9.	Section 803-A of the Conversion Act requires that a mutual insurance company proposing to convert to a stock form must file a proposed plan of conversion, and any amendments thereto, with the Commissioner for approval or disapproval.

10.	ARI’s filing of its Plan was in accordance with the requirements of the Conversion Act.

11.	In accordance with Section 807-A of the Conversion Act, the Commissioner shall approve an alternative plan of conversion if the Commissioner finds each of the following:

a)	the plan does not prejudice the interests of the members;

b)	the plan is fair and equitable; and

c)	the plan is not inconsistent with the purpose and intent of the Conversion Act.

12.	In accordance with Section 807-A of the Conversion Act, the Commissioner concludes that the Conversion would not prejudice the interests of the members.

13.	In accordance with Section 807-A of the Conversion Act, the Commissioner concludes that the provisions of the Plan are fair and equitable.

14.	In accordance with Section 807-A of the Conversion Act, the Commissioner concludes that the Application is not inconsistent with the purpose and intent of the Conversion Act.

15.	The Insurance Holding Companies Act grants the Commissioner jurisdiction to review and approve the Acquisition.

16.	Under Section 1402 of the Insurance Holding Companies Act, the Department must approve an application for a change in control unless the Department has found that:

a)	The insurer will not be able to satisfy the requirements for the issuance of a license to operate the line or lines of business for which they are presently licensed;

b)	The change in control will substantially lessen competition in insurance in this Commonwealth or tend to create a monopoly therein;

c)	The financial condition of the acquiring company is such as might jeopardize the financial stability of the insurer or prejudice the interests of its policyholders;

d)	Any plans to liquidate the insurer, sell its assets or consolidate or merge it with any person, or to make material changes in its business or corporate structure or management are unfair and unreasonable and fail to confer benefit on policyholders of the insurer and not in the public interest;

e)	The competence, experience and integrity of those persons who would control the operation of the insurer are such that it would not be in the interest of policyholders and the general public to permit the acquisition of control;

f)	The acquisition is likely to be hazardous or prejudicial to the insurance buying public; or,

g)	The acquisition of control is not in compliance with the laws of this Commonwealth, including Article VIII-A, Insurance Company Mutual-to-Stock Conversion Act.

17.	Under Section 1402 of the Insurance Holding Companies Act, the Commissioner has not found that any of the above conditions are present with respect to the change in control of ARI.

18.	The Commissioner concludes that the Application satisfies the requirements of the Conversion Act and the Insurance Holding Companies Act.

19.	If any of the above Conclusions of Law are determined to be Findings of Fact, they shall be incorporated in the Findings of Fact as if fully set forth therein.

BEFORE THE INSURANCE COMMISSIONER

OF THE

COMMONWEALTH OF PENNSYLVANIA

In Re:

Application of ARI Mutual Insurance

Company Requesting Approval of a Series of

Transactions Allowing for the Conversion of

ARI Mutual Insurance Company to a Stock

Insurance Company, the Immediate

Acquisition of Control of the Converted

Company, to be Renamed ARI Insurance

Company, by ARI Holdco and the

Acquisition of Control of ARI Holdco by

AmTrust Financial Services, Inc.

: : : : : : : : : : : :

Pursuant to the Insurance Company Mutual-

to-Stock Conversion Act, Article VIII-A of

the Insurance Company Law of 1921, Act of

May 17, 1921, P.L. 682, as amended, added

1995, Dec. 21, P.L. 714, 40 P.S. §§911-A et

seq., as amended; Sections 1401, 1402, and

1403 of the Insurance Holding Companies

Act, Article XIV of the Insurance Company

Law of 1921, Act of May 17, 1921, P.L. 682,

as amended, 40 P.S. §§991.1401-1403.

Order No. ID-RC-15-18

ORDER

Upon consideration of the foregoing, Teresa D. Miller, Insurance Commissioner of the Commonwealth of Pennsylvania (“Commissioner”), hereby makes the following Order:

1.	The Application of ARI Mutual Insurance Company (before and after conversion “ARI”) requesting approval of a series of transactions allowing for the conversion of ARI to a stock insurance company, the immediate acquisition of control of the converted company by ARI HoldCo (“HoldCo”) and the acquisition of control of HoldCo by AmTrust Financial Services, Inc. is hereby approved, subject to this Order and the following conditions:

a)	ARI shall, within one hundred twenty (120) days of the date of this Order, send to each member whose policy was in force as of March 17, 2015 (“Eligible Member”) the notice of the members’ meeting (“Special Meeting”) to vote on the Plan of Conversion (“Plan”); the notice shall be in the form contained in the conversion application and shall include the proxy statement/prospectus, any amendments or supplements thereto; and any other notice materials (“Notice Materials”).

b)	ARI shall provide to the Insurance Department (“Department”) for review and comment prior to mailing the Notice Materials ARI proposes to send to each Eligible Member advising of the Special Meeting.

c)	ARI shall include a full copy of the Plan, as approved by the Commissioner, the full Decision and Order, and the notice of the Special Meeting sent to each Eligible Member, with the Notice Materials.

d)	ARI shall not distribute the Notice Materials to any Eligible Members until the Department has notified ARI in writing that it has no further comments on said materials, including any changes or additions to the Notice Materials that are made after the date hereof.

e)	ARI shall submit for the Department’s prior written approval any changes or additions to the Plan or the exhibits thereto that are made subsequent to the date of this Order.

f)	ARI shall mail the notice of Special Meeting by United States Post Office Priority Mail or first class mail, or the equivalent thereof, postage prepaid, to the last known address of each Eligible Member, at least thirty (30) days before the date of the Special Meeting.

g)	Within two (2) business days after the first mailing of the notice of Special Meeting, ARI shall file a full copy of the Notice Materials, exactly as mailed to the Eligible Members, with the Department.

h)	In order to effectuate the conversion, the Plan of ARI must be approved by the affirmative vote of two-thirds (2/3) of the Eligible Members who cast votes in person or by proxy at the Special Meeting, as required by Section 803-A of the Insurance Company Mutual-to-Stock Conversion Act (“Conversion Act”).

i)	Within two (2) business days after the conclusion of the Special Meeting, ARI shall provide written notice to the Department of the results of the votes cast at the Special Meeting.

j)	Within thirty (30) days of the Special Meeting, ARI shall file with the Department the minutes of the Special Meeting and the amended and restated articles of incorporation and bylaws which were adopted by the Eligible Members of ARI.

k)	In order to effectuate the conversion, the Eligible Members must have approved the Plan and adopted the amended and restated articles of incorporation, and ARI must have filed the amended and restated articles of incorporation as adopted with the Secretary of the Commonwealth, as required by Section 808-A of the Conversion Act.

l)	ARI shall file a copy of the amended and restated articles of incorporation, as filed with and stamped as received by the Secretary of the Commonwealth, with the Insurance Department within ten (10) days of receipt from the Secretary of the Commonwealth.

m)	Following approval by the Eligible Members in accordance with the Conversion Act, ARI shall effectuate the conversion as contemplated in the Plan no later than one hundred eighty (180) days following the date of this Order.

n)	No policy of ARI in force at the time of conversion shall be terminated by reason of the conversion. Additionally, the conversion shall not change, reduce or impair in any way the insurance obligations of ARI under any insurance policy issued or contract entered into by ARI.

o)	Within five (5) days of the effective date of the conversion, ARI shall provide to the Department a copy of all final executed documents relative to the conversion.

p)	ARI shall, within sixty (60) days of the effective date of conversion, send a notice to its producers, in a form acceptable to the Department, giving notice of the conversion.

q)	ARI and AmTrust shall provide a list of closing documents within five (5) days after consummation of the subject transactions and shall maintain the listed documents and make them available to the Department for a period of not less than five (5) years from the date of consummation.

r)	For three (3) years following the effective date of the conversion, ARI shall be prohibited from declaring or paying any dividends, returns of capital or any other types of distributions to HoldCo, without the prior approval of the Commissioner, unless said distribution has been approved by the Department as a transaction between affiliates filed under the Insurance Holding Companies Act, Article XIV of the Insurance Company Law of 1921, Act of May 17, 1921, P.L. 682, as amended, 40 P.S. §§991.1401 et seq.

s)	For three (3) years following the effective date of the conversion, HoldCo shall be prohibited from declaring or paying any dividends, returns of capital or any other types of distributions to AmTrust, without the prior approval of the Commissioner.

t)	For a period of six (6) months after the effective date of the conversion, ARI shall not take affirmative action to reduce the number of employees of ARI principally located in Pennsylvania, without application to and the prior written approval of the Department.

u)

For a period of two (2) years after the effective date of conversion, ARI shall provide written notice to the Department of any planned or proposed reductions in staff that would affect more than ten percent (10%) of the employees of ARI principally located in Pennsylvania as of, or within six (6) months prior to, the effective date of the conversion. For purposes of this condition, as of any date, the ten percent (10%)

threshold shall be determined based upon a rolling twelve (12) month period. Such notice, which shall specify the reasons for the reduction in force and include information regarding planned or proposed severance pay and relocation opportunity arrangements, shall be filed with the Department as least ninety (90) days prior to any such planned or proposed reductions.

v)	For a period of five (5) years after the effective date of the conversion, ARI shall not close or cease actively doing business from:

i)	The corporate office of ARI, located in Newtown, Pennsylvania; or

ii)	Any other office located in Pennsylvania,

in each case without application to and the prior written approval of the Department

w)	For three (3) years following the effective date of the conversion, ARI shall not voluntarily withdraw its certificate of authority to engage in the business of insurance in the Commonwealth of Pennsylvania.

x)	For three (3) years following the effective date of the conversion, ARI shall not attempt to or actually redomesticate to another jurisdiction.

y)	ARI, HoldCo and AmTrust shall notify the Department within two (2) business days after the receipt of any written notice of any legal or administrative proceeding challenging or in any way relating to the conversion.

2.	The request from ARI to change its name upon conversion from the mutual to stock form to “ARI Insurance Company” is hereby approved, subject to any requirements of other regulatory authorities, appropriate notice being given promptly to all relevant policyholders, certificate holders, producers and other interested persons, and the filing of the amended and restated articles of incorporation with the Secretary of the Commonwealth.

This Order is effective immediately.

/s/ Teresa D. Miller
Teresa D. Miller InsuranceCommissioner Commonwealthof Pennsylvania

PART II INFORMATION

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

Amended and Restated Certificate of Incorporation

Article XI of AmTrust’s Amended and Restated Certificate of Incorporation provides that a director will not be personally liable to AmTrust or AmTrust’s stockholders for monetary damages for breach of fiduciary duty as a director, except that a director may be liable to the extent provided by applicable law (1) for any breach of the director’s duty of loyalty to AmTrust or AmTrust’s stockholders, (2) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law, (3) under Section 174 of the Delaware General Corporate Law (“DGCL”) for unlawful payment of dividends or improper redemption of stock or (4) for any transaction from which the director derived an improper personal benefit.

The DGCL

Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorney’s fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which the action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case the person is fairly and reasonably entitled to indemnity for the expenses which the court shall deem proper.

Section 145 of the DGCL further provides that, to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, the person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith; that indemnification provided for by Section 145 of the DGCL shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; the right to indemnification and advancement of expenses arising under a provision of the certificate of incorporation or bylaws shall not be eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or commission explicitly authorizes such elimination or impairment after such act or omission has occurred; and that the scope of indemnification extends to directors, officers, employees or agents of a constituent corporation absorbed in a consolidation or merger and persons serving in that capacity at the request of the constituent corporation for another. Section 145 of the

DGCL also empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against or incurred by the person in any such capacity or arising out of the person’s status as such, whether or not the corporation would have the power to indemnify the person against such liabilities under Section 145 of the DGCL, including liabilities under the Securities Act.

Insurance

AmTrust has obtained directors’ and officers’ insurance to cover AmTrust’s directors, officers and some of AmTrust’s employees for certain liabilities incurred in their capacities as such.

Indemnification Agreements

AmTrust has entered into written indemnification agreements with its directors and executive officers (a form of which is filed as Exhibit 10.12 to AmTrust’s registration statement on Form S-1 (No. 333-134960) filed on June 12, 2006). Under these agreements, if an officer or director makes a claim of indemnification to AmTrust, either a majority of the independent directors or independent legal counsel selected by the independent directors must review the relevant facts and make a determination whether the director or officer has met the standards of conduct under Delaware law that would permit (under Delaware law) and require (under the indemnification agreement) AmTrust to indemnify the director or officer.

The foregoing represents a summary of the general effect of AmTrust’s Amended and Restated Certificate of Incorporation, the DGCL, AmTrust’s insurance coverage and the indemnification agreements for purposes of general description only.

Item 21. Exhibits and Financial Statement Schedules.

The exhibits listed in the Exhibit List following the signature page hereof are filed herewith.

Item 22. Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the Offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the Offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the Offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the Offering made by the undersigned Registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) (1)	The undersigned registrant hereby undertakes as follows: That before any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(2)

The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities

Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the Offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(e)	The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(f)	The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1993, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on December 7, 2015.

AMTRUST FINANCIAL SERVICES, INC.

By:	/s/ Barry D. Zyskind
Barry D. Zyskind
Chief Executive Officer, President and Director
(Principal Executive Officer)

By:	/s/ Ronald E. Pipoly, Jr.
Ronald E. Pipoly, Jr.
Chief Financial Officer
(Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Barry D. Zyskind Barry D. Zyskind	Chief Executive Officer, President and Director (Principal Executive Officer)	December 7, 2015

/s/ Ronald E. Pipoly, Jr. Ronald E. Pipoly, Jr.	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	December 7, 2015

/s/ Michael Karfunkel* Michael Karfunkel	Chairman of the Board of Directors	December 7, 2015

/s/ Donald T. DeCarlo* Donald T. DeCarlo	Director	December 7, 2015

/s/ Susan C. Fisch* Susan C. Fisch	Director	December 7, 2015

/s/ Abraham Gulkowitz* Abraham Gulkowitz	Director	December 7, 2015

/s/ George Karfunkel* George Karfunkel	Director	December 7, 2015

/s/ Jay J. Miller* Jay J. Miller	Director	December 7, 2015

*By:	/s/ Stephen B. Ungar Stephen B. Ungar, attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description of Document

2.1	Stock Purchase Agreement, dated as of March 17, 2015, by and between ARI Mutual Insurance Company and AmTrust Financial Services, Inc. (incorporated by reference to Appendix C of the proxy statement/prospectus filed as a part of this Registration Statement on Form S-4. Exhibit A to the Stock Purchase Agreement, the Plan of Conversion, is incorporated by reference to Appendix A to the proxy statement/prospectus).

2.2	Amendment No. 1 to Stock Purchase Agreement, dated as of November 25, 2015, by and between AmTrust Financial Services, Inc. and ARI Mutual Insurance Company (incorporated by reference to Appendix D of the proxy statement/prospectus filed as part of this Registration Statement on Form S-4).

4.1	Form of Common Stock Certificate of AmTrust (incorporated by reference to Exhibit 4.1 to AmTrust’s Registration Statement on Form S-1 (No. 333-134960) filed on June 12, 2006).

5.1	Opinion of Counsel.**

23.1	Consent of BDO USA, LLP, Independent Registered Public Accounting Firm.*

23.2	Consent of Counsel (included in Exhibit 5.1).

24.1	Powers of Attorney.**

99.1	Pro Forma Valuation Appraisal Report of ARI Mutual Insurance Company as of March 31, 2015.**

99.2	Form of AmTrust Stock Order Form.**

99.3	Consent of Feldman Financial Advisors, Inc.*

99.4	Consent of Griffin Financial Group, LLC**

99.5	Conversion Valuation Appraisal Update of ARI Mutual Insurance Company as of August 20, 2015.*

*	Filed herewith.
**	Previously filed with the registrant’s Registration Statement on Form S-4 (No. 333-204341), which was filed with the Securities and Exchange Commission on May 20, 2015.